Exhibit 96.2

TECHNICAL REPORT SUMMARY ON THE MATERIAL ASSETS OF THE

MARIKANA OPERATIONS

Situated near Brits, North West, South Africa

31 December 2021



Prepared by:

Qualified Persons from Sibanye-Stillwater, PGM Operations

COMMITMENT ACCOUNTABILITY RESPECT ENABLING SAFETY

we are one Sibanye Stillwater

Important Notices

Mineral Resources and Mineral Reserves are declared as attributable to Sibanye-Stillwater Ltd (registrant). Sibanye-Stillwater operates the Marikana Operations and as such, may accrue benefits in addition to the income from the attributable portions of the Mineral Reserves. For transparency and because it is not possible to accurately separate the non-attributable interests in these models, the Life-of-Mine plan and financial analyses are given for the full Mineral Reserve.

Wherever mention is made of "Marikana Operations", for the purposes of this Technical Report Summary, it encompasses mining activities under Western Platinum Proprietary Limited, Eastern Platinum Limited and the Pandora JV (Sibanye-Stillwater) in the North West Province, South Africa unless specifically mentioned differently. Marikana Operations also Include the Precious Metals Refining facilities in Brakpan, Gauteng Province.

In this document, a point is used as the decimal marker and the comma is used for the thousands separator (for numbers larger than 999) in the text. In other words, 10,148.32 denotes ten thousand one hundred and forty-eight point three two.

The word 'tonnes' denotes a metric tonne (1,000 kg). The abbreviation "lb" denotes the weight in pounds in the sense understood in the USA.

The Platinum, Palladium, Rhodium and Gold (**4E**) prices are quoted in US dollars per troy ounce (USD/oz.) or South African Rand per kilogram (ZAR/kg).

6E denotes a basket of PGM's Platinum, Palladium, Rhodium, Gold, Iridium and Ruthenium.

Chrome refers to Chromium Oxide Cr_2O_3.

- The **paylimit** (cm.g/t or g/t) of an operation is described as the average value or grade for that operation at which all direct and indirect costs are covered, i.e. the value at which it is estimated that ore can be mined without profit or loss.

- The **cut-off** grade (cm.g/t or g/t) of an operation is described as the minimum value or grade at which an area can mine to maintain an average value in line with the paylimit. The cut-off is unique to the orebody being mined and is dependent on maintaining a mining mix that follows the orebody's value distribution.

Trademarks. Certain software and methodologies may be proprietary. Where proprietary names are mentioned TM or © are omitted for readability.

This report contains statements of a forward-looking nature which are subject to some known and unknown risks, uncertainties and other factors that may cause the results to differ materially from those anticipated in this report.

Date and Signature Page

Qualified Persons	Position	Signature	Signature Date
Andrew Brown	Vice President: Mine Technical Services	/s/ Andrew Brown	14 April 2022
Manie Keyser	Senior Manager Mine Planning and Resource Management	/s/ Manie Keyser	14 April 2022
Nicole Wansbury	Unit Manager Geology Mineral Resources	Nicole Wansbury	14 April 2022
Brian Smith	Unit Manager Survey	/s/ Brian Smith	14 April 2022
Stephan Botes	Unit Manager – Surface and Mineral Rights	/s/ Stephan Botes	14 April 2022
Mandy Jubileus	Environmental Manager	/s/ Mandy Jubileus	14 April 2022
Dewald Cloete	SVP Processing	/s/ Dewald Cloete	14 April 2022
Makunga Daudet Seke	Manager PGMs Sales and Metallurgical Accounting	/s/ Makunga Daudet Seke	14 April 2022
Roderick Mugovhani	SVP Finance	/s/ Roderick Mugovhani	14 April 2022

Table of Contents

1 EXECUTIVE SUMMARY **VI**

1.1 INTRODUCTION VI
1.2 PROPERTY DESCRIPTION, MINERAL RIGHTS AND OWNERSHIP VI
1.3 GEOLOGY AND MINERALISATION VII
1.4 EXPLORATION STATUS, DEVELOPMENT, OPERATIONS AND MINERAL RESOURCE ESTIMATES VII
1.5 MINING METHODS, ORE PROCESSING, INFRASTRUCTURE AND MINERAL RESERVES 12
1.6 CAPITAL AND OPERATING COST ESTIMATES AND ECONOMIC ANALYSIS 15
1.7 PERMITTING REQUIREMENTS 16
1.8 CONCLUSIONS AND RECOMMENDATIONS 16

2 INTRODUCTION **18**

2.1 REGISTRANT 18
2.2 COMPLIANCE 19
2.3 TERMS OF REFERENCE AND PURPOSE OF THE TECHNICAL REPORT 19
2.4 SOURCES OF INFORMATION 22
2.5 SITE INSPECTION BY QUALIFIED PERSONS 22
2.6 UNITS, CURRENCIES AND SURVEY COORDINATE SYSTEM 22
2.7 RELIANCE ON INFORMATION PROVIDED BY OTHER EXPERTS 24

3 PROPERTY DESCRIPTION **25**

3.1 LOCATION AND OPERATIONS OVERVIEW 25
3.2 MINERAL TITLE 28
3.3 ROYALTIES 38
3.4 LEGAL PROCEEDINGS AND SIGNIFICANT ENCUMBRANCES TO THE PROPERTY 38

4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY **38**

4.1 TOPOGRAPHY, ELEVATION AND VEGETATION 38
4.2 ACCESS, TOWNS AND REGIONAL INFRASTRUCTURE 38
4.3 CLIMATE 39
4.4 INFRASTRUCTURE AND BULK SERVICE SUPPLIES 39
4.5 PERSONNEL SOURCES 39

5 HISTORY **41**

5.1 OWNERSHIP HISTORY 41
5.2 PREVIOUS EXPLORATION AND MINE DEVELOPMENT 42
5.2.1 Previous Exploration 42
5.2.2 Previous Development 45

6 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT **46**

6.1 REGIONAL GEOLOGY 46
6.2 DEPOSIT TYPES 49
6.2.1 Formation of Deposit 49
6.2.2 Stillwater Complex 50

4

5 6.2.3 Norilsk Province 50 6.2.4 Sudbury Complex 50 6.2.5 The Great Dyke 51 6.2.6 The Bushveld Complex 51 6.3 LOCAL AND PROPERTY GEOLOGY 52 6.3.1 Stratigraphy 52 6.3.2 The Ore Bodies 54 6.3.3 Structure 58 6.3.4 Mineralogy 63 7 EXPLORATION 64 7.1 EXPLORATION DATA 64 7.2 GEOPHYSICAL SURVEYS 64 7.3 TOPOGRAPHIC SURVEYS 65 7.4 EXPLORATION AND MINERAL RESOURCE EVALUATION DRILLING 65 7.4.1 Overview 65 7.4.2 Planned Evaluation Drilling for 2021 66 7.4.3 Drilling Methods 69 7.4.4 Core Logging and Reef Delineation 76 7.5 SURVEY DATA 78 7.6 DENSITY DETERMINATION 79 7.6.1 Underground Drillholes and Channel Samples 79 7.6.2 Surface drillholes 80 7.6.3 Tailings Facility 80 7.7 UNDERGROUND MAPPING 81 7.8 HYDROLOGICAL DRILLING AND TESTWORK 81 7.9 GEOTECHNICAL DATA, TESTING AND ANALYSIS 81 7.9.1 Data Collection 81 7.9.2 Testing Methods 82 7.9.3 Geotechnical Rockmass Characterisation 83 7.9.4 Geotechnical Results and Interpretation 84 8 SAMPLE PREPARATION, ANALYSES AND SECURITY 86 8.1 SAMPLING GOVERNANCE AND QUALITY ASSURANCE 86 8.2 REEF SAMPLING – SURFACE 87 8.3 REEF SAMPLING – UNDERGROUND 88 8.3.1 Core Samples 88 8.3.2 Channel Sampling 88 8.4 SAMPLE PREPARATION AND ANALYSIS 89 8.4.1 Laboratory 89 8.4.2 Sample Preparation and Analysis 89 8.4.3 QP Opinion 90 8.5 ANALYTICAL QUALITY CONTROL 90 8.5.1 Nature and Extent of the Quality Control Procedures 90 8.5.2 Quality Control Results 91 6 8.5.3 QP Opinion 92 9 DATA VERIFICATION 92 9.1 DATA STORAGE AND DATABASE MANAGEMENT 92 9.2 DATABASE VERIFICATION 93 9.2.1 Mapping 93 9.2.2 Drillholes 93 9.2.3 Channel Sampling 93 9.3 QP OPINION 94 10 MINERAL PROCESSING AND METALLURGICAL TESTWORK 94 11 MINERAL RESOURCE ESTIMATES 95 11.1 ESTIMATION DOMAINS 95 11.1.1 Compositing 95 11.1.2 Estimation Domains 97 11.2 ESTIMATION TECHNIQUES 100 11.2.1 Grade and Tonnage Estimation 100 11.2.2 Grade Control and Reconciliation 112 11.3 MINERAL RESOURCE CLASSIFICATION 114 11.3.1 Classification Criteria 114 11.3.2 Mineral Resource Technical and Economic Factors 117 11.4 MINERAL RESOURCE STATEMENTS 120 11.4.1 Mineral Resources 120 11.4.2 Mineral Resources per Mining Area (Inclusive Mineral Reserves) 125 11.4.3 Changes in the Mineral Resources from Previous Estimates (Inclusive of Mineral Reserves) 125 11.5 QP STATEMENT ON THE MINERAL RESOURCE ESTIMATION AND CLASSIFICATION 126 12 MINERAL RESERVE ESTIMATES 126 12.1 MINERAL RESERVE METHODOLOGY 126 12.2 MINE PLANNING PROCESS 127 12.3 HISTORICAL MINING PARAMETERS 128 12.4 SHAFT AND MINE PAYLIMITS 129 12.4.1 Paylimits 129 12.4.2 Modifying Factors and LoM plan 129 12.5 LOM PROJECTS 134 12.6 SPECIFIC INCLUSIONS AND EXCLUSIONS 134 12.6.1 Specific Exclusions 134 12.6.2 Specific Inclusion 134 12.7 MINERAL RESERVE ESTIMATION 134 12.8 SURFACE SOURCES 138 12.9 MINERAL RESERVES STATEMENT 138 12.10 MINERAL RESERVE SENSITIVITY 142 12.11 QP STATEMENT ON THE MINERAL RESERVE ESTIMATION 142 13 MINING METHODS 143 7 13.1 INTRODUCTION 143 13.2 SHAFT INFRASTRUCTURE, HOISTING AND MINING METHODS 146 13.2.1 Shaft Infrastructure 146 13.2.2 Hoisting 148 13.2.3 Mining Methods 148 13.3 GEOTECHNICAL ANALYSIS 150 13.3.1 Geotechnical Conditions 150 13.3.2 Stress and seismological setting 150 13.3.3 Regional and Local Support 150 13.4 MINE VENTILATION 151 13.5 REFRIGERATION AND COOLING 152 13.6 FLAMMABLE GAS MANAGEMENT 152 13.7 MINE EQUIPMENT 152 13.8 PERSONNEL REQUIREMENTS 153 13.9 FINAL LAYOUT MAP 153 14 PROCESSING AND RECOVERY 153 14.1 PROCESSING FACILITIES 153 14.2 CONCENTRATORS 154 14.2.1 K3 Mix Concentrator 156 14.2.2 K3 UG2 Concentrator 160 14.2.3 EPL Concentrator 163 14.2.4 K4 Concentrator 167 14.2.5 EPC Concentrator 170 14.2.6 BTT Concentrator 174 14.2.7 ETTP Concentrator 177 14.3 SMELTING AND REFINING 181 14.3.1 Smelter 181 14.3.2 Base Metal Refinery (BMR) 184 14.3.3 Precious Metal Refinery (PMR) 188 14.4 SAMPLING, ANALYSIS, METAL ACCOUNTING AND SECURITY 191 14.4.1 Concentrator Sampling and Metal Accounting 191 14.4.2 Smelter - Sampling and Metal Accounting 192 14.4.3 Base Metal Refinery – Sampling and Metal Accounting 193 14.4.4 Precious Metal Refinery – Sampling and Metal Accounting 194 14.5 QP OPINION ON PROCESSING 195 15 INFRASTRUCTURE 195 15.1 OVERVIEW OF INFRASTRUCTURE 195 15.2 TAILINGS STORAGE FACILITIES 198 15.3 POWER SUPPLY 199 15.4 BULK WATER, FISSURE WATER AND PUMPING 201 15.5 ROADS AND TRANSPORT INFRASTRUCTURE 201 15.6 EQUIPMENT MAINTENANCE 201 15.6.1 Surface Workshops 201 8 15.6.2 Underground Workshops 201 15.7 OFFICES, HOUSING, TRAINING FACILITIES, HEALTH SERVICES ETC. 202 15.8 QP OPINION ON INFRASTRUCTURE 202 16 MARKET STUDIES 202 16.1 CONCENTRATES AND REFINED PRODUCTS 202 16.2 METALS MARKETING AGREEMENTS 202 16.3 MARKETS 202 16.3.1 Introduction 202 16.3.2 Demand Summary 203 16.3.3 Supply Summary 204 16.4 METALS PRICE DETERMINATION 206 16.4.1 Exchange Rate 206 16.4.2 Platinum Group Metals Price Deck 206 16.4.3 Comparison to Previous Year’s Prices 207 17 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/ AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS 208 17.1 SOCIAL AND COMMUNITY AGREEMENTS 208 17.1.1 Overview- Mine Community Development 208 17.1.2 LED Implementation Strategy 208 17.2 HUMAN RESOURCES 211 17.2.1 Introduction 211 17.2.2 Human Resources 211 17.2.3 Legislation 211 17.2.4 Human Resource Development (Training) 213 17.2.5 Remuneration Policies 215 17.2.6 Industrial Relations 215 17.2.7 Employment Equity and Women in Mining (WIM) 215 17.3 HEALTH AND SAFETY 218 17.3.1 Policies and Procedures 218 17.3.2 Statistics 218 17.3.3 Occupational Health and Safety Management 218 17.3.4 HIV/AIDS 218 17.4 TERMINAL BENEFITS 219 17.5 ENVIRONMENTAL STUDIES 219 17.5.1 Introduction 219 17.5.2 Baseline Studies 2012 221 17.5.3 Zone of Influence 224 17.5.4 Climate Change and Greenhouse Gas Emissions, Air Quality 228 17.5.5 Biodiversity Management 230 17.5.6 Water Use Strategy 232 17.5.7 Waste Management 242 17.5.8 Environmental Reporting 243 17.5.9 Closure Planning and Costs 245

9 17.6 QP OPINION 250 18 CAPITAL AND OPERATING COSTS 250 18.1 OVERVIEW 250 18.2 CAPITAL COSTS 250 18.3 OPERATING COSTS 252 18.3.1 Operating Costs by Activity 252 18.3.2 Operating Costs 252 18.3.3 Surface Sources Costs 252 18.3.4 Processing Costs 252 18.3.5 Allocated Costs 252 19 ECONOMIC ANALYSIS 254 19.1 INTRODUCTION 254 19.2 ECONOMIC ANALYSIS APPROACH 254 19.3 ECONOMIC ANALYSIS BASIS 254 19.4 TEM PARAMETERS 255 19.5 TECHNICAL ECONOMIC MODEL 255 19.6 DCF ANALYSIS 262 19.7 SUMMARY ECONOMIC ANALYSIS 263 19.8 QP OPINION 264 20 ADJACENT PROPERTIES 264 21 OTHER RELEVANT DATA AND INFORMATION 265 21.1 RISK ANALYSIS 265 21.1.1 Financial Accuracy 265 21.1.2 Risk to the Mineral Resources and Mineral Reserves 265 22 INTERPRETATION AND CONCLUSIONS 266 23 RECOMMENDATIONS 266 24 QUALIFIED PERSONS’ CONSENTS 267 25 REFERENCES 268 25.1 LIST OF REPORTS AND SOURCES OF INFORMATION 268 25.1.1 Publications and Reports 268 25.1.2 Spreadsheets and Presentations 269 26 GLOSSARY OF TERMS 269 27 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT 270 10 Figure 1: Ownership and Company Structure for Marikana .................................................... 19 Figure 2: General Location of the Material Assets as at 31 December, 2021 ........................ 25 Figure 3: Marikana Operations ................................................................................................... 27 Figure 4: Plan Showing Mineral Right ......................................................................................... 36 Figure 5: Aeromagnetic Image Over Marikana Operations. .................................................. 43 Figure 6: Areas Covered by 3D Seismic Surveys (shown in green polygons) Relative to the Marikana-Schaapkraal-Pandora areas. ........................................................... 44 Figure 7: Geology of the Bushveld Complex ............................................................................ 47 Figure 8: Geology of the Western Limb of the Bushveld Complex, South Africa ................... 48 Figure 9: General Stratigraphic Column of the Rustenburg Layered Suite ............................ 49 Figure 10: General Stratigraphic Column of the Local Geological Succession..................... 53 Figure 11: Typical PGM Grade Distribution of different Merensky Reef Facies Types at Marikana .................................................................................................................... 54 Figure 12: Typical PGM Grade Distribution of Different UG2 Facies Types ............................. 56 Figure 13: Structure Map of Marikana ....................................................................................... 59 Figure 14: Section of Marikana S-N ............................................................................................ 59 Figure 15: Example of a Shallow Dipping Pothole Associated with the UG2 ......................... 62 Figure 16: Example of Deep Potholing Associated with the UG2 ........................................... 62 Figure 17: IRUP (red) Unconformably Cut Across the Layered Lithological Sequence. ........ 63 Figure 18: Reconciliation of Drillhole Data (no change from 2020) ........................................ 66 Figure 19: Overview of Exploration Planned for Marikana 4B Shaft ........................................ 68 Figure 20: Overview of Exploration Planned for Marikana Saffy and E3 Shafts...................... 68 Figure 21: Example of Diamond Drill Core ................................................................................ 69 Figure 22: Schematic Vertical Section of a Typical Surface Drillhole ...................................... 71 Figure 23: Configurations for Cover Drilling - Single Cover Drilling Layout (one-sided). ........ 73 Figure 24: Configurations for Cover Drilling - Double Cover Drilling Layout. .......................... 74 Figure 25: Ring Cover Configuration – Drilling and Sealing Order. .......................................... 75 Figure 26: Example of CRM Result Monitoring .......................................................................... 91 Figure 27: Example of Blank Result Monitoring .......................................................................... 92 Figure 28: Example of a Merensky Reef Composite Histogram ............................................... 96 Figure 29: Merensky Reef Geozones .......................................................................................... 98 Figure 30: UG2 Reef Geozones .................................................................................................. 99 Figure 31: Capping Analysis in Snowden Supervisor .............................................................. 101 11 Figure 32: Example of a Variogram Map ................................................................................ 104 Figure 33: Example of Variogram for 4E Grade and Thickness .............................................. 104 Figure 34: KNA for Block Sizes ................................................................................................... 107 Figure 35: KNA for Discretization............................................................................................... 107 Figure 36: KNA Number of Samples 50x50 Block Size ............................................................. 108 Figure 37: KNA Number of Samples 500x500 Block Size ......................................................... 108 Figure 38: Swath Plot Showing Block Model vs Data .............................................................. 110 Figure 39: Value difference plot for the UG2 Reef showing percentage difference 4E Grade 2019 versus 2020. .......................................................................................... 111 Figure 40: UG2 Reef 4E Grade Block Model. ........................................................................... 111 Figure 41: Merensky Reef 4E Grade Block Model. .................................................................. 112 Figure 42 : Mineral Resource Classification for the Marikana Merensky Reef ...................... 116 Figure 43: Mineral Resource Classification for the Marikana UG2 Reef ................................ 117 Figure 44: Mineral Resource Geological Loss Factors for Marikana UG2 Reef .................... 118 Figure 45: Conversion of Mineral Resource to Mineral Reserve ............................................ 124 Figure 46: Marikana Operations Mineral Resource Reconciliation ....................................... 126 Figure 47: Mineral Reserves Classification as at 31 December 2021- Merensky Reef .......... 136 Figure 48: Mineral Reserves Classification as at 31 December 2021- UG2 Reef .................. 137 Figure 49: The Marikana Operations Mineral Reserve Reconciliation at 31 December 2021 ........................................................................................................................... 142 Figure 50: Typical Merensky Reef Mine Layout ....................................................................... 144 Figure 51: Typical UG2 Reef Mine Layout ................................................................................ 145 Figure 52: 4B Shaft Layout Section ........................................................................................... 146 Figure 53: K3 & K3A Shaft Layout Section ................................................................................ 146 Figure 54: Rowland Shaft Layout Section ................................................................................ 147 Figure 55: Saffy Shaft Layout Section ....................................................................................... 147 Figure 56: E3 Shaft Layout Section ........................................................................................... 148 Figure 57: Schematic Diagram of the Underground Mining layout. ..................................... 149 Figure 58: Schematic diagram of the overall process flowsheet. ......................................... 154 Figure 59: A Simplified Block Flow Diagram of K3 Mix Concentrator .................................... 157 Figure 60: K3 Mix Concentrator Throughput Forecast ............................................................ 159 Figure 61: K3 Mix Concentrator Production and Recovery Forecast ................................... 159 Figure 62: A Simplified Block Flow Diagram of K3 UG2 Concentrator................................... 161 12 Figure 63: K3 UG2 Concentrator Throughput Forecast .......................................................... 162 Figure 64: K3 UG2 Concentrator Production and Recovery Forecast .................................. 163 Figure 65: A Simplified Block Flow Diagram of EPL Concentrator ......................................... 164 Figure 66: EPL Concentrator Throughput Forecast ................................................................. 166 Figure 67: EPL Concentrator Production and Recovery Forecast ........................................ 166 Figure 68: A Simplified Block Flow Diagram of K4 Concentrator ........................................... 167 Figure 69: K4 Concentrator Throughput Forecast .................................................................. 169 Figure 70: K4 Concentrator Production and Recovery Forecast .......................................... 170 Figure 71: A Simplified Block Flow Diagram of EPC Concentrator ........................................ 171 Figure 72: EPC Concentrator Throughput Forecast ................................................................ 173 Figure 73: EPC Concentrator Production and Recovery Forecast ....................................... 173 Figure 74: A Simplified Block Flow Diagram of BTT Concentrator .......................................... 175 Figure 75: BTT Concentrator Throughput Forecast ................................................................. 176 Figure 76: BTT Concentrator Production and Recovery Forecast ......................................... 177 Figure 77: A Simplified Block Flow Diagram of ETTP Concentrator ........................................ 178 Figure 78: ETTP Concentrator Throughput Forecast ............................................................... 180 Figure 79: ETTP Concentrator Production and Recovery ....................................................... 180 Figure 80: A Simplified Block Flow Diagram of the Smelter .................................................... 182 Figure 81: Smelter Throughput Forecast .................................................................................. 183 Figure 82: Smelter PGM Production and Recovery Forecast ................................................ 184 Figure 83: A Simplified Block Flow Diagram of the Base Metal Refinery ............................... 185 Figure 84: BMR Throughput Forecast ....................................................................................... 186 Figure 85: BMR PGM & Base Metal Production and Recovery Forecast .............................. 187 Figure 86: A Simplified Block Flow Diagram of the Precious Metals Refinery ....................... 188 Figure 87: PMR Throughput Forecast ....................................................................................... 190 Figure 88: PMR PGM Production and Recovery Forecast...................................................... 190 Figure 89: Locations of Major Surface Infrastructure at Marikana ........................................ 197 Figure 91: Schematic Layout of Six Power Points of Supply and Surface Infrastructure ...... 199 Figure 92 : Price trends 2000-2021 ............................................................................................ 206 Figure 93: Marikana Surface Water Zone of Influence ........................................................... 227 Figure 94: Marikana* SO2 emissions 2017-2021/Q1 ................................................................ 230 Figure 95: Marikana Water Use Summary ............................................................................... 233

13 Figure 96: Quaternary Catchment Area ................................................................................. 235 Figure 97: Potential sources of surface and groundwater contamination located on site and current operational status. ....................................................................... 236 Figure 98: Groundwater Monitoring Network Supporting the Marikana Operations .......... 239 Figure 99: Life of Mine Planning (2015) .................................................................................... 247 Figure 100: Graphical indication of the envisaged suite of land uses and/or cover types. ........................................................................................................................ 248 Figure 101: Potential Land Uses Post Closure .......................................................................... 249 i Table 1: Attributable Mineral Resources Exclusive of Mineral Reserves as at 31 December 2021 ........................................................................................................... 9 Table 2: Attributable Mineral Resources Inclusive of Mineral Reserves as at 31 December 2021 ......................................................................................................... 10 Table 3: Attributable Mineral Reserves as at 31 December 2021 ............................................ 14 Table 4: NPV (Post-tax) Relative to ZAR/4Eoz PGM Basket Prices at 5 % Discount Rate- Current Operations .................................................................................................... 15 Table 5: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Capital Costs) _Current Operations ....................................................................................... 15 Table 6: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Operating Costs) _Current Operations .................................................................... 16 Table 7: Details of QPs Appointed by Sibanye-Stillwater ......................................................... 21 Table 8: Units Definitions .............................................................................................................. 23 Table 9: Technical Experts/Specialists Supporting the QPs ...................................................... 24 Table 10: Summary of Mineral Rights held for the Marikana Operations ............................... 29 Table 11: Mining Right Status Marikana ..................................................................................... 37 Table 12: Number of Permanent Employees ............................................................................ 39 Table 13: Origin of Employees .................................................................................................... 40 Table 14: Historical Development .............................................................................................. 41 Table 15: Historical Production and Financial Parameters ...................................................... 45 Table 16: Marikana Evaluation Drilling Costs ............................................................................. 67 Table 17: Quality Control in Drilling ............................................................................................ 78 Table 18: Summary of the material properties of the dominant hanging wall and footwall rock types .................................................................................................... 86 Table 19: Rock mass classes determined from RMR total ratings and meaning ................... 86 Table 20: Capping Values Applied to the Final Estimation Dataset ..................................... 101 Table 21: Capping Applied to the Merensky Variogram Data. ............................................ 102 Table 22: Capping applied to UG2 Reef Variogram Data. ................................................... 103 Table 23: Summary of Variogram Model Parameters ............................................................ 105 Table 24: Kriging Parameters .................................................................................................... 109 Table 25: Reconciliation of the Merensky and UG2 Reef Models per Shaft 2021/2022 ...... 113 Table 26: Reconciliation of the UG2 Reef Models per Shaft 2020/2021 ............................... 113 Table 27: Confidence Levels for Key Criteria for Mineral Resource Classification ............... 114 Table 28: Commodity Price and Exchange Rate Assumptions for Cut-off Calculations* ... 119 ii Table 29: 6E Prill Split Percentages Applied per Reef ............................................................. 119 Table 30:Parameters Used in the Cut- off Calculation for the MR and UG2 Reef ............... 120 Table 31:Cut-off Grades Calculated for the MR, UG2 Reef and Surface Operations. ....... 120 Table 32: Prill Split Mineral Resources (Inclusive of Mineral Reserves) ................................... 121 Table 33: Mineral Resources Exclusive of Mineral Reserves as at 31 December 2021 at 100% .......................................................................................................................... 122 Table 34: Attributable Mineral Resource Exclusive of Mineral Reserves as at 31 December2021 ........................................................................................................ 122 Table 35: Mineral Resources Inclusive of Mineral Reserves as at 31 December 2021 at 100% .......................................................................................................................... 123 Table 36: Attributable Mineral Resource Inclusive of Mineral Reserves as at 31 December 2021 ....................................................................................................... 123 Table 37: Mineral Resource Inclusive of Mineral Reserves per Mining Area as at 31 December 2021 at 100% ......................................................................................... 125 Table 38: Historical Mining Statistics by Section ...................................................................... 128 Table 39: Mineral Reserve Modifying Factors C2022 .............................................................. 130 Table 40: LoM Plans – Current Operations 2022-2031 ............................................................. 132 Table 41: LoM Plans – Current Operations 2032-2071 ............................................................. 133 Table 42: Prill Split and Recovery for Mineral Reserves ........................................................... 138 Table 43: Mineral Reserve as at 31 December 2021 at 100% ................................................ 138 Table 44: Attributable Mineral Reserve as at 31 December 2021 at 80.64% ........................ 139 Table 45: Mineral Reserve per Mining Area as at 31 December 2021 at 100% .................... 140 Table 46: Attributable Mineral Reserve per Mining Area as at 31 December 2021 at 80.64% ....................................................................................................................... 141 Table 47: Hoisting Capacities of the Marikana Shafts ............................................................ 148 Table 48: Major Mine Equipment ............................................................................................. 152 Table 49: Major Process Equipment Utilised at Concentrators .............................................. 155 Table 50: K3 Mix Feed Capacity .............................................................................................. 157 Table 51: K3 Mix Concentrator Production Forecast and Operational Data ...................... 158 Table 52: K3 UG2 Feed Capacity ............................................................................................. 161 Table 53: K3 UG2 Concentrator Production Forecast and Operational Data ..................... 162 Table 54: EPL Concentrator Feed Capacity ........................................................................... 164 Table 55: EPL Concentrator Production Forecast and Operational Data ........................... 165 Table 56: K4 Concentrator Feed Capacity ............................................................................. 168 iii Table 57: K4 Concentrator Production Forecast and Operational Data ............................. 169 Table 58: EPC Concentrator Feed Capacity .......................................................................... 171 Table 59: EPC Concentrator Production Forecast and Operational Data .......................... 172 Table 60: BTT Concentrator Feed Capacity ............................................................................ 175 Table 61: BTT Concentrator Production Forecast and Operational Data ............................ 175 Table 62: ETTP Concentrator Feed Capacity .......................................................................... 178 Table 63: ETTP Concentrator Production Forecast and Operational Data .......................... 179 Table 64: Smelter Feed Capacity ............................................................................................ 182 Table 65: Smelter Production Forecast and Operational Data ............................................. 183 Table 66: BMR Feed Capacity ................................................................................................. 185 Table 67: Base Metals Refinery Production Forecast and Operational Data ...................... 186 Table 68: PMR Feed Capacity ................................................................................................. 188 Table 69: Precious Metals Refinery Production Forecast and Operational Data ................ 189 Table 70: Primary Mass Measurements - Concentrators ........................................................ 191 Table 71: Primary Metal Accounting (Analytical Measurements) - Concentrators ............. 191 Table 72: Analytical Methods - Concentrators ....................................................................... 192 Table 73: Primary Mass Measurements - Smelter .................................................................... 192 Table 74: Primary Metal Accounting Streams - Smelter ......................................................... 192 Table 75: Analytical Methods - Smelter ................................................................................... 193 Table 76: Primary Mass Measurements - BMR ......................................................................... 193 Table 77: Primary Metal Accounting Streams _BMR ............................................................... 194 Table 78: Analytical Methods - BMR ........................................................................................ 194 Table 79: Primary Mass Measurements - PMR ......................................................................... 194 Table 80: Primary Metal Accounting Streams - PMR .............................................................. 195 Table 81: Analytical Methods - PMR ........................................................................................ 195 Table 82: Summary for Active Tailings Dams ........................................................................... 198 Table 83: LoM Assessment of Tailings Facilities ........................................................................ 199 Table 84: PGM Demand 2021 .................................................................................................. 204 Table 85: Platinum Supply 2021 ................................................................................................ 205 Table 86: Exchange Rates ........................................................................................................ 206 Table 87: PGM Deck Price Scenarios ....................................................................................... 207 Table 89: Comparison of Mineral Reserve Prices Current and Previous Year. ..................... 207

iv Table 90: SLP Projects for Marikana ......................................................................................... 209 Table 91: Undertaking and Guidelines .................................................................................... 212 Table 92: HDSA in Management as at the end December 2021 .......................................... 212 Table 93: Breakdown of Employee Profile as at the end December 2021 ........................... 212 Table 94: Employee Turnover ................................................................................................... 213 Table 95: Labour Unavailability and Absenteeism ................................................................. 213 Table 96: Marikana Total Employees – Snapshot Report for the Month December 2021 ... 217 Table 97: Marikana Total Contractors (excluding Ad-Hoc Contractors) .............................. 217 Table 98: Safety Statistics .......................................................................................................... 218 Table 99: Summary of Anticipated Environmental Impacts (revised EMP,2012) ................. 222 Table 100: Marikana tCO2e Emissions Inventory 2021............................................................ 229 Table 101: Biodiversity Priorities ................................................................................................. 231 Table 102: Average Hydraulic Conductivity Levels ................................................................ 234 Table 103: Raw Water Supply Sources Used for Mining Purposes ......................................... 237 Table 104: Agricultural Water Supply Sources not used for mining purposes ....................... 238 Table 105: Water Conservation and Demand Management Practices .............................. 240 Table 106: Environmental Monitoring and Reporting Periods ................................................ 243 Table 107: Environmental Authorizations Status 2021 ............................................................. 244 Table 108: Closure Components .............................................................................................. 246 Table 109: Historical and Forecast Capital Expenditure – Current Operations .................... 251 Table 110: Historical and Forecast Capital Expenditure – Current Operations .................... 251 Table 111: Historical and Forecast Operating Costs -Current Operations............................ 253 Table 112: Historical and Forecast Operating Costs -Current Operations............................ 253 Table 113: TEM Parameters ....................................................................................................... 255 Table 114: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2022-2031 .................................................. 256 Table 115: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2033-2071 .................................................. 258 Table 116: TEM – TEM – Unit Analysis (ZAR/4Eoz) – 2022-2031 ................................................. 260 Table 117: TEM – Unit Analysis (ZAR/4Eoz) – 2032-2071 ........................................................... 261 Table 118: NPV (Post-tax) at Various Discount Factors .......................................................... 262 Table 119: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Operating Costs) _Current Operations .................................................................. 263 v Table 120: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Capital Expenditure) – Current Operations ........................................................... 263 Table 121: NPV (Post-tax) Relative to ZAR/kg PGM Basket Prices at 5 % Discount Rate _Current Operations ................................................................................................ 263 Table 122: Adjacent Mines, Bushveld Complex, Western Limb ............................................. 264 Table 85: Financial Risks ............................................................................................................ 265 vi 1 Executive Summary 1.1 Introduction Sibanye-Stillwater is an independent international precious metals mining company with a diverse mineral asset portfolio comprising platinum group metals (PGM) operations in the United States and Southern Africa, gold operations and projects in South Africa, and copper, gold and PGM exploration properties in North and South America. It is domiciled in South Africa and listed on the Johannesburg Stock Exchange (JSE or JSE Limited) and New York Stock Exchange (NYSE). This Technical Report Summary covers Sibanye-Stillwater’s Marikana Operations (Marikana or the Operations). Marikana falls under the PGM Operations of the Southern African Region of Sibanye Platinum Proprietary Limited, trading as Sibanye–Stillwater Group (Sibanye-Stillwater). Marikana includes shafts, processing facilities and associated infrastructure (the Material Assets) located in the North West Gauteng Provinces, South Africa. As per Group Methodology, the combined Western Platinum Proprietary Limited (WPPL) and Eastern Platinum Proprietary Limited (EPPL) and Incwala Resources Mineral Resources and Mineral Reserves report 80.64% attributable. This report is the first Technical Report Summary for the Marikana Operations and supports the disclosure of the Mineral Resource and Mineral Reserve as at 31 December 2021. The Mineral Resource and Mineral Reserve were prepared and reported according to the United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K. There has been no material change to the information between the effective date and the signature date of the Report. The effective date of the Mineral Resource and Mineral Reserve is 31 December 2021 and the Report date is 14 April 2022. 1.2 Property Description, Mineral Rights and Ownership The Marikana Operations are ongoing, established mine, ore processing plants and mineral beneficiation facilities extracting the Merensky and UG2 Reefs to produce PGMs and base metals. These are situated in the District Municipality of Bojanala Platinum (Madibeng Local Municipality), at latitude 25° 40' S and longitude 27° 34' E, near the town of Brits, in the North West Province of South Africa approximately 110km northwest of Johannesburg. The most direct routes to Marikana Operations include the N4 (dual carriage tarred road) from Pretoria or the R512 (regional dual carriage tarred road) from Johannesburg, which intersects with the N4. The Marikana Operations encompass several mining rights (Marikana MR’s) held by Western Platinum Proprietary Limited (WPPL), Eastern Platinum Proprietary Limited (EPPL) and the Pandora Joint Venture (Pandora JV).WPPL is the holder of four (4) mining rights in respect of the Marikana Operation under The Department of Mineral Resources and Energy (DMRE) reference numbers: NW30/5/1/2/2/106 MR, NW30/5/1/2/2/107 MR, NW30/5/1/2/2/161 MR and NW30/5/1/2/2/190 MR. NW30/5/1/2/2/106 MR and NW30/5/1/2/2/107 MR commenced on 4 September 2007 and expire on 3 September 2037. NW30/5/1/2/2/161 MR and NW30/5/1/2/2/190 MR commenced on 21 December 2006 and expire on vii 20 December 2036. EPPL is the holder of three (3) mining rights under DMRE reference numbers: NW30/5/1/2/2/109 MR, NW30/5/1/2/2/110 MR and NW30/5/1/2/2/111 MR. All three (3) mining rights held by EPPL commenced on 4 September 2007 and expire on 3 September 2037. The Pandora JV is the holder of two (2) mining rights under DMRE reference numbers: NW30/5/1/2/2/292 MR and NW30/5/1/2/2/433 MR. Both mining rights held by the Pandora JV commenced on 23 January 2014 and expire on 22 January 2044. The Mineral Rights cover and area of 272km2. Eastern Tailings Storage Facility 1 is located within the area covered by the Mining Right held under NW30/5/1/2/2/109 MR on the farm of Turffontein 462JQ and is currently being re-mined. WPPL is also the holder of a Prospecting Right under DMRE reference number: NW30/5/1/1/2/12331 PR (Schaapkraal PR) which covers the western down-dip extension at Marikana. The Schaapkraal PR commenced on 22 August 2019 and will expire on 21 August 2022. A renewal application will be filed within H1 2022. There are no material legal proceedings in relation to the Marikana Operations. The Mining and Prospecting rights referred to in this document are issued in terms of the Section 5(1) of the Mineral and Petroleum Resources Development Act 28 of 2002 in South Africa. The principal terms and conditions are not materially different to other similar operations within the Republic of South Africa. 1.3 Geology and Mineralisation The Bushveld Complex is approximately 2,060 million years old and is a mafic to ultramafic rock sequence. The Rustenburg Layered Suite (RLS) is the world’s largest known mafic igneous layered intrusion containing about 80% of the world’s known reserves of PGM’s (Crowson,2001 quoted in Cawthorn, 2010). In addition to PGM’s, extensive deposits of iron, tin, chromium, titanium, vanadium, copper, nickel, and cobalt also occur. The Bushveld Complex extends approximately 450km east to west and approximately 250km north to south. It underlies an area of some 67,000km2, spanning parts of Limpopo, North West, Gauteng, and Mpumalanga Provinces. Interlayered in the Upper Critical Zone of the Bushveld Complex’s RLS, the Merensky and Upper Group No. 2 (UG2) Reefs are preserved as narrow tabular structures. The Marikana Operations are situated on the western limb of the Bushveld Complex and produce the PGMs and associated Base Metals from the mining and processing of the Merensky and UG2 Reefs. 1.4 Exploration Status, Development, Operations and Mineral Resource Estimates Exploration began at the Marikana Operations in the mid-1960s and during the past 51 years, several companies have conducted exploration campaigns across the operations. Underground development to exploit the Merensky Reef commenced in 1970 and mining of the UG2 Reef at Western Platinum commenced in 1982. Extensive mining, surface diamond drilling, 3D seismic surveys and complete airborne magnetic surveys have aided in establishing the geological characteristics of the UG2 and Merensky Reefs at Marikana. More than 900 surface diamond drillholes have been collared and drilled in prior years. Infill drilling is on-going continuously to improve confidence and replenish the Measured and Indicated Mineral Resources.

Direct observations include underground channel sampling and geological stope and pit mapping.

Currently, there are five operating shaft complexes. Mining operations extend from a depth of 400m to 900m below surface (mbs).

Initial geological understanding of the area was developed from observations made from surface and underground mapping, combined with exploration drillhole information and extrapolations of features observed in other platinum mines in the south-western Bushveld Complex. Current interpretations of the geological and structural framework applicable to the Merensky and UG2 Reefs have evolved as new and more detailed geological information and datasets were obtained.

Geological Models and Mineral Resources at Marikana are based on surface and underground drillholes as well as underground channel samples. Surface diamond drillholes (DDH) were drilled to a maximum depth of 2,000m and have near vertical intersections with the reef horizons. Exploration holes were drilled on irregular grid intervals of 50m - 2,000m dependent on historical exploration strategy, depth of the mineralized horizons and geological uncertainty.

The most fundamental control of the PGM mineralization is rock chemistry. PGMs are associated with thin (1-5m) chromitite layers and base metals sulphides. These layers are distinct and consistent over large distances. The Merensky Reef is the layer with the highest concentration of base metal sulphides and the highest concentration of PGM's followed by the UG2 Reef.

Estimation is constrained within both geologically homogenous structural and geozones and is derived from Ordinary Kriging (OK). Areas close to current workings will have smaller block sizes ranging from 50m to 100m. Areas further away will have block sizes ranging from 100m to 500m. The facies and structural models that form the basis of this report have evolved based on a large amount of data. The Mineral Resources are declared inside the structural blocks and outside the mined-out areas. The implemented grade control and reconciliation processes are considered appropriate.

The Mineral Resources are *in-situ* estimates of tonnage and grades reported at a minimum mining width of 110cm, with dip and breast mining methods as employed at the operation.

viii

**Table 1: Attributable Mineral Resources Exclusive of Mineral Reserves as at 31 December 2021**

| | | | | | | | 2021 | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Classification – 4E PGM | Tonnes (Mt) | | 4E Grade (g/t) | | 4E (Moz) | | Pt | Pd | Rh | Au | Pt | Pd | Rh | Au |
| | 21-Dec | 20-Dec | 21-Dec | 20-Dec | 21-Dec | 20-Dec | (g/t) | (g/t) | (g/t) | (g/t) | (Moz) | (Moz) | (Moz) | (Moz) |
| **Underground** | | | | | | | | | | | | | | |
| Measured (AI) | 47.7 | 55.5 | 3.8 | 3.9 | 5.8 | 6.9 | 2.4 | 1.1 | 0.4 | 0.1 | 3.6 | 1.7 | 0.6 | 0.1 |
| Measured (BI) | | | | | | | | | | | | | | |
| Indicated (AI) | 136.1 | 166.8 | 4.2 | 4.0 | 18.2 | 21.5 | 2.4 | 1.1 | 0.3 | 0.1 | 10.7 | 5.0 | 1.5 | 0.5 |
| Indicated (BI) | 256.5 | 288.5 | 4.0 | 4.2 | 32.9 | 38.9 | 2.3 | 1.1 | 0.3 | 0.1 | 19.0 | 9.2 | 2.9 | 0.9 |
| **Total Measured and Indicated** | **440.3** | **510.8** | **4.0** | **4.1** | **57.0** | **67.3** | **2.4** | **1.1** | **0.3** | **0.1** | **33.3** | **15.8** | **4.9** | **1.5** |
| Inferred (AI) | 15.5 | 16.8 | 4.1 | 4.4 | 2.0 | 2.4 | 2.7 | 1.2 | 0.3 | 0.1 | 1.4 | 0.6 | 0.2 | 0.1 |
| Inferred (BI) | 163.1 | 185.3 | 4.4 | 4.6 | 23.1 | 27.2 | 2.6 | 1.2 | 0.4 | 0.1 | 13.7 | 6.5 | 2.0 | 0.6 |
| **Total Underground** | **618.9** | **712.9** | **4.1** | **4.2** | **82.1** | **96.9** | **2.4** | **1.2** | **0.4** | **0.1** | **48.4** | **23.0** | **7.0** | **2.3** |
| **Total (AI)** | 199.4 | 239.1 | 4.1 | 4.0 | 26.1 | 30.8 | 2.4 | 1.1 | 0.3 | 0.1 | 15.7 | 7.3 | 2.2 | 0.7 |
| **Total (BI)** | 419.6 | 473.8 | 4.1 | 4.3 | 56.0 | 66.1 | 2.4 | 1.2 | 0.4 | 0.1 | 32.8 | 15.7 | 4.8 | 1.6 |
| **Surface Tailings Facility** | | | | | | | | | | | | | | |
| Indicated TSF | 0.0 | 0.0 | - | - | 0.0 | 0.0 | - | - | - | - | 0.0 | 0.0 | 0.0 | 0.0 |
| **Total Surface** | **0.0** | **0.0** | **-** | **-** | **0.0** | **0.0** | **-** | **-** | **-** | **-** | **0.0** | **0.0** | **0.0** | **0.0** |
| **Total Resource** | **618.9** | **712.9** | **4.1** | **4.2** | **82.1** | **96.9** | **2.4** | **1.2** | **0.4** | **0.1** | **48.4** | **23.0** | **7.0** | **2.3** |

1. Mineral Resources are not Mineral Reserves.
2. Mineral Resources have been reported in accordance with the classification criteria of Subpart 1300 of Regulation S-K.
3. Attributable Mineral Resources is 80.64% of the total Mineral Resource for 2021 and 95.25% for 2020.
4. Mineral Resource is calculated on available blocks. Due to non-selective mining, no cut-off grade is applied.AI = Above Infrastructure; BI = Below Infrastructure
5. Mineral Resources Reported after the removal of Geological losses.
6. Quantities and grades have been rounded to one decimal place, therefore minor computational errors may occur. Values<0.5g/t at 0.5Moz report as zero.

9

**Table 2: Attributable Mineral Resources Inclusive of Mineral Reserves as at 31 December 2021**

| | | | | | | | 2021 | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Classification – 4E PGM | Tonnes (Mt) | | 4E Grade (g/t) | | 4E (Moz) | | Pt | Pd | Rh | Au | Pt | Pd | Rh | Au |
| | 21-Dec | 20-Dec | 21-Dec | 20-Dec | 21-Dec | 20-Dec | (g/t) | (g/t) | (g/t) | (g/t) | (Moz) | (Moz) | (Moz) | (Moz) |
| **Underground** | | | | | | | | | | | | | | |
| Measured (AI) | 73.3 | 77.3 | 4.2 | 4.2 | 9.9 | 10.5 | 2.5 | 1.2 | 0.4 | 0.1 | 5.9 | 2.8 | 0.9 | 0.2 |
| Measured (BI) | | | | | | | | | | | | | | |
| Indicated (AI) | 248.4 | 316.7 | 4.5 | 4.5 | 35.8 | 45.9 | 2.7 | 1.3 | 0.4 | 0.1 | 21.3 | 10.3 | 3.4 | 0.9 |
| Indicated (BI) | 256.5 | 288.5 | 3.9 | 4.2 | 32.0 | 39.1 | 2.3 | 1.1 | 0.4 | 0.1 | 19.0 | 9.2 | 3.1 | 0.8 |
| **Total Meas. &Ind.** | **578.2** | **682.5** | **4.2** | **4.4** | **77.7** | **95.6** | **2.5** | **1.2** | **0.4** | **0.1** | **46.2** | **22.3** | **7.4** | **1.9** |
| Inferred (AI) | 15.7 | 16.9 | 4.4 | 4.5 | 2.2 | 2.4 | 2.6 | 1.3 | 0.4 | 0.1 | 1.3 | 0.6 | 0.2 | 0.1 |
| Inferred (BI) | 163.1 | 185.3 | 4.4 | 4.6 | 22.9 | 27.2 | 2.6 | 1.3 | 0.4 | 0.1 | 13.7 | 6.6 | 2.2 | 0.5 |
| **Total Underground** | **757.0** | **884.7** | **4.2** | **4.4** | **102.9** | **125.2** | **2.5** | **1.2** | **0.4** | **0.1** | **61.4** | **29.5** | **9.8** | **2.5** |
| **Total (AI)** | 337.4 | 410.9 | 4.4 | 4.5 | 48.0 | 58.9 | 2.6 | 1.3 | 0.4 | 0.1 | 28.6 | 13.7 | 4.6 | 1.1 |
| **Total (BI)** | 419.6 | 473.8 | 4.1 | 4.4 | 54.9 | 66.4 | 2.4 | 1.2 | 0.4 | 0.1 | 32.7 | 15.8 | 5.2 | 1.2 |
| **Surface Tailings Facility** | | | | | | | | | | | | | | |
| Indicated TSF | 8.4 | 11.5 | 1.2 | 1.2 | 0.3 | 0.4 | 0.7 | 0.3 | 0.1 | 0.0 | 0.2 | 0.1 | 0.0 | 0.0 |
| **Total Surface** | **8.4** | **11.5** | **1.2** | **1.2** | **0.3** | **0.4** | **0.7** | **0.3** | **0.1** | **0.0** | **0.2** | **0.1** | **0.0** | **0.0** |
| **Total Resource** | **765.5** | **896.2** | **4.2** | **4.4** | **103.2** | **125.7** | **2.5** | **1.2** | **0.4** | **0.1** | **62.2** | **29.6** | **8.9** | **2.8** |

1. Mineral Resources are not Mineral Reserves.
2. Mineral Resources have been reported in accordance with the classification criteria of Subpart 1300 of Regulation S-K.
3. Attributable Mineral Resources is 80.64% of the total Mineral Resource for 2021 and 95.25% for 2020.
4. Mineral Resource is calculated on available blocks. Due to non-selective mining, no cut-off grade is applied.AI = Above Infrastructure; BI = Below Infrastructure
5. Mineral Resources Reported after the removal of Geological losses.
6. Quantities and grades have been rounded to one decimal place, therefore minor computational errors may occur. Values<0.5g/t to 0.5Moz report as zero.

10

11

12 1.5 Mining Methods, Ore Processing, Infrastructure and Mineral Reserves Marikana Operations are a large, established shallow to moderate depth PGM mine that is accessed from the surface through numerous incline and vertical shaft systems. There are six working shafts and four shafts currently on care and maintenance. The operation also includes eight concentrators processing underground and surface mine tailings, a smelter, base metals refinery and precious metals refinery. All facilities are in good condition. All the permanent infrastructure required to access and mine the LoM plan is already established and in use. The underground mining method across Marikana Operations is predominantly conventional, using dip mining, breast mining or a combination of both. The mining method used is dependent on the ground conditions and structural complexity within each shaft block area. E3 Shaft is predominantly breast mining. The plan going into the future is to convert the other shafts from dip mining to breast mining. • Primary waste footwall haulages are developed on strike approximately 20 to 25m below the reef with crosscuts 70m apart. The reef is accessed from a short crosscut through an inclined travelling way. The raises are the main access to the stopes. On a dip layout, the ore is extracted from two 14m wide half panels on either side of the raise line. Mining blocks are separated by dip pillars with pillar width increasing with depth below the surface. • For breast mining, footwall haulages are placed deeper in the footwall in order to accommodate a crosscut and short travelling way to reef per raise line. Raises are placed between 120 and 150m apart. Breast panels are generally 25m in length and are advanced on strike away from the raises in either one or both directions. Ore is removed via advanced strike gullies, which connect the panels to the raise. • Stope widths average 1.4m. All mine designs, as well as strategic planning and any major design issues that are encountered, are performed in conjunction with qualified rock engineers and other technical specialists. The mining methods employed at Marikana are designed in line with the depth of mining on the basis of geotechnical engineering inputs, bearing in mind the mining width, depth of mining, and geology. Mine design is conducted in line with the mine and stability pillar design applicable to the area. The LoM production plans for Marikana Operations are developed through a Mineral Resource to Mineral Reserve conversion process that utilises modifying factors and mining (stoping and development) parameters as well as other modifying factors, informed by historical reconciliation results and performance. The use of modifying factors aligned to historical performance enhances the likelihood to achieve the mine plans. There are eight concentrators, a smelter and a base metals refinery on the Marikana property. There is a Precious Metals Refinery in Brakpan, east of Johannesburg. Marikana produces saleable products of Refined Platinum, Palladium, Rhodium, Gold as primary products with co-products Iridium and Ruthenium, Copper cathode, Nickel Sulphate Hexahydrate crystals and Chromium Oxide concentrate. 13 Two of the Tailings Storage Facilities (TSFs) will reach their capacity limits in 2025 and another two at around 2030. Additional storage capacity is needed from 2026 and is part of the capital outlay in the future. The tailings storage facilities are in good condition. Detailed LoM plans for every shaft complex at Marikana support the Mineral Reserve 14 Table 3: Attributable Mineral Reserves as at 31 December 2021 2021 Classification - 4E PGM Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Pt Pd Rh Au Pt Pd Rh Au Dec 21 Dec 20 Dec 21 Dec 20 Dec 21 Dec 20 (g/t) (g/t) (g/t) (g/t) (Moz) (Moz) (Moz) (Moz) Underground Proved 22.6 19.6 3.9 3.9 2.9 2.4 2.4 1.1 0.3 0.1 1.7 0.8 0.2 0.1 Probable 113.2 141.6 4.1 4.1 14.9 18.7 2.5 1.2 0.3 0.1 9.0 4.3 1.2 0.5 Total Underground 135.8 161.2 4.1 4.1 17.8 21.1 2.5 1.2 0.3 0.1 10.7 5.1 1.4 0.6 Surface Stockpiles Proved TSF) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Probable (TSF5,6) 8.4 11.5 0.9 1.2 0.2 0.4 0.5 0.3 0.1 0.0 0.1 0.1 0.0 0.0 Total Surface 8.4 11.5 0.9 1.2 0.2 0.4 0.5 0.3 0.1 0.0 0.1 0.1 0.0 0.0 Total Proved 22.6 19.6 3.9 3.9 2.9 2.4 2.4 1.1 0.3 0.1 1.7 0.8 0.2 0.1 Total Probable 121.6 153.1 3.9 3.9 15.1 19.1 2.3 1.1 0.3 0.1 9.1 4.3 1.2 0.5 Total Reserve 144.2 172.7 3.9 3.9 18.0 21.6 2.3 1.1 0.3 0.1 10.9 5.1 1.4 0.6 1. Mineral Reserve was reported in accordance with the classification criteria of Regulation S-K 1300. 2. Attributable Mineral Reserves 80.64% of the total Mineral Reserve for 2021 and 95.25% for 2020. 3. Mineral Reserve was estimated on all available blocks and no cut-off grade was applied. 4. Where Au grade is less than 0.05g/t the value will reflect as zero(0) in the table 5. Where Au is less than 0.05Moz the value will reflect as zero(0) in the table. 6. Mineral Reserves are estimated using the prices in Section 16.4. 7. Average Recovery factors for Merensky Reef and UG2 are 88% and 84% respectively. Total Average recovery is 86% for underground and 25,6% for DTSF. 15 1.6 Capital and Operating Cost Estimates and Economic Analysis The LoM plans for Marikana Operations provide appropriate capital expenditure budgets to cater for the sustainability of the operation. Sustaining capital costs are benchmarked to historical capital expenditure. Similarly, the forecast Operating Costs included in the LoM plans are based on historical experience at the operations and all Capital Expenditure and Operating Cost estimates have been conducted to a minimum study level of at least a Prefeasibility and have an accuracy level of ±25% and a contingency range not exceeding 15% or better. The budgeted Capital and Operating Costs, forecast metal prices and other economic assumptions utilised for economic viability testing of the LoM plans are reasonable. The post-tax flows for Marikana derive the Discounted Cash-Flow (DCF), results in the Net Present Values (NPVs) of the LoM plan contained in the table below at a Discount Rate of 5% as at 31 December, 2021. The tables also indicate the overall sensitivity of the NPV to the long-term 4E commodity price. Table 4: NPV (Post-tax) Relative to ZAR/4Eoz PGM Basket Prices at 5 % Discount Rate- Current Operations Long Term Price (ZAR/4Eoz) Sensitivity Range -20% -10% -5% 27,809 5% 10% 20% NPV@ the base case Discount Rate 5% (ZARm) 20,443 50,309 65,241 80,174 95,107 110,039 139,905 Table 5 shows the two-variable sensitivity analysis g the NPV Post-tax to the variance in Capital. Table 6 shows a two-variable sensitivity analysis of the NPV Post-Tax to variance in Revenue and in Operating Cost at the 5% Discount Rate. This demonstrates sensitivity to the increase in Operating Costs and the leverage potential to a higher 4E price. Table 5: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Capital Costs) _Current Operations Post-Tax NPV@5% Revenue Sensitivity Range (ZARm) -20% -10% -5% 0% 5% 10% 20% Capital cost sensitivity range -20% 22,363 52,229 67,161 82,094 97,027 111,959 141,825 -10% 21,403 51,269 66,201 81,134 96,067 110,999 140,865 -5% 20,923 50,789 65,721 80,654 95,587 110,519 140,385 0% 20,443 50,309 65,241 80,174 95,107 110,039 139,905 5% 19,963 49,829 64,761 79,694 94,627 109,559 139,425 10% 19,483 49,349 64,281 79,214 94,147 109,079 138,945 20% 18,523 48,389 63,321 78,254 93,187 108,119 137,985

16 Table 6: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Operating Costs) _Current Operations Post-Tax NPV @ 5%(ZARm) Revenue Sensitivity Range -20% -10% -5% 0% 5% 10% 20% Total Operating Cost Sensitivity Range -20% 56,823 86,688 101,621 116,553 131,486 146,419 176,284 -10% 38,633 68,498 83,431 98,364 113,296 128,229 158,094 -5% 29,538 59,404 74,336 89,269 104,201 119,134 148,999 0% 20,443 50,309 65,241 80,174 95,107 110,039 139,905 5% 11,349 41,214 56,147 71,079 86,012 100,944 130,810 10% 2,254 32,119 47,052 61,984 76,917 91,850 121,715 20% (15,936) 13,929 28,862 43,795 58,727 73,660 103,525 While the profitability of the entire operation is tested on a total cost basis, the point at which each individual shaft closure is determined is after direct operational cost. As soon as a shaft does not contribute to its own mining and operational cost, it is considered for closure. The direct allocated costs include the overheads specific to the operation while indirect allocated costs refer to those items which belong to the entire group and which are allocated back to each operation based on a formula. 1.7 Permitting Requirements The Sibanye-Stillwater Marikana Operations have in place, all the necessary rights and approvals to operate; e.g. mines, processing plant, tailings Storage Facilities (TSFs), and ancillary facilities associated with the operations. Any permit and license infringements are corrected as they occur and environmental impacts are managed in close consultation with the appropriate departments. There are reasonable prospects that the operator’s tenure to operate on these premises is secure for the foreseeable future, unless terminated by regulatory authorities for other reasons. Furthermore, based on an assessment of the current permits, technical submittals, regulatory requirements and compliance history, continued acquisition of permit approvals should be possible. There is a low risk of rejections of permit applications by the regulatory agencies for the foreseeable future. 1.8 Conclusions and Recommendations The QPs have conducted a comprehensive review and assessment of all material issues likely to influence the future activities of the Marikana Operations based on information available up to 31 December 2021. There is a comprehensive Risk Register that is reviewed quarterly. All the risks have detailed mitigation plans designed to reduce the risk to a manageable level. The Qualified Persons could not identify any unmanaged material risks that would affect the Mineral Resources and Mineral Reserves reported for Marikana Operations. 17 The views expressed in this report have been based on the fundamental assumption that the required management resources and proactive management skills will be focused on meeting the LoM plans and production targets. There are no recommendations for additional work or changes. 18 2 Introduction 2.1 Registrant Sibanye-Stillwater Limited is an independent international precious metals mining company with a diverse mineral asset portfolio comprising platinum group metal (PGM) operations in the United States and Southern Africa, gold operations and projects in South Africa, and copper, gold and PGM exploration properties in North and South America. It is domiciled in South Africa and listed on the Johannesburg Stock Exchange (JSE or JSE Limited) and New York Stock Exchange (NYSE). This Technical Report Summary covers Sibanye-Stillwater’s Marikana Operations (Marikana or the Operations). Marikana falls under the PGM Operations of the Southern African Region of Sibanye Platinum Proprietary Limited, trading as Sibanye–Stillwater Group (Sibanye-Stillwater) (Figure 1). Marikana Operations include shafts, processing facilities and associated infrastructure (the Material Assets) located in the North West and Gauteng Provinces, South Africa. As per Sibanye-Stillwater Methodology, Western Platinum Proprietary Limited, Eastern Platinum Proprietary Limited, Incwala Resources Mineral Resources and Mineral Reserves report 80.64% attributable to the registrant (Figure 1). The methodology has changed from 2020, where the attributable shareholding was calculated at 95.25% to reflect changes in how the Black Economic Empowerment (BEE) participation is represented. 19 Figure 1: Ownership and Company Structure for Marikana 100% 100% 100% 76.4% 23.56% 76.4% 100% 18% 18% 92.5% 100% 7.5% 3.8% 3.8% 0.9% 0.9% 0.9% 0.9% Incwala Platinum Proprietary Limited Bapo Ba Mogale Mining Company Proprietary Limited Sibanye Stillwater Limited Sibanye Gold Limited Pandora Joint Venture Western Platinum Proprietary Limited Incwala Resources Proprietary Limited Eastern Platinum Limited Sibanye Platinum Proprietary Limited Rustenburg Eastern Operations Proprietary Limited Lonplats Siyakhula Employee Profit Share Scheme Trust Western Community Trust Bapo Ba Mogale Community Trust 2.2 Compliance Sibanye-Stillwater is listed on the NYSE (Code SBSW) and the JSE (Code SSW). Mineral Resources and Mineral Reserves contained in this Technical Report Summary were compiled and reported following the United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K. 2.3 Terms of Reference and Purpose of the Technical Report This Technical Report Summary for the Sibanye-Stillwater Marikana Operations reports the Mineral Resources and Mineral Reserves estimates as at 31 December 2021. The Marikana Operations are an ongoing, established mine and ore processing plants extracting PGM’s from the UG2 and Merensky Reefs of the Bushveld Complex. The ore is processed on site at seven processing plants and produces a PGM and base metal concentrate. The concentrate is sent to the Base Metal Refinery (BMR) where base metals (nickel and copper) are removed and the resulting PGM-rich residue is sent to the offsite

Precious Metal Refinery (PMR) in Brakpan (Gauteng) for final treatment; the PMR is owned by Sibanye-Stillwater (Figure 1).

This report is the first Technical Report Summary for the Sibanye-Stillwater Marikana Operations prepared under the SEC's Subpart 1300 of Regulation S-K disclosure requirements.

The PGM rich layers mined are well known from extensive mining which has taken place, at Rustenburg and the greater Bushveld Complex, over the last 90 years. The Mineral Resource for Marikana contained in this Technical Report Summary is estimated from the extensive surface and underground drillhole and sampling database and is signed-off by internal Qualified Persons (QP). These Mineral Resources are the basis for the Mineral Reserve estimates reported for the operation. Furthermore, the Mineral Reserve estimates are based on detailed Life of Mine (LoM) plans and technical studies (at least to a Prefeasibility Study level) completed internally by Sibanye-Stillwater personnel utilizing modifying factors and Capital and Operating Costs informed by the historical performance at the operations.

This Technical Report Summary was compiled by in-house QPs for Mineral Resources and Mineral Reserves appointed by Sibanye-Stillwater. The QPs are Technical Experts/Specialists registered with professional bodies that have enforceable codes of conduct (Table 7).

20

Table 7: Details of QPs Appointed by Sibanye-Stillwater

Name	Position	Area of Responsibility	Academic and Professional Qualifications	Section Sign-off
Andrew Brown	Vice President: Mine Technical Services	Qualified Person, Mineral Resources and Mineral Reserves – SA PGM Operations	MSc Mining Engineering; FSANIRE F037 MSAIMM 705060	1-6, 15
Manie Keyser	Senior Manager Mine Planning and Resource Management	Qualified Person, Mineral Resources and Mineral Reserves – SA PGM Operations	MEng Mining Engineering, GDE, NHD MRM, ND Survey SACNASP 400284/06	13,16, 17.1-17.4, , 20-25
Nicole Wansbury	Unit Manager Geology Mineral Resources	Qualified Person Mineral Resources – SA PGM Operations	MSc Geology SACNASP 400060/11 GSSA No 965108	1.4,7-11
Brian Smith	Unit Manager Survey	Qualified Person Mineral Reserves – SA PGM Operations	MEng MRM SAGC GPr MS 0218	1.5, 12
Stephan Botes	Unit Manager – Surface and Mineral Rights	Mineral Title	LLB, LLM, Postgraduate Certificate in Prospecting and Mining Law, Postgraduate Certificate in Company Law I, Admitted Attorney of the High Court of RSA	1.7, 3.2,3.4
Mandy Jubileus	Environmental Manager	SA PGM Environmental Compliance	MSc Environmental Management and Sciences , SACNASP 118956, SAATCA ISO14001 Lead Auditor E2167	17.5
Dewald Cloete	SVP Processing	Mineral Processing	ND , NHD Extractive Metallurgy, SAIMM HD0968	14.1,14.2,14.5
Makunga Daudet Seke	Manager PGMs Sales and Metallurgical Accounting	Smelting and Refining	PhD (Metallurgical Engineering), MEng (Metallurgical Engineering), MBA, PrEng (ECSA) 20040194 MSAIMM 702394	14.3,14.4,14.5
Roderick Mugovhani	SVP Finance	Financial Evaluation	B,Comm Accounting, Post Graduate Diploma in Acc Education, MBA, Executive Management Programme, Certified Professional Accountant(SA. Management	1.6, 18, 19

21

Name	Position	Area of Responsibility	Academic and Professional Qualifications	Section Sign-off
			Development Programme (MDP)	
SAIMM - South African Institute of Mining and Metallurgy **SACNASP – South Africa Council for Natural Scientific Professions** **SAGC – South African Geomatics Council** **GSSA – Geological Society of South Africa** **SAATCA – South African Auditor and Training Certification Authority**				

2.4 Sources of Information

Sibanye-Stillwater (the registrant) provided most of the technical information utilised for the preparation of this report. This information is contained in internal documents recording various technical studies undertaken in support of the current and planned operations, historical geological work and production performance at the Marikana Operations, and forecast economic parameters and assumptions. Other supplementary information was sourced from the public domain and these sources are acknowledged in the body of the report and listed in the References Section (Section 24).

2.5 Site Inspection by Qualified Persons

The QPs for Mineral Resources and Mineral Reserves who authored this Technical Report Summary and the supporting Technical Experts/Specialists are all employees of Sibanye-Stillwater. By virtue of their employment, the QPs visit the Marikana Operations regularly while carrying out their normal duties.

2.6 Units, Currencies and Survey Coordinate System

In the Republic of South Africa (RSA) metric units are used for all measurements and, therefore, the reporting of quantities are in metric units, unless otherwise stated.

All the metal prices and costs are quoted in US Dollars (USD) or South Africa Rand (ZAR). An Exchange rate of 15.00ZAR/USD has been used in this document.

The coordinate system employed for most of the surface and underground surveys and maps shown in this Technical Report Summary is based on the Gauss Conform Projection (UTM), Cape Datum, Transverse Mercator projection, Central Meridian 27 degrees (Y +0 X+3 100 000). This is the coordinate system used by the previous owners, Lonmin and data has not yet been converted to WGS84. Some regional-scale maps in this report may be referenced WGS84, Sibanye-Stillwater standard, or with Latitude and Longitude coordinates for ease of reading. Maps in WGS84 are annotated as such.

Units of measurement used in this report are described in Table 8.

22

Table 8: Units Definitions

Units	Description
cm	centimetre(s)
g	gram(s), measure of mass
g/cm^3	density - grammes oper cubic centimetre
g/t	grams per tonne
g/t	grade grams per tonne
ha	hectares = 100m x 100m
kg	kilograms = 1000grams, measure of mass
km	kilometre(s) = 1000 metres
km^2	square kilometres, measure of area
Koz or kozt	kilo ounces= 1000 ounces (troy)
kt	kilotonnes
ktpm	kilotonnes per month
litre	Metric unit of volume = 1000cm^3
m	metre(s)
m^2	square metres
m^3/a	cubic metres per annum
mamsl	elevation metres above mean seal level
metre	metric unit of distance
mm	millimetre(s) = metre/1000
Moz	Million ounces (troy), measure of weight
Mt	Million metric tonnes
Mtpa	Million tonnes per annum
MVA	Million Volt-Amps(Watts)
MW	Megawatts
oz	Troy ounces = 31.1034768 grams
ppb	parts per billion
ppm	parts per million (grams/metric tonne)
sec	second
t	metric tonne = 1000 kilograms = 1.10231131 short ton
tonnes	metric tonnes = 1000 kilograms = 1.10231131 short ton
USD	United States Dollars
4Eoz	troy ounces of Platinum, Palladium, Rhodium and Gold combined.
lb	pound USA = measure of weight
WGS84	World Geographic System 1984- map projection system
wt%	weight percent
ZAR	South African Rand
ZARm	Million Rand

23

2.7 Reliance on Information Provided by Other Experts

The QPs for Mineral Resources and Mineral Reserves have sought input from in-house Technical Experts/Specialists on aspects of the modifying factors for the disciplines outside their expertise. Marikana is a large engineering project and it is not possible for any one person to have the required expertise to comment on all aspects of the operation and inputs to the Mineral Resources and Mineral Reserves. Marikana and Sibanye-Stillwater employ a large team of technical experts and Specialist Service providers. The QPs consider it reasonable to rely upon the information provided by these experts. A list of the in-house Technical Experts/Experts and their areas of competency are summarized in Table 9.

Table 9: Technical Experts/Specialists Supporting the QPs

Name	Position	Area of Competency	Academic Qualifications
A Benson	Manager: Human Resources	Human Resources Management	NDP Human Resources Management
Braam Burger	Manager Finance	Financial Evaluation	B.Com (Accounting and Information Science)
R Craill	Vice President: Engineering	Infrastructure	B. Eng Mechanical. Pr Eng
R Cooper	Vice President Tailings Engineering	Tailings	BSc Civil Engineering, GDE (Civil), Pr Eng
S Durapraj	Manager: Rock Engineering	Rock Engineering	B.A, MSc Mining Engineering, MSANIRE, AREC, COMRMC
L Koorsse	Unit Manager Survey	Survey, Reporting and Historical Mining Factors	MSCC, NHD Mine Survey, GDE Mining Eng, IMSSA PMS0134
E Malherbe	Superintendent Geology	Mineral Resource Estimation	BSc (Hons) (Geology) SACNASP 400131/08
T Naude	Unit Manager: Environment	Rehabilitation and closure costs	BA Geography and Environmental Studies
M Neveling	Senior Manager: Health and Safety	Safety	MO COC, MMDP, Ncert Safety
H Olivier	Manager Asset Management	Equipment	B. Eng. Mechanical (Hons), GCC: Mines & Works (5999).
K Pillay	EVP: Sales and Marketing	Metal sales and Marketing	BSc Eng (Chem), MSc Eng (Chem), MBA.
T Phumo	Executive Vice President (EVP): Stakeholder Relations (SA)	Social and Labour	BA Hons (Corp Comm), APR Diploma Project Management
S Swanepoel	Manager Occupational Hygiene and Ventilation	Occupational Hygiene, Ventilation	BSc.(Hons), MSc, MEC, NDSM, SAIOH (0309)

24

3 Property Description

3.1 Location and Operations Overview

The Marikana Operations are located southwest of the town of Brits, in the North West Province of South Africa, approximately 110km northwest of Johannesburg, (Figure 2).

Figure 2: General Location of the Material Assets as at 31 December, 2021


Rustenburg Operations
Kroondal Operations
Marikana Operations
30° E
N1
NORTHERN LIMB
Limpopo
23° S
Akanani
Polokwane
EASTERN LIMB
Zondernaam
Limpopo
WESTERN LIMB
Mashishing
(Lydenburg)
Blue Ridge
N4
Brits
Rustenburg
Middelburg
26° S
North West
Gauteng
Mpumalanga
26° S
Johannesburg
TN
Carletonville
SOUTH AFRICA
0
50
100km
0
35
70Miles
Balfour
N1
27° E
30° E
Free State
N3
Geographic Coordinate System: WGS84
Sibanye Stillwater Project
Platinum Operations
Bushveld Complex
Rustenburg Operations
Kroondal Operations
Marikana Operations
Towns
National Road
Great Dyke



25

we are one
Sibanye Stillwater

The Marikana Operations are surrounded by various mines, agricultural land and towns. Sibanye-Stillwater own Rustenburg and Kroondal Operations, border Marikana to the west and the Impala Platinum Holding Ltd's Afplats Leeuwkop Platinum Mine Project is situated to the northeast. Refer to Figure 3 and Figure 4 for maps providing additional location details of Marikana.

The Marikana Operations consists of five operating shafts, namely 4Belt Shaft, K3 Shaft, Rowland Shaft, Saffy Shaft and E3 Shaft details of which are provided in Table 10. The Mineral Resource is accessed from the surface using conventional underground mining methods. The 4Belt and E3 shallow incline shafts extend to depths of approximately 400m below surface, and the K3, Rowland and Saffy vertical shafts extend to depths of approximately 900m below surface. Marikana has some shafts under care and maintenance, namely Hossy Shaft, Newman Shaft, E1 Shaft and E2 Shaft. K4 shaft has been reviewed and replanned and forms part of the 2021 reserve statement; mining is planned to commence in quarter 2 of 2022.

The 4Belt shallow incline and K3 and Rowland vertical shafts target both the Merensky Reef and UG2 Reef, whilst the E3 shallow incline and Saffy vertical shaft target only the UG2 Reef. The primary vertical shaft complexes account for the largest portion of the Mineral Reserves.

Ore mined at the Marikana Operations is processed on-site at one of seven concentrators with a combined milling capacity of approximately 600,000tpm (Table 11, Section 14). The concentrate produced is delivered as a slurry to the smelter. The smelter filters, dries and melts the concentrate to extract PGMs and base metals from the gangue material. The Smelter produces a converter matte that contains the extracted PGMs and Base Metals. The converter matte is processed at the Base Metal Refinery to separate the Base Metals (Ni and Cu) from the PGMs. The PGM concentrate from the Base Metal Refinery is processed at the Precious Metals Refinery in Brakpan, where it is refined into the individual PGM metals (Pt, Pd, Au, Rh, Ru & Ir).

26

we are one
Sibanye Stillwater

Figure 3: Marikana Operations


27°24' E
27°30' E
27°36' E
27°42' E
25°35' S
25°40' S
25°45' S
SCHAAPKRAAL 292 JQ
WPL PROSPECTING RIGHT 287/2006PR (PP28/2004)
K4
Karee
K3
Smelter
Rowland
BMR
W1
UG2
TE Lift
Marikana
4B
Hossy
Newman
Saffy
EPC
EPL
E1
E2
E3
N4
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Marikana Operations)
Shaft (Producing)
Shaft Boundaries


Mining Right (Kroondal Operations)
Schaapkraal Prospecting Right
TSF
Shaft (Non-Producing)
Plant
Refinery
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

27

## 3.2 Mineral Title

The Mining and Prospecting rights referred to in this document are issued in terms of the Section 5(1) of the Mineral and Petroleum Resources Development Act 28 of 2002 in South Africa. The principal terms and conditions are not materially different to other similar operations within South Africa.

The Marikana Operations encompass several mining rights held by Western Platinum Proprietary Limited (WPPL), Eastern Platinum Proprietary Limited (EPPL) and the Pandora Joint Venture (Pandora JV), all of which are subsidiaries of Sibanye-Stillwater. The Mining Right authorizes the WPPL, EPPL and Pandora JV to mine and extracts various minerals, including Platinum Group Metals. A summary of the Mining Rights for Marikana is given in Table 10 and Figure 4.

The Mining Right covers a mining area totalling approximately 263 $km^2$ in the District Municipality of Bojanala Platinum within the Madibeng and Rustenburg Local Municipalities) in the North West Province, as indicated in Figure 2 and Figure 4. The Mining Right comprises various farms (or portions thereof). The names of the farms for the Marikana Operations are listed in Table 11. The Rustenburg Operations have sufficient rights and access to land to conduct operations. The current list of farms as well as deed and size details are incomplete and Sibanye-Stillwater is in the process of rectifying outstanding Mineral Title documentation for the properties acquired in 2019.

Eastern Tailings Storage Facilitiy1 is located within the area covered by the Mining Right held under NW30/5/1/2/2/109 MR on the farm Turffontein 462JQ and is currently being re-mined.

WPPL is also the holder of a Prospecting Right under DMRE reference number: NW30/5/1/1/2/12331 PR (Schaapkraal PR) which covers the western down-dip extension at Marikana. The Schaapkraal PR commenced on 22 August 2019 and will expire on 21 August 2022. A renewal application will be filed within H1 2022.

28

**Table 10: Summary of Mineral Rights held for the Marikana Operations**

| Right Holder | Right Number/s | Size (ha) | Minerals | Key Permit Conditions | Expiry date | Future Requirements | Future Intentions | Brief summary of Violations/ fines |
|---|---|---|---|---|---|---|---|---|
| Western Platinum Limited | NW30/5/1/2/2/106MR | 10,167.79 | PGMs, Gold, Silver, Nickel, Copper, Cobalt, Chrome, Vanadium, Iron Ore, Sulphur, Selenium, Tellurium | See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | 03-Sep-37 | No specific requirements apart from standard reporting requirements. | N/A | None. |
| Western Platinum Limited | NW30/5/1/2/2/107MR | 2,931.43 | PGMS and Associated Metals | See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | 03-Sep-37 | No specific requirements apart from standard reporting requirements. | N/A | None. |
| Eastern Platinum Limited | NW30/5/1/2/2/109MR | 3,817.71 | PGMs & (Gold, Silver, Nickel, Copper, Cobalt, Chrome, Vanadium, Iron Ore, Sulphur, Selenium, Tellurium in the UG2 and Merensky Reefs) | See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | 03-Sep-37 | No specific requirements apart from standard reporting requirements. | N/A | None. |
| Eastern Platinum | NW30/5/1/2/2/110MR | 61.92 | PGMs, Gold, Silver, Nickel, | See the summary of permit conditions, | 03-Sep-37 | No specific requirements apart | N/A | None. |

29

| Right Holder | Right Number/s | Size (ha) | Minerals | Key Permit Conditions | Expiry date | Future Requirements | Future Intentions | Brief summary of Violations/ fines |
|---|---|---|---|---|---|---|---|---|
| Limited | | | Copper, Cobalt, Chrome, Vanadium, Iron Ore, Sulphur, Selenium, Tellurium | general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | | from standard reporting requirements. | | |
| Eastern Platinum Limited | NW30/5/1/2/2/111MR | 168.79 | PGMs | See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | 03-Sep-37 | No specific requirements apart from standard reporting requirements. | N/A | None. |
| Western Platinum Limited | NW30/5/1/2/2/161MR | 175.01 | PGMs and Associated Metals and Minerals including (Gold, Silver, Nickel, Copper, Cobalt, Chrome | See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | 20-Dec-36 | No specific requirements apart from standard reporting requirements. | N/A | None. |
| Western Platinum Limited | NW30/5/1/2/2/190MR | 34.31 | PGMs and Associated Metals and Minerals including (Gold, Silver, Nickel, Copper, Cobalt, Chrome | See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | 20-Dec-36 | No specific requirements apart from standard reporting requirements. | N/A | None. |
| Western | NW30/5/1/1/2/12331P | 4174.142 | PGMs, Chrome, | "The holder must | 21-Aug-22 | A prospecting right | Renew the | None |

30

| Right Holder | Right Number/s | Size (ha) | Minerals | Key Permit Conditions | Expiry date | Future Requirements | Future Intentions | Brief summary of Violations/ fines |
|---|---|---|---|---|---|---|---|---|
| Platinum Limited | R | 4 | Gold, Silver, Copper, Cobalt, Iron Ore, Sulphur, Vanadium and Nickel | commence with prospecting operations within 120 days from when the prospecting right is effective. | | renewal application to be submitted before 27 May 2022 | prospecting right for a further three years | |
| Pandora JV | NW30/5/1/2/2/292MR | 4,622.48 | PGMs, Gold, Silver, Copper, Cobalt, Chrome and Nickel together with any such metals and minerals which may be extracted in the normal mining of the minerals in and on the properties. | See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | 22-Jan-44 | No specific requirements apart from standard reporting requirements. | N/A | None. |
| Pandora JV | NW30/5/1/2/2/433MR | 4,289.81 | PGMs, Gold, Silver, Copper, Cobalt, Chrome and Nickel together with any such metals and minerals which may be extracted in the normal mining of the minerals in and on | See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements. | 22-Jan-44 | No specific requirements apart from standard reporting requirements. | N/A | None. |

31

32 Right Holder Right Number/s Size (ha) Minerals Key Permit Conditions Expiry date Future Requirements Future Intentions Brief summary of Violations/ fines the properties. 33 Key permit conditions are given below; 1. Mining right renewal applications to be submitted 60 working days prior to the date of expiry of the right. 2. Holder of MR must continue with mining operations, failing which the right may be suspended or cancelled. 3. The terms of the right may not be varied or amended without the consent of the Minister of Mineral Resources and Energy. 4. The Holder shall be entitled to abandon or relinquish the right or the area covered by the right entirely or in part. Upon abandonment or relinquishment, the Holder must: 4.1. Furnish the Regional Manager with all prospecting and/or mining results and/or information, as well as the general evaluation of the geological, geophysical and borehole data in respect of such abandoned area; and 4.2. Apply for a closure certificate in terms of section 43(3) of the MPRDA. 5. The holder shall pay royalties to the State in accordance with section 25(2)g of the MPRDA throughout the duration of the mining right. 6. Mining Operations must be conducted in accordance with the Mining Work Programme and any amendment to the MWP and an approved EMP. 7. The holder shall not trespass or enter into any homestead, house or its curtilage nor interfere with or prejudice the interests of the occupiers and/or owners of the surface of the Mining Area except to the extent to which such interference or prejudice is necessary for the purposes of t enabling the Holder to properly exercise the Holder’s rights under the mining right. 8. The holder must dispose of all minerals derived from mining at competitive market prices which shall mean in all cases, non-discriminatory prices or non-export parity prices. 9. A shareholding, an equity, an interest or participation in the mining right or joint venture, or a controlling interest in a company/JV may not be encumbered, ceded, transferred, mortgaged, let, sublet, assigned, alienated or otherwise disposed of without the written consent of the Minister, except in the case of a change of controlling interest in listed companies. 10. All boreholes, shafts, adits, excavations and openings created by the holder shall be sealed, closed, fenced and made safe in accordance with the approved Environmental Management Programme and the Mine Health and Safety Act. 11. The holder of the mining right, while carrying out mining operations should safeguard and protect the environment, the mining area and any person using to entitled to use the surface of the mining area for possible damage or injury. 34 12. The Minister or a person authorized by the Minister shall be entitled to inspect the Mining Area and the execution of the approved mining right conditions. 13. A mining right may be cancelled or suspended subject to S47 of the MPRDA if the holder: 13.1. Submits inaccurate, incorrect and/or misleading information in connection with any matter required to be submitted under this Act; 13.2. fails to honour or carry out any agreement, arrangement or undertaking, including the undertaking made by the Holder in terms of the Broad Based Socio Economic Empowerment Charter and Social and Labour Plan; 13.3. Breaches any material term and condition of the mining right; 13.4. Conducts mining in contravention of the MPRDA; 13.5. Contravenes the requirements of the approved Environmental Management Programme; 13.6. Contravenes any provisions of this Act in any other manner. 14. The holder shall submit monthly returns contemplated in S 28 (2) A of the MPRDA no later than the 15th of every month and maintain all such books, plans and records in regard to mining on the mining area as may be required by the Act. 15. The Holder shall, at the end of each year, following commencement of this mining right, inform the Regional Manager in writing of any new developments and of the future mining activities planned in connection with the exploitation/mining of the minerals in the mining area. 16. Provisions relating to section 2(d) and section 2(f) of the MPRDA, relating to the Broad Based Socio Economic Empowerment Charter differs in each mining right. 17. The Mining right does not exempt the holder from complying with the MHSA or any Act in South Africa. 18. Annually, no later than three months before financial year end submit a detailed implementation plan to give effect to Regulation 46(e)(i), (ii) and (iii) in line with the Social and Labour Plan. 19. Annually, no later than three months after finalization of its audited annual report submit a detailed report on the implementation previous year’s SLP. SLP COMPLIANCE REQUIREMENTS 20. New Social and Labour Plan to be submitted and reviewed every 5 years. 21. Social and Labour Plan Implementation Plans to be submitted annually. 22. Social and Labour Plan Annual Report to be submitted annually. ENVIRONMENTAL MANAGEMENT COMPLIANCE REQUIREMENTS 35 23. Performance assessment relating to Environmental Management Programme to be conducted Bi-annually. 24. Performance assessment relating to Water Use License to be conducted annually. 25. Performance assessment relating to Atmospheric Emission License to be conducted annually.

Figure 4: Plan Showing Mineral Right



27°24' E
27°30' E
27°36' E
27°42' E
25°35' S
25°40' S
25°45' S
Mining Right
Current Holder of Right
NW30/5/1/2/2/107 MR
Western Platinum Ltd
NW30/5/1/2/2/106 MR
NW30/5/1/2/2/161 MR
NW30/5/1/2/2/190 MR
Western Platinum Ltd
Prospecting Permit
NW30/5/1/1/2/12331 PR
Western Platinum Ltd
NW30/5/1/2/2/109 MR
Eastern Platinum Ltd
NW30/5/1/2/2/110 MR
Eastern Platinum Ltd
NW30/5/1/2/2/111 MR
Eastern Platinum Ltd
NW30/5/1/2/2/292 MR
NW30/5/1/2/2/433 MR
Eastern Platinum Ltd (Pandora)
WESTERN PLATINUM LTD
NW30/5/1/1/2/12331 PR
WESTERN PLATINUM LTD
NW30/5/1/2/2/107 MR
WESTERN PLATINUM LTD
NW30/5/1/2/2/106 MR
NW30/5/1/2/2/161 MR
NW30/5/1/2/2/190 MR
EASTERN PLATINUM LTD
NW30/5/1/2/2/109 MR
EASTERN PLATINUM LTD
NW30/5/1/2/2/292 MR
NW30/5/1/2/2/433 MR
EASTERN PLATINUM LTD
NW30/5/1/2/2/111 MR
EASTERN PLATINUM LTD
NW30/5/1/2/2/110 MR
K4
K3
Rowland
W1
1E Lift
4B
Hossy
Newman
Saffy
E1
E2
E3
N4
0
2,5
5km
TN
Geographic Coordinate System: WGS84
Mining Right (Marikana Operations)
Schaapkraal Prospecting Right
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

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Table 11: Mining Right Status Marikana

Farm Name	Portion	Magisterial District
FARMS REGISTERED IN THE NAME OF WESTERN PLATINUM LIMITED		
No 342 JQ	17, 32, 43, 151, 209, 211, 253, 254, 255, 260, 261, 307	Rustenburg
Elandsdrift 467 JQ	RE*2, RE*20, RE*21, 37, 38, RE*39, 44, E*51, 52, 53, 56, 57, 58, 59, 70, 71, 99, 100, RE*137, RE*222	Madibeng
Hoedspruit 298 JQ	12, 13, 14, 16	Rustenburg
Lonmin Tailings 943 JQ	RE	Rustenburg
Middelkraal 466 JQ	RE*1, RE*2, RE*3, RE*4, RE*5, 7, 8, RE*9, 10, -20, RE*21, RE*22, RE*23, RE*24, 25, -36, RE*37, 38, RE*39, RE*40, RE*41, 43, 44, RE*45, 46-50, RE*51, 52, 53, 55, 56, RE*58, 60, 62, 63, 68, 69, 70	Madibeng
Rooikoppies 297 JQ	RE*1, RE*2, RE*5, 6, RE*8, RE*10, RE*16, 22, RE*24, RE*28, 35, RE*36, 37, 38, RE*39, RE*40, 41, 42, RE*43, RE*44, 48, RE*54, RE*55, RE*57, RE*58, 76, 77, 78, 97, 98, 99, 101, 102, 103, 104, 105, RE*114, RE*116, 118, RE*121, 122, RE*123, 124, 125, 134, 135, RE*136, 138, 139, 141, 142, 143, 146, 147,	Rustenburg
Rooikoppies 297 JQ	RE*150, RE*151, 152, 153, 154 - 171, RE*173, 189, 194, 195, 198, 199, 200, 201, 202, RE*203, RE*204, RE*205, RE*206, RE*207, RE*213, RE*216, RE *217, RE*218, RE*219, RE*220, 221, 222, RE*223, 224, 225 - 228, RE*229, 231, 232,	Rustenburg
Rooikoppies 297 JQ	RE*233, 243, 244, 247 - 252, RE*276, 277 - 283, RE*297, RE*307, RE*308, RE*314, RE*316, RE*318, RE*320, RE*322, RE*328, RE*329, RE*332, RE*333, 399, RE*415	Rustenburg
Zwartkoppies 296 JQ	1, 4, 9, 10, 13, - 18, RE*19, 20, 24 - 27, RE*32, 33, 34, 39, 40, 45, RE*47, 49, 55, 58, 62, 64, 68, 69, 73, 81, 90, 91, 92, 102, RE*106, 114, 115, RE*116	Rustenburg
Schaapkraal 292 JQ	21	Rustenburg
FARMS REGISTERED IN THE NAME OF EASTERN PLATINUM LIMITED		

Farm Name	Portion	Magisterial District
Hartebeespoort B 410 JQ	916, 920, 921, 1061, 1062, 1066, 1072, 1073, 1074, 1075, 1076, 1077	Madibeng
Uitvalgrond 416 JQ	RE*17, RE*18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28	Madibeng
FARMS AND PORTIONS ON LEASE FROM BAPO BA MOGALE TRADITIONAL COMMUNITY		
Farm Name	**Portion**	**Magisterial District**
Turffontein 462 JQ	3, RE	Madibeng
460 JQ	1	Madibeng
Karee Poort 407 JQ	6	Madibeng
Moddersspruit 461JQ	2	Madibeng
Boschfontein 458 JQ	5	Madibeng
Wonderkop 400 JQ	1, 2	Madibeng

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we are one Sibanye Stillwater

3.3 Royalties

Sibanye-Stillwater Marikana Operation is not a royalty company nor receives royalties from any other operation.

3.4 Legal Proceedings and Significant Encumbrances to the Property

The QPs have been advised by Sibanye-Stillwater that there are no material legal proceedings in relation to the Marikana Operations. It should, however, be noted that Sibanye-Stillwater may be involved in various non-material legal matters such as employment claims, third-party subpoenas and collection matters on an ongoing basis, which are not material to the Mineral Resources and Mineral Reserves reported for the Marikana Operations in this Technical Report Summary.

From the documentation reviewed and input by the relevant Technical Specialists and Experts, the QPs could not identify any material factors or risks with regards to the title permitting, surface ownership, environmental and community factors that would prevent the mining of the reefs and the declaration and disclosure of the Mineral Resources and Mineral Reserves for the Marikana Operations.

4 Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1 Topography, Elevation and Vegetation

The Madibeng Local Municipality within which the Marikana Operations are situated is characterized by undulating terrain, varying between 1,050 metres above mean sea level (mamsl) and 1,180 mamsl. The topography to the north, west and east of Marikana Operations is dominated by well-established non-perennial watercourses. The mine area is relatively flat with sporadic hillocks and rocky outcrops. Situated to the south is the Magaliesburg mountain range and to the east are several small hills.

The major rivers in the Marikana Operations area include the Sterkstroom River bisecting through the western section of the operation and the Maretlwana River on the eastern portion of the operation.

The vegetation present in the area is relatively heterogeneous, consisting of a mosaic of open grassland, old fallow lands, scrub-thornveld, mesophyllous woodland and drainage-line thickets and Norite koppies. The majority of the area, occurring on black clay soils, is open grassland with occasional small trees and denser treed zones where surface rock is present and more frost- and fire cover is provided to seedlings. The areas located on the sandier red soils are made up of mixed savanna, with both microphyllous (fine-leaved) and mesophyllous (broad-leaved) vegetation present.

4.2 Access, Towns and Regional Infrastructure

The Marikana Operations are situated in between the City of Rustenburg and the town of Brits. The site is accessed via the multiple networks of well-maintained tarred roads. The operations are accessed via the N4 highway into Rustenburg and Brits from Pretoria. Refer to Sections 4.4 and 15 and Figure 2 for details on Infrastructure

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4.3 Climate

Rainfall occurs throughout the year, but predominantly between November and March, mainly as thunderstorms. Annual rainfall averages approximately 650mm. The wettest month is January, with an average monthly total rainfall of 132mm. The driest month is July; with an average monthly total rainfall of approximately 2mm. Mean annual air temperatures range from 11.8°C in June/ July to 23.8°C in January. Winds are mainly light to moderate and blow from the north-easterly sector, except for short periods during thunderstorms or weather changes when they have a southerly component. The lightning ground flash density in the area is a moderate risk to surface infrastructure with between 5 to 7 strikes/km^2/year (on a scale of 0 to 19).

No severe climatic effects influence mining activities and the mining and ore processing operations at the Marikana Operations proceed year round.

4.4 Infrastructure and Bulk Service Supplies

Marikana Operations have been operating since 1987 and the surrounding mines have been operational since the 1950's. All the regional and onsite infrastructure for mining is well established. There is a good supply chain for all required consumables and equipment in or near the mine site. The Marikana Operations, through Sibanye-Stillwater, is well connected to the international supply markets for any materials and equipment not available locally.

The Marikana Operations are supplied with bulk electricity from the regional grid which is owned and operated by the state-owned company, Eskom. Details for Power are supplied in Section 15.3 and for Water supplies in Section 17.5.6.

Madibeng Municipality and the neighbouring Rustenburg Municipality host a combined population of greater than 1.2m people and most services needed are found in the surrounding towns and cities.

4.5 Personnel Sources

Marikana Operations have specific policies, procedures and practices in place, which address, on an integrated basis, its human resource requirements. Recruitment is predominantly informed by the operational requirements of the Marikana Operations for specific skills, by the extent of labour turnover levels and by relevant legislation.

The organizational structure currently in place, together with operational management, will remain unchanged until planned shaft closures occur, following which downsizing will be assessed. Organizational structures and staffing requirements (Table 12) are primarily determined by operational requirements and the production profile of the operation. The economic climate, cost infrastructure and the Mineral Reserves profile also influence the organizational structures and required labour complement.

Table 12: Number of Permanent Employees

	C2018	C2019	C2020	C2021
No. of Employees	22,934	20,173	18,447	17,963

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Manpower is sourced from different areas of South Africa and beyond, although preference is given to manpower from local communities within the Northwest Province in support of local economic development. Table 13 provides a breakdown of the origin of employees as per province, including beyond the border of South Africa. Many of the Marikana Operations' employees live in Rustenburg and neighbouring towns.

Table 13: Origin of Employees

Province	Number of Permanent Employees	Number of Contractors	Percentage
Eastern Cape	5,759	509	29%
Free State	670	110	4%
Gauteng	1,965	359	11%
KwaZulu-Natal	562	72	3%
Limpopo	922	382	6%
Mpumalanga	329	97	2%
North West	4,643	1,509	29%
Northern Cape	197	23	1%
Western Cape	13	6	0%
Non-South Africans	2,903	346	15%
Total	**17,963**	**3,413**	**100%**

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5 History

5.1 Ownership History

Marikana Operations were started in 1987 by Lonrho Plc/Lonmin Plc until the acquisition of Lonmin by Sibanye-Stillwater in 2019. The historical development of the Marikana Operations is summarized in Table 14.

Table 14: Historical Development

Company/Ownership/ Operator	Date	Activity
Lonrho Plc	1909	London and Rhodesian Mining and Land Company founded
Lonrho Plc	1987	The sinking of the Rowland Shaft commences
Lonrho Plc	1989	Karee Mine Shafts operational
Lonrho Plc	1991	The first production delivered by Rowland and steady-state achieved in 1999
Lonrho Plc	1998	Lonrho Plc splits and Lonrho Africa plc is formed
Lonmin Plc	1999	Lonrho Plc is renamed Lonmin Plc. The focus is on mining
Lonmin Plc	2000	Lonmin Plc sells off all non-PGM assets and becomes a primary PGM producer
Lonmin Plc	2001	Eastern declines are sunk and the Saffy shaft is commissioned. Lonmin enters into a JV with Anglo American Platinum for the Pandora property
Lonmin Plc	2003	Hossy Shaft is commissioned.
Lonmin Plc	2005	Lonmin acquires the Limpopo Mine (formerly Messina) from Southern Platinum
Lonmin Plc	2006	K4 Shaft is commissioned
Lonmin Plc	2007	Lonmin acquires 94% of Afriore for a stake in the Akanani PGM project on the Northern Limb of the Bushveld Complex
Lonmin Plc	2009	Lonmin's Limpopo Mine is put on Care and Maintenance
Lonmin Plc	2011	K3 Shaft decline is sunk.
Lonmin Plc	2012	K4 Shaft is placed on Care and Maintenance. Major labour strike affected mine and reduced production.
Lonmin Plc	2016	Saffy shaft produces at full capacity.
Lonmin Plc	2017	Newman and E2 Shafts are put on Care and Maintenance.
Lonmin Plc	2018	Lonmin acquires 100% of the Pandora project from Anglo American Platinum.
Lonmin Plc	2019	Hossy, E1 and W1 Shafts are put on Care and Maintenance. UG2 open pit operations are ceased.
Sibanye-Stillwater	2019	Acquisition of Lonmin Plc by Sibanye-Stillwater in June 2019.
Sibanye-Stillwater	2020	The Covid-19 Pandemic and the associated national lockdown affected all production from April to the middle May at which point a gradual build-up in production was initiated with a slow return of employees continuing right up to December 2020.
Sibanye-Stillwater	2021	K4 shaft reopened and development begins.

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5.2 Previous Exploration and Mine Development

5.2.1 Previous Exploration

The discovery and development of the Merensky Reef in Rustenburg can be traced back to 1925.

Exploration by Lonrho Plc began at the Marikana Operations in the mid-1960s and during the past 51 years, several companies have conducted exploration campaigns across the lease area. Underground development to exploit the Merensky Reef commenced in 1970 and mining of the UG2 Reef at Western Platinum commenced in 1982.

Extensive mining, surface diamond drilling, 3D seismic surveys and complete airborne magnetic surveys have aided in establishing the geological characteristics of the UG2 and Merensky Reefs at Marikana Operations. Over 900 surface diamond drillholes have been collared and drilled in prior years and exploration drilling is on-going continuously to improve confidence and extend the area of the Mineral Resource.

5.2.1.1 Aeromagnetic Surveys

Several aeromagnetic surveys have been conducted over the Marikana Operations. In 1994, an aeromagnetic survey was conducted by "Geodass" over the greater part of the Marikana Operations. The flight line spacing and flight line trend used for this survey was 50m at 000° respectively, whereas the tie line spacing was 250m and the tie line trend was 090°. Horizontal magnetic gradient, radiometric and positional data were recorded. The detail of this survey has been used to define the location of near-surface Iron-rich replacement pegmatoids (IRUP) occurrences in the 4B, K3 and Rowland Shaft blocks, and similarly used to infer the absence of this alteration replacement type material in other areas. It has also assisted with delineating other magnetic stratigraphic units (such as the Main Mottled Anorthosite) above the Merensky Reef which shows the approximate strike over the area). The aeromagnetic survey images (Figure 5) have proved valuable in projecting dykes down dip, as well as defining the well-known major fault structures such as the Marikana and Elandsdrift Faults. In 2011, the area towards the north covering the Schaapkraal prospecting permit was surveyed.

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Figure 5: Aeromagnetic Image Over Marikana Operations.



5.2.1.2 3D Seismics

Seismic surveys covering 1,850 ha have been conducted over parts of the K4 and K3 Sub-incline shaft blocks; 5,846 ha over the MK2-Saffy Shaft blocks and 5,765 ha over K4-K5-MK3 blocks (Figure 6). These surveys were carried out in 2000, 2009 and 2011, respectively. Post-processing of the data included impulse reflector picking and preparation of time-bar-coded and depth contour plans. These contours formed the basis for the structural interpretation.

The processed information was further used to interpret the location and size of potholes for both reefs in the K4 Shaft block. No verification of the pothole accuracy has been reported. However, the resolution of the vertical depth can be expected to be within 10 m. The delineation of major fault and dykes structures interpreted from the seismic survey has been partially utilized. At MK2-MK3-Saffy-K5, the seismic information has been used in delineating structure domains.

Reprocessing of the K4 seismic data and integration with the K5 seismic data was completed in 2013, and available for future structure updates.

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Figure 6: Areas Covered by 3D Seismic Surveys (shown in green polygons) Relative to the Marikana-Schaapkraal-Pandora areas.



-2830000 N
-2835000 N
-2840000 N
-2845000 N
45000 E
50000 E
55000 E
60000 E
65000 E
70000 E
N
Schaapkraal
K4-K5-MK3
Seismic study
K4 Shaft
MK2-Saffy
Seismic study
Pandora
K3 Shaft
Rowland Shaft
Saffy Shaft
E3 Shaft
Hossy Shaft
E2 Shaft
Newman
Shaft
E1 Shaft
4B Shaft
0 2000 4000 6000 8000 10000
m

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5.2.2 Previous Development

Production commenced at Marikana in 1991, following the completion of shaft sinking. The history of other shafts is listed in Table 14.

Refer to Table 15 for details of the historical production and financial parameters in calendar years (C), C2017 to C2021.

Table 15: Historical Production and Financial Parameters

		Unit	Financial Years				
			C2017	C2018	C2019	C2020	C2021
Main development [1]	Advanced	(km)	79.1	82.8	85.7	70.6	79.7
Area mined [1]		('000m^2)	1.507	1.484	12.45	941	1187
Tonnes milled [2]	Underground	('000)	10,105	9,770	8,078	5,609	6,802
	Surface	('000)	0	938	3,511	3,447	3,869
	Total	('000)	10,105	10,708	11,590	9,056	10,671
BUHG [3]	Underground	(g/t)	3.89	3.76	3.61	3.70	3.87
	Surface	(g/t)	0.00	0.89	0.91	0.86	0.87
	Combined	(g/t)	3.89	3.51	2.79	2.62	2.41
4E produced	Underground	(Moz)	1.12	1.04	0.82	0.57	0.74
	Surface	(Moz)	0.00	0.01	0.03	0.04	0.03
	Total	(Moz)	1.12	1.04	0.85	0.61	0.77
Operating Costs	Underground	(ZAR/t)	Lonmin reporting KPI's were different and hence data is not comparable				
	Surface	(ZAR/t)					
	Total	(ZAR/t)			1,283	1,569	1,571
Operating Costs [7]		(USD/oz)			1,188	1,315	1,372
		(ZAR/oz)			17,176	21,638	20,289
All in cost[7]		(USD/oz)			1,228	1,208	1,347
		(ZAR/oz)			17,756	19,886	19,925
Capital expenditure		(ZARm)			1,189	1,223	2,254

1. Main development and area mined come from K3, Rowland, 4B, Saffy and E3 Shafts.
2. Tonnes Milled are from all operating shafts, open pit and surface operations operational at the time of reporting.
3. The yield is in 4E. (Recovered grade).
4. Cost data indicated for 2019 is from the date of acquisition (June 2019) and full year 2020.
5. Production data is for the period January to December.
6. Ounces and kilograms are based on 4E.

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6 Geological Setting, Mineralization and Deposit

6.1 Regional Geology

The Bushveld Complex (Figure 7) is approximately 2,060 million years old. Its mafic to ultramafic rock sequence, the Rustenburg Layered Suite (RLS), is the world's largest known mafic igneous layered intrusion. The RLS contains about 80% of the world's known Mineral Reserves of PGMs (Crowson, 2001 in Cawthorn,2010). In addition to PGMs, extensive deposits of iron, tin, chromium, titanium, vanadium, copper, nickel, and cobalt also occur. The Bushveld Complex extends approximately 450km east to west and approximately 250 km north to south. It underlies an area of some 67,000 km^2, spanning parts of Limpopo, North West, Gauteng, and Mpumalanga Provinces.

The RLS which was derived from differential crystallization of multiple magma injections, occurs geographically as five discrete compartments termed "limbs", three of which are being exploited for PGMs. These are the Western, Eastern, and Northern Limbs. The Marikana Operations are located on the Western Limb (Figure 8). The RLS comprises rocks ranging from dunite and pyroxenite through norite, gabbro and anorthosite to magnetite- and apatite-rich diorite. The RLS is subdivided in terms of a mineralogically based zonal stratigraphy into five principal zones.

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Figure 7: Geology of the Bushveld Complex


27° E
30° E
23° S
26° S
TN
0 50 100km
0 35 70Miles
Geographic Coordinate System: WGS84
Villa Nora
BOTSWANA
NORTHERN LIMB
Mokopane
Wonderkop fault
Thabazimbi
Rhenoster-hoedspruit
SOUTH AFRICA
Burgersfort
EASTERN LIMB
Nietverend
FAR WESTERN LIMB
Rustenburg
WESTERN LIMB
Brits
Moloto
Pretoria
Stoffberg
Belfast
Uitkomst
Johannesburg
SOUTHEASTERN/ BETHAL LIMB
Platinum Operations
Felsic
Mafic
Bushveld Complex
Young Sedimentary Cover & Intusions
Transvaal Supergroup
Archaean Basement Pre - Transvaal Formations
Rustenburg Operations
Kroondal Operations
Marikana Operations
Faults
Towns

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Figure 8: Geology of the Western Limb of the Bushveld Complex, South Africa


27°50' E
28° 50' E
27°50' S
27° 50' S
26°50' S
26° 50' S
Amandelbult
Northam
Union
Sedibelo
Pilansberg
Pilansberg
Zwartklip facies
Rustenburg facies
Impala
Rustenburg
Rustenburg
Marikana
Brits
Kroondal
Pretoria
Crocodile River
0
50
100km
0
35
70Miles
Geographic Coordinate System: WGS84
Alkaline complexes
Granites
Upper zone
Main zone
Lower zone
Transvaal
Rustenburg Operations
Kroondal Operations
Marikana Operations
Towns
Merensky reef
UG2 reef
Faults

From the bottom of the sequence to the top (Figure 9), these zones are the 1) Marginal Zone, 2) ultramafic-rich Lower Zone, 3) mafic-rich Critical Zone which hosts multiple chromitite and PGM layers, 4) a mafic-rich Main Zone consisting mostly of gabbro-norites and norites, 5) and the final Upper Zone derived from the crystallization of iron-rich residual fluids.

The RLS varies in vertical thickness, reaching up to 8 km in places with some individual layers traceable for over 150 km. However, the PGM bearing reefs are typically only 0.3m to 15m thick, although much greater thicknesses are recorded in the Platreef of the Northern Limb. In the Eastern and Western Limbs, the Critical Zone contains the two principal PGM-bearing reefs: the Merensky Reef and the UG2 Reef. Mineral Resources and Mineral Reserves are reported for both the Merensky and UG2 Reefs which are the primary PGM and base metal sources mined at the Marikana Operations.

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Figure 9: General Stratigraphic Column of the Rustenburg Layered Suite


(m)
8000
7000
6000
5000
4000
3000
2000
1000
0
Upper Zone
(Gabbro; Olivine diorite; Anorthosite)
Main Zone
(Gabbro; Anorthosite; Norite; Pyroxenite)
Upper Critical Zone
(Anorthosite; Norite; Pyroxenite)
Lower Critical Zone
(Pyroxenite; Harzburgite; Dunite)
Lower Zone
(Pyroxenite; Harzburgite; Dunite)
Marginal Zone
(Norite)
Merensky Reef
UG2
Upper Group
UG1
Norite and Anorthosite
Pyroxenite
Pegmatoidal feldspathic pyroxenite
Chromitite

6.2 Deposit Types

6.2.1 Formation of Deposit

PGM reef-type deposits are deposits where the PGM are the main products and Ni and Cu are the by-products (e.g., the UG-2 and Merensky reefs of the Bushveld Complex, or the J-M reef of the Stillwater Complex, Montana and the MSZ of the Great Dyke of Zimbabwe). The deposits generally contain less than 1-2 % sulphide minerals and tend to form laterally relatively persistent stratiform horizons in large layered intrusions that are often relatively easy to trace once they have been intersected.

Most mineral deposits can be classified into specific groups or types and exhibit common features and mineralogical associations which relate to the geological processes that ultimately formed them. Ni-Cu-PGM deposits can be found in a variety of deposit types including (a) magmatic, (b) hydrothermal, (c) sedimentary/placer, and (d) residual/laterites, however, they are almost exclusively dominated by magmatic processes. Magmatic Ni-Cu-PGM deposits have been some of the most sought after and important deposits in the world. At a basic level, formation of these deposits relies on magma generated from the Earth's mantle, which then intrudes its way into the crust, often melting and incorporating the surrounding rocks causing 'contamination' within the original magma. Slow

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cooling of these magmas generates immiscibility between sulphur and silicate liquids, ultimately leading to the formation of Ni-Cu-PGM enriched sulphide rocks embedded within mafic and ultramafic igneous rocks. Many of these deposits around the world have been identified and are well documented in the literature, including the largest one, Stillwater Complex (United States of America), Norilsk (Russia), Sudbury Complex (Canada) and Great Dyke (Zimbabwe) as well as the Bushveld Complex (South Africa). Ni-Cu-PGM deposits are associated with mafic-ultramafic magmatism with a few key differences to mention between these deposits.

6.2.2 Stillwater Complex

The Stillwater Complex is the world's fourth largest PGM deposit known today and comprises a large irregular sheet-like ultramafic intrusion. The intrusion can be divided into the Ultramafic Basal Series, Lower Banded, Middle Banded and Upper Banded series, which show evidence for multiple injections of magma.

The most economically important series is the Lower Banded series, which contains a broadly continuous zone of PGM-rich olivine units known as the J-M Reef (McCallum, 1996). The J-M Reef is hosted within a sequence of harzburgitic and troctolitic rocks and can be traced along strike for approximately 36km with an average thickness of 2m (McCallum, 1996). The reef contains 1-2% disseminated sulphides at 20-25ppm Pt + Pd with 3.6 times the Palladium to Platinum content. Due to the steeply dipping nature of this reef, underground mining methods have had to be implemented.

6.2.3 Norilsk Province

Norilsk is the third-largest Ni-Cu-PGM deposit in the world. The Norilsk Province represents a large extrusive or volcanic sequence of basaltic lavas with rare komatiite lavas intruded by isolated layered ultramafic magmas. Like the Stillwater Complex, the Ni-Cu-PGM deposits within the Norilsk Province are associated with these layered ultramafic intrusions. Unlike Stillwater, the sulphides within this province are found ranging from massive, veinlet-disseminated to disseminated ore bodies at varying intervals throughout the layered intrusives. The mineralised zones within the layered intrusives are complex and variable in size and shape, therefore emphasis has only been placed upon the massive ore bodies. The massive ore bodies are by far the most economical in value, which are recorded to reach hundreds of metres in lateral extent ranging from centimetres to 45m in thickness (Krivolutskaya et al., 2014). Ni content is extremely high with these massive ores, up to 3.21 wt %, with Ni/Cu ratios ranging from 0.23 to 0.45. PGM contents within these zones reach 1.5 – 2.0 ppm Pt and 7.0 – 9.0 ppm Pd, mostly confined to the margins of the massive ore bodies (Krivolutskaya et al., 2014).

6.2.4 Sudbury Complex

The Sudbury Basin is a unique type of Ni-Cu-PGM deposit, as it is the only deposit related to a meteorite impact and the world's largest Ni deposit. The complex has been suggested to have formed by impact melting of originally mafic rock types, which have generated a magmatic body consisting of a lower melanocratic norite overlain by leucocratic norite. Then lower norite unit is recorded to have elevated Ni (40 – 1000 ppm), Cu (40 – 1140 ppm), and Pt + Pd (3.7 – 15.1 ppb) with the upper more felsic norite being only somewhat enriched in these elements (Keays & Lightfoot, 2004). Due to the complicated relationship of this deposit with the meteorite impact, several types of

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mineralised zones have been described, which includes a contact layer, footwall breccias, large radial structured dykes and vein-like deposits (up to 1,000m from the centre of the impact structure). The impact structure itself has been measured up to 200km in diameter, displaying an oblate-like shape. The deposits found within the Sudbury Complex are mainly confined to the margins of the magmatic body and are relatively scattered throughout. The average grade of the deposits been mined show roughly 1.2 wt% Ni, 1.1 wt% Cu, and 0.8 g/t Pt + Pd. Thererefore, there is a target mainly for their Ni and Cu contents with PGM mainly as a by-product (Keays & Lightfoot, 2004).

6.2.5 The Great Dyke

The Great Dyke is a linear intrusion that trends north-south that cuts across the Archaean granites and greenstone belts of the Zimbabwe craton consisting of layered mafic and ultramafic rocks (Chaumba and Musa, 2020; Wilson and Prendergast, 2001). The length of the Great Dyke is 550 km, and its thickness varies between 4 km and 11 km in width. The Great Dyke acts as host to the second-largest resource of PGMs in the world (Wilson and Prendergast, 2001). Four sub-chambers make up the Great Dyke, namely Musengezi, Darwendale, Sebakwe and Wedza sub-chambers (Wilson and Prendergast, 2001). Two economically viable zones have been identified: the Main Sulphide Zone (MSZ), which is the most economically viable and the thicker, but lower grade, and the Lower Sulphide Zone (LSZ) that contains much less sulphides. The Main Sulphide zone is 1 to 15m thick, and the Lower Sulphide Zone is 30 to 80m thick. Both the MSZ and LSZ occur within the pyroxenite of the uppermost ultramafic cyclic unit (Wilson, 1996; Wilson and Prendergast, 2001). The average grades reported from mining operations at Ngezi, Unki and Mimosa have shown roughly 3.86 g/t 6E.

6.2.6 The Bushveld Complex

Bushveld Complex comprises several intrusive and extrusive bodies, including the RLS, the Lebowa Granite Suite, the Rashoop Granophyre Suite, and the Rooiberg Group Volcanics. The RLS includes many layers grouped into stratigraphic units from base to roof: Marginal Zone, Lower Zone, Critical Zone, Main Zone and Upper Zone, which are distinguished on geological maps or cross-sections. These stratigraphic units show evidence for repeated injections of magma and the changes in mineral composition with stratigraphic position show trends and patterns consistent with the expected crystallisation pattern of mafic magma. The Bushveld Complex is a remarkably well preserved, extremely large mid-Proterozoic intrusion that has escaped regional metamorphism and extensive deformation.

The most economically important stratigraphic unit within the RLS is the Critical Zone, which hosts the world greatest chromite and platinum deposits. These deposits are usually situated in successive well-defined layers and are locally termed 'reefs'. The PGM deposits occur within the well-defined Merensky and UG2 Reefs. The Merensky and UG2 Reefs are Cu-Ni-PGM-enriched contact-type and stratiform chromitite deposits, respectively, with low sulphur content. The PGM mineralised layers are typically in stratigraphic intervals that mark a major lithologic and petrologic change in the layered igneous intrusion. Local and Property Geology

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6.3 Local and Property Geology

6.3.1 Stratigraphy

The recognized stratigraphy underlying the Marikana Operations comprises the Main and Critical Zones of the RLS. The stratigraphy of the RLS as formalised by the South African Committee for Stratigraphy (SACS, 1980) is used in this report. The Main Zone predominantly comprises gabbro–norite and norite rock types, whereas, in the Upper Critical Zone, pyroxenite, norite, anorthosite, and chromitite lithologies are found.

The Upper Critical Zone stratigraphy of the RLS, which contains the units of economic interest, the Merensky and UG2 Reefs, comprises well-developed cyclic units divided into six sub-units as follows (Figure 10):

- Bastard Pyroxenite
- Merensky Reef
- Merensky Footwall
- UG2 Hangingwall
- UG2 Chromitite Layer/Reef
- UG1 Chromitite Layer

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Figure 10: General Stratigraphic Column of the Local Geological Succession



Rustenburg Layered Suite
Height above base of Complex
4,000 m
3,000 m
2,000 m
1,000 m
0 m
Main Zone
UCZ
Merensky Reef
Lower Critical Zone
Lower Zone
approx. 72 m
Markers
Giant Mottled Anorthosite
Bastard Reef
Normal Merensky Reef
Footwall Marker
P2 Marker
UG2 Reef
UG1 Reef
Chromitiferous Anorthosite
Legend:
mottled anorthosite
leuconorite/norite/melanorite
pyroxenite
pegmatite pyroxenite
pegmatitic harzburgite
feldspathic dunite
chromitite
anorthosite layer

After Smith et al 2004

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6.3.2 The Ore Bodies

6.3.2.1 Merensky Reef

The Merensky Reef varies in thickness and PGM mineralization down-dip and along strike across the Marikana Operations. The pyroxenite thickens from ±0.3m in the west to greater than15m in the east of the operations. The bottom contact of the Merensky Pyroxenite is defined by a laterally consistent and well-developed 5 – 10mm thick chromitite layer (Lower Chromitite), which is almost always underlain by a 1 to 3cm thick anorthosite layer. The lower contact of the Merensky Pyroxenite with the underlying anorthosite is sharp and dimpled (Farquhar, 1981) and cross-cutting the layering in the footwall where present. The top contact of the Merensky Pyroxenite may be sharp but is most often gradational over a 10 to 20cm into the overlying spotted anorthosite.

A 1 to 2mm thick chromitite layer (Upper Chromitite) is often developed 50 to 100cm below the top contact and often has a few centimetres of pegmatoidal development immediately above and below it. In some areas, up to three chromitite layers can be present in this pegmatoidal zone.

A coarse-grained feldspathic pegmatoidal pyroxenite (Merensky Pegmatite) underlies the Merensky Pyroxenite towards the west of the operations. The bottom contact of this unit is also defined by a 1 to 10mm thick chromitite layer (Basal Chromitite).

Different facies of the Merensky Reef at the Marikana Operations are locally distinguished, based on the lithology and morphology of the reef as well as the number and position of the chromitite layers associated with the pyroxenite (Figure 11). A map of the spatial distribution is found in Section 11.1.2, Figure 29.

Figure 11: Typical PGM Grade Distribution of different Merensky Reef Facies Types at Marikana


Brakspruit facies
RPM facies
Thin facies
Transitional thin facies
Marikana facies
Westplats facies
Eastplats facies
SCALE (m)
0
0,5
1,0
1,5
2,0
2,5
9,0
9,5
10,0
LEGEND
HANGINGWALL
MERENSKY PYROXENITE
MERENSKY PEGMATOID
FOOTWALL
CHROMITITE LAYER

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Brakspruit Facies

The Brakspruit facies is characterized by a ~80cm thick medium - to coarse-grained pyroxenite overlying a very coarse-grained pegmatoidal pyroxenite which varies in thickness. Two chromitite layers can be distinguished. One occurs at the bottom of the pyroxenite (Lower Chromitite) and the second at the bottom of the pegmatoidal pyroxenite (Basal Chromitite). Basic stoping parameters include the pyroxenite and pegmatoidal pyroxenite +10cm of footwall.

The Rustenburg Facies

The Rustenburg facies is characterized by the presence of three chromitite layers, with a Merensky pegmatoidal pyroxenite occurring between the bottom two chromitite layers. The required stoping parameter for this facie is >1m. Basic stoping parameters include 20cm above the top chromitite later to 10cm below the basal pegmatite chromitite layer.

Thin Reef Facies

The pyroxenite of the Thin facies is generally less than 80cm thick, with a chromitite layer at the bottom contact of the pyroxenite. The economically mineable zone is concentrated around the lower contact of the pyroxenite, but can extend to the underlying anorthosite. Basic stoping parameters include the pyroxenite, the lower chromitite layer and additional footwall material to make up the minimum mining width.

The Marikana Facies

The Marikana facies is defined by the presence of two chromitite layers normally less than 2m apart.

The pyroxenite varies between 1m to 2m thick and the upper chromitite layer occurs 20 to 50cm below the top contact. Basic stoping parameters include 20cm above the upper chromitite layer to 10cm below the lower chromitite layer.

The Westplats Facies

In the Westplats facies the pyroxenite varies between 2m to 10m. The economically mineable zone consists of the upper 0.8m to 1.2m. Pegmatoidal pyroxenite can be present below the pyroxenite. There are two chromitites layers visible. Basic stoping parameters include 30cm above the upper chromitite layer to 80cm below the upper chromitite layer.

The Eastplats Facies

The Eastplats facies occurs to the east of the Elandsdrift fault zone and is characterized by a 10 to 16m thick pyroxenite layer with a chromitite layer at the bottom contact and no upper chromitite layer. Disseminated chromitite or small, discontinuous chromitite layers might be present near the top contact but are not well developed. There is no pegmatoidal pyroxenite present at the base of the pyroxenite, but a thin pegmatoidal pyroxenite is often preserved near the gradational top contact. Mineralization occurs mainly in the upper 1 to 2m of the Merensky Pyroxenite. A lesser peak may occur at the Merensky Reef basal contact, associated with the lower chromitite layer, and some sporadic mineralization may be found in various positions in the Merensky Pyroxenite away from either the more consistent top or bottom mineralized zones. The Eastplats facies is not mined underground, but the top 1.2 to 1.4m was previously extracted by open pit-cast mining.

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6.3.2.2 UG2 Reef

The UG2 Reef includes a main chromitite seam, which varies in thickness from 0.7m to 1.3m across the Marikana Operations (Figure 12). The top contact is sharp, planar and laterally very consistent, while the bottom contact is cuspating. The basic mining parameter of the UG2 chromitite seam is to select the composite between the top and bottom contact of the main chromitite seam, with 10cm of footwall material.

Figure 12: Typical PGM Grade Distribution of Different UG2 Facies Types



WEST
EAST
UG2 triplets
UG2 HW
SCALE (m)
0
0.3
1.0
1.70
UG2 leader seam 0.3m
UG2 internal waste
UG2 main seam 0.7m
UG2 FW
UG2 triplets
UG2 HW
UG2 main Seam
1-1.4m
UG2 FW
LEGEND
HANGINGWALL PYROXENITE
CHROMITITE
FOOTWALL

At the Marikana eastern shafts, Saffy and E3, thin pyroxenite lenses are often present in the upper part of the UG2 chromitite seam. The lenses can be laterally consistent for tens of metres. Occasional anorthosite or mottled anorthosite partings are less common, are normally thicker than the pyroxenite lenses and often associated with potholes.

On the western shafts at Marikana, a continuous layer of pyroxenite separates the UG2 into two layers. This is referred to as "Split Reef". The internal pyroxenite is 30cm to 70cm thick on the Western side of K3 Shaft, but thickens to the west and north and will have a significant influence on mining in the K4 Shaft area. The grade of the UG2 Split Reef is negatively affected due to dilution caused by the internal pyroxenite.

The immediate hanging wall to the UG2, hangingwall 1B(HW1B), is a pyroxenite package varying in thickness from 0m in the west to 18m at EPPL. The grain size of the HW1B pyroxenite is generally finer

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than that of the overlying HW1A pyroxenite. Large oikocrysts of pyroxene are typical and characteristic of the HW1B unit. The pyroxenite unit contains several chromitite layers locally known as the UG2A Chromitite Markers. Geologically these chromitite layers are considered to be analogous to the "Triplets" described in other areas. The UG2A unit consists mostly of two prominent chromitite layers (a few centimetres thick) which, together with the pyroxenite in-between have a thickness ranging from 10cm to 30cm. HW1B may also contain several thin chromitite layers or disseminated chromite.

The contacts of the chromitite layers are planes of low cohesion and hence natural parting planes can occur where they are exposed in or close to mine workings which pose a safety risk. This is briefly addressed in the geotechnical Sections 12.4.2.

The UG2A and HW1B layers combined (top of UG2 to top of UG2A) is referred to as the UG2 beam. The thickness of the beam increases from west to east (as the thickness of HW1B increases) and is important because the Rock Engineering support standards are designed to accommodate the beam thickness at the specific shaft or shaft area. (Additional information is provided in Section 13.3).

Based on sampling (underground and surface exploration) and assay data, two main UG2 Reef facies occur at the Marikana Operations. They are referred to as the Normal and Split Reef facies.

Split Reef Facies

The Split Reef facies occurs on the western border of the Marikana Operations and make up a much smaller area as opposed to the Normal Reef facies which occur over a much larger footprint of the Marikana Operations.

The Split Reef facie is characterized by the massive chromitite, which is separated by a feldspathic pyroxenite parting into a lower (UG2 Main Seam) and Upper chromitite unit (Leader Seam). The internal waste parting has an average thickness of 30cm. Grades, thicknesses and densities of each of the three stratigraphic units of the Split Reef have been estimated separately into the resource block models. A nominal 4E grade of 0.01 g/t was assigned to the internal waste parting. Thickness (length) and density-weighted 4E grades as well as density-weighted thicknesses are applied to the units to make-up the in-situ Mineral Resource cut at a block model level.

A sub-geozone of the Split Reef facies has been demarcated where the internal waste parting is more than 25cm thick. It is referred to as the Undercut Reef geozone. In this area the pyroxenite parting and Leader Seam of the hangingwall stratigraphy will be undercut and only the Main Seam chromitite will be mined.

Normal Reef Geozone

Stratigraphically the Normal Reef geozone can be described where the Leader and the Main Seam. Merge. As a result, no internal waste parting exists for the Normal Reef geozone. For Mineral Resource estimation purposes the Normal Reef geozone is divided into sub-geozones which related to grade and thicknesses of the chromitite and further based on either combining of underground sampling and surface exploration sampling during the estimation process or not due to data support differences.

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6.3.3 Structure

The stratigraphic sequence of the Upper Critical Zone at Marikana Operations consists of alternating pyroxenite, norite, anorthosite and chromitite layers. The UG2 Reef underlies the Merensky Reef by 130m to 230m with the middling increasing from west to east. Both Reefs outcrop for a distance of 27km along strike within the Marikana Operations area. The regional dip varies between 10 and 13 degrees with a general dip direction of north-northeast (Figure 13 and Figure 14).

Localised geological discontinuities associated with the Merensky and UG2 Reefs include potholes, faults, joints, shears zones, dykes and IRUP. The Merensky Reef is also disrupted by the occurrence of a very fine-grained pyroxenite, locally referred to as "Brown Sugar Norite". Geotechnical risks associated with these features are described in Section 13.3.

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Figure 13: Structure Map of Marikana


27°24' E
27°30' E
27°36' E
27°42' E
25°35' S
25°40' S
25°45' S
A'
A
K4
K3
Rowland
W1
1E Lift
4B
Hossy
Newman
Saffy
E1
E2
E3
N4
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Marikana Operations)
Schaapkraal Prospecting Right
Dykes
Faults
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Mined Out
Merensky Reef Mined Out
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)
Towns

Figure 14: Section of Marikana S-N

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4,600m N
4,500m N
4,400m N
4,300m N
4,200m N
4,100m N
4,000m N
3,900m N
3,800m N
3,700m N
3,600m N
3,500m N
3,400m N
2,500m elev
2,000m elev
1,500m elev
1,000m elev
500m elev
0m elev
500m elev
1,000m elev
1,500m elev
2,000m elev
A
A'
12.2 km
surface
-10 degree (average)
Merensky Reef (red)
UG2 Reef (green)
Scale: 1 : 50,000
Azimuth of dip section: 0 or 360 degrees

6.3.3.1 Faults

Marikana Operations are transected by major faults and dykes trending in NW-SE and NE-SW directions which have a strong influence in compartmentalizing the mining area into districts.

At least nine major faults zones have been identified at the Marikana Operations. These have been defined as fault zones that have measured displacements ranging from 20-120 m. It is expected that no mining will be possible in these fault zones and are characterized as geological loss zones.

The large fault zones from west to east include the Spruitfontein, Marikana, Elandsdrift, and Harties West faults (Figure 44). The Spruitfontein fault is related to an anticlinal fold structure present in the Transvaal basement rocks. The regional strike change on the western side of Marikana is related to this basement high. Other faults include Saffy East, Turffontein West and Turffontein East faults.

The Spruitfontein fault strikes north-northwest and is situated close to the western boundary of Marikana, where it is exposed in mine workings at the K3 and 4Belt Shafts. The displacement of the Reefs along the fault is 4m but has an inconsistent direction.

The Marikana fault acts as a natural shaft block boundary between K3 shaft and Rowland shaft. This north-northwest striking, sub-vertical dipping fault has an estimated displacement of approximately 10-20m to the east.

The north-northwest striking, sub-vertical to vertical dipping Elandsdrift fault divides the Marikana Operations into east and west compartments. It has an estimated displacement of approximately 100-120m to the east in the shallower part of the operations, but displacements decrease down dip. The Elandsdrift fault is interpreted to split into an east and west fault where each of these splays was found to exist as small graben-type faults as revealed from the 3D seismic information.

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Towards the eastern part of Marikana Operations, there are a series of faults including Saffy East, Saffy West, Turffontein faults, which have reef displacements of 10-20m, whereas the Harties West fault has a large displacement of 60m. To the extreme east, the Roodekopjes fault forms the western limit of the Brits Graben and has a displacement greater than 500m. This fault forms the practical mining limit towards the east of the E4 project area.

6.3.3.2 Dykes

Dykes have been interpreted across the Marikana Operations from the airborne aeromagnetic survey information and underground intersections. Faulting and water accumulations associated with these dykes can be problematic to mining development and extraction. Often dykes can be bounded by major weathering zones resulting in poor ground conditions in general.

In the K4 shaft project area to the west of the operations, a regional west-northwest trending dyke interpreted from the aeromagnetic survey intersects the area to the north-east (K4D1). The dip of this dyke is assumed to be sub-vertical to vertical. The K4D1 dyke extends into the Hossy, Newman and MK2 shaft blocks has been interpreted from the aeromagnetic and 3D seismic surveys and is referred to as the HD1. The dip of this west-northwest trending dyke is sub-vertical to vertical, between 70 to 80 degrees with a dip direction towards the north-east.

The occurrence of a dyke swarm (ED1 to ED10) to the east of the operations has been interpreted from the aeromagnetic and 3D seismic surveys. These north-northwest trending dykes dip between 70 to 80 degrees to the west.

6.3.3.3 Potholes

The term Pothole is applied to features that affect the Merensky and the UG2 Reef and refers to the downward transgression of the reef through single or multiple underlying footwall layers, only to stabilize (unless catastrophic, which occur sporadically) on a specific footwall layer, lower than the original or normal stratigraphic position. The hypotheses for pothole formation involve several mechanisms, including downward erosion, upward fluid movement, or syn-magmatic deformation (Watson et al., 2021).

At Marikana Operations, there is a high percentage of pothole loss at the western half of the Operations with a marked decrease to the east of the Elandsdrift Fault on the remaining half of the operations. At the K3 Shaft and 4B Incline Shaft, the pothole loss percentage on the UG2 Reef averages 14% whereas the Saffy and E3 Shafts have less than 5% loss. Pothole losses on the Merensky Reef at K3 are approximately 10%.

Schematic sections in Figure 15 and Figure 16 below describe the type of potholing of the UG2 Reef. Similar structures are found on the Merensky Reef.

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Figure 15: Example of a Shallow Dipping Pothole Associated with the UG2


Hangingwall stratigraphy
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

Figure 16: Example of Deep Potholing Associated with the UG2


Hangingwall stratigraphy
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

6.3.3.4 IRUP

Iron-rich replacement pegmatoids (IRUP) comprise a suite of coarse crystalline, and unconformable replacement bodies, which occur throughout the Marikana Operations. They range from small, irregular, and vein-like features, to large sheet-like bodies up to hundreds of metres across, and pipe-like plugs up to 1.5 km wide (Figure 17).

Within the operations, different levels of IRUP replacement occur but it is only the total replacement of the Merensky Reef that causes large difficulties, as lithological units become unrecognisable. IRUP replacement is typically pegmatoidal, often containing high levels of titanium rich magnetite (Reid and Basson, 2002). The UG2 Reef is not replaced, IRUP only generally affects the hangingwall or

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footwall stratigraphy. However, the mineralogy of the reefs is changed due to the high temperature, high pressure, and volatiles associated with the replacement process which reduces plant recoveries of the PGM assemblage.

Local changes in the strike are observed at Marikana Operations, most noticeably to the west associated with the Spruitfontein fault zone and IRUP bodies, and to the east within the Middlekraal depression area.

Figure 17: IRUP (red) Unconformably Cut Across the Layered Lithological Sequence.


Hangingwall stratigraphy
IRUP
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

6.3.4 Mineralogy

6.3.4.1 Merensky Reef

The Merensky Reef mineralogy comprises major silicate minerals: pyroxene, plagioclase, and biotite. These minerals form secondary minerals such as talc and chlorite in structurally disturbed and weathered areas. PGM mineralization is closely related to thin chromite layers (1mm to 5cm thick). PGM and sulphide mineralization can also occur in the immediate footwall rocks.

The dominant platinum group minerals are ~30% Pt-Pd sulphides (braggite-cooperite), ~11% PGM tellurides and arsenides, ~6% sperrylite and minor PGM alloys. Platinum group mineral grain sizes have two size ranges in the Merensky Reef: 10 to 30µm and 50 to 350µm.

The platinum-group minerals of the Merensky Reef occur in three textural associations:

- Enclosed in or attached to base metal sulphides (38 - 97 %). This is a common occurrence on the western limb.

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- Enclosed in silicate (3 - 62%) and further north along the western limb past the regional Swartklip facies (62%).
- Enclosed in/or attached to chromite or Fe-oxide.

6.3.4.2 UG2 Reef

The UG2 Reef is composed of 60 to 90% (by volume) chromite, 5 to 25% orthopyroxene, 5 to 15% plagioclase and accessory amounts of other minerals, including clinopyroxene, base metal and other sulphides, platinum-group minerals, ilmenite and magnetite. The UG2 Reef often has a mottled appearance due to the presence of large poikilitic bronzite crystals. The UG2 Reef contains much less sulphide minerals compared to the Merensky Reef.

The base metal sulphides are predominantly pentlandite, pyrrhotite, pyrite and chalcopyrite. PGM minerals identified in the UG2 are Cooperite, Laurite, Braggite, Sperrylite and Pt alloys (Pt-Fe & PT-As). Platinum group mineral grains in UG2 Reef can be classified into one of the following categories according to their textural setting:

- Locked in base-metal sulphide
- Locked in chromite
- Locked in silicate
- At grain boundaries of base metal-sulphides, silicates and chromite.

7 Exploration

There is no current exploration on this property. Any drilling, including surface drilling is related to mine planning. There are no exploration results to report. Information below on surface holes is given to illustrate the type of data that was collected in the past.

7.1 Exploration Data

Extensive mining, surface diamond drilling, 3D seismic surveys and complete airborne magnetic surveys have aided in establishing the geological characteristics of the UG2 and Merensky Reefs at the Marikana Operations. Direct observations include underground channel sampling and geological stope and pit mapping.

The property is an established mine and the extent of the mineralization is well defined. Geophysical surveys and non drilling exploration are relevant to the property at this stage of development.

7.2 Geophysical Surveys

No geophysical surveys have been flown over the property recently.

No gravity surveys had been conducted over the property recently.

A brief description of historical aeromagnetic and 3D seismic surveys is given in Sections 5.2.1.1 and 5.2.1.2.

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7.3 Topographic Surveys

The topography in the lease areas is well mapped from historical surveys. A new topographic survey was flown in 2021 to map the surface features, including tailings dams. Any recent changes to the surface topography will not affect the geological interpretation or infrastructure.

7.4 Exploration and Mineral Resource Evaluation Drilling

7.4.1 Overview

Geological Models and Mineral Resources at Marikana Operations are based on surface and underground drillhole data as well as underground channel sample data. Surface diamond drillholes (DDH) were drilled to the maximum depth of 2,000m and have near vertical intersections with the reef horizons. Exploration holes were drilled on irregular grid intervals of 50m - 2,000m, depending on historical exploration strategy, depth of the mineralized horizons and geological uncertainty. Once underground access is available, infill development drilling is undertaken from access haulages and crosscuts to provide a 30m - 100m grid depending on geological requirements from structural, safety and evaluation perspectives.

In the case of capital-funded surface and underground exploration DDH, BQ size diamond drill core is recovered from the mother hole. Thereafter, four TBW size deflections are drilled for each reef intersection, producing a total of four deflections for Merensky Reef and four deflections for UG2 Reef. In cases of adverse drilling conditions, more than four deflections may be drilled. The core is halved using a diamond saw, with one half retained for records or metallurgical purposes and the other half assayed. For routine working cost underground DDH, the drill diameter is generally less than for surface drillholes and where applicable usually the entire core is sampled and assayed.

Sample sections are captured directly into the SABLE database, where the spatial validity is checked. Planned and unplanned task observations are some of the QA/QC procedures used to ensure sampling protocol is maintained. The final submission of each sample into Sibanye-Stillwater's PGM SABLE database is only completed following a series of checks and approvals. Marikana Operations rely on in-house assay laboratories. Samples from historical surface drilling until 2015 were analysed at SGS but channel samples have been analysed at the onsite laboratories.

Marikana Operations Drillhole Inventory:

1,998 drillholes are included in the surface drillhole dataset. These can be divided as:

- 1,913 mother drillholes with 6,406 deflections are derived from surface drilling campaigns between the 1960s and 2015 when the last surface drilling activity took place. These drillholes include data for both UG2 and Merensky Reefs.
- 85 drillholes are derived from underground drilling intersections that were sampled and assayed.
- 550 drillholes were drilled in open pits and were not assayed or used for Mineral Resource estimation. They were only used for guidance during mining.
- 89 drillholes were drilled on the tailings dams and used for a separate Mineral Resource estimation.

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- 3,545 deflections had assay information available. The deflections that had no assay information were not used for Mineral Resource estimation, however if validated and not geologically disturbed, these drillholes were used for geological models (2,137 deflections with no useable data for estimation, missing fields and values or non-representative intersections).
- 3,247 deflections had the correct data formats and information for estimation. After further validation and removal of deflections due to specific validation errors detailed in the data processing macros and due to geological disturbances, i.e. potholes, faults, IRUP etc.
- 2,917 drillhole deflections from the SABLE database are authorized and validated for Mineral Resource estimation, 1,246 are used for the Merensky Reef estimate and 1,671 are used in the UG2 Reef estimate.

Changes in the drillhole inventory in 2021 are shown in Figure 18.

Figure 18: Reconciliation of Drillhole Data (no change from 2020)



Sable Database Reconciliation -2021
number of deflections
7 000
6 000
5 000
4 000
3 000
2 000
1 000
0
6 406
85
639
2137
628
2 917
Total database deflections
Underground drilling
Opencast and tailings
No data available non representative
Validation and Geological anomalies
2020 Total Estimation deflections

7.4.2 Planned Evaluation Drilling for 2021

Table 16 represents the planned surface and underground drilling that will be performed at Marikana in 2022. No surface drilling took place in the 2021 and 2020 years; drilling metres and costs shown represent the actual underground drilling results for all Marikana shafts for 2021 and 2020.

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Table 16: Marikana Evaluation Drilling Costs

Drilling (Working Cost & Capital All Reefs)	C2022 Planned		C2021 Drilled		C2020 Drilled	
	Metres Planned	ZAR Million	Metres Drilled	ZAR Million	Metres Drilled	ZAR Million
4Belt Shaft	1,595	2.71				
K4 Shaft	12,000	24.61				
SaffyShaft	2,463	3.74	No surface drilling		No surface drilling	
E3 Shaft	405	0.61				
Underground drilling	6,365	5.07				
Total	**22,828**	**36.74**	**2,392**	**1.99**	**2,297**	**2.30**

The target areas (Figure 19) and activities identified at 4Belt Shaft include:

1. Drilling to refine the Mineral Resource model (4B01)
2. Drilling to refine the Mineral Resource model and to confirm IRUP extent and upgrade domain (4B02 – 4B06)

The target areas (Figure 20) and activities identified at K4 Shaft include:

1. Drilling to refine the Mineral Resource model and to upgrade and refine the Merensky Reef Facies (K401- K409).

The target areas (Figure 20) and activities identified at Saffy and E3 Shafts include:

1. Drilling to refine the Mineral Resource model (SAF01).
2. Drilling to refine the structural block between two major dykes (SAF02 – SAF04).
3. Drilling to refine the structural block between two major faults. (E301).

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Figure 19: Overview of Exploration Planned for Marikana 4B Shaft


42500 E
45000 E
47500 E
50000 E
N
-2842500 N
-2845000 N
4B06
4B03
4B05
4B02
4B01
4B04
K3 Shaft
4B Shaft
0
1
2km

Figure 20: Overview of Exploration Planned for Marikana Saffy and E3 Shafts


SAF01
SAF02
SAF03
SAF04
E301
E3 Shaft
K3 Shaft
Saffy Shaft
E2 Shaft
E1 Shaft
60000 E
0
2km

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7.4.3 Drilling Methods

7.4.3.1 Surface

Surface drilling is currently taking place as outlined above. Historically surface boreholes were drilled in the area from the early 1900's to late 2000's, on a scattered grid of between 50m to 2,000 km spacing. These holes can reach depths of greater than 2 km in the areas below the current infrastructure at the Marikana Operations. Diamond drill coring was the preferred method of drilling for Marikana Operations. Figure 21 shows a typical diamond drill core with the machine diamond drilling bit.

Figure 21: Example of Diamond Drill Core


Drill stem
Diamond drill bit
HQ drill-core
63.5 mm

HQ drill-core with drill bit and stem

(https://www.geologyforinvestors.com/diamond-drillhole-drilling/ accessed 23/09/20)

The typical steps followed would have been:

- In a case where Sibanye-Stillwater does not own the surface rights, permission from the land owner is obtained.
- A drillhole start note is compiled, which displays the drillhole identification, location of the collar, the planned depth and a plan showing any possible underground workings that could be intersected. The drillhole is to be sited by the responsible geologist using a GPS.
- The drill rig supervisor will establish the drill site using a minimum footprint and will comply with good housekeeping and approved standards and procedures.
- The drill site will be clearly demarcated by use of the appropriate materials and open sumps should be contained within a secured or permanently manned area.

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- Drilling begins with a large diameter 'open hole' (open hole means non-coring and only chips are recovered). The diameter of this hole can be 200 to 250mm (8 to 10 inches). The depth of this hole also varies as it is usually drilled to solid bedrock, through soils and oxidized rock. The diameter of the hole reduces in various steps, at differing depths down the hole, to reach typically BQ size hole (75mm hole size and 50mm core).
- Hole collar is surveyed using land surveying methods to give x, y, and z positions or coordinates.
- Drilling continues until one or both reefs are intersected, or in the case of an unsuccessful hole the hole is abandoned. Once the reef is intersected, an additional 50m is drilled and the 'Mother hole' as it is then known as complete.
- Once the mother hole is complete, a down hole survey is performed (and any other geophysical surveys as required), so that the inclination and direction of the hole can be recorded. (Section 7.6).
- Typically (but not always), additional intersections (or runs) of the target reef are obtained by 'wedging'. A steel wedge is inserted above the reef and locked into place, this can be directional i.e. surveyed in place or non-directional meaning the direction of the resulting deflection is not prescribed. The wedge acts as a guide to deflect the drill string off to one side of the hole so that additional reef intersection can be obtained.
- This is repeated as often as needed to get representative reef intersections, with the wedges being set higher and higher up the hole, and denoted by the identification of the drillhole ID _D1 to drillhole ID _Dn. Under normal reef conditions, four (4) deflections are planned per reef intersection.

- All reef runs are drilled TBW core size.
- A diagram of a set of deflections from its motherhole is known as a dendrogram and is shown in Figure 22.
- Once the drillhole is completed, rods are removed, the upper part of the hole is cemented or plugged and any recoverable casings are removed.
- Whole site is rehabilitated and a cap or marker placed on the remaining casing to the requirements of the land owner.

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Figure 22: Schematic Vertical Section of a Typical Surface Drillhole


Collar
Surface topography
Collar
Merensky Reef
UG2 Reef
UG1
Fault
Sealed with wooden plug at 50m below surface filled with cement to the collar.
Steel wedges
D2
D1
D3
D0
D3
D1
D2
D0
Schematic: not to scale

7.4.3.2 Underground Drilling

Underground drilling (i.e., the machine itself is underground during drilling) takes place for three distinct reasons, these are:

- Cover drilling
- Short exploration holes (working cost)
- Mining Holes (drain holes, holes for geophones, etc.)

Cover drilling

Cover drilling refers to the drilling of generally flat or slightly inclined holes ahead of mining to detect the presence of water and flammable gasses which could potentially result in injury, fatalities and property damage.

A digital plan depicting all the development ends per shaft is constructed annually and submitted to the DMRE. Based on the geology and historic water intersections the shafts are divided into different hydrological or risk areas. The type of water/flammable gas cover required for each area is clearly shown by this plan.

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The following types of cover are specified on the Water Plan:

- Single Cover – A single set of staggered 120m cover holes with no less than a 15m overlap (Figure 23).
- Double Cover – A double set of 120m staggered cover holes with a 60m overlap. (Figure 24)
    - ***Note:*** *Start of cross-cuts, tramming loops, lay-bys and any excavation that is within 30m of haulage excavation is deemed to be in cover.*

The following risk areas are specified per shaft per area on the Water Plan:

Level 1 Risk Area

- All known major geological disturbances (inclusive of all dykes of more than 10m thickness, faults of more than 10m displacement and major shear zones) as indicated on the structural plan (Aeromagnetic study, Seismic Interpretation Data, surface mapping, original surface drilling and from historic underground mapping) will be cover drilled within a 150m envelope on either side of these known structures. These areas will include all historically recorded geological features associated with very poor ground conditions or water intersections greater than 5,000 l/h or flammable gas intersections. The cover drilling design will be based on a single cover hole pattern with a 15m overlap portion in consecutive holes. Double cover may be recommended by the Superintendent Geology for areas advancing through fissure zones known to have poor ground conditions.

Level 2 Risk Area

- These areas will be delineated around projected problematic geological structures that were intersected previously along dip or strike. These structures will be cover drilled on discretion through a documented decision taken during water board planning meetings.

Level 3 Risk Area

- These areas pertain to localities on the mine property where no high volumes of water and/or flammable gas are expected from surrounding geotechnical observations. The development ends will be covered by the drilling of pilot holes as per mining standards for development ends. Every development end shall, before drilling blast pilot holes, drill two pilot holes in opposing corners to prevent the uncontrolled intersection of water or flammable gas from isolated pockets. Corners should be alternated between blasts. Pilot holes are under no condition a replacement for cover holes. The requirement for geological cover drilling over and above the pilot holes in an area will be revised during water board planning meetings and the area will be elevated to a Level 2 or Level 1 Risk Area and cover drilled accordingly.

Mining within 60m depth below major rivers (mechanised mines)

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- An area that will be undermining a river will be cover drilled within a 150m envelope on either side of the river. The cover drilling design will be based on a double cover hole pattern with a 60m overlap portion in consecutive holes.

Vertical Shafts

- Requires four cover holes drilled from each station development level, one within each quadrant of the shaft area. These holes will be inclined at -75° and the direction will be 45° from the on-line direction and drilled to provide a six (6) metre overlap with the next station level to be developed.

Inclined Shafts

- All inclined shafts will at least be covered with a single series of overlapping cover holes drilled parallel to the dip of the excavation being developed. Inclined shafts are to be cover drilled with 120m inclined holes with 15m overlap.

Figure 23: Configurations for Cover Drilling - Single Cover Drilling Layout (one-sided).


120m
105m
15m
End of cover(10m from end of BH)
10m
Overlap
5°
DD cubby
Cover hole length = 120m
End of BH

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Figure 24: Configurations for Cover Drilling - Double Cover Drilling Layout.


End of cover(10m
from end of BH)
Cover hole length = 120m
120m
10m
5°
DD cubby
5°
120m
Overlap
60m
60m
60m
60m
End of BH

Short hole exploration

These holes are targeted for reef intercepts from the underground workings that are in place to exploit the same reef. As a result, these holes tend to be a maximum length of about 120m for air-powered drilling or 250m for hydraulic-powered drilling.

Unlike surface drilling, short-hole exploration seldom uses wedges to get additional reef intersections, and accordingly, one reef intersection per hole is the norm.

There is no fixed pattern for this type of drilling but holes are roughly spaced to get an intercept at every raiseline tip position, approximately every 30 to 50m depending on the mining layout. Holes are aimed to be drilled in a cubby alongside the haulage which services the reef.

This type of drilling is also used to gather further information for certain structures such as dykes or faults and the target might not necessarily be for reef intersections. The frequency of drilling would increase in structurally complicated areas if required.

These short holes remain reasonably straight on azimuth and dip and are not surveyed with down-hole instruments. Occasionally the collars of these short holes are surveyed by the Survey Department where necessary.

Mining holes

Where the intersection of water or flammable gas quantity is deemed significant, the intersection can be allowed to bleed under a controlled environment, or it can be sealed at the source. All sealing work is to be done through a sealing company contractually appointed on behalf of Sibanye-Stillwater.

- Ring cover should be executed in the event of water intersections greater than 5,000 litres/hour in any cover (or ring cover) drillhole. Order of drilling and sealing will be based on the standard ring cover procedure (Figure 25).

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- Primary ring cover holes will be drilled from all four corners of the face. All holes will be drilled 10 degrees outward from the centre line; the top holes will be 10 degrees up and the bottom holes 10 degrees down.
- Upon completion of the above, a central drillhole (hole No.5 in Figure 25) will be drilled to confirm the absence of water and/or gas ahead of the face. The check hole will be flat, online and will advance at least 30m beyond the previously defined position of the water intersection. If hole No.5 again intersects gas and/or water the second set of ring cover drillholes needs to be drilled.
- Upon completion of sealing of secondary holes, a central drillhole (hole No.10 in Figure 25) will be drilled to confirm the absence of water and/or gas ahead of the face. If drillhole No.10 is found to be free of significant quantities of water (quantities that can be handled by the specific mining level's pumping arrangement), then the development can continue up to the position deemed in cover.

Figure 25: Ring Cover Configuration – Drilling and Sealing Order.



Primary Holes
Stab/Check Hole
Secondary Holes
+10°
+10°
10
10
#1
#2
#3
#4
#5
#6
#7
#8
#9
#10
10
10
-10°
-10°

*Order of holes to be drilled and sealed as per Geology Department Instructions

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7.4.4 Core Logging and Reef Delineation

The Mineral Resource estimation process used for Marikana Operations is based on surface and underground exploration drillhole data as well as underground channel sample data. For both drillhole and underground channel samples, Marikana has a comprehensive standard defining the specific methodology for sampling, which is designed to ensure as far as possible unbiased and representative samples, as well as to ensure the consistency of the sampling.

7.4.4.1 Surface (Historical 1960's to 2000's)

The following is a brief description of the procedures in place at the time of drilling.

All drillhole core, whether from surface or underground is logged and sampled the same (or very similar) way.

The core is obtained from the core barrel, once the driller has completed a drill run, or preferably on a daily basis and emptied into a suitably sized (Core sizes NH, BQ, TBW etc.) core tray.

This tray is transported to the coreyard of the operation where the core is cleaned and marked with the depths of the run, the drillhole name and metre marks. Any losses are identified and core loss amount noted. This mark-up is completed by the drill contractor.

The core is then transferred into a differing 'permanent' core tray so that the transporting tray can return to the drill site.

The geologist then observes the core and immediately checks for stratigraphic correctness.

The following is an extract from Marikana Operations drillhole geological logging and sampling procedure which details the process

- Check that the core is clean, fits together and orientated correctly per core box.
- Core boxes are laid out from shallowest to deepest with ends of core in each box clearly marked.
- Check that the metre clino-rule used is correctly calibrated with a steel metre tape
- Check for errors in the stick-up depths and marked metres of the mother hole and compare with all deflections. Ensure that the reef intersection depth of the mother hole does not differ greatly to all the deflections (not more than 30cm).
- Determine core loss (or gain) and note position of start of BQ size core.
- Any sudden changes in lithology without faulting are noted and the core checked to see if it fits together on either side.
- Any discrepancies identified in 1 to 6 above are discussed and resolved with the Diamond Drill Foreman.
- Before logging in detail, determine the major stratigraphic units and forms general impression of the hole.
- For both the UG2 and Merensky Reef intersections, rotate and fit core correctly before logging.

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- Compare mother hole with all deflections and determine the facies type of reef intersections (UG2 and Merensky Reefs).
- Mark the stratigraphic contacts of both UG2 and Merensky hangingwall and footwall units.
- All logging and checking of core is done when core is wet (use spray bottle or hose pipe).
- Logging recorded on the relevant log sheet with all the required fields captured manually.
- Logging of the minimum required information must be logged using the prescribed SABLE codes.
- For any dip measurement, readings are taken relative to the perpendicular (Alpha angle).
- Safety precautions are to be adhered to at all times.

7.4.4.2 Underground Channel Sampling

Within underground workings, exposures of the reef have channel samples taken. Individual channels are cut from the underground development-working faces using a diamond saw. A representative section of the target reef intersection should be recorded in the field book and the respective sample numbers, relative to their sequential position, should be reflected relative to the profile, from footwall to hangingwall. The Marikana Operations development channel sampling interval standards vary per shaft and reef facies. For the UG2 Reef at all shafts samples are taken at 30m intervals on dip and the strike component varies by mining method. For the Merensky Reef, samples are taken at 5m intervals on dip at the western shafts and 10m at the eastern shafts. Channels are defined perpendicular to the reef plane and each section's position is fixed by offsetting from survey pegs. The reef is segregated according to a sampling pattern and is correlated between sample sections, and individual samples of 10cm – 20cm in length are taken to reflect the internal geometry of the reef, with not less than a 10cm sample being taken on top or bottom contacts. The sample mass taken is in the order of 500g to 1,000g.

Capture - Underground Sampling

The data is stored in two linked databases. The following capture process is followed.

- Sample taken-data entered into MineRP
- Draws section-validated location and geology in MineRP
- Sampling data from MineRP is linked to Metallurgical Execution System (MES)
- Assays received from LIMS and automatically populated via sample ID into tables in MES
- QC checks are carried out in MES
- Assay data is accepted or rejected in MES and either linked to MineRP (MRM) or sent back to the laboratory for re-assay and
- Final authorized assay and location data is sourced from the MineRP MRM database via a standard report extracted as a *.CSV file.

Capture – Borehole Data

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- Logging and sampling are captured directly into the SABLE Database
- Assays are imported into the SABLE database from *.CSV files
- All quality control analysis on logging is carried out via standard routines in SABLE and assays via Excel templates and
- Once authorized, drillhole data is exported to an Excel spreadsheet.

7.4.4.3 Quality Control in Drilling.

Quality control in drilling has been practiced over many decades and was a standard feature of drilling procedures both historic and current. Table 17 shows the typical quality control measures adopted for drilling.

Table 17: Quality Control in Drilling

Risk / Mistake	Cause	Mitigation/Remedial Action
Mixed core	Dropped core tray	Ensure pieces lock & stratigraphy lithology 'flows.'
	Mixed on transfer box to box	
	Transfer core barrel to tray	
	Core tray to sample bag	
Ground core	Core left in the core barrel too long	Core loss should indicate how much ground away, stick up required
	Friable ground	Cement and redrill
Core loss	Ground core	Cement and redrill
	Friable/void ground	
Depth markings	Driller's rule / tape incorrect	Get correct length instrument & remark
	Incorrect from - to recorded	Regular reviews by the responsible person
	Differing core barrel lengths or incorrect lengths used	Increased supervision of drillers

The QPs are satisfied with the core logging, and reef delineation carried out at Marikana Operations. These activities are performed by trained Geologists who are supervised by experienced Geologists. The use of a common procedure for core logging and reef delineation and marking ensures consistent core logging and sampling at Marikana, which facilitates the integration of the datasets during interpretation.

7.5 Survey Data

Typically two survey types are required for each drillhole, these are:

- Collar survey
- Downhole survey
- Occasionally geophysical surveys are carried out

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Collar surveys for surface holes are usually carried out by a qualified land surveyor, either using trigonometric beacons and triangulation (historical practice) or lately by using differential GPS System. Accuracy is within the 10cm range.

Collar surveys for underground holes are usually taken from the nearest survey underground peg and measured using tapes and a clinorule. Accuracy is probably of the order of 20cm

Downhole surveys, typically performed for surface holes have evolved in the past.

Photographic Downhole Survey -1930's to 1990's (Leutert, Sperry Sun)

The magnetic single shot survey uses a small camera mounted to the drill string which takes photographs of a compass card, and plumb bob which indicates the dip and dip direction of the hole at a particular depth.

As only a single shot the survey must be run several times to get an overall trajectory of the hole. Later developments along the same theme were the magnetic multi-shot surveys where the film was captured on a roll.

See: https://www.drillingmanual.com/2017/12/directional-drilling-surveying-magnetic.html for details.

Gyroscope survey

Gyroscope surveys were utilised for some of the last surface drillholes to be drilled, around the early to late 2000's. For a complete description of the method a good reference is https://www.drillingmanual.com/2017/12/directional-drilling-surveying-gyro.html.

Multishot Surveys

More recently surveys use Electronic Multishot Surveys which use accelerometers to measure gravity, and therefore inclination, and magnetometers to measure the Earth's magnetic field at the survey point, and thus declination of the drillhole

Underground Surveys

Historically and currently at Marikana Operations, most short underground holes are assumed to be straight and therefore not surveyed.

The QPs are satisfied with the surveying methodology at the Marikana Operations. These activities are performed by trained surveyors who have sufficient experience with this type of orebody and mining method. The surveys are deemed to be of sufficient quality for use in Mineral Resource estimation.

7.6 Density Determination

7.6.1 Underground Drillholes and Channel Samples

Marikana Operations have a programme in place for the testing of the Relative Density (RD) of the main reef horizons. Density measurements are performed on every section cut underground using the Archimedes method. It is assumed that the water is pure and has a density of 1 g/cm^3. Both the dry and wet weight of each sample is taken and recorded. After each reading, the scale is set to zero

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80 before taking the next measurement. The following formula is used to calculate the final density per sample: • (Dry weight/(Dry weight - Wet weight). The average measured densities are • UG2 Hangingwall Pyroxenite – 3.24 t/m3 • UG2 Reef – 3.87 t/m3 • UG2 Footwall – 3.20 t/m3 • Merensky Hangingwall Anorthosite – 2.98 t/m3 • Merensky Pyroxenite (Reef) - 3.18 t/m3 • Merensky Norite Footwall – 2.82 t/m3 7.6.2 Surface drillholes Marikana Operations have a program in place for the testing of the Relative Density (RD) of the main reef horizons for the surface drilling sampling programs. Density measurements are performed on every sample to be sent for assay using the Archimedes method. Historically, sample densities were read using a gas pycnometer, but samples with Archimedes results are favoured and used in Mineral Resource estimation where both sets of data exist. It is assumed that the water is pure and has a density of 1 g/cm3. Both the dry and wet weight of each sample is taken and recorded. After each reading, the scale is set to zero before taking the next measurement. The following formula is used to calculate the final density per sample: • (Dry weight)/(Dry weight - Wet weight) The average measured densities for the UG2 and Merensky Reef are 3.87 and 3.18 t/m3, respectively. 7.6.3 Tailings Facility The Eastern Tailings Dam 1 TSF (ETD1) is a dam where the tailings deposited are from the UG2 Reef only. The ETD1 density values were determined in two ways, a “fixed volume” method and a bulk density test. The “Fixed Volume” Method was determined as follows: • A container of known volume (four litres) and mass was filled directly from the auger holes. • The container and together with its contents were weighed and the weight of the container subtracted to obtain the mass of the sample. • The mass of the sample was divided by the volume of the container (and therefore the sample) to obtain the wet in-situ density. • The sample was dried and weighed again to obtain the dry in-situ density. 81 This was conducted for 37 samples over several locations and depths on the dam. The results indicated an average dry in-situ bulk density of 1.85 t/m3. To determine in-situ bulk density, the volume of the auger hole and the weight of the samples were used. The outside diameter of the auger shell was 48.01mm as determined using a Vernier. The results of this test showed a very similar mean to that of the fixed density method 1.80 t/m3 versus 1.85 t/m3. Given the close similarity between the methods (3% difference), it was decided to use the same principle in the block model estimation, whereby in-situ bulk densities determined from the mass per metre and auger hole volume would be determined by kriging and incorporated into the block model. 7.7 Underground Mapping The principal objectives of underground mapping are to: • Identify and record the positions of faults, dykes and any other disturbances in a working place, so that projections can be made ahead of the face and/or up to reef plane. • Record the thickness and nature of the reef so that facies trends can be delineated and later reconciled with sampling data. • Record and bring to the attention of the Mining Department any areas where reef remains in the hanging or footwall of the stope and/or new geological structures identified. Mapping is carried out continuously, using a set of documented procedures, and plans updated as data is collected. 7.8 Hydrological Drilling and Testwork Refer to Section 17.5.6, Water Strategy. 7.9 Geotechnical Data, Testing and Analysis Surface and underground exploration diamond drilling (core coring) is undertaken at all Marikana operations. The core is logged for geological and geotechnical information. Core logging is an integral part of the Mineral Resource definition and must be performed with due diligence. 7.9.1 Data Collection Rock engineering and support designs have been developed using a combination of geotechnical drillcore logging and underground mapping data. Geotechnical drillcore logging is the primary method of gathering rock strength and quality parameters. Geotechnical logging is completed by Geologists on drillcores recovered from surface exploration and underground cover and diamond drilling. Geotechnical core logging entails the collection of structural information from the cores. There are many parameters that are recorded during geotechnical core logging but the following are the main ones; • Depth defining the start of each geotechnical unit 82 • Depth representing the end of each geotechnical unit • Unique identification of each geotechnical unit • Detailed description of the geotechnical feature (type, of plane, number of discontinuities, angle of discontinuity, infill type and integrity, thickness of infill, small scale and large scale roughness, alteration type). Underground mapping includes scanline mapping techniques, rock mass classification (RMC) data collection techniques and data collected using borehole cameras, GPRs and SSPs. Rock mass classification data is collected regularly during routine inspections. Scanline mapping and geotechnical core logs by rock engineering personnel are done on an ad-hoc basis. Various tests are then commissioned based on the data obtained from drill core runs and the information derived therefrom. Samples from drillcores are sent to the laboratory to determine the properties of intact rock and joint walls. Data is collected from laboratories approved by the International Society for Rock Mechanics (ISRM), South African National Bureau of Standards (SANBS)using ISRM testing techniques. In addition, data is also collected and reviewed from various other sources, including academic research institutions, as well as various internal and external research projects and underground mapping where excavations exist. 7.9.2 Testing Methods There are various methods available to test the material strength of rocks. Two of the most valid, reliable, cost effective and easy to use methods are Rock Quality Designation (RQD) and Point Load Index (PLI). The former provides an estimation of rockmass properties and the latter is designed to give specific rock properties. These are typically conducted as routine tests on site and are performed by site rock engineering and/or geotechnical staff. Where required, International Society for Rock Mechanics and Rock Engineering (ISRM) testing methods are used to assess rock properties at accredited rock testing laboratories in South Africa. These are significantly more expensive than the tests conducted on site and are performed on an adhoc basis. Typically during a feasibility study, and/or where the rock engineer is unsure of specific rock strength or stress data for mine design purposes, will these tests be commissioned. Intact core samples are usually required for such tests and should be handled as per the ISRM sample collection and preparation methods. As the rockmass is not homogeneous, a number of samples are usually submitted for testing and these generate a range of values. The laboratory data is then downgraded (according to specific criteria) for underground in-situ representation for mine design purposes. The information is used to calibrate numerical models for the mine design. As the mine design is being executed, monitoring of the excavations is conducted and the data is used to provide a back analysis of the numerical models. Further optimisation can then be done based on the outcomes of these numerical models. This process is used by all rock engineers in the South African Mining Industry. 83 7.9.2.1 Rock Quality Designation Rock Quality Designation (RQD) is a standard technique in the Mining and Engineering Industries for the qualitative and quantitative assessment of rock quality using the degree of jointing, fracturing, and shearing in a rock mass. RQD is defined as the percentage of intact drill core pieces recovered that are >10cm for a single core run. Therefore, it is indicative of a measure of strength of the rockmass and is used for preliminary macro designs. Therefore, low RQDs will indicate low-quality rockmasses which will require additional geotechnical work to understand the rockmass further before any design work to continue. Contrary to popular belief, high RQD rockmasses will also generate similar needs for design work as the geophysical and geomechanical properties of rocks and rockmasses are not uniform. The general equation for RQD is expressed as: RQD index (%) = 100 × Σ (Length of core pieces ≥ 0.10 m)/(Total length of core run) 7.9.2.2 Point Load Index (PLI) Summary Point Load (PL) is a test that aims at characterizing intact rock strengths. It is an index test, meaning that it can be performed relatively quickly and without the necessity of sophisticated equipment to provide important data on the mechanical properties of rocks. Many more tests can be conducted in this way, as it does not need a laboratory or perfect rock specimens to perform the tests. The test apparatus consists of a rigid loading frame, a loading measuring system and a simple system of measuring the distance between the two platens. Rock samples are compressed between the platens, which is usually about 1,5-10cms apart, so that various sizes of similar rock materials can be tested. The point load index (I s) is the force needed to fracture a sample of rock between conical points: I s = P/D2, where P is force and D is the distance between the points, both at failure. I s is related to uniaxial compressive strength (approximately equal to I s × 24) As such, this test can be used crudely to infer the rock UCS strength value. It is not used widely. 7.9.3 Geotechnical Rockmass Characterisation The main aim of geotechnical characterization is to employ the best possible mine design and support rationale to cater for the varying rockmass conditions. Therefore, the appropriate characterization of the rockmass is imperative. The Sibanye-Stillwater Platinum Operations’ Mechanised Operations: MANDATORY CODE OF PRACTICE to combat Rockfall and Rockburst Accidents, the MCOP, adopts a geotechnical Ground Control District (GCD) methodology to classify areas of the mine plan with different geotechnical parameters. Typically these would consider, depth, type of reef, thickness of the seams and the relative position thereof, hangingwall types and distances to unstable and less cohesive partings; driving forces from joints, major fault zones and shear zones, minor shears and faults, domes, dykes, IRUP, water, pegmatite intrusions, variations in middling between chromitite layers as a result of rolling reefs and potholes, etc. In the deeper reef horizons, strain release from facebursts, rockbursting and seismicity associated with need to be considered.

In the conventional tabular operations, the UG2 chromitite Main Seam and the overlying chromitite Leader seam, together with the intervening waste parting, form the mineable reef horizon. The thickness of the Main Seam, the waste parting and the Leader Seam varies across the entire property and in most instances the Leader Seam is mined simultaneously with the Main Seam; however, if the width of the feldspathic pyroxenite parting becomes excessive only the Main Seam is mined, in which case, mining is done along the LT Geotech chromitite parting.

The thicknesses of the individual seams that make up the Doublets are also highly variable, as is the distance between the bands forming the Doublets/ triplets horizon. Where the Doublets are situated less than 0.4 m above the top of the Leader Seam, it is mined out, to avoid falls-of-ground.

The hanging wall of the Merensky Reef is feldspathic pyroxenite, which grades up into a melanorite and ultimately into a norite and a poikilithic anorthosite, before entering the Bastard pyroxenite unit. The pyroxenite is typically 1 – 3 m thick. The footwall of the Merensky Reef comprises norite/leuconorite and a thin anorthosite layer, which is underlain by norite.

Several stratigraphic markers exist in the footwall (Footwall Marker, Brakspruit Marker, and Pioneer Marker), one of which is the Boulder Bed, a poikilithic anorthosite layer, some 20 metres below the reef.

Instability within both reef horizons is driven by joints, major fault zones and shear zones, minor shears and faults, domes, dykes, IRUP, water, pegmatite intrusions, variations in middling between chromitite layers as a result of rolling reefs and potholes, and seismicity.

Majority of the joints are steep dipping. Contributors to major collapses are shallow dipping structures, parting planes and major fault zones. Water generally acts as an accelerator for deterioration in jointed rock mass. The operations mine through dykes and fault zones that outcrop, with some operations in close proximity to the Hex River and other water features/canals, characterized by blocky rock mass Cover holes and pilot holes are drilled in all development ends to check for ground water and/or gas. These pilot holes are coverage ahead of the advancing excavations.

Methods employed to monitor the middling between the various chromitite partings include borehole inspections using borehole cameras, ground penetrating radars (GPRs) and sub-surface profilers (SSPs).

Current mining depth ranges from 75mbs to 1300mbs, which is technically considered shallow to intermediate depth. However, from underground support performance observations, conditions mimic deep level gold mining operations. At such depth, strategies are aimed at controlling the tensile zone on a regional basis to prevent large scale rock failure and immediate stope hangingwall to prevent local FOGs in the working area. Stress conditions range from low to moderately high. Stope closure rates vary widely.

The Marikana Operations make use of the Institute of Mine Seismology (IMS) system for seismic monitoring. Seismic events in these mines relate to current mining activities traversing geological features, and most notably in the back areas of the stopes and in the deeper mining areas.

7.9.4 Geotechnical Results and Interpretation

Using widely used empirical techniques (Bieniawski's RMR and Barton's Q rating), rockmasses are classified and included into the GCDs. Both scanline mapping and RMC data are conducted using

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industry best practices. The appointed rock engineer is responsible for overseeing the collection and capturing of the data. Instrumentation data collection is done according to the OEM provided training that supplies the equipment.

In addition, parameters are assimilated and used to assess the mine design using established, approved and recognized numerical modelling techniques.

The visual evidence of hand samples, observations made underground, the results of selective laboratory testing and data from geotechnical instrumentation, show that the dominant hanging wall and footwall rocks to be typical of the Critical Zone rocks found across the western Bushveld. Table 18 summmarizes their average material properties and ranges of the same.

The UCS values summarized in Table 18 show that the rocks are of moderate to high strength as per ISRM grading. Norite and anorthosite are of higher strength compared to pyroxenite and hence they tend to be brittle in nature.

As we have established, general rockmass conditions are catered for with the use of GCDs. However, in some cases, variations in the middling between the chromitite layers may exist, and data is then collected from surface and underground additional core drilling. This is confirmed using geotechnical instrumentation specific to the investigation required. In the instance of variable stable beam thickness, data from instrumentation is used to refine the original geology isopachs that were historically constructed using surface and underground core drilling.

In addition, using underground observations and drill core results, RMR and Q are calculated. Marikana RMR values range between 50 and 70 (fair to good rockmasses)for the majority of the mining areas. E Anomalies exist closer to major geological intersections where RMR values may be <35. These areas are treated as Special Areas as per the requirements contained in the MCOP. In general, joint properties are generally dry, planar, smooth/rough and with little to no infill for higher RMR values, and for lower RMR values, discontinuities are damp, smooth, planar/undulating and with thick infill as shown in Table 19.

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Table 18: Summary of the material properties of the dominant hanging wall and footwall rock types

	UCS (MPa)		Young's Modulus (GPa)		Brazilian Disc Strength (MPa)		Poisson's Ratio		Density (kg/m³)	
Rock Type	Av.	Range	Av.	Range	Av.	Range	Av.	Range	Ave	Range
Anorthosites										
Spotted	210	170 - 240	80	75 - 90	14	16-Nov	0.22	0.20-0.25	2,750	2,700-2,800
Mottled	215	170 - 240	85	75 - 90	13.5	15-Nov	0.22	0.18 -0.25	2,750	2,700-2,800
Norites										
Leuconorite	215	150 - 240	80	75 - 90	15.5	12 – 17	0.22	0.18-0.24	2,750	2,700-2,800
Norite	220	150 - 240	85	75 - 90	15.5	13 – 17	0.2	0.18-0.22	2,800	2,750-2,850
Melanorite	220	160 –240	90	80 - 90	16	13 - 17	0.2	0.18-0.22	2,850	2,750-2,900
Pyroxenite										
Pyroxenite (Hanging wall and Footwall)	150	135 - 165	115	100 -125	12.5	13-Nov	0.23	0.20-0.26	3,200	3,150-3,300

Table 19: Rock mass classes determined from RMR total ratings and meaning

RMR Ratings	81-100	61-80	41-60	21-40	<20
Rock Mass Class	A	B	C	D	E
Description	very good rock	good rock	fair rock	poor rock	very poor rock

8 Sample Preparation, Analyses and Security

8.1 Sampling Governance and Quality Assurance

The QPs are satisfied with the standard procedures, which prescribe methods aligned to industry norms. The governance system at the Marikana Operations relies on directive control measures and makes use of internal manuals (standard procedures) to govern and standardize data collection, validation and storage. Furthermore, the standard procedures are mandatory instructions that prescribe acceptable methods and steps for executing various tasks relating to the ongoing gathering, validation, processing, approval and storage of geological data, which is utilised for Mineral Resource estimation. In addition to internal standard procedures, Sibanye-Stillwater implements an analytical quality control protocol that assesses the extent of contamination and analytical precision at the laboratory. Batches of samples sent to the laboratory include routine "blank" samples (Magaliesburg quartzite) and certified reference material (CRM). Results of the analytical quality control are discussed in Section 8.5.2.

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The governance system also emphasizes training to achieve the level of competence required to perform specific functions in data gathering, validation and storage. Extensive on the job training of new geologists, who will eventually be responsible for logging and sampling, is performed. Lithological data is acquired through the logging of drill core recovered from underground drilling. The logging is undertaken by trained geologists, who are familiar with the various reefs, footwall and hangingwall stratigraphy and rock types. The core logging is also guided by existing drillhole information from previous core logging. Routine validations are undertaken by the experienced Geologists at various stage gate points in the data collection process flows, with the ultimate validation performed by the QPs. The QPs note that the internal peer review of the data facilitates the early detection of material errors in the data capture before the collection is finalized.

Another aspect of the governance system is the documentation of the geological data gathering process flow (i.e., data collection, processing and validation). The QPs acknowledge that this documentation facilitates the auditability of the process flow activities and outcomes, as well as the measures undertaken to rectify anomalous or spurious data.

The historic surface core is stored at two facilities located at the Marikana Operations. Storage facilities are fenced off to prevent unauthorized entry, with limited access.

8.2 Reef Sampling – Surface

The bulk of the estimates are informed by historical drillholes across Marikana and these inform the indicated and inferred Mineral Resource areas in particular. Sampling practices have evolved over the duration of the data acquisition campaigns and the assumption from the outset is that diligent systems or protocols with respect to the data acquisition have been applied.

The three most typical reef deflections exhibiting the most core recovery and condition were selected for sampling, whereas the fourth deflection was not sampled but has been kept for future mineralogical or metallurgical testing. UG2 sampling follows a standard procedure of continuous sampling with 10cm lengths of core from the contacts, where 2 cm overlap into the non-reef is taken, and continues inwards to the centre of the chromitite intersection at 20 cm lengths. A variable sample length is placed towards the middle of the intersection. This differed with the earlier sampling (pre-1990) where either greater lengths or entire intersections were composited into a single sample. Merensky sampling follows a standard procedure of continuous sampling 10 cm lengths of core. Where chromitite layers occur within the pyroxenite, a 10 cm sample with 5 cm overlap above and below is taken, whereas on contacts, 2 cm overlap is taken. The responsible geologist verifies the sample markings before any core cutting commences. Only half size core is sampled, the remaining half core is stored for reference or re-sampling if necessary.

The samples are assigned unique sample identification numbers and tags before the Geologist transports them to the chosen external laboratory. In addition, the samples for each drillhole and the associated quality control samples (CRM and blanks) are submitted to the laboratory. The Geologists prepare sample submission sheets that accompany the samples. Records of the sample data are captured in the SABLE database.

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8.3 Reef Sampling – Underground

8.3.1 Core Samples

At the Marikana Operations, currently no underground drillholes are sampled. Underground drilling is only sampled in special cases or areas where surface drilling information is sparse. An underground drillhole sampling project was executed at the Saffy Shaft between 2015 and 2019 to test the viability of sampling fewer underground channels and supplementing the underground data with drillhole assays. These assayed sections are validated and included in the Mineral Resource estimate.

Samples include bottom and top contacts together with 2cm of footwall and minimum of 2cm of hangingwall with the contact samples being no less than 10cm. In addition, at least one sample of unmineralized footwall and hangingwall is included. Samples are broken into individual pieces no less than 20cm for BQ core size to ensure enough material is available for analysis. The entire drillcore sample is submitted to the analytical laboratory and no core splitting is performed.

The samples are assigned unique sample identification numbers and tags before the Evaluation Team Leader transports them to the laboratory. In addition, the samples for each drillhole and the associated quality control samples (CRM and blanks) are submitted to the laboratory. The Geologists prepare sample submission sheets that accompany the samples. Records of the sample data are captured in the SABLE database.

8.3.2 Channel Sampling

Within underground workings, exposures of the reef have channel samples taken. Individual channels are cut from the underground development-working faces using a diamond saw. A representative section of the target reef intersection should be recorded in the field book and the respective sample numbers, relative to their sequential position, should be reflected relative to the profile, from footwall to hangingwall. The Marikana Operations development channel sampling interval standards vary per shaft and facies. For the UG2 Reef at all shafts samples are taken at 30m intervals on dip and the strike component varies by mining method. For the Merensky Reef, samples are taken at 5m intervals on dip at the western shafts and 10m at the eastern shafts. Channels are defined perpendicular to the reef plane and each section's position is fixed by offsetting from survey pegs. The reef is segregated according to a sampling pattern and is correlated between sample sections, and individual samples of 10cm – 15cm in length are taken to reflect the internal geometry of the reef, with not less than a 10cm sample being taken on top and bottom contacts. The sample mass taken is in the order of 300 g to 500g.

The data is stored in one database but linked to the assay laboratory automatically via a second system. The following capture process is followed.

- Sample taken-data entered into MineRP
- Draws section-validated location and geology in MineRP
- Sampling data from MineRP is linked to MES
- Assays received from LIMS and automatically populated via sample ID into tables in MES
- QC checks are carried out in MES

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- Assay data is accepted or rejected in MES and either linked to MineRP MRM or sent back to the laboratory for re-assay and
- Final authorized assay and location data is sourced from the MRM database via a standard report extracted as a *.CSV file.

8.4 Sample Preparation and Analysis

8.4.1 Laboratory

Samples from Marikana Operations are analysed at the Sibanye-Stillwater owned and operated laboratory. The analytical laboratory is a secure facility as it is situated at the Marikana Operations which is fenced off to prevent unauthorized entry by the public and where access is restricted to authorized personnel of Sibanye-Stillwater.

The laboratory has facilities for sample preparation, chemical analysis (via fire assay and instrumental techniques) and is equipped with the Laboratory Information System (LIMS) software, which facilitates effective and efficient management of samples and associated data. It handles mainly grade control samples in the form of belt sampling and underground channel sampling, as well as samples from the concentrators, smelter and base metal refinery and occasionally drillhole samples.

The laboratory has received accreditation from the South African National Accreditation System (SANAS) in August 2021 (T0930).

Various externally accredited laboratories have been used for the analysis of the historical drillcore data set (Setpoint, Mintek, SGS-Lakefield, and Genalysis). The samples were analyzed for 3PGE+Au (4E) and in some instances Cu, Ni and Cr were also analyzed. However, current assay practice includes the analysis of Pt, Pd, Rh, Au, Ru and Ir precious metals by NiS collection; and Cu and Ni by Atomic Absorption Spectrometry after partial acid digestion of the sampled material.

8.4.2 Sample Preparation and Analysis

The fire assay method described below is used specifically in the analysis of Gold, Platinum and Palladium and Rhodium.

This technique involves the reduction of Lead oxide, forming elemental Lead, which collects the precious metals. The Lead button formed is cupelled in a muffle furnace to oxidise the Lead to a Lead oxide and a prill composed of the precious metals is obtained.

Samples are dried, crushed, and pulverized and analyzed using fire assay techniques. Initial crushing is done to 2mm partial size using a Terminator crusher. The samples are then pulverized in a vertical spindle pulverizer to 80% <150µm. Blank quartzite is used to flush between samples at the crusher and pulverizer. The pulverizer is compressed air cleaned between samples. One sub-sample is weighed out and the remainder of the sample is kept for RD and possible repeat assay should the batches' blank fail QA/QC or a re-assay be requested.

The fire assay method employed for sample analysis comprises two consecutive pyrochemical separations. The pulverized product (50g sample aliquot) is fused with 400 g of RO700 pre-mixed assay flux under reducing conditions, which promotes the separation of the precious metals from the

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gangue, with simultaneous collection as a lead alloy. One (1) millilitre of 0.01% silver nitrate is also added as a co-collector.

A catch weighed nominal amount of 50g of the pulverised samples is mixed with 400g of lead flux and fused at 1,200⁰C in a fusion furnace before pouring into conical iron moulds. The lead button is separated from the slag before cupellation at 1,000⁰C to oxidize the lead. After checking for complete cupellation, the cooled prill is transferred to a differently moulded cupel namely a block cupel and placed into the High Temperature Cupellation Furnace at 1,300⁰C. This is to ensure that all the silver has been volatilised and the prill only contains Platinum, Palladium, Rhodium and Gold known as 4E. This prill is digested in aqua regia before being analysed for Au, Pd, Pt and Rh by gravimetric finish where the weight of the final prill is measured. The technique is considered total.

Laboratory reporting of underground sampling results was not split into separate prill split assays. A combined grade is reported.

The laboratory has in place quality assurance and control procedures for the analysis and handling of the samples. Scales are calibrated at the start of every shift. An overall high level of cleanliness is maintained to minimize contamination. Furthermore, the laboratory also included standards and blanks in each sample batch and any anomaly identified in the quality control samples is addressed as required.

The QA/QC procedures include regular audits, round-robin benchmarking, as well as the submission of blanks and standards to the laboratory. In addition to external audits, the Marikana Mineral Technical Services Management (MTS) department conducts ad hoc audits of the laboratory.

8.4.3 QP Opinion

The QPs are satisfied with the sample preparation, analytical methods, accuracy and precision and the level of cleanliness at the analytical laboratory. The analytical methods employed are suited to the mineralization style and grades. Accordingly, the analytical data from the laboratory is a suitable input for grade estimation.

Note on historical assays: Fire assay is a well-established procedure and has been used in South African mines for many decades. The procedure has not changed in ways that significantly affect the accuracy and comparability over the life of the mine.

8.5 Analytical Quality Control

8.5.1 Nature and Extent of the Quality Control Procedures

Marikana Operations implement an analytical quality control protocol requiring ongoing monitoring of the laboratory performance.

No formal QA/QC has been performed on the historical drillhole data set. Similarly, no rejection of reef composites in the estimation process has been made based on the results of the assay QA/QC. During the various earlier drilling campaigns, the samples have been consigned to external laboratories where their internal controls were accepted to be adequate. In 2005, more stringent checks were introduced and only from 2009 onwards, has the QAQC been actively managed.

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The reliability of the channel sample assays are considered in terms of (i) the laboratory's own internal controls and (ii) the external controls introduced in 2013 to assess the assurances that the assays meet an acceptable standard.

8.5.2 Quality Control Results

Analytical results for the blanks and standards are analysed graphically on control charts to facilitate the identification of anomalous data points (Figure 26 and Figure 27). Where the standard result is reported outside three standard deviations of certificate value – an investigation is requested from the laboratory. The blank material utilised at Marikana Operations has no certified value, and the blank sample data is analysed visually on plots to identify anomalous values that may suggest contamination or sample swapping. Blank samples are accepted to 0.2 g/t 4E after which investigation and re-assay is requested.

Figure 26: Example of CRM Result Monitoring


MARIKANA LABORATORY AMIS0251 4E CONTROL PLOT
4E ppm
6.00
5.00
4.00
3.00
2.00
1.00
0.00
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AMIS251 certified value
+3SD
-3SD
AMIS251 data

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Figure 27: Example of Blank Result Monitoring


Marikana Laboratory - Merensky Blank 4E Control Plot
10x det. limit
blank data
Value ppm
1.00
0.90
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8.5.3 QP Opinion

Based on the foregoing, The QPs conclude that the laboratory's analytical data shows overall acceptable precision and accuracy, and no evidence of overwhelming contamination by the laboratory that would affect the integrity of the data. As a result, the analytical data from the in-house laboratory is of acceptable integrity and can be relied upon for Mineral Resource estimation.

9 Data Verification

9.1 Data Storage and Database Management

All drillhole data (i.e., collar and downhole survey, lithological, geotechnical, structural, analytical, and mineralization data) and TSF data is stored in the SABLE database, which is a Datamine product database designed to standardize information gathering during drilling. The drillhole data is captured directly into the database or imported electronically via Excel spreadsheets. Library tables, key fields and codes are the validation tools available in the SABLE database utilised for ensuring correct entries. The SABLE database is stored on the central IT server, where it is backed up and has rigorous controls (e.g. password protection and access restrictions) to ensure security and integrity of the data.

Channel sample data starting from 2006 is saved in the MRM sample database, which is a MineRP product database. The pre-2006 channel data is stored in a company network folder.

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The QPs are satisfied with data storage and validation as well as database management practices, which are all aligned to industry practice. There are sufficient provisions to ensure the security and integrity of the data stored in the SABLE database.

9.2 Database Verification

Internally generated channel samples, underground definition drillhole and mapping data is the primary data utilised for geological interpretation and Mineral Resource estimation. The imports into the database and validations are performed by experienced personnel. The QPs did not perform independent verifications of the data collected but relied on the rigorous validations performed during data collection and processing to which they participated.

The Mineral Resource estimates for Marikana Operations are mainly based on validated drillhole and channel sample data, which is stored in the SABLE and MineRP databases. For the 2021 Mineral Resource estimation at Marikana Operations, 52,688 datapoints were used for the UG2 Reef and 27,328 for the Merensky Reef. There were 410 composites accepted into the Mineral Resource estimation dataset for the Marikana TSF.

9.2.1 Mapping

Mapping is checked underground by the responsible geologist when conducting start up assessments. The responsible geologist will print a plan when proceeding underground and will ensure that the geological mapping is correct and that all features are recorded.

9.2.2 Drillholes

The validation of drillhole data is a continuous process completed at various stages during data collection, before and after import into the SABLE database and during geological interpretation and Mineral Resource estimation. As the QPs are fulltime employees of Sibanye-Stillwater working at the Marikana Operations, they either performed or supervised the validation of the drillhole data after which they approved and signed-off the validated data used for Mineral Resource estimation.

The logging is guided by a standard procedure, which standardizes data gathering, and the type of detail required for each drillhole log, and any deviations or anomalous entries are flagged by the inbuilt validations tools available in the SABLE database.

Geologists validate the survey data by comparing it against planned coordinates and through visual checks in the MineRP CAD environment.

9.2.3 Channel Sampling

The validation of development samples is a continuous process completed at various stages during data collection. Unique barcoded sample numbers are generated and printed by an external service provider, preventing duplicate ticket numbers. Samples are captured into the MineRP database with controls in place, which includes drawing of sections and validation of location and geology by experienced fulltime employees.

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Plots using the final authorized assays and location data, along with the workings, are printed to ensure that the spatial distribution is correct.

Planned Task Observations are conducted quarterly to ensure sampling procedures are followed correctly.

9.3 QP Opinion

The QPs acknowledge the rigorous validation of the extensive database utilised for Mineral Resource estimation at the Marikana Operations. The data was validated continuously at critical points during collection, in the SABLE database and during geological interpretation and Mineral Resource estimation. For the recent data, the QPs either participated in or supervised the validations which were performed by suitably trained personnel and approve the use of the validated and signed-off data for Mineral Resource estimation. Similar practices which were inherited by Sibanye-Stillwater were in use by the previous owners for the collection historical data. The QPs have assessed the historical data and concluded that it is suitable for Mineral Resource estimation. In general, the data validations are consistent with industry practice and the quantity and type of data are appropriate for the nature and style of the mineralization.

The QP for Mineral Resources was employed by the previous owner of the Marikana Operations and participated in the collection and verification of the data.

10 Mineral Processing and Metallurgical Testwork

The plant is well established and no changes are planned. Accordingly, there has not been any recent testwork completed for the purposes of process design and metallurgical amenability assessment as these are unnecessary for operating plants. The type of ore material is consistent with historical processing, and any metallurgical testwork conducted is to support short term operational issues. The plant recovery factors are benchmarked to actual recoveries achieved by the plant and there is no material risk to the planned plant recovery factors.

There is no metallurgical testwork that is material to the operational this stage of operation.

Metallurgical samples from Marikana Operations are analysed at the Sibanye-Stillwater owned and operated laboratory, refer to Section 8.4.1 for laboratory details. Analytical methods are the same as for the geological samples (Section 8.4).

For mineral processing refer to Section 14 and ongoing sampling in the plant refer to Section 14.4.

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11 Mineral Resource Estimates

Mineral Resources are derived from both Underground and Surface Sources.

11.1 Estimation Domains

Geological interpretations based on structural, thickness and grade data are used to construct the estimation domains (geozones) (Section 6).

11.1.1 Compositing

Selection criteria for composites is based on a minimum mining width of 110cm, a well-defined marker horizon(s) in the economic zones and geotechnical requirements of the hangingwall. There is no maximum mining width. While no cut-off grade is used, the areas with variable width are composited to include as much of the mineralized material as possible within the geotechnical constraints. Where the chromitites are less than the minimum mining width the additional thickness is taken in the footwall. For an explanation of why no cut-off grade is used see Section 11.3.2.2.

11.1.1.1 Merensky Reef

The mineralization in the Merensky Reef has the highest PGM concentrations associated with narrow chromitite layers (Upper-, Lower- and Basal-chromitite). The PGM mineralization generally diminishes into the enclosing pyroxenite, but becomes rapidly depleted when approaching the hangingwall norite and footwall anorthosite. See Section 6.3.2.1 and Figure 11.

Analysis of the grade distribution for the composite boundary selection was done using histograms produced from the Datamine system. The distributions of 4E grade referenced on different lithological markers were visually inspected in the histograms (Figure 28) to determine the limits of the best average composite for each intersection based on the minimum mining width.

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Figure 28: Example of a Merensky Reef Composite Histogram


WP-A- 160 Referenced
4E (g/t)
0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 8.0 8.5 9.0 9.5 10.0
-1 -0.9 -0.8 -0.7 -0.6 -0.5 -0.4 -0.3 -0.2 -0.1 0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 0.8 0.9 1 1.1 1.2 1.3 1.4 1.5 1.6 1.7 1.8 1.9
0.00
LAY 160
Min mining width

The composites were defined either as fixed (110cm) or variable thickness(>=110cm) for which the following five have been identified:

- Fixed thickness referenced on hangingwall contact e.g., Eastplats.
- Fixed thickness referenced on Upper Chromitite e.g., Westplats at Rowland Shaft, and 4 Belt Shaft.
- Fixed thickness referenced on Lower Chromitite e.g. Brakspruit at K3 Shaft, RPM at K3 and K4 shafts (within 50m blocks within the first pass of the search) and Thin at K3 Shaft and 4 Belt.
- Variable thickness between Upper and Lower Chromitite e.g. Marikana at K3 and K4 Shaft and RPM at K4 Shaft (within 500m blocks outside of the 50m blocks).

This assessment was done concurrently with a review of the facies and estimation geozones using the sampled geological and assay data.

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11.1.1.2 UG2 Reef

Split Reef

For the Marikana Operations, composites per lithological unit (i.e., drillhole and channel sample data composted by lithology) are used to inform the Mineral Resource model. Composite boundaries are determined by geological contacts and grade distribution for the following three primary components

- Leader Seam
- Parting Width Component (internal Waste)
- Main Seam

A minimum thickness of 110cm is modelled. The composites include Main Seam, Leader Seam and parting width between the Main Seam and Leader (see Figure 12). Where the total composite width is less than 110cm, the additional thickness is made up of the Footwall unit.

Where the Leader Seam is developed it creates a point of weakness in the hanging wall and must be removed.

For the undercut geozone, the composite includes the Main seam and where the width is less than 110cm, the additional thickness is made up from the Footwall Unit.

Normal Reef

Composites per lithological unit are used to inform the Mineral Resource model. Within the normal reef facies, where the massive chromitite unit is less than 90cm thick, additional material is added to the cut from the footwall at an assumed grade of zero g/t until the minimum width of 110cm is achieved.

TSF Compositing

Data were composited into 6 m lengths (the same as the sample interval). Where the auger hole sampled length was not a full 6 m, it was allowed to exist as a composite of 4.5 m, 3.0 m or 1.5 m so that no data were rejected during the compositing process. This situation occurred at the base of many of the holes. As the estimated variable is an accumulation of grade and dry mass per metre the disproportionate impact of the smaller and often higher grade composite lengths at the base of the holes on the estimate is lessened, as they tend to have high moisture and hence low dry mass per metre.

11.1.2 Estimation Domains

11.1.2.1 Merensky Reef

The Merensky Reef has predominantly hard (constrained) boundaries, particularly where mineralization is controlled by different geological layers (Figure 29). This means that only the composites within a geozone boundary will inform estimates in the applicable geozone. The facies classification is based on a combination of lithology, the thickness of the Merensky Pyroxenite and the PGM value distribution. For the Merensky Reef, the estimation domains- geozones - are defined by facies and resource composites Sections 6.3.2.1 and 11.1.1.1).

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Figure 29: Merensky Reef Geozones



27°24' E
27°30' E
27°36' E
27°42' E
25°35' S
25°40' S
25°45' S
Geozone 1
Geozone 2
Geozone 3
Geozone 4
Geozone 7
Geozone 8
Geozone 9
Geozone 10
Geozone 31
Geozone 43
Geozone 51
Geozone 52
SCHAAPKRAAL 292 JQ
WPL PROSPECTING RIGHT 287/2006PR (PP28/2004)
GZ 43
GZ 3
GZ 51
GZ 1
GZ 4
GZ 52
GZ 31
GZ 7
GZ 10
GZ 8
GZ 2
GZ 9
K4
K3
Rowland
Saffy
W1
1E Lift
E1
E2
E3
4B
Newman
N4
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Marikana Operations)
Schaapkraal Prospecting Right
Towns
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

11.1.2.2 UG2 Reef Geozones

The UG2 Reef has partially constrained boundaries between geozones (Figure 30). For the estimation of the 500 by 500m size blocks, a selection of data using an expanded polygon for a further 500m into the adjacent geozones was selected. The size of the expanded polygon was based on the size of one block so as to avoid extensive extrapolation across fault boundaries. The same approach was applied to the 100m and 50m size blocks. A hard boundary was applied to Geozone 8, where Split Facies exists and which was ring-fenced for the chromitite units. In the extraction of data to estimate the thickness

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of the internal waste pyroxenite parting in Geozone 8, surface drillholes in the immediately adjacent (within 500m) Geozone 7 were used and assigned a zero (pseudo) thickness for the internal waste. This allows for a more gradual transition in the reef thickness between the two geozones.

Figure 30: UG2 Reef Geozones



27°24' E
27°30' E
27°36' E
27°42' E
25°35' S
25°40' S
25°45' S
Geozone 1
Geozone 2
Geozone 3
Geozone 4
Geozone 7
Geozone 8
Geozone 9
Geozone 10
Geozone 11
Geozone 12
SCHAAPKRAAL 292 JQ
WPL PROSPECTING RIGHT 287/2006PR (PP28/2004)
GZ 8
GZ 7
GZ 5
GZ 11
Rowland
K4
K3
GZ 12
GZ 9
4B
W1
1E Lift
GZ 10
GZ 4
Hossy
Saffy
GZ 1
E1
Newman
E2
GZ 2
E3
GZ 3
N4
TN
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Marikana Operations)
Schaapkraal Prospecting Right
Towns
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

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11.1.2.3 Tailings Storage Facility

For the TSF estimate, the distribution of values follows a spatial trend rather than abrupt boundaries. There is only one statistical domain.

11.2 Estimation Techniques

11.2.1 Grade and Tonnage Estimation

11.2.1.1 Statistics and Capping

The primary software used is Datamine Studio RM for estimation and Snowden Supervisor for statistics and variogram fitting.

Based on the structural and geological facies, the Mineral Resource footprint was divided into various geostatistical domains – geozones (Section 11.1.2). The constraints of the geological facies differ between reefs. Detailed exploratory data analysis included sample verification, histogram, cumulative frequency plots, outlier checks, mean vs. covariance and trend analysis.

The drillhole data and underground channel sample data were composited on the minimum mining width. The underground channel data informing the 500m blocks were declustered into a 500 by 500 metre grid in order to reduce the weighting on the channel data and increase the weighting and dependency on the surface drillhole deflections within the deeper, longer term areas.

After detailed exploratory analysis, it was determined that capping was necessary and several capping ranges were applied to the composite variables based on an assessment of the histogram distribution and likelihood of occurrence. Capping was generally applied at the 99th percentile per geozone where applicable, to reduce the effects of extremely high grades on each estimated panel (Table 20). Figure 31 shows an example of the capping analyses in Snowden Supervisor and shows the effect of capping on the general statistics.

Standard variograms were generated and capping was applied where required to enhance or reduce the smoothing of the variance. The capping applied to the variograms is given in Table 21 and Table 22.

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Table 20: Capping Values Applied to the Final Estimation Dataset

Reef	Parameter	Lower	Upper
UG2	TTHICK	-	1.8
UG2	4E	-	15.0
UG2	NIACCUM	-	950
UG2	CUACCUM	-	350
UG2	PTACCUM	-	7000
UG2	PDACCUM	-	4500
UG2	RHACCUM	-	1400
UG2	AUACCUM	-	150
UG2	IRACCUM	-	1000
MER	TTHICK	-	-
MER	4E	-	15.0

Figure 31: Capping Analysis in Snowden Supervisor



Log Probability Plot for 4E
Domain UG2 composites
Points: 52675
Weights: 52675
Mean: 5.003
Std Dev: 1.232
Variance: 1.518
CV: 0.246
Skewness: 1.332
Kurtosis: 6.578
Geom Mean: 4.863
Log-Est Mean: 5.002
Maximum: 23.7418
75%: 5.644
50%: 4.855
25%: 4.182
Minimum: 1.10183
Cumulative Probability (%)
4E
Histogram for 4E
Domain UG2 composites
Frequency (% of 52675 points)
4E

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Table 21: Capping Applied to the Merensky Variogram Data.

Variable			Accumulation		Thickness		4E	
Composite	Facies	Geozone	Lower	Upper	Lower	Upper	Lower	Upper
CUT 30 110	WP-A	1	-	-	-	-	-	-
CUT 20 110	WP-B	2	-	-	-	-	1	12
30VAR160-80	MAR-A	3	-	15	-	2.5	-	14
30VAR160-80	MAR-C	32	-	-	-	1.8	-	12
FWC 40 110	BRAK-1	4	-	-	-	-	-	11
FWC 30 110	BRAK-2	41	-	-	-	-	-	18
FWC 50 110	BRAK-3	42	-	-	-	-	-	-
FWC90 120	RPM-S	5	-	-	-	-	-	12
40VAR16080F30	RPM-N	51	1.5	-	-	1.5	1.8	-
30VAR18080F10	RPM-N	52	1	8.5	-	1.5	1.5	8
FWCT 7040	THIN-4B	6	-	-	-	-	-	12
FWCT 6050	THIN-K3	61	-	-	-	-	0.3	20
CUT 00 140	EPF-N	7	-	-	-	-	1	-
CUT 00 120	EPF-S	8	-	-	-	-	-	6
CUT 40 110	WP-C	9	-	-	-	-	-	10
CUT 00 110	PAND	10	-	-	-	-	-	-

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Table 22: Capping applied to UG2 Reef Variogram Data.

Variable	Accumulation		Thickness		4E	
Geozones	Lower	Upper	Lower	Upper	Lower	Upper
1	-	12	0.8	1.5	-	10
2	-	10	0.9	1.8	2.5	8
3	-	12	0.8	1.55	2.0	10.5
4	-	12	0.8	1.8	2.0	8
5	-	12	0.8	1.7	-	10
7	-	12	0.8	1.55	-	11
8upper	0.1	2.2	-	0.65	-	10
8lower	1.0	7.5	0.45	1.2	-	11
9	-	13	0.6	1.8	-	13
10	-	-	-	-	-	-
11	-	10	-	1.4	-	10
12	-	-	-	-	-	10

11.2.1.2 Variogram Modelling and Estimation Parameter Selection

The variography analyses for the Merensky and UG2 Reefs individual geozones was conducted using the validated composites for the combined underground channel and surface drillhole data. No transformation of the data was applied to the variograms as the data distribution approaches a normal distribution for thickness, grade and accumulation where there are sufficient composites. The variograms were treated as isotropic due to the absence of anisotropic trends which is a common phenomenon of the PGM Reefs within the Bushveld Complex. No convincing anisotropic effect was noticed as depicted in the example in Figure 32. Variogram parameters used for kriging are available in Table 23.

Snowden Supervisor is used for variogram maps(Figure 32), and variography as per examples in Figure 33.

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Figure 32: Example of a Variogram Map


Horizontal Continuity for 4E
Domain 7
00-->000
Lag
10
00-->270
00-->090
00-->180

Figure 33: Example of Variogram for 4E Grade and Thickness


(Downhole Dir) 00-->000: Continuity for 4E
Domain 7
Lag
20
Sph(0.07, 500)
Sph(0.12, 50)
Sph(0.36, 8)
N(0.45)
Gamma (1.645)
Pair Counts
Sample Separation (m)
(Downhole Dir) 00-->000: Continuity for TTHICK
Domain 7
Lag
10
Sph(0.16, 67)
Sph(0.6, 10)
N(0.17)
Gamma (0.008)
Pair Counts
Sample Separation (m)

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Table 23: Summary of Variogram Model Parameters

Block Size	Parameter	Geozone	NUGGET	ST1PAR1	ST1PAR4	ST2PAR1	ST2PAR4	ST3PAR1	ST3PAR4
50x50, 100x100, 500x500	cm.g/t	1	0.52	10	0.3	32	0.15	140	0.03
	cm.g/t	2	0.52	18	0.42	100	0.06	-	-
	cm.g/t	3	0.52	18	0.19	24	0.2	145	0.09
	cm.g/t	4	0.52	39	0.22	129	0.12	490	0.14
	cm.g/t	5	0.52	7	0.3	52	0.1	625	0.08
	cm.g/t	6	0.52	2	0.2	30	0.18	625	0.1
	cm.g/t	7	0.44	43	0.43	1911	0.13	-	-
	cm.g/t	8	0.43	49	0.43	268	0.02	2000	0.12
	cm.g/t	9	0.52	7	0.29	61	0.07	450	0.12
	cm.g/t	10	0.52	9	0.17	48	0.28	235	0.03
	cm.g/t	11	0.52	15	0.27	103	0.12	255	0.09
	cm.g/t	12	0.52	57	0.45	155	0.03	-	-
50x50, 100x100, 500x500	tthick	1	0.17	10	0.7	124	0.07	2240	0.06
	tthick	2	0.17	10	0.72	68	0.09	760	0.02
	tthick	3	0.17	8	0.6	64	0.2	1800	0.03
	tthick	4	0.17	45	0.32	594	0.21	1800	0.3
	tthick	5	0.17	23	0.66	135	0.07	2710	0.1
	tthick	6	0.17	10	0.6	67	0.16	1850	0.07
	tthick	7	0.3	68	0.07	426	0.05	2800	0.58
	tthick	8	0.39	66	0.4	271	0.09	850	0.12
	tthick	9	0.17	9	0.58	78	0.08	970	0.17
	tthick	10	0.17	24	0.59	78	0.16	400	0.08
	tthick	11	0.17	18	0.53	64	0.11	476	0.19
	tthick	12	0.17	67	0.47	146	0.29	410	0.07
	4egrade	1	0.45	14	0.35	40	0.17	255	0.03
	4egrade	2	0.45	12	0.46	140	0.09	-	-
	4egrade	3	0.45	18	0.42	80	0.13	-	-
	4egrade	4	0.45	25	0.43	100	0.12	-	-
	4egrade	5	0.45	10	0.35	52	0.12	630	0.08
	4egrade	6	0.45	8	0.36	50	0.12	500	0.07
	4egrade	7	0.52	11	0.2	39	0.26	100	0.02
	4egrade	8	0.53	21	0.34	418	0.03	1936	0.1
	4egrade	9	0.45	4	0.28	36	0.15	195	0.12
	4egrade	10	0.45	20	0.16	47	0.38	125	0.01
	4egrade	11	0.45	14	0.35	170	0.2	-	-
	4egrade	12	0.45	10	0.12	46	0.32	150	0.11

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Block Size	Parameter	Geozone	NUGGET	ST1PAR1	ST1PAR4	ST2PAR1	ST2PAR4	ST3PAR1	ST3PAR4
500x500	BM & PGM	NIACCUM	0.11	325	0.89	-	-	-	-
	BM & PGM	CUACCUM	0.2	340	0.8	-	-	-	-
	BM & PGM	CRACCUM	0.18	320	0.82	-	-	-	-
	BM & PGM	PTACCUM	0.34	61	0.43	200	0.23	-	-
	BM & PGM	PDACCUM	0.34	109	0.28	290	0.38	-	-
	BM & PGM	RHACCUM	0.35	61	0.41	270	0.24	-	-
	BM & PGM	AUACCUM	0.33	134	0.29	360	0.38	-	-
	BM & PGM	IRACCUM	0.06	50	0.65	388	0.29	-	-
	BM & PGM	RUACCUM	0.19	69	0.24	940	0.57	-	-
	BM & PGM	TTHICK	0.15	318	0.85	-	-	-	-
500x500	BM&PGM - 8U&L	NIACCUM	0.11	325	0.89	-	-	-	-
	BM&PGM - 8U&L	CUACCUM	0.2	340	0.8	-	-	-	-
	BM&PGM - 8U&L	CRACCUM	0.18	320	0.82	-	-	-	-
	BM&PGM - 8U&L	PTACCUM	0.34	61	0.43	200	0.23	-	-
500x500	BM&PGM - 8U&L	PDACCUM	0.34	109	0.28	290	0.38	-	-
	BM&PGM - 8U&L	RHACCUM	0.35	61	0.41	270	0.24	-	-
	BM&PGM - 8U&L	AUACCUM	0.33	134	0.29	360	0.38	-	-
	BM&PGM - 8U&L	IRACCUM	0.06	50	0.65	388	0.29	-	-
	BM&PGM - 8U&L	RUACCUM	0.19	69	0.24	940	0.57	-	-

The Mineral Resource block widths (BWs) were estimated using variography results from thickness (CW) analysis. CW was interpolated using Ordinary Kriging (OK).

Kriging Neighbourhood Analysis (KNA) is a tool which assists in determining the appropriate estimation parameters as per the examples below. KNA determined appropriate block sizes of 50m x 50m, 100m x 100m and 500m x 500m (Figure 34). These have positive kriging efficiencies (KE) and slope of regression (SR).

The discretization KNA shows a stable KE for the different matrices. The value used in the estimation was 5x5x1 (Figure 35). There is no more improvement in the KE with finer discretization.

The KNA for the number of samples for the 50m x 50m blocks provides the KE vs SR relationship (Figure 36). The results for 500m x 500m blocks are shown in Figure 37. There is no more improvement in the KE with more samples.

KNA is run in Datamine Studio RM using a proprietary script “Macro”. The results for the KNA analysis are summarized in Table 24.

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Figure 34: KNA for Block Sizes


Kriging Neighbourhood Analysis
Kriging Efficiency
Block Size UG2 - (X x Y x Z)
Kriging Efficiency (%)
100
50
0
-50
-100
-150
-200
25
50
100
200
400
500
750
1000
3PGE+AU
Length
4Eaccum
Kriging Neighbourhood Analysis
Slope of Regression
Block Size UG2 - (X x Y x Z)
Regression Slope
1.20
1.00
0.80
0.60
0.40
0.20
0.00
25
50
100
200
400
500
750
1000
Block Size
3PGE+AU
Length
4Eaccum

Figure 35: KNA for Discretization


Kriging Neighbourhood Analysis
Kriging Efficiency
Block Discretisation - UG2 (search range 300)
Kriging Efficiency (%)
100
80
60
40
20
0
1x1
2x2
3x3
4x4
5x5
6x6
7x7
8x8
Number of Points
3PGE+Au
Length
4Eaccum
Kriging Neighbourhood Analysis
Slope of Regression
Block Discretisation - UG2 (search range 300)
Regression Slope
1.00
0.95
0.90
0.85
0.80
0.75
0.70
0.65
0.60
1x1
2x2
3x3
4x4
5x5
6x6
7x7
8x8
Number of Points
3PGE+Au
Length
4Eaccum

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Figure 36: KNA Number of Samples 50x50 Block Size


Kriging Neighbourhood Analysis
Kriging Efficiency
Number of Samples - (block size 50x50x1) UG2
Kriging Efficiency (%)
100%
80%
60%
40%
20%
0%
-20%
-40%
5 8 10 12 15 20 25 30 40 50 65 80 100
MAX NUM SAMPLES
3PGE+Au
Length
4Eaccum
Kriging Neighborhood Analysis
Slope of Regression
Number of Samples - (block size 50x50x1) UG2
Regression Slope
1.20
1.00
0.80
0.60
0.40
0.20
0.00
5 8 10 12 15 20 25 30 40 50 65 80 100
MAX NUM SAMPLES
3PGE+Au
Length
4Eaccum

Figure 37: KNA Number of Samples 500x500 Block Size


Kriging Neighbourhood Analysis
Kriging Efficiency
Number of Samples - (block size 500x500) UG2
Kriging Efficiency [%]
0
-200
-400
-600
-800
-1000
-1200
-1400
-1600
5 8 10 12 15 20 25 30 40 50 65 80 100
MAX NUM SAMPLES
4E
LEN
CMGT
Kriging Neighbourhood Analysis
Slope of Regression
Number of Samples - (block size 500x500) UG2
Regression Slope
0.10
0.09
0.08
0.07
0.06
0.05
0.04
0.03
0.02
0.01
0.00
5 8 10 12 15 20 25 30 40 50 65 80 100
MAX NUM SAMPLES
4E
LEN
CMGT

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Table 24: Kriging Parameters

Data	Block Size	Minimum number of samples	Maximum number of samples	Search Volume No. 2	Minimum number of samples	Maximum number of samples	Search Volume No. 3	Minimum number of samples	Maximum number of samples
Point Data	50mx50m	12	64						
Point Data	100mx100m	12	32						
500x500 Regularized CH sample data **All surface drillhole data.**	500mx500m	12	32	2	12	32	10	12	32

11.2.1.3 Interpolation Methods

The two-dimensional block model is informed by

(i) validated composite data,

(ii) parameters extracted from the variography and kriging neighbourhood studies, and

(iii) results of geological studies including geological facies domains, dip, geological loss, and alteration.

The model is constructed at zero elevation (which is a 2D modelling approach); has 4E grade, thickness, accumulation and density interpolated into three sets of blocks (cells) 50mN by 50mE, 100mN by 100mE and 500mN by 500mE by interpolation method ordinary kriging. In addition, base metals (Cu and Ni), Cr and 6E prill splits (Pt, Pd, Rh, Ir, Ru and Au) were also interpolated into 500mN by 500mE blocks by ordinary kriging. All these block models are combined to generate the final Mineral Resource Block Model.

For the Merensky Reef, a probability approach was applied to the estimation Geozone 9 (Westplats C facies) at the 4B Shaft in order to more accurately represent the proportion of Thin facies. The two main facies types mined at the shaft are the Westplats-C and Thin facies. Previously the Thin facies was domained using available channel sample information, but due to the breast mining layout and wide sample spacing, the facies variability was potentially being underestimated. The Thin facies domains were subsequently removed at 4B Shaft. The probability model uses stope observation points as well as underground channel information to predict percentage probability of encountering Westplats or Thin facies per estimation block. Using stope observation points allows the facies variability to be better represented between underground channel samples which are spaced far apart. The grade assigned to each block is calculated using the probability percentage and applying this proportionally to the Westplats-C and Thin facies composites per block.

For the UG2 Main and Leader Seams as well as the Parting unit of the Split Reef facies, the thicknesses were estimated separately for each using Ordinary Kriging. These were then joined to form a single

109

model layer for the Split Reef geozone. The grade for the Main and Leader Seams were estimated using Ordinary Kriging. Due to a lack of sampling data, a nominal grade of 0.01 g/t was applied to Parting unit. Within the Split Reef geozone to the west of K3 Shaft, only the Main Seam of the Split Reef UG2 will be developed and mined. This will be done to undercut the Parting unit and the Leader Seam. The boundary of this geozone with the Split Reef geozone is informed by a Parting unit thickness of greater than 25cm. For this undercut geozone, the grade and thickness of the Main Seam was estimated using Ordinary Kriging and joined to the Split Reef model.

No consideration of geotechnical cuts was applied to the Mineral Resource selection. Local areas where the triplets in the hangingwall rest close to the UG2 Reef result in dilution, which is accounted for in the dilution models in the Mineral Reserve modelling.

Validation

Block models are validated on several levels including visual checks comparing block grades to sample grades, swath plots comparing actual recovered grades to predicted grades and sampling grades, as well as reconciliations comparing previous estimations to the current estimation. An example of a swath plot used for validation is shown in Figure 38, a value distribution plot showing year on year comparison is shown in Figure 39. Block Models for the reefs are shown in Figure 40 and Figure 41.

Figure 38: Swath Plot Showing Block Model vs Data


MARIKANA UG2 MEASURED RESOURCE
4E Sliced in Y direction, 500m increments
Number of samples
4E grade
Av. Easting Slice
NUMSAM
Borehole 4E
Model 4E

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Figure 39: Value difference plot for the UG2 Reef showing percentage difference 4E Grade 2019 versus 2020.


N
45000 E
50000 E
55000 E
60000 E
65000 E
70000 E
75000 E
-2835000 N
-2845000 N
K4 Shaft
Rowland Shaft
K3 Shaft
4B Shaft
Saffy Shaft
E3 Shaft
Legend
PD4ER (%)
[-100,-50]
[-40,-20]
[-20,-10]
[-10,-5]
[-5,-2]
[-2,2]
[2,5]
[5,10]
[10,20]
[20,40]
[50,100]
0
1
2km

Figure 40: UG2 Reef 4E Grade Block Model.



Legend
ug2m0320
(block model) :
4ER
[ABSENT]
[2.2,2.5]
[2.5,3]
[3,3.5]
[3.5,4]
[4,4.5]
[4.5,5]
[5,5.5]
[5.5,6]
[6,CEILING]
N
K4 Shaft
Rowland Shaft
K3 Shaft
4B Shaft
Saffy Shaft
E3 Shaft
45000 E
50000 E
55000 E
70000 E
75000 E
60000 E
65000 E
-2835000 N
-2845000 N
0
1
2km

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Figure 41: Merensky Reef 4E Grade Block Model.


Legend
mrm0320
(block model) :
4ER
[ABSENT]
[0,4.5]
[3,4]
[4,4.5]
[4.5,5]
[5,5.5]
[5.5,6]
[6,6.5]
[6.5,7]
[7,7.5]
[7.5,10.3]
N
-2835000 N
45000 E
50000 E
55000 E
60000 E
65000 E
70000 E
75000 E
K4 Shaft
K3 Shaft
Rowland Shaft
4B Shaft
0
1
2km

11.2.2 Grade Control and Reconciliation

Grade control and reconciliation practices follow similar procedures to those applied elsewhere on the Bushveld Complex. The reefs, hanging wall and footwall lithologies are visually identifiable, and channel sampling ensures that the face grade is monitored accordingly. As part of the reconciliation exercises, physical factors, including channel width, stoping width, dilution and Mine Call Factor, are monitored and recorded on a monthly basis.

Monthly evaluation is carried out by means of histograms drawn from the underground sampling data that evaluate the current mining block against the business plan.

Stoping and development is measured monthly to provide an accurate broken ore tonnage and 4E PGM oz estimate that is compared to the budgeted tonnes hoisted, trammed and milled on a monthly basis. The 4E PGM grade accounted for by the processing plant is in turn compared to the Survey Called For grade to determine the Mine Call Factor.

Belt sampling is performed daily at all shafts, for both reefs to verify underground grades.

Year on year reconciliations are performed per shaft and facies on completion of an updated Mineral Resource model.

Table 25 and Table 26 below show the Marikana Operations reconciliations for the Merensky and UG2 Reefs, respectively.

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Table 25: Reconciliation of the Merensky and UG2 Reef Models per Shaft 2021/2022

MERENSKY COMPARISON																			
		BP21					BP22					ABSOLUTE DIFF BP22-BP21			% DIFF BP22-BP21				
SHAFT	RESOURCE PLANNING	TTHICK (m)	GEOLOSS %	4E (g/t)	cmg/t	Content (4E Moz)	TTHICK (m)	GEOLOSS %	4E (g/t)	cmg/t	Content (4E Moz)	TTHICK (m)	4E (g/t)	Content (4E Moz)	cmg/t	TTHICK (m)	GEOLOSS	4E (g/t)	Content (4E Moz)
4B MER	1 YEAR	1.11	7.44	3.72	414.47	0.05	1.11	6.36	3.95	440.46	0.05	0.00	0.23	0.00	6.27	-0.01	-1.08	6.28	4.69
	3 YEAR	1.14	9.33	3.89	441.82	0.14	1.13	8.87	4.02	456.01	0.13	0.00	0.13	0.00	3.21	-0.08	-0.46	3.30	-3.17
K3 MER	BP22	1.14	13.07	5.06	578.72	0.09	1.13	10.14	4.79	541.96	0.09	-0.01	-0.26	-0.01	-6.35	-1.19	-2.92	-5.22	-6.56
	BP21 YR2	1.14	11.59	5.11	582.43	0.10	1.13	8.63	4.85	549.34	0.09	-0.01	-0.25	-0.01	-5.68	-0.74	-2.97	-4.98	-8.39
	3 YEAR	1.18	11.90	5.12	605.60	0.32	1.15	9.62	4.83	556.89	0.29	-0.03	-0.28	-0.03	-8.04	-2.65	-2.28	-5.54	-9.59
ROW MER	1 YEAR	1.21	7.75	3.91	472.76	0.09	1.13	5.43	3.95	446.71	0.08	-0.08	0.03	-0.01	-5.51	-6.33	-2.32	0.87	-5.78
	3 YEAR	1.20	9.10	4.00	481.37	0.16	1.17	7.39	3.99	466.21	0.15	-0.04	-0.01	-0.01	-3.15	-3.02	-1.71	-0.14	-4.99
K4 MER	1 YEAR	1.19	14.79	4.30	513.50	0.01	1.19	14.79	4.30	513.56	0.01	0.00	0.00	0.00	0.01	0.00	0.00	0.01	0.01
	3 YEAR	1.19	14.55	4.48	534.86	0.15	1.19	14.55	4.48	535.22	0.15	0.00	0.00	0.00	0.07	0.04	0.00	0.03	0.03

Table 26: Reconciliation of the UG2 Reef Models per Shaft 2020/2021

UG2 COMPARISON																			
		BP21					BP22					ABSOLUTE DIFF BP22-BP21			% DIFF BP22-BP21				
SHAFT	RESOURCE PLANNING	TTHICK (m)	GEOLOSS %	4E (g/t)	cmg/t	Content (4E Moz)	TTHICK (m)	GEOLOSS %	4E (g/t)	cmg/t	Content (4E Moz)	TTHICK (m)	4E (g/t)	Content (4E Moz)	cmg/t	TTHICK (m)	GEOLOSS	4E (g/t)	Content (4E Moz)
4B UG2	1 YEAR	1.18	10.91	4.71	557.90	0.07	1.20	7.43	4.64	558.45	0.07	0.02	-0.07	0.00	0.10	1.62	-3.49	-1.50	-2.66
	3 YEAR	1.19	10.94	4.73	563.21	0.10	1.20	7.41	4.65	558.31	0.10	0.01	-0.08	0.00	-0.87	0.86	-3.54	-1.71	-2.73
K3 UG2	BP22	1.12	13.59	4.81	541.14	0.14	1.12	12.46	4.80	539.62	0.14	0.00	-0.01	0.00	-0.28	-0.02	-1.12	-0.26	-0.58
	BP21YR2	1.15	16.14	4.90	562.30	0.14	1.14	14.15	4.88	558.41	0.13	-0.01	-0.01	-0.01	-0.69	-0.44	-1.99	-0.25	-9.62
	3 YEAR	1.13	18.32	4.77	540.29	0.57	1.13	16.55	4.74	534.90	0.55	0.00	-0.03	-0.02	-1.00	-0.30	-1.76	-0.70	-4.34
ROW UG2	1 YEAR	1.10	5.79	5.20	570.15	0.19	1.10	5.83	5.20	571.40	0.19	0.00	0.00	0.00	0.22	0.20	0.04	0.02	0.08
	3 YEAR	1.09	5.86	5.14	562.10	0.30	1.10	5.96	5.12	562.28	0.30	0.00	-0.02	0.00	0.03	0.40	0.10	-0.37	-0.09
RE2 UG2	1 YEAR	1.08	10.22	4.99	538.59	0.06	1.08	8.85	5.07	548.40	0.06	0.00	0.08	0.00	1.82	0.20	-1.37	1.62	0.78
	3 YEAR	1.08	12.41	4.98	538.24	0.14	1.08	11.06	5.05	545.95	0.14	0.00	0.06	0.00	1.43	0.19	-1.35	1.24	1.25
MK2 UG2	1 YEAR	1.08	6.66	4.90	528.47	0.03	1.08	5.65	4.88	524.46	0.03	0.00	-0.03	0.00	-0.76	-0.24	-1.01	-0.52	-0.68
	3 YEAR	1.08	6.86	4.96	536.37	0.11	1.08	5.85	4.92	531.57	0.10	0.00	-0.04	0.00	-0.90	-0.06	-1.01	-0.84	-2.46
ROW TOT	1 YEAR	1.09	6.88	5.12	558.09	0.28	1.09	6.48	5.14	560.79	0.29	0.00	0.02	0.00	0.48	0.18	-0.41	0.31	0.14
UG2	3 YEAR	1.10	7.79	5.07	555.88	0.55	1.10	7.29	5.06	556.39	0.55	0.00	0.00	0.00	0.09	0.13	-0.50	-0.03	-0.20
SAF UG2	1 YEAR	1.20	5.45	4.79	575.72	0.38	1.20	9.72	4.88	585.09	0.39	0.00	0.09	0.02	1.63	-0.19	4.27	1.82	4.01
	3 YEAR	1.21	5.82	4.85	588.10	0.62	1.21	10.15	4.90	591.29	0.63	-0.01	0.05	0.01	0.54	-0.45	4.32	0.99	2.08
E3 UG2	1 YEAR	1.22	4.06	4.45	541.23	0.09	1.16	5.73	4.68	543.89	0.09	-0.05	0.23	0.00	0.49	-4.45	1.67	5.18	0.65
	3 YEAR	1.20	4.60	4.55	544.44	0.30	1.17	5.99	4.68	547.23	0.31	-0.03	0.13	0.00	0.51	-2.25	1.38	2.82	0.22
K4 UG2	1 YEAR	1.11	17.30	5.04	559.70	0.001	1.11	17.30	5.04	559.70	0.001	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	3 YEAR	1.12	17.30	5.23	583.09	0.04	1.12	17.30	5.23	583.09	0.04	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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11.3 Mineral Resource Classification

11.3.1 Classification Criteria

The Mineral Resource is reported as *in-situ* Mineral Resource inclusive and exclusive of Mineral Reserves.

The Mineral Resource is classified with varying levels of confidence ranging from Measured, high confidence, in current mining and sampling areas to Inferred, lower confidence, in areas further away from current workings.

The Mineral Resource classification is determined using the classification matrix method, which has been implemented across the PGM operations of Sibanye-Stillwater. It consists of various geological and statistical components. The following geological parameters are considered into the different frameworks (Table 27)

Table 27: Confidence Levels for Key Criteria for Mineral Resource Classification

Items	Discussion	Confidence
Aeromagnetic survey	Available aeromagnetic data is available and data appears of reasonable quality and has been derived from internationally recognized and procedures and techniques.	High
Seismic interpretation	Available seismic data is available and data appears of reasonable quality and has been derived from internationally recognized and procedures and techniques.	High
Structural model	Stratigraphic definition and delineation are considered of reasonable quality. Major structures identified.	High
Facies interpretation	Facies definition and delineation are considered of reasonable quality. Major changes to facies model identified.	High
Historical data	Available data appears of reasonable quality and has been derived from internationally recognized and procedures and techniques.	High
Assay - QAQC	QA/QC programme employed. QA/QC monitoring in place and regular follow ups occur with the mine laboratory.	Moderate
Kriging variance	Parameter is based on the standardized kriging variances (KV). Ranked values assigned are: where KV<0. 2, the ranked value is given a value of 1 (high confidence); where 0.2≤KV<0.4, a value of 2 is assigned; and where KV≥0.4, a value of 3 is applied (low confidence).	Moderate
Kriging efficiency	Ranked values for kriging efficiency assigned are: where KE≥0.5, the ranked value is given a value of 1 (high confidence); where 0.3<KE<0.5, a value of 2 is assigned; and where KE≤ 0.3, a value of 3 is applied (low confidence).	Moderate
Search volume	Ranked values assignment are: first search radii = 1 (high confidence); second search radii = 2; third search radii = 3.	High
Number of samples	The range between the minimum and maximum number of samples is divided into three and assigned values of 1, 2 and 3 where 1 would represent the maximum number of samples interval.	High

114

Items	Discussion	Confidence
Regression slope	Ranked values assigned are: where RS≥0.6 the ranked value is given a value of 1 (high confidence); where 0.2<RS<0.6, a value of 2 is assigned; and where RS≤0.2 a value of 3 is applied (low confidence).	Moderate

For the geological parameters, a set of up to three categories of polygons is constructed for each element that represents the confidence in the areas encapsulated. The polygons applied are considered as 'confidence polygons', i.e. they indicate areas of greater or lesser confidence. For the statistical parameters, ranked values are assigned based on the criteria given in the table above.

A weighting file that defines how significant the parameters are relative to one another and to the particular orebody is created. The weighted scores of the eleven elements are then calculated per model cell and the final classification is determined as follows:

- Where the weighted score lies between 1 and 1.5: then the cell is deemed to be measured
- Where the weighted score lies between 1.5 and 2.5: then the cell is deemed to be indicated
- Where the weighted score is greater than 2.5: then the cell is deemed to be inferred

Figure 42 and Figure 43 depict the Mineral Resource Classification for each reef. The Mineral Resource classification for 2021 has not changed from 2020 Mineral Resource classification.

115

Figure 42 : Mineral Resource Classification for the Marikana Merensky Reef


27°30' E
27°36' E
27°42' E
25°40' S
25°45' S
Rowland
K3
W1
4B
Newman
N4
TN
0
2,5
5km
Geographic Coordnate System: WGS84
Mining Right (Marikana Operations)
Merensky Mined Out
Boreholes
Measured
Indicated
Inferred
Merensky Reef Outcrop
National Roads (N)

116

Figure 43: Mineral Resource Classification for the Marikana UG2 Reef


K4
Rowland
K3
W1
1E Lift
4B
Hossy
Newman
Saffy
E1
E2
E3
SIBANYE PLATINUM
RESOURCE CLASSIFICATION
N
UG2 Mined Out
Sibanye Platinum Mine Boundary
MEASURED
INDICATED
INFERRED
UG2 Outcrop
Boreholes
BP 2022 UG2 REEF
MARIKANA OPERATIONS

11.3.2 Mineral Resource Technical and Economic Factors

11.3.2.1 Mining Width and Geological Losses

The minimum mining width, which represents the minimum practical selection unit, is dependent largely on the mining method and other mining constraints, including rock engineering. For conventional mining methods, the typical minimum mining width used is 110cm in the operating shafts and 205cm for mechanised mining methods in the project areas.

The Mineral Resources are discounted for geological losses.

Geological losses can be separated into known and unknown losses. Typically, faults and dykes, which have been positioned through various exploration/exposure methods, can be reasonably quantified as known losses and with high or medium degrees of confidence. Where the measurements become conjectural, low confidence is assigned to these losses and would then form part of the unknown loss quantification.

Geological losses for UG2 and Merensky Reefs were estimated and signed off by the QP per geological loss domain for each shaft. Losses are estimated in the underground mining operations and are then projected into the future mining areas. Additional data sources that include aeromagnetic survey, seismic interpretation and drillhole information are also used for the projected loss estimated and are shown in Figure 44 for the UG2 Reef.

117

we are one
Sibanye Stillwater

Figure 44: Mineral Resource Geological Loss Factors for Marikana UG2 Reef


Legend
Pothole
Fault
Dyke
FY19 Study Area
FY18 Study Area
Mined Out Polygon
UG2 Mine Boundary
K4S SHAFT
K4 SHAFT
K3 SHAFT
0 1 2 3
km

In summary the total weighted average geological loss at Marikana Operations for the remnant resource is 12.02% and represents a 0.3% increase from the previous year's geological losses. These geological losses were estimated from the previous year remnant Mineral Resource-Reserve areas.

11.3.2.2 Paylimits and Cut-off Grade

Historically, SSW has not applied cut-off grades in their Mineral Resource /Mineral Reserve declaration. No cut-off grade is applied to the Mineral Resources quoted due to there being no mining selectivity based on the grades being applied at any of the Shafts at Marikana. The ore bodies are continuous and have persistent metal distribution profiles which has been used as the basis for reef identification, modelling and exploitation.

To illustrate the prospects for economic extraction at the Mineral Resources cut-off grade calculations were made based on economic, mining and processing assumptions. The metal prices assumed in the calculation are the long-term prices (as at 2022) in Table 28 . See Section 16.4 for a discussion on price determination.

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Table 28: Commodity Price and Exchange Rate Assumptions for Cut-off Calculations*

6E Metals	Units	Long Term Prices 2022
Platinum	USD/oz	1,500
Palladium	USD/oz	1,500
Rhodium	USD/oz	10,000
Gold	USD/oz	1,800
Iridium	USD/oz	3,000
Ruthenium	USD/oz	350
ZAR/USD		15.00

A basket price for the 6E metals was calculated by weighting each price by the metal's contribution to the 6E value for each reef package per individual operation. The contribution of base metals was not considered. The prill splits used per operation are shown in Table 29

Table 29: 6E Prill Split Percentages Applied per Reef

Marikana			
	MER	UG2	Surface
Platinum	0.57	0.48	0.47
Palladium	0.26	0.23	0.21
Rhodium	0.03	0.09	0.09
Gold	0.07	0	0
Iridium	0.01	0.04	0.04
Ruthenium	0.06	0.16	0.18

Certain parameters were used in the cut-off calculations and include both mining and processing assumptions below and in Section 12.4.2. The first factor used is the Resource to Reserve factor and is calculated by factoring in the percentage of grade lost in the conversion from Mineral Resource to Mineral Reserve grade. Typically this would be due to dilution, Mine Call Factor and other modifying factors applied to the Mineral Resource. Concentrator recoveries used were based on 2022 budgeted figures per reef type, per operation and represent the average concentrator recovery for the total operation. Net smelter returns are assumed to be the same across the operations, although the material are processed at different facilities. The total mining cost applied per operation were the costs declared in the December 2021 Mineral Resource and Mineral Reserve declaration and were assumed to be the same for both reef types.

119

The parameters assumed for the cut-off calculation for the MR and UG2 packages are detailed in Table 30.

Table 30:Parameters Used in the Cut- off Calculation for the MR and UG2 Reef

Operation	Parameters	Unit	MR	UG2
Marikana	Total Mining Cost	ZAR/t	1,853	1,188
	Mining Recovery	%	100	92
	Plant Recovery	%	85	85
	Net Smelter Return	%	99	99
	MCF	%	100	100

Based on the parameters assumed above for the cut-off calculation for the MR and UG2 packages, the following cut-off grades were calculated for the three operations and these are detailed in Table 31. The 6E grades were used in the calculation and reported here as 4E.

Table 31:Cut-off Grades Calculated for the MR, UG2 Reef and Surface Operations.

Marikana			
	MER	UG2	Surface
Cut-off grade(4E – g/t)	2.08	1.73	0.43

The Mineral Resource tonnes and metals available at the cut-off grades calculated are no different from what is obtained using a 0 g/t cut-off grade. The Mineral Resources at Marikana Merensky and UG2 have no tonnes or metals below cut-off. Due to this, all available blocks are reported to be available for mining.

11.4 Mineral Resource Statements

11.4.1 Mineral Resources

Mineral Resources are stated as Exclusive (Table 33 and Table 34) and Inclusive of Mineral Reserves (

Table 35 and Table 36). Mineral Resources are for in-situ mineralisation (reference point) assessed to have reasonable prospects for economic extraction by the QP.

The Mineral Resource as stated is not sensitive to changes in the PGM basket price, nor the ZAR/USD exchange rates. Therefore no sensitivity analysis has been completed for Mineral Resources.

120

The Prill Split for the Mineral Resources is given in Table 32.

Table 32: Prill Split Mineral Resources (Inclusive of Mineral Reserves)

4E Prill split	Pt %	Pd %	Rh %	Au %
UG2	59.32	28.93	11.17	0.57
Merensky	61.63	28.07	3.20	7.10
Avg	60	29	9	3
TSF	60.9	27.2	11.9	-

Notes on the Mineral Resource Tabulations:

- Mineral Resources are not Mineral Reserves.
- Mineral Resources have been reported in accordance with the classification criteria of Subpart 1300 of Regulation S-K.
- Attributable Mineral Resource for 2020 is 95.25% of the total Mineral Resource. Attributable Mineral Resource for 2021 is 80.64%.
- Mineral Resource is calculated on available blocks. Due to non-selective mining, no cut-off grade is applied, no recovery factor is applied.
- AI = Above Infrastructure; BI = Below Infrastructure
- Mineral Resources are reported after the removal of geological losses.
- Quantities and grades have been rounded to one decimal place, therefore minor computational errors may occur.
- Technical and economic factors are discussion in Section 11.3.2.
- Risks are Discussed in Section 21.

The QP is aware that there is a small discrepancy in the Mineral Resources exclusive of Mineral Reserves between the tonnage extracted from digital models and calculated by subtracting the Mineral Reserves. This due to the methods of extracting information from the digital models. Marikana's methodologies have not been set up to routinely do this calculation as historically Mineral Resources exclusive of Mineral Reserves were not required to be reported. The "missing" tonnes are pillars and other areas within the Mineral Reserve boundaries not converted to Mineral Reserves. Marikana is reviewing its systems to modify the reporting to give a more accurate estimate of Mineral Resources exclusive of Mineral Reserves.

121

Table 33: Mineral Resources Exclusive of Mineral Reserves as at 31 December 2021 at 100%

Classification – 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E (Moz)	
	21-Dec	20-Dec	21-Dec	20-Dec	21-Dec	20-Dec
Underground						
Measured (AI)	59.2	58.3	3.9	3.9	7.5	7.5
Measured (BI)						
Indicated (AI)	168.8	175.1	4.0	4.0	21.8	22.6
Indicated (BI)	318.1	302.9	3.9	4.2	39.7	40.8
Total Measured and Indicated	**546.1**	**536.3**	**3.9**	**4.1**	**69.0**	**70.6**
Inferred (AI)	19.3	17.6	4.4	4.4	2.8	2.5
Inferred (BI)	202.2	194.5	4.4	4.6	28.4	28.6
Total Underground	**767.6**	**748.4**	**4.1**	**4.2**	**100.2**	**101.7**
Total (AI)	247.3	251	**4.0**	**4.0**	32.1	32.3
Total (BI)	520.3	497.4	**4.1**	**4.3**	68.1	69.4
Surface						
Indicated TSF	0.0	0.0	-	-	0.0	0.0
Total Surface	**0.0**	**0.0**	**-**	**-**	**0.0**	**0.0**
Total Resource	**767.6**	**748.4**	**44.1**	**4.2**	**100.2**	**101.7**

Table 34: Attributable Mineral Resource Exclusive of Mineral Reserves as at 31 December2021

Classification – 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E (Moz)	
	21-Dec	20-Dec	21-Dec	20-Dec	21-Dec	20-Dec

Underground						
Measured (AI)	47.7	55.5	3.8	3.9	5.8	6.9
Measured (BI)						
Indicated (AI)	136.1	166.8	4.2	4	18.2	21.5
Indicated (BI)	256.5	288.5	4	4.2	32.9	38.9
Total Measured and Indicated	**440.3**	**510.8**	**4**	**4.1**	**57**	**67.3**
Inferred (AI)	15.5	16.8	4.1	4.4	2	2.4
Inferred (BI)	163.1	185.3	4.4	4.6	23.1	27.2
Total Underground	**618.9**	**712.9**	**4.1**	**4.2**	**82.1**	**96.9**
Total (AI)	199.4	239.1	4.1	4	26.1	30.8
Total (BI)	419.6	473.8	4.1	4.3	56	66.1
Surface						
Indicated TSF	0.0	0.0	-	-	0.0	0.0
Total Surface	**0.0**	**0.0**	**-**	**-**	**0.0**	**0.0**
Total Resource	**618.9**	**712.9**	**4.1**	**4.2**	**82.1**	**96.9**

122

Table 35: Mineral Resources Inclusive of Mineral Reserves as at 31 December 2021 at 100%

Classification – 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E (Moz)	
	21-Dec	20-Dec	21-Dec	20-Dec	21-Dec	20-Dec
Underground						
Measured (AI)	90.8	81.1	4.2	4.1	12.3	10.6
Measured (BI)						
Indicated (AI)	308.1	332.5	4.5	4.5	44.4	47.9
Indicated (BI)	318.1	302.9	3.9	4.2	39.7	40.8
Total Measured and Indicated	**717.0**	**716.5**	**4.2**	**4.3**	**96.4**	**99.4**
Inferred (AI)	19.6	17.8	4.4	4.5	2.8	2.5
Inferred (BI)	202.2	194.5	4.4	4.6	28.4	28.6
Total Underground	**938.8**	**928.8**	**4.2**	**4.4**	**127.6**	**130.6**
Total (AI)	418.5	431.4	4.4	4.4	59.5	61.1
Total (BI)	520.3	497.4	4.1	4.3	68.1	69.4

Surface						
Indicated TSF	10.5	11.5	1.2	1.2	0.4	0.4
Total Surface	**10.5**	**11.5**	**1.2**	**1.2**	**0.4**	**0.4**
Total Resource	**949.3**	**940.3**	**4.2**	**4.3**	**128.0**	**131.0**

Table 36: Attributable Mineral Resource Inclusive of Mineral Reserves as at 31 December 2021

Classification – 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E (Moz)	
	21-Dec	20-Dec	21-Dec	20-Dec	21-Dec	20-Dec
Underground						
Measured (AI)	73.3	77.3	4.2	4.2	9.9	10.5
Measured (BI)						
Indicated (AI)	248.4	316.7	4.5	4.5	35.8	45.9
Indicated (BI)	256.5	288.5	3.9	4.2	32	39.1
Total Measured and Indicated	**578.2**	**682.5**	**4.2**	**4.4**	**77.7**	**95.6**
Inferred (AI)	15.7	16.9	4.4	4.5	2.2	2.4
Inferred (BI)	163.1	185.3	4.4	4.6	22.9	27.2
Total Underground	**757**	**884.7**	**4.2**	**4.4**	**102.9**	**125.2**
Total (AI)	337.4	410.9	4.4	4.5	48	58.9
Total (BI)	419.6	473.8	4.1	4.4	54.9	66.4
Surface						
Indicated TSF	8.4	11.5	1.2	1.2	0.3	0.3
Total Surface	**8.4**	**11.5**	**1.2**	**1.2**	**0.3**	**0.3**
Total Resource	**765.5**	**896.2**	**4.2**	**4.4**	**103.2**	**125.7**

123

Figure 45: Conversion of Mineral Resource to Mineral Reserve



Marikana Total Mineral Resource to Mineral Reserve Oz Reconciliation - 2021
4E Oz (000)
120 000
100 000
80 000
60 000
40 000
20 000
0
103 187
80 758
22 429
4 004
0.111
18 425
414
18 011
4E Total declared Mineral Resource Oz
Exclusive Min Res. (Outside of Mineral Reserve/BI)
Inclusive Min Res. (Inside of Mineral Reserve/AI)
Pillars and Mining loss
Modifying factors
4E Oz delivered to the concentrator (before MCF...
MCF loss
2021 Total Mineral Reserve Oz declared

For the Marikana Operations Mineral Resource to Mineral Reserve Reconciliation (Figure 45), the starting point shows the total Mineral Resource (after removal of geological loss) for the operations for both the Merensky and UG2 Reefs. The 80.8MOz that is removed are Mineral Resource areas that are not yet included into Mineral Reserves and are defined as future mining areas, areas that would be regarded as Mineral Inventory or remnant areas that need to be investigated for possible exclusion from Mineral Resources. The pillars and mining loss component is based on an average calculation for designed pillars for all operating shafts that have existing mine designs. The mining loss is assumed to be 6.3% of the total Mineral Reserve, guided by historical mining loss factors used at Marikana. Modifying factors as discussed in Section 11, may be either a gain or loss of Mineral Resource and for summary purposes have been included into one item. The MCF at Marikana is 98.2% and makes up the total MCF loss in the reconciliation. Total Mineral Reserves declared are after removal of MCF losses.

124

11.4.2 Mineral Resources per Mining Area (Inclusive Mineral Reserves)

Mineral Resource statements per mining area, Inclusive and Exclusive of Mineral Reserves at 31 December 2021 are given in Table 37.

Table 37: Mineral Resource Inclusive of Mineral Reserves per Mining Area as at 31 December 2021 at 100%

4E PGM per Mining Area	Measured			Indicated			Inferred		
	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)
4B	6.6	4.29	0.9	3.1	4.51	0.4	2.7	4.60	0.4
K3	13.3	4.64	2.0	12.9	4.72	2.0	0.1	5.59	0.0
Rowland	12.7	4.68	1.9	49.5	4.93	7.8	11.4	4.34	1.6
Saffy	13.4	4.84	2.1	28.5	4.73	4.3	0.0		0.0
E3	7.3	4.64	1.1	1.3	4.69	0.2	0.0		0.0
K4	6.0	4.83	0.9	114.7	5.19	19.2	1.4	9.21	0.4
C&M Shafts	4.2	4.77	0.6	6.9	5.07	1.1	0.1	5.07	0.0
Projects	27.5	3.17	2.8	409.4	3.72	49.0	206	4.34	29
Total Underground	90.8	4.22	12.3	626.2	4.17	84.0	221.8	4.38	31.2
Total: Surface TSF				10.5	1.17	0.4			
Grand Total (Underground and Surface)	90.8	4.2	12.3	636.6	4.12	84.4	221.8	4.38	31.2

11.4.3 Changes in the Mineral Resources from Previous Estimates (Inclusive of Mineral Reserves)

The C2022 estimation varies from the C2021 as shown in the waterfall graph (Figure 46). Mineral Resource depletion due to mining is 1.18 Moz. Changes due to geological losses and interpretation of structure and facies updates resulted in an increase of 1.9 Moz.

There were no material changes to the estimation or classification parameters between December 2020 and December 2021.

The portion attributable to other stakeholders(3rd Party) is 24.8Moz.

125

we are one
Sibanye Stillwater

Figure 46: Marikana Operations Mineral Resource Reconciliation


4E PGM Mineral Resource reconciliation
140



124.8
6.3
131.1
(1.18)
129.9
(0.5)
(2.7)
1.5
128
(24.8)
103.2
Moz
0
20
40
60
80
100
120
Attributable Oz Dec '20
3rd Party Oz
100% Oz Dec '20
Depletions '21
Reserves Post Depletions
Area Inclusions/Exclusions
Geological interpretation
Estimation methodology
Economic parameters
100% Oz Dec '21
Legal Entity Oz
Attributable Oz Dec '21

11.5 QP Statement on the Mineral Resource Estimation and Classification

The Mineral Resources declared are estimated based on the geological facies and constrained by appropriate geostatistical techniques, using Ordinary Kriging. The Resource classification follows geostatistical and geological guidelines. The Mineral Resources are declared inside the structural blocks and outside of the mined-out areas. No cut-off grade is applied. The minimum mining unit is the shaft and its accessible volumes. The underlying grade control and reconciliation processes are considered appropriate.

It is the QP's opinion that all issues relating to any technical or economic factors that would be likely to influence the condition of reasonable prospects for economic extraction are addressed or can be resolved with further work.

12 Mineral Reserve Estimates

12.1 Mineral Reserve Methodology

This section includes discussion and comments on the conversion of Mineral Resources to Mineral Reserves. Specifically, the comments are given on the modifying factors, specific inclusions and exclusions.

126

12.2 Mine Planning Process

The following planning process applies at the Marikana Operations:

- Appoint and ensure competence in mine planning responsibilities per section
- Consider planning cycle for which plan is to be prepared
- Obtain an updated geological structural model for design purposes
- Obtain/determine planning levels for each business unit
- Break these down per individual operation
- Liaise with business unit management teams and brief anticipated production levels
- Evaluate historical efficiencies against future planned efficiencies and reach an agreement of planning performance levels
- Provide base plans for each individual business unit and determine numbers of crews and scheduling systems
- Document and file all planned advance rates
- Review tunnel dimensions with ventilation, rock engineering, evaluation and mining engineering teams
- Agree and reach consensus on all stoping layouts, ledging and extraction sequencing/methodologies
- Review and sign off with all appropriate Business Unit Management Teams
- Document the planned parameters in a shaft or unit planning brief
- Continue updating the design of mine plan. Specify capital and ensure naming of each working place, etc.
- Review development and stoping mine design with appropriate business unit management team members and ancillary support staff including Mine Technical Services competencies
- Modify if required, or accept and commence with scheduling based on agreed scheduling parameters per area
- Review schedules and outputs in terms of production (Multi-Disciplinary Reviews), to ensure appropriate levels of production and volume efficiencies are obtained for that unit. Modify and revise as required
- Consolidate all sections to create an overall operational performance plan
- Run evaluation module/grid and determine PGM's output
- Provide shaft or unit based data in terms of volume and grade into the acceptable standard database and reporting format
- Review the consolidated plan (Multi-Disciplinary). Revise and review again if required
- Submit for final review with Senior Vice Presidents and Vice Presidents of Operations to ensure operational targets and performance levels are reached
- Submit to the Financial Department for total mine financial evaluation
- Identify all areas where differences in design can or may require additional feasibility study work in the future. These would include declines, new shafts, and alternative layouts.
- Review mining plan with rock engineers and provide data sets for design modelling.

Obtain the support of acceptance of plan as far as rock engineering is concerned

127

- Review mining plan with occupational health (ventilation) engineers and provide data sets for design modelling. Obtain written support of acceptance of plan as far as occupational health is concerned
- Review with all mining engineering staff and gain acceptance and commitment to plan. Generate and provide appropriate schedules and plans for all Manager Operations
- Consider alternative scenarios relating to rates of advance, alternative layouts, and risk mitigation
- Formally document all capital projects and compile consolidated project report for each project
- Prepare Operational/ Strategic Plan presentation to Corporate Executive Committee. Modify and amend where required
- Complete final cycle of planning process and document all parameters. Make a digital backup of Mineral Reserve model, design model, schedule model, all associated worksheets/presentation
- Roll out and communicate final plan to all Business Units. Confirm and identify all critical development and
- Review and modify on a monthly basis actual achievements vs. planned volumes.

12.3 Historical Mining Parameters

The planning parameters are primarily based on historical achievements. Table 15 provides the historical mining performance for Marikana, where mining expenditures are stated in nominal terms.

Historical mining statistics for the shafts from C2016 to C2020, as well as historical averages are provided in Table 38:

Table 38: Historical Mining Statistics by Section

Shaft	Units	C2016	C2017	C2018	C2019	C2020	C2021
K3							
Primary Reef Development	(m)	32.663	27.714	26.903	25.091	21.506	23.167
Primary Waste Development	(m)	9.11	4.609	7.721	8.433	5.791	7.575
Stoping Square metres	(m2)	442.182	483.724	449.426	375.847	282.231	357.85
Tonnes Milled	(kt)	2.604	2.976	2.742	2.414	1.739	2.075
4E ounces M&C	(oz)	280.13	314.973	279.297	233.7	174.543	223.723
4B							
Primary Reef Development	(m)	5.581	4.121	3.409	3.259	3.709	3.101
Primary Waste Development	(m)	2.56	799	1.622	2.05	1.617	1.532
Stoping Square metres	(m2)	296.965	242.686	244.076	198.265	163.457	181.46
Tonnes Milled	(kt)	1.547	1.245	1.244	1.147	879	953
4E ounces M&C	(oz)	149.001	118.04	108.849	93.764	72.841	87.746
Rowland							
Primary Reef Development	(m)	17.933	13.462	17.258	20.223	14.011	19.253
Primary Waste Development	(m)	6.862	5.377	5.142	4.796	3.797	5.715

128

Shaft	Units	C2016	C2017	C2018	C2019	C2020	C2021
Stoping Square metres	(m2)	311.876	330.952	313.976	269.857	174.845	238.535
Tonnes Milled	(kt)	1.759	1.938	1.834	1.662	1.019	1.299
4E ounces M&C	(oz)	198.496	214.388	193.542	172.067	105.044	135.571
Saffy							
Primary Reef Development	(m)	23.945	17.323	13.788	13.673	11.17	10.271
Primary Waste Development	(m)	7.41	4.471	5.66	5.716	5.314	5.348
Stoping Square metres	(m2)	322.001	345.312	355.716	287.985	228.36	301.314
Tonnes Milled	(kt)	2.036	2.182	2.195	1.757	1.426	1.852
4E ounces M&C	(oz)	224.34	246.229	250.152	194.617	156.137	201.227
E3							
Primary Reef Development	(m)	1.43	721	436	1.223	2.628	2.377
Primary Waste Development	(m)	1.156	543	818	1.286	1.087	1.383
Stoping Square metres	(m2)	89.528	107.606	125.113	116.368	91.63	108.281
Tonnes Milled	(kt)	524	557	691	596	551	622
4E ounces M&C	(oz)	60.672	66.704	77.174	64.22	57.498	67.762
Total Underground Marikana Operations							
Primary Reef Development	**(m)**	**81.552**	**63.341**	**61.793**	**63.468**	**53.024**	**58.169**
Primary Waste Development	**(m)**	**27.098**	**15.799**	**20.962**	**22.281**	**17.606**	**21.553**
Stoping Square metres	**(m2)**	**1,462,552**	**1,510,279**	**1,488,308**	**1,248,323**	**940.525**	**1,187,440**
Tonnes Milled	**(kt)**	**8.47**	**8.898**	**8.706**	**7.576**	**5.613**	**6.802**
4E ounces M&C	**(oz)**	**912.639**	**960.333**	**909.013**	**758.368**	**566.063**	**718.03**

12.4 Shaft and Mine Paylimits

12.4.1 Paylimits

- No pay limits are applied to the Mineral Resources and Mineral Reserves. There is no mining selectivity based on the grades applied at any of the Shafts at Marikana operations.
- With the Merensky and UG2 Reefs having a low grade variability, all available blocks are reported to be mined, essentially, a blanket mining approach is applied.
- Refer to Section 11.3.2.2 for more information on paylimits and cut-off grades.

12.4.2 Modifying Factors and LoM plan

The QP has used an overall 100% MCF for Merensky Reef and 100% for the UG2 Reef. The monthly milled tonnes and recovered 4E PGM Oz allocated to each shaft is based on the proportion of tonnes and 4E PGM content delivered by each shaft to the Plant. Belt sampling is done on every shaft, and every belt has a weightometer. The results of the belt sampling are used for quality control only.

129

we are one Sibanye Stillwater

Table 39 provides details of the historical and projected modifying factors. Table 40 and Table 41 present the LoM plan. Dilution is variable across the property and is included in the stope tramming width. A separate dilution factor is not used as a modifying factor.

The Mineral Reserve classification of Proved and Probable was largely a function of the Mineral Resource classification with due consideration of the minimum criteria for the "Modifying Factors" as considered:

- Mining
- Metallurgical
- Processing
- Infrastructural
- Economic
- Marketing
- Legal and Environmental, social and governmental factors.

Table 39: Mineral Reserve Modifying Factors C2022

Marikana	Unit	C2019	C2020	C2021	C2022
Survey Called For Grade					
Merensky Reef	g/t	3.2	3.2	3.5	3.4
UG2 Reef	g/t	3.8	3.8	4.0	4.0
Total	**g/t**	**3.6**	**3.6**		**3.8**
Stope Tramming Width					
Merensky Reef	(cm)	139	140	138	140
UG2 Reef	(cm)	143	137	140	141
Total	**(cm)**	**142**	**138**		**141**
Waste Mining Percentage					
Merensky Reef	(%)	2	2	2	2
UG2 Reef	(%)	1	0	1	1
Total	**(%)**	**1**	**1**		**1**
Reef Development to Mill					
Merensky Reef	(%)	14	18	8	9
UG2 Reef	(%)	14	15	9	7
Total	**(%)**	**14**	**16**		**8**
Mine Call Factor					
Merensky Reef	(%)	93	99	100	100
UG2 Reef	(%)	94	102	100	100
Total	**(%)**	**94**	**101**	**100**	**100**
Plant Recovery Factor					
Merensky Reef	(%)	89	88	88	88
UG2 Reef	(%)	85	83	84	84
Total	**(%)**	**86**	**55**		**85**

130

131

132 Table 40: LoM Plans – Current Operations 2022-2031 Marikana Operations Units LoM C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 C2030 C2031 1 2 3 4 5 6 7 8 9 10 Underground Primary On-Reef Development (m) 372,651 50,091 43,052 33,600 22,761 20,462 18,007 13,459 10,862 9,048 7,589 Primary Off-Reef Development (m) 474,431 33,528 33,772 28,851 25,404 22,923 20,220 16,620 14,634 13,846 13,523 Mill Tonnes (kt) 168,345 7,525 7,752 8,364 7,556 7,339 6,985 6,796 6,702 6,525 5,414 4EOunces in Mill Feed (kOzt) 22,029 929 966 1,062 977 953 910 891 886 870 720 Recovery (%) 86.2 84.8 84.7 84.6 84.6 84.7 84.8 84.9 85.1 85.1 85.3 Yield (g/t) 3.51 3.25 3.28 3.34 3.40 3.42 3.44 3.46 3.50 3.53 3.53 4E Produced (kOzt) 18,998 787 818 898 826 807 772 757 754 741 614 Surface Mill Tonnes (kt) 10,451 3,728 3,681 3,041 - 4EOunces in Mill Feed (kOzt) 306 106 107 94 - Recovery (%) 25.6 25.6 25.6 25.6 - - - - - - - Yield (g/t) 0.23 0.23 0.23 0.25 - - - - - - - 4E Produced (kOzt) 78 27 27 24 - Total Mine Mill Tonnes (kt) 178,796 11,253 11,434 11,405 7,556 7,339 6,985 6,796 6,702 6,525 5,414 4EOunces in Mill Feed (kOzt) 22,335 1,034 1,072 1,155 977 953 910 891 886 870 720 Recovery (%) 85.4 78.7 78.8 79.8 84.6 84.7 84.8 84.9 85.1 85.1 85.3 Yield (g/t) 3.32 2.25 2.30 2.52 3.40 3.42 3.44 3.46 3.50 3.53 3.53 4E Produced (kOzt) 19,076 814 845 922 826 807 772 757 754 741 614 133 Table 41: LoM Plans – Current Operations 2032-2071 Marikana Operations Units 2032- 2036 2037- 2041 2042- 2046 2047- 2051 2052- 2056 2057- 2061 2062- 2066 2067- 2071 11-14 15-19 20-24 25-29 30-34 35-39 40-44 45-50 Underground Primary On-Reef Development (m) 29,238 20,186 19,876 20,418 22,534 15,853 13,544 2,070 Primary Off-Reef Development (m) 55,373 39,958 39,281 36,311 35,226 29,330 14,121 1,511 Mill Tonnes (kt) 20,044 13,152 11,551 11,469 11,683 11,560 10,305 7,623 4E Ounces in Mill Feed (kOzt) 2,654 1,711 1,413 1,377 1,470 1,529 1,507 1,205 Recovery (%) 85.2 86.9 88.0 88.0 88.0 88.0 88.0 88.0 Yield (g/t) 3.51 3.51 3.35 3.28 3.44 3.62 4.00 4.33 4E Produced (kOz) 2,261 1,486 1,243 1,211 1,292 1,345 1,326 1,060 Surface Mill Tonnes (kt) 4E Ounces in Mill Feed (kOzt) Recovery (%) Yield (g/t) 4E Produced (kOzt) Total Mine Mill Tonnes (kt) 20,044 13,152 11,551 11,469 11,683 11,560 10,305 7,623 4E Ounces in Mill Feed (kOz) 2,654 1,711 1,413 1,377 1,470 1,529 1,507 1,205 Recovery (%) 85.2 86.9 88.0 88.0 88.0 88.0 88.0 88.0 Yield (g/t) 3.51 3.51 3.35 3.28 3.44 3.62 4.00 4.33 4E Produced (kOzt) 2,261 1,486 1,243 1,211 1,292 1,345 1,326 1,060 134 12.5 LoM Projects There are no LOM projects. 12.6 Specific Inclusions and Exclusions The decision on whether to include or exclude potential mining areas is based on a detailed review, which includes: • Health and safety considerations • Economic viability • Technical justification • Ability to mine the area and • Infrastructure availability constraints. All areas included in the LoM plan are mined from current infrastructure. 12.6.1 Specific Exclusions • Below Infrastructure areas at all shafts • Areas with adverse ground conditions after evaluation by Rock Engineering and other Service Departments and mining and • Off Reef areas where there is no other need such as Ventilation or infrastructure. 12.6.2 Specific Inclusion • Areas required for Ventilation or specific infrastructure development. 12.7 Mineral Reserve Estimation The tonnage and grades scheduled in Measured Mineral Resources classified as Proved Mineral Reserves and those in the Indicated Mineral Resources classified as Probable Mineral Reserves. No Measured Mineral Resources were converted to Probable Reserves. Mineral Reserve estimation at Marikana Operations is based on the development of an appropriately detailed and engineered LoM plan and technical studies at the pre-feasibility level, which accounts for all necessary access development and stope designs. The terms and definitions are those given in United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K. Further, in presenting the Mineral Reserve statements and associated sensitivities, the following applies: • All Mineral Reserves are quoted as at 31 December 2021 • All Mineral Reserves are quoted at prices listed in Table 86 to Table 88Table 88 in Section 16.4 • All Mineral Reserves are quoted in terms of the expected RoM grades and tonnage as delivered to the metallurgical processing facilities, and therefore the quantities reported account for dilution 135 • Mineral Reserve statements include only Measured and Indicated Mineral Resources modified to produce Mineral Reserves and contained in the LoM plan • All Mineral Reserves are evaluated to at least a Pre-Feasibility level within cost limits as given in Section 18 and • All references to Mineral Resources and Mineral Reserves are stated in accordance with Subpart 1300 of Regulation S-K. The Mineral Reserves are derived following the production of a LoM plan by incorporating modifying factors into the Mineral Resource model. All design and scheduling work is undertaken within Cadsmine. The planning process incorporates appropriate modifying factors based on the reconciliation exercises described and the use of technical economic investigations. The mill tonnes are quoted as the forecast mill delivered metric tonnes and RoM, grades, inclusive of all mining dilutions and 4E PGM losses except mill recovery. Mining dilution includes other material, which is waste that is broken on the mining horizon, other than on the stope face and includes unknown geological losses. Mineral Reserves classification is given in Figure 47.

Figure 47: Mineral Reserves Classification as at 31 December 2021 - Merensky Reef


27°30' E
27°36' E
27°42' E
25°40' S
25°45' S
K4
Rowland
K3
Newman
W1
4B
0
2,5
5km
TN
Mining Right (Marikana Operation)
Merensky Mined out
Mineral Reserves Category
Proved
Probable
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Outcrop

136

Figure 48: Mineral Reserves Classification as at 31 December 2021 - UG2 Reef


27°30' E
27°36' E
27°42' E
25°40' S
25°45' S
Rowland
K3
W1
1E Lift
4B
Hossy
Newman
Saffy
E1
E2
E3
TN
0
2.5
5km
Mining Right (Marikana Operation)
Mining Right (Rustenburg Operation)
Merensky Mined out
Mineral Reserves Category
Proved
Probable
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Outcrop

137

12.8 Surface Sources

Surface sources refer to low grade waste and processed materials, from a Tailings Storage Facility (TSF) at the Marikana Operation.

12.9 Mineral Reserves Statement

The Mineral Reserve is declared separately for underground and surface sources. The Prill Split for the Mineral Reserves is given in Table 42. Refer to Table 43 and

Table 44 for the Mineral Reserve for the Marikana Operation. Mineral Reserves per shaft are given in Table 45 and Table 46.

Figure 49 shows the main changes year on year are due to various factors.

Notes on the Mineral Reserves

- Mineral Reserve was reported in accordance with the classification criteria of Regulation S-K 1300.
- Attributable Mineral Reserve for 2020 is 95.25% of the total Mineral Reserve. Attributable Mineral Reserve for 2021 is 80.64%.
- Mineral Reserve was estimated on all available blocks and no cut-off grade was applied.
- Where Au grade is less than 0.05g/t the value will reflect as zero(0) in the table.
- Where Au is less than 0.05Moz the value will reflect as zero(0) in the table.
- Mineral Reserves are estimated using the prices in Section 16.4.
- Risks are discussed in Section 21.1.2.

Table 42: Prill Split and Recovery for Mineral Reserves

Prill Split	Pt	Pd	Rh	Au	Recovery
	%	%	%	%	%
Merensky	61.63	28.07	3.20	7.10	88%
UG2	59.32	28.93	11.17	0.57	84%
Combined (weighted average)	**60.26**	**28.59**	**7.95**	**3.21**	**86.2%**

Table 43: Mineral Reserve as at 31 December 2021 at 100%

Classification - 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E PGM (Moz)	
	Dec-21	Dec-20	Dec-21	Dec-20	Dec-21	Dec-20
Underground						
Proved	28.0	20.5	3.9	3.9	3.6	2.6
Probable	140.3	148.7	4.1	4.1	18.5	19.6
Total Underground	**168.3**	**169.2**	**4.1**	**4.1**	**22.0**	**22.2**
Surface TSF						
Proved TSF	0.0	0.0	-	-	0.0	0.0
Probable TSF	10.5	14.1	0.9	1.2	0.3	0.5
Total Surface	**10.5**	**14.1**	**0.9**	**1.2**	**0.3**	**0.5**
Total Proved	28.0	20.5	3.9	3.9	3.6	2.6
Total Probable	150.8	162.8	3.9	3.9	18.8	20.1
Total Reserve	**178.8**	**183.3**	**3.9**	**3.9**	**22.3**	**22.7**

138

Table 44: Attributable Mineral Reserve as at 31 December 2021 at 80.64%

Classification - 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E PGM (Moz)	
	Dec-21	Dec-20	Dec-21	Dec-20	Dec-21	Dec-20
Underground						
Proved	22.6	19.6	3.9	3.9	2.9	2.4
Probable	113.2	141.6	4.1	4.1	14.9	18.7
Total Underground	**135.8**	**161.2**	**4.1**	**4.1**	**17.8**	**21.1**
Surface TSF						
Proved TSF	0.0	0.0	-	-	0.0	0.0
Probable TSF	8.4	11.5	0.9	1.2	0.2	0.4
Total Surface	**8.4**	**11.5**	**0.9**	**1.2**	**0.2**	**0.4**
Total Proved	22.6	19.6	3.9	3.9	2.9	2.4
Total Probable	121.6	153.1	3.9	3.9	15.1	19.1
Total Reserve	**144.2**	**172.7**	**3.9**	**3.9**	**18.0**	**21.6**

139

Table 45: Mineral Reserve per Mining Area as at 31 December 2021 at 100%

4E PGM per Mining Area	Proved			Probable			Dec-21		
	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)
4B	1.6	3.5	0.2	0.8	3.6	0.1	2.4	3.5	0.3
K3	4.4	3.9	0.5	9.8	4.0	1.2	14.2	3.9	1.8
Rowland	6.3	3.9	0.8	10.7	4.1	1.4	17.1	4.0	2.2
Saffy	5.9	4.1	0.8	23.0	4.0	3.0	29.0	4.1	3.8
E3	4.3	4.0	0.6	0.8	4.1	0.1	5.1	4.0	0.7
K4	5.4	3.9	0.7	95.3	4.1	12.6	100.6	4.1	13.3
Total Underground	28.0	3.9	3.6	140.3	4.1	18.5	168.3	4.1	22.0
Total: Surface TSF	0.0	0.0	0.0	10.5	0.9	0.3	10.5	0.9	0.3
Grand Total (Underground and Surface)	28.0	3.9	3.6	150.8	3.9	18.8	178.8	3.9	22.3

140

Table 46: Attributable Mineral Reserve per Mining Area as at 31 December 2021 at 80.64%

4E PGM per Mining Area	Proved			Probable			Dec-21		
	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)
4B	1.3	3.5	0.1	0.6	3.6	0.1	2.0	3.5	0.2
K3	3.6	3.9	0.4	7.9	4.0	1.0	11.4	3.9	1.4
Rowland	5.1	3.9	0.6	8.6	4.1	1.1	13.8	4.0	1.8
Saffy	4.8	4.1	0.6	18.6	4.0	2.4	23.4	4.1	3.0
E3	3.5	4.0	0.4	0.6	4.1	0.1	4.1	4.0	0.5
K4	4.3	3.9	0.5	76.8	4.1	10.2	81.2	4.1	10.7
Total Underground	22.6	3.9	2.9	113.2	4.1	14.9	135.8	4.1	17.8
Total: Surface TSF	0.0	0.0	0.0	8.4	0.9	0.2	8.4	0.9	0.2
Grand Total (Underground and Surface)	22.6	3.9	2.9	121.6	3.9	15.1	144.2	3.9	18.0

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Figure 49: The Marikana Operations Mineral Reserve Reconciliation at 31 December 2021


4E PGM Mineral Reserve Reconciliation
Moz
25
20
15
10
5
0
21.6
1.1
22.7
(0.9)
21.8
0.5
(0.1)
0.0
0.0
0.1
22.3
(4.3)
18.0
18.1
Attributable Oz Dec '20
3rd Party Oz
100% Oz Dec '20
Depletions '21
Reserves Post Depletions
Economic Valuation
Evaluation
Geological Changes
Boundary Changes
Technical Factors
100% Oz Dec '21
Legal Entity Oz
Attributable Oz Dec '21

12.10 Mineral Reserve Sensitivity

- Mineral Reserves are not sensitive to cut-oof grade as no cut-off grade is applied (sections 11.3.2.2 and 12.4.
- With the UG2 and Merensky Reefs having low grade variability, all available blocks are reported to be mined, essentially a blanket mining approach.
- Profitability analysis is carried out based on Cost and Revenue variability with the minimum mining unit being the Reserves accessed by the shaft.
- Cost sensitivity for the entire operation is given in Section 19.

12.11 QP Statement on the Mineral Reserve Estimation

The Mineral Reserves declared are estimated from detailed LoM plans developed per shaft and are based on the Mineral Resource Estimates as at 31 December 2021 together with a set of modifying factors based on recent historical achievements. The assumptions applied in determining the modifying factors are reasonable and appropriate and the LoM plans were developed with a bottom-up approach that is sufficient in detail to ensure achievability. All the inputs used in the estimation of the Mineral Reserves have been thoroughly reviewed and can be considered technically robust. The QP considers the modifying factors to be based on a robust historical database of several years history and no material changes are anticipated that will have a significant bearing on the estimation process. Risks are further discussed in Section 21.

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13 Mining Methods

13.1 Introduction

This section includes discussion and comments on the mining engineering related aspects of the LoM plan associated with Marikana Operations. Specifically, the comments are given on the mining methods, geotechnics, geohydrology and mine ventilation.

The K3, 4B and Rowland shafts mine both the Merensky and UG2 Reef horizons with Saffy and E3 shafts only mining the UG2 Reef. On the Merensky Reef horizon, towards the eastern side of the Marikana Operations footprint, there is a decrease in the grade as the Reef thickness to over 10m and an increase in structural complexity. Transportation distances underground on all shafts are increasing and are factored into the production efficiencies.

The dip of the reef is on average between 9 and 11 degrees on both reef horizons. The dip mining method is far more development intensive than breast mining. There is also a mining mix constraint of approximately 25% Merensky and 75% UG2 Reef brought about by processing requirements with regards to chrome, copper and nickel content. A typical Mine layout is shown in Figure 50 and Figure 51.

143

Figure 50: Typical Merensky Reef Mine Layout


27°26' E
27°27' E
27°28' E
27°29' E
27°30' E
25°40' S
25°41' S
25°42' S
Merensky Reef Mined Out
Waste Development
Merensky Reef Outcrop
0
0,5
1km
Geographic Coordinate System: WGS84

144

Figure 51: Typical UG2 Reef Mine Layout


27°35' E
27°36' E
27°37' E
27°38' E
27°39' E
25°40' S
25°41' S
UG2 Reef Mined Out
Waste Development
0
0,5
1km
Geographic Coordinate System: WGS84

145

13.2 Shaft Infrastructure, Hoisting and Mining Methods

13.2.1 Shaft Infrastructure

Marikana Operations are a large, established shallow to mid-level depth platinum mine that is accessed from surface through numerous incline and vertical shaft systems with 31 Level (currently the deepest working level) some 1,003m below surface at Rowland Shaft in the UG2 decline. Marikana comprises of five producing shaft systems, two incline shafts from the surface, two vertical and sub decline complexes and one vertical shaft complex. Two old shafts, W1 and E1 act as second escape ways for Rowland and Saffy shafts, respectively and hence require some care and maintenance with associated costs.

The shaft length and depth factors at Marikana are all depicted in the shaft layout sections in the figures below (Figure 52 to Figure 56).

Figure 52: 4B Shaft Layout Section


Surface
1BV#
1BI#
4BI#
Cross Section through 4B Shaft
Not to scale
Upcast
Upcast
Upcast
Upcast
186.4m
Depth
Mer Incline
UG2 Incline
Merensky
180-
200m
UG2
445m
Depth

Figure 53: K3 & K3A Shaft Layout Section


Surface
3A#
K3V#
Cross Section through K3 Shaft
Not to scale
Future capital
Vent Shaft
Main Shaft
Upcast
Upcast
Merensky
180-
200m
UG2
RAW
RAW
420m
Depth
K3S#
K3S#
809m
Depth
Mer Sub-incline
UG2 Sub-incline
863m
Depth
+/-899m
Depth

Figure 54: Rowland Shaft Layout Section


Surface
Cross Section through R4 Shaft
Not to scale
Main Shaft
Upcast
Upcast
+/-525m
Depth
K4 UG2
K4 MER
15
16
17
18
19
20
21
22
23
24
25
26
Merensky
R4S#
949m
Depth
27
28
29
30
31
UG2
UG2 Sub-incline
1032m
Depth

Figure 55: Saffy Shaft Layout Section


SAV#
Surface
Cross Section through Saffy Shaft
Not to scale
Future capital
Upcast
Vent Shaft
Main Shaft
Upcast
180-
200m
9
10
11
12
13
14
15
16
17
18
19
20
RAW
+/-300m
Depth
SAS#
Merensky
+/-804m
Depth
UG2
21
22
23
24
25
26
27
28
Saffy Sub-incline
+/-1010m
Planned Depth

147

Figure 56: E3 Shaft Layout Section



Surface
UG2 Opencast
Cross Section through E3 Shaft
Not to scale
Shaft Boundary
Merensky
UG2
E3 Incline
E3 Sub-Incline
432m
Depth
+/- 560m
Planned Depth

13.2.2 Hoisting

The hoisting capacity of the shafts is given in Table 47. Unconstrained capacity is the maximum capacity of the shaft. The constrained capacity is the reduced capacity due to load shifting. Load shifting reduces the available capacity by reducing the operating hours. This is done to reduce power costs by not operating during peak power grid hours.

Table 47: Hoisting Capacities of the Marikana Shafts

Shaft	Operating Capacity(tpm)	5-year Planned production(tpm)
4B Shaft	168,000	73,000
K3 Shaft	290,000	181,000
Rowland Shaft	260,000	141,000
Saffy Shaft	220,000	164,000
E3 Shaft	110,000	49,000
K4	210,000	105,000

13.2.3 Mining Methods

The underground mining method across the Marikana Operations is predominantly conventional, using dip mining, breast mining or a combination of both (Figure 57). The mining method to be used is dependent on the ground conditions and structural complexity within each shaft block area. E3 Shaft is predominantly breast mining. The plan going into the future is to convert the other shafts from dip mining to breast mining. No backfilling is used on underground operations. There are no open pit operations.

148

Primary waste footwall haulages are developed on strike approximately 20 to 25m below the reef with crosscuts 70m apart. The reef is accessed from a short cross cut through an inclined travelling way. The stope preparation drives (SPDs) connect the raises which are developed on the reef along dip to connect to the level above. The raises are the main access to the stopes and are used for removing broken ore to the tip at the bottom of each mining block. On the dip layout each raise has a box hole in the footwall haulage. On a dip layout ore is extracted from two 14m wide half panels on either side of the raise allowing throw blasting for optimized cleaning. Mining blocks are separated by dip pillars with pillar width increasing with depth below surface.

For breast mining footwall haulages are placed deeper in the footwall in order to accommodate a cross cut and short travelling way to reef per raise line. In this layout the box holes are placed in the cross cut. Raises are placed between 120 and 150m apart, breast panels are generally 25m in length and are advanced on strike away from the raises in either one or both directions. Ore is removed via advanced strike gullies which connect the panels to the raise. Panels are separated by strike pillars which have a 2m ventilation holing spaced approximately 17m apart.

Stope width averages around 1.4m and hand held pneumatic rock drills with air legs are used for stope face drilling and ore is cleaned to the tips with conventional winch driven scrapers and transported to the main tips on each mining level with rail bound equipment.

Figure 57: Schematic Diagram of the Underground Mining layout.


SURFACE
N
SHAFT AND HEADGEAR
WASTE DUMP
REEF PLANE
HANGINGWALL STRATA
MERENSKY REEF
UG2 REEF
UG1 CHROMITITE
FOOTWALL STRATA

149

13.3 Geotechnical Analysis

The Technical Report Summary (TRS) has been compiled with generally appropriate input from qualified rock engineers. Strategic planning and major design issues were completed with the relevant input from the responsible rock engineers. The primary aspects making up the geotechnical analysis are

- Geotechnical conditions
- Stress and seismological setting
- Regional and local support

13.3.1 Geotechnical Conditions

Major structures/fault zones intersect the orebody at most operations. Structures of note are

- Saffy and E3 – There is a major parting plane above the reef which forms a critical beam that ranges from 3,0m to 20,0m in thickness. This plane determines the support design of limited panel spans as well as the use of grout packs as primary in-stope primary support on these shafts.
- Marikana Fault – West boundary of Rowland Shaft and east of K3 and 4B shafts.
- Spruitfontein fault – Situated towards the west of the K3 block and east of 4B. This structure affects both reef horizons.
- Elandsdrift fault – On the east boundary of Rowland Shaft.
- Hossy Dyke – North of Rowland shaft.

Mitigation strategies are in place for these structures; these include lower mining rates, bracket pillars, secondary and tertiary support, increasing support density as well as decreasing panel spans near these structures.

13.3.2 Stress and seismological setting

Major seismicity from fault/dyke slip or pillar failure/punching at any of the Marikana operations has not occurred. The pillar system employed at current mining depths is such that seismicity from this source is highly unlikely. However, as mining ventures deeper, there is a necessity to install appropriate seismic monitoring systems that are capable of locating seismic events. These are planned for Saffy, Rowland, Karee3 and Karee4 shafts.

13.3.3 Regional and Local Support

The MCOP details and guides the rock engineering discipline in the production of detailed designs based on the parameters contained in the previous sections.

The purpose of regional support systems is to reduce volumetric closure, compartmentalise stopes by limiting excessive spans, and reduce Energy Release Rate (ERR). Stabilizing pillars are required to provide efficient regional support. The stabilising pillars can take the form of either geological losses or reef pillars, which will influence the extraction ratio. Limited research has been done into the design of

150

stabilizing regional pillars for the platinum industry, and the design principles applied in the gold industry are therefore applied and adapted to be as appropriate as possible.

Marikana operations employ a "stable" rigid pillar system up to a mining depth of approximately 700mbs. These in-stope pillars support both the local hanging wall beams and act as regional support in that they carry the overburden rock mass to surface. The pillar sizes are span dependent and increase/decrease in width proportionally to an increase/decrease in the designed inter-pillar span.

At approximately 700 mbs and below, pillars become inefficient in that the behaviour thereof can no longer be accurately predicted. The pillars therefore become very large, posing a seismic risk and entrapping large volumes of ore resulting in sub economic mining. Mining with rigid pillars are only considered to the depth where crush pillar mining can safely be employed.

Inter-pillar spans are determined by means of beam analysis. The beam theories applied are:

- Voussoir beam theory
- Tens ile height

Cognisance is taken with regard to dead weight layers and where applicable, cantilever effects. Inter-pillar spans are designed to be self-supporting as far as is possible before introducing in-stope support (Lonmin Mine Design Criteria).

At Saffy and East3 the mining layout is based on breast and dip panels with 27m-30m inter pillar spans and strike or dip oriented pillars planned at 14m lengths with 2m wide holings for ventilation purposes.

Karee3 and 4Belt shaft the mining layout is based on breast and dip panels consisting of 31m long panels with 16m x 20m pillars with 2m x 3m holings in the Merensky section. 30m panels with 14m x 20m pillars with 2m x 3m holings in the UG2 section.

At Rowland shaft the mining layout is based on breast and down-dip panels with 30,0m inter pillar spans on the UG2 and 31,0mm inter-pillar spans on Merensky reef. The strike and dip oriented pillars planned at 14m lengths with 2m wide holings for ventilation purposes.

13.4 Mine Ventilation

All projects and new infrastructure designs incorporate detailed ventilation modelling and recommendations as part of normal feasibility planning processes under the auspices of the competency head of Environmental Engineering. All underground mines are demarcated into mining ventilation districts. The ventilation design is based on the velocity of 1.0 m/s for trackless mining.

Sporadic flammable gas intersections are encountered on the shafts. These intersections are well controlled by the Flammable Gas Code of Practice and procedure. Continuous gas measuring instruments and a telemetry system are used to detect Carbon Monoxide in the operations.

151

13.5 Refrigeration and Cooling

No refrigeration is planned for any of the current working shafts, i.e. K3, 4B, Rowland, Saffy and E3 Shafts. They are above the thermal threshold of 1100m below the surface. Only the K4 shaft is equipped with a refrigeration plant; no refrigeration is planned for any other working shafts.

13.6 Flammable Gas Management

Sporadic flammable gas intersections are encountered on the shafts. These intersections are well controlled by the procedures as described in the Flammable Gas Code of Practice. Continuous gas measuring instruments and an extensive telemetry system are used to detect flammable gas and Carbon Monoxide on the operations.

13.7 Mine Equipment

The following major mine equipment (Table 48) is installed and utilised at the Marikana Conventional Operations.

Table 48: Major Mine Equipment

Major Equipment	Quantity
Locos	194
Chairlifts	6
Winches	809
Rock Winder	2
Emergency Generators	10
Trackless Mobile Machinery	12
Decline Winders	3
Loaders	64
Main Pumps	8
Man Winders	3
Surface Conveyors	16
Surface Vent Fans	9
Transformers	39
U/G Conveyors	2
Surface & U/G Sub Stations	22
Service Winder	1
Mini Subs	72
Shaft Conveyors	5
Koepe Winder	1
Headgear Lift	1
Decline Conveyors	5

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Conveyors	14
Vent Fans	6

13.8 Personnel Requirements

Personnel requirements and related information are available in Sections 4.5 and 17.2.

13.9 Final Layout Map

Refer to Section 12.7 and Figure 47 and Figure 48 for the distribution of Mineral Reserves and mined out areas.

14 Processing and Recovery

This section covers the metallurgical and mineral processing aspects associated with Marikana. Specifically, detail and comment are provided on the process metallurgy and process engineering aspects relating to plant capacity, metallurgical performance and metal accounting practices as incorporated in the LoM plan.

14.1 Processing Facilities

All metallurgical processes and technology in place at the ore processing, smelting and refining facilities (Figure 58) are appropriate, well-proven and aligned to norms and practices in the PGM sectors. The processing methods were selected on the basis of test work carried out as part of feasibility studies at the time. However, the results of the test work have been superseded by actual operational data and experience accumulated over several years of continuous successful operation of these facilities.

Ore is processed at one of eight concentrators, of which two are on care and maintenance. The concentrate is delivered as a slurry to the smelter. The smelter filters, dries and melts the concentrate in order to extract PGMs and base metals from the gangue material. The Smelter produces a converter matte that contains the extracted PGMs and base metals. The converter matte is processed at the Base Metal Refinery to separate the base metals (Ni and Cu) from the PGMs. The PGM concentrate from the Base Metal Refinery is processed at the Precious Metals Refinery where it is refined into the individual PGM metals (Pt, Pd, Au, Rh, Ru & Ir).

Marikana has access to all material requirements through local suppliers or international suppliers.

153

Figure 58: Schematic diagram of the overall process flowsheet.


TSF
Waste
Ore ex Mines
Concentrators
Smelter
Base Metal Refinery
Precious Metal Refinery
Individual PGMs (Pt, Pd, Au, Rh, Ru, Ir
Base Metals (Ni, Cu)
Chrome Concentrate

14.2 Concentrators

The Marikana Operations has eigth concentrators. Six of the concentrators treat underground material and two of the concentrators treat surface or tailings material.

The concentrators are identified as follows:

- •K3 Mix (underground ore)
- •K3 UG2 (underground ore)
- •K4 (underground ore)
- •EPL (underground ore)
- •EPC (underground ore)
- •BTT (tailings treatment)
- •ETTP (tailings treatment)

The Rowland and EPC concentrators are on care and maintenance.

The K3 Mix and K3 UG2 Reef concentrators are situated within the same geographical area. They are considered a single entity from management, reporting and costing perspective, but they are regarded as two different concentrators from a metallurgical perspective.

The concentrators typically treat Merensky, UG2 or a blend of Merensky and UG2 Reef. The blend of material fed to the concentrators can be adjusted to meet operational requirements.

The concentrators all employ a similar flowsheet. A primary mill-float with a secondary mill–float configuration is followed by multi-stage cleaning of the primary and secondary rougher concentrates.

154

Each plant produces a high grade concentrate from the primary flotation circuit and a low grade concentrate from the secondary flotation circuit. The concentrates are mixed together prior to dispatch to the smelter. The valuable constituents of these concentrates are the PGMs and associated base metals.

Some of the concentrating plants have a crushing circuit where the ore is broken down to –20mm. This crushed ore is fed into a primary mill where it is ground into fine slurry. Other concentrating plants feed RoM ore directly into the primary milling stage. The resulting slurry is fed through a series of flotation and milling stages.

The tailings from some of the UG2 concentrators are fed into a plant where chrome concentrate is extracted using a spiral gravity concentration circuit. The resulting concentrate is sold under contract to outside companies for further beneficiation. On some of the concentrators, the tailings from the chrome plants is further treated by milling and flotation to produce an additional PGM and base metals rich concentrate which is sent to the smelter for further processing.

Tailings are thickened prior to disposal to the TSF where the solid material is settled and the clear water decanted and returned to the concentrator plant.

The following major process equipment (Table 49) is installed and utilised at the Marikana Concentrators

Table 49: Major Process Equipment Utilised at Concentrators

Major Equipment	Quantity
11 kv	1
20 MVA Transformers	4
35 Ton Cranes	3
Air blowers	4
Air compressors	2
Auto claves horizontal	3
Auto claves vertical	2
Ball Mills	19
Boilers	4
Compressors	17
Cone crusher	5
Convertors	3
Conveyors	11
Floation cells	300
Furnaces	5
Generators	4
Hot Gas Generator	1
Induction Furnace	2
ISA mill	1
Jaw crushers	3

155

Major Equipment	Quantity
Linear screens	2
Main Fans	2
Main Generator	1
Mill gearboxes	2
Mill motors	2
Mudguns	4
Plc	7
Pressure Vessels	40
Samco Pumps	100
Scrubbers	3
Silos	4
Strapping Band Machine	1
Tanks Stainless	30
Thickeners	28
Transformers	33
Vacuum Pumps	4
Vent & Extraction Fans	7
Vibrating feeders	8
Vibrating screens	2
Weighbridge	2
Wet Gas Fans	2

14.2.1 K3 Mix Concentrator

14.2.1.1 Process Description

The K3 Mix concentrator (Figure 59) mainly processes material from the K3, 4B and Rowland Shafts. The K3 Mix concentrator is expected to treat some of the K4 material once production from the K4 Shaft ramps-up.

RoM material is milled in the Primary Mill in order to reduce the particle size and liberate the PGMs. The Primary Mill discharge slurry is pumped to the Primary Roughers where some of the PGMs are recovered in the flotation concentrate. The tails from the Primary Roughers are milled in a Secondary Milling step to further liberate the PGMs. The Secondary Mill discharge slurry is pumped to a Secondary Rougher flotation circuit. The tails from the Secondary Rougher are thickened and transferred to the Karee TSF.

Concentrates from the Primary and Secondary Roughers are pumped to the Primary Cleaners for further upgrading. The tails from the Primary Cleaners are pumped to the Secondary Cleaners for additional PGM recovery. The Secondary Cleaner tails report to the TSF.

156

The Primary and Secondary Cleaner concentrates are thickened, before being pumped into slurry tankers and transferred to the smelter.

Figure 59: A Simplified Block Flow Diagram of K3 Mix Concentrator


Tails
Concentrate
Ore
Primary Milling & Classification
Primary Roughers
Secondary Milling
Secondary Roughers
Primary Cleaners
Secondary Cleaners
Tails Thickening
TSF
Concentrate Thickening
Smelter

14.2.1.2 Plant Capacity

The K3 Mix concentrator capacity is shown in Table 50:

Table 50: K3 Mix Feed Capacity

	t/hr	t/day	t/month	Annualized Tonnes
K3 Mix	220	4,910	142,402	1,708,810

14.2.1.3 Personnel Requirements

The K3 Mix and K3 UG2 concentrators are situated within the same geographical area. They are considered a single entity from a management, reporting and costing perspective. The K3 Mix and K3 UG2 concentrators have a combined work force complement of 97 employees.

The concentrator utilises four teams on rotating shifts. Employees consist of processors, responsible for operating the plant, as well as artisans and maintenance staff who maintain all plant equipment.

The concentrators are adequately staffed to ensure a safe and efficient operation.

157

14.2.1.4 Production Plan

The recent history and budget operational parameters for the K3 Mix concentrator are presented in Table 51, Figure 60 and Figure 61,The C2018, C2019 and C2020 data presented reflect the actual annual performance whilst the C2021 to C2040 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

Table 51: K3 Mix Concentrator Production Forecast and Operational Data

Parameter	Actual			Budget							
	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	1,504	1,451	1,726	1,759	1,766	1,771	1,791	1,747	1,720	1,509	1,585
Head Grade (g/t)	3.07	3.24	3.42	3.42	3.50	3.67	3.86	3.84	3.91	3.98	4.07
Concentrate Produced (kt)	34	37	38	39	39	39	39	38	38	33	35
4E Recovery (%)	89%	89%	88%	88%	88%	88%	88%	88%	88%	88%	88%
4E Metal Produced (kt)	133	135	167	170	175	184	196	190	190	170	183
Parameter	**Budget**										
	C2030	C2031	C2032	C2033	C2034	C2035	C2036	C2037	C2038	C2039	C2040
Total Feed (kt)	1,640	1,555	1,535	1,534	1,538	1,500	1,432	1,319	1,261	1,276	1,224
Head Grade (g/t)	4.22	4.33	4.20	4.23	4.23	4.22	4.32	4.31	4.20	4.06	3.94
Concentrate Produced (kt)	36	34	34	34	34	33	32	29	28	28	27
4E Recovery (%)	88%	88%	88%	88%	88%	88%	88%	88%	88%	88%	88%
4E Metal Produced (kt)	196	190	183	183	184	179	175	161	150	147	137

158

Figure 60: K3 Mix Concentrator Throughput Forecast



2,000,000
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Feed (tons)
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Concentrate (tons)
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 61: K3 Mix Concentrator Production and Recovery Forecast



250
200
150
100
50
0
4E Ounces (ozt)
90%
89%
88%
87%
86%
85%
84%
83%
82%
81%
80%
4E Recovery
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

159

14.2.1.5 Energy Requirements

The K3 concentrator receives electricity from the 33kV Karee substation. The power supply is sufficient for the processing circuit and this includes milling, screening and floatation.

14.2.1.6 Water Requirements

The K3 concentrator has a water positive balance. The K3 concentrator water balance consists of tailings return water, Buffelspoort water, water from UG2 pits, as well as the use of Rand Water Board for potable water and reagents.

14.2.2 K3 UG2 Concentrator

14.2.2.1 Process Description

The K3 UG2 concentrator (Figure 62) mainly processes material from the K3 Shaft.

RoM material is milled in the Primary Mill in order to reduce the particle size and liberate the PGMs. The Primary Mill discharge slurry is pumped to the Primary Roughers where some of the PGMs are recovered in the flotation concentrate. The tails from the Primary Roughers is milled in a Secondary Milling step to further liberate the PGMs. The Secondary Mill discharge slurry is pumped to a Secondary Rougher flotation circuit. The tails from the Secondary Rougher is thickened and transferred to a Chrome Recovery plant, which is operated by an independent company.

The Chrome Recovery plant utilises a spiral gravity concentration circuit to produce a chrome concentrate. The remaining tailings is transferred to the Karee TSF.

Concentrate from the Primary and Secondary Roughers are pumped to the Primary Cleaners for further upgrading. The tails from the Primary Cleaners is pumped to the Secondary Cleaners for additional PGM recovery. The Secondary Cleaner tails reports to the TSF.

The Primary and Secondary Cleaner concentrate is thickened, before being pumped into slurry tankers and transferred to the smelter.

160

Figure 62: A Simplified Block Flow Diagram of K3 UG2 Concentrator


Tails
Concentrate
Ore
Primary Milling & Classification
Primary Roughers
Secondary Milling
Secondary Roughers
TSF
Primary Cleaners
Secondary Cleaners
Tails Thickening
Chrome Recovery
Concentrate Thickening
Smelter

14.2.2.2 Plant Capacity

The K3 UG2 concentrator capacity is shown in Table 52:

Table 52: K3 UG2 Feed Capacity

	t/hr	t/day	t/month	Annualized Tonnes
K3 UG2	190	4,2441	122,983	1,475,798

14.2.2.3 Personnel Requirements

The K3 Mix and K3 UG2 concentrators are situated within the same geographical area. They are considered a single entity from a management, reporting and costing perspective. The K3 Mix and K3 UG2 concentrators have a combined workforce complement of 97 employees.

The concentrator utilises four teams on rotating shifts. Employees consist of processors, responsible for operating the plant, as well as artisans and maintenance staff who maintain all plant equipment.

The concentrators are adequately staffed to ensure a safe and efficient operation.

14.2.2.4 Production Plan

The recent history and budget operational parameters for the K3 UG2 concentrator are presented in Table 53, Figure 63 and Figure 64. The presented C2019, C2020 and C2021 data reflect the actual annual performance while the 2021 to 2040 data represent current budget targets. The current operational methods and capacities are adequate. The projected metallurgical efficiencies have also been sustainably obtained historically and are thus reasonable budget targets.

161

Table 53: K3 UG2 Concentrator Production Forecast and Operational Data

Parameter	Actual			Budget							
	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	1,400	1,155	1,513	1,534	1,506	1,510	1,506	1,506	1,506	1,510	1,506
Head Grade (g/t)	3.63	3.71	3.94	3.86	3.86	3.86	3.90	3.97	4.03	4.21	4.21
Concentrate Produced (kt)	17	17	18	19	19	19	19	19	19	19	19
4E Recovery (%)	87.0%	86.5%	87.0%	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%
4E Metal Produced (kt)	140	120	159	167	164	164	166	169	172	180	179

Parameter	Budget										
	C2030	C2031	C2032	C2033	C2034	C2035	C2036	C2037	C2038	C2039	C2040
Total Feed (kt)	1,506	1,506	1,510	1,506	1,153	1,085	1,095	1,086	1,087	980	1,024
Head Grade (g/t)	4.26	4.29	4.23	4.10	3.97	3.96	3.94	3.96	3.94	3.92	3.91
Concentrate Produced (kt)	19	19	19	19	14	13	14	13	13	12	13
4E Recovery (%)	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%	87.9%
4E Metal Produced (kt)	181	183	180	174	129	121	122	122	121	108	113

Figure 63: K3 UG2 Concentrator Throughput Forecast



1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Feed (tons)
22,000
17,000
12,000
7,000
2,000
-3,000
Concentrate (tons)
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

162

Figure 64: K3 UG2 Concentrator Production and Recovery Forecast



200,000
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
4E Ounces (ozt)
89%
88%
87%
86%
85%
84%
83%
82%
81%
80%
4E Recovery
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

14.2.2.5 Energy Requirements

The K3 concentrator receives electricity from the 33kV Karee substation. The power supply is sufficient for the processing circuit and this includes milling, screening and floatation.

14.2.2.6 Water Requirements

The K3 concentrator has a water positive balance. The K3 concentrator water balance consists of tailings return water, Buffelspoort water, water from UG2 pits, as well as the use of Rand Water Board for potable water and reagents.

14.2.3 EPL Concentrator

14.2.3.1 Process Description

The EPL concentrator (Figure 65) mainly processes material from the Saffy, E3 and Rowland Shafts.

The EPL concentrator utilises a number of crushing steps to reduce the ore size to less than 20mm. The crushed product is transferred to the Primary Mill in order to reduce the particle size further and liberate the PGMs. The Primary Mill discharge slurry is pumped to the Primary Roughers where some of the PGMs are recovered in the flotation concentrate. The tails from the Primary Roughers is milled in a Secondary Milling step. The Secondary Mill discharge slurry is pumped to a Secondary Rougher flotation circuit. The tails from the Secondary Rougher is thickened and transferred to a Chrome Recovery plant, which is operated by an independent company.

163

The Chrome Recovery plant utilises a spiral gravity concentration circuit to produce a chrome concentrate. The tailings from this process is pumped to the ETTP concentrator where some of the remaining PGMs are recovered.

Concentrate from the Primary and Secondary Roughers are pumped to the Primary Cleaners for further upgrading. The tails from the Primary Cleaners is pumped to a Stirred Media Detrtitor (SMD), which further grinds the tails and allows for additional PGMs to be recovered. The product from the SMD is pumped to the Secondary Cleaner circuit where additional PGMs are recovered. The Secondary Cleaner tails is combined with the Secondary Rougher tails and transferred to the Chrome Recovery plant.

The Primary and Secondary Cleaner concentrate are thickened, before being pumped into slurry tankers and transferred to the smelter.

Figure 65: A Simplified Block Flow Diagram of EPL Concentrator



Tails
Concentrate
Primary Milling
Primary Roughers
Secondary Milling
Secondary Roughers
Ore
Crushing & Classification
Primary Cleaners
SMD
Secondary Cleaners
Tails Thickening
Chrome Recovery
ETTP Concentrator (PGM Recovery)
Concentrate Thickening
Smelter

14.2.3.2 Plant Capacity

The EPL concentrator capacity is shown in Table 54:

Table 54: EPL Concentrator Feed Capacity

	t/hr	t/day	t/month	Annualized Tonnes
EPL	180	8035	233,021	2,796,250

14.2.3.3 Personnel Requirements

The EPL concentrator has a workforce complement of 117 employees.

The concentrator utilises four teams on rotating shifts. Employees consist of processors, responsible for operating the plant, as well as artisans and maintenance staff who maintain all plant equipment.

164

The EPL concentrator is adequately staffed to ensure a safe and efficient operation.

14.2.3.4 Production Plan

The recent history and budget operational parameters for the EPL concentrator are presented in Table 55, Figure 66 and Figure 67). The C2019, C20120 and C2021data presented reflects the actual annual performance whilst the C2021 to C2040 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

Table 55: EPL Concentrator Production Forecast and Operational Data

Parameter	Actual			Budget							
	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	2,101	2,255	2,209	2,770	2,741	2,838	2,764	2,808	2,738	2,492	2,462
Head Grade (g/t)	4.05	4.06	4.22	4.06	4.13	4.16	4.11	4.08	4.12	4.07	4.04
Concentrate Produced (kt)	22	22	22	30	30	31	30	31	30	27	27
4E Recovery (%)	80.8%	81.7%	79.9%	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%
4E Metal Produced (kt)	222	240	239	291	293	305	294	297	292	262	258
Parameter	**Budget**										
	C2030	**C2031**	**C2032**	**C2033**	**C2034**	**C2035**	**C2036**	**C2037**	**C2038**	**C2039**	**C2040**
Total Feed (kt)	2,291	2,098	1,840	1,498	1,330	1,208	1,265	976	833	809	742
Head Grade (g/t)	4.02	3.95	3.94	4.00	4.05	3.95	3.99	4.01	4.09	4.05	4.08
Concentrate Produced (kt)	25	23	20	16	14	13	14	11	9	9	8
4E Recovery (%)	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%	80.5%
4E Metal Produced (kt)	238	214	188	155	155	139	123	131	101	88	85

165

Figure 66: EPL Concentrator Throughput Forecast


3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Feed (tons)
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Concentrate (tons)
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040


Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 67: EPL Concentrator Production and Recovery Forecast


350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
4E Ounces (ozt)
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
4E Recovery
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

166

14.2.3.5 Energy Requirements

The EPL concentrator has a ring feed supply from the 11kV Eastern Central substation. The power supply is sufficient for the processing circuit and this includes milling, crushing, screening and floatation.

14.2.3.6 Water Requirements

The EPL concentrator has a water positive balance. The EPL concentrator water balance consists of tailings return water, borehole water, return water from the nearby shafts (Saffy/ E3) and Hartbeespoort canal water, as well as the use of Rand Water Board for potable water and reagents.

14.2.4 K4 Concentrator

14.2.4.1 Process Description

The K4 concentrator (Figure 68) typically receives material from the Rowland, 4B and Saffy Shafts. The K4 concentrator will process material from the K4 shaft once the shaft is in operation.

RoM material is milled in the Primary Mill in order to reduce the particle size and liberate the PGMs. The Primary Mill discharge slurry is pumped to the Primary Roughers where some of the PGMs are recovered in the flotation concentrate. The tails from the Primary Roughers is milled in a Secondary Milling step. The Secondary Mill discharge slurry is pumped to a Secondary Rougher flotation circuit. The tails from the Secondary Rougher is thickened and transferred to the Karee TSF.

Concentrate from the Primary and Secondary Roughers are pumped to the Primary Cleaners for further upgrading. The tails from the Primary Cleaners is pumped to the Secondary Cleaners for additional PGM recovery. The Secondary Cleaner tails reports to the TSF.

The Primary and Secondary Cleaner concentrate is thickened, before being pumped into slurry tankers and transferred to the smelter.

Figure 68: A Simplified Block Flow Diagram of K4 Concentrator



Tails
Concentrate
Ore
Primary Milling & Classification
Primary Roughers
Secondary Milling
Secondary Roughers
Primary Cleaners
Secondary Cleaners
Tails Thickening
TSF
Concentrate Thickening
Smelter

167

168 14.2.4.2 Plant Capacity The K4 concentrator capacity is shown in Table 56: Table 56: K4 Concentrator Feed Capacity t/hr t/day t/month Annualized Tonnes K4 155 3,460 100,328 1,203,941 14.2.4.3 Personnel Requirements The K4 concentrator has a workforce complement of 69 employees. The concentrator utilises four teams on rotating shifts. Employees consist of processors, responsible for operating the plant, as well as artisans and other maintenance staff who maintain all plant equipment. The K4 concentrator is adequately staffed to ensure a safe and efficient operation. 14.2.4.4 Production Plan The recent history and budget operational parameters for the K4 concentrator are presented in Table 57, Figure 69 and Figure 70. The C2019, C2020 and C2021 data presented reflects the actual annual performance whilst the 2021 to 2032 data represents current budget targets. K4 UG2 will be treated at the K4 concentrator, once production of the K4 shaft ramps up. Rowland UG2 ore, which was previously processed at K4, will then be processed at EPC. This will necessitate the restart and ramp-up of the EPC concentrator. This also explains the drop in K4 throughput from 2020 to 2022. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets. 169 Table 57: K4 Concentrator Production Forecast and Operational Data Parameter Actual Budget C2019 C2020 C2021 C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 Total Feed (kt) 1,114 734 1,310 1,459 1,223 1,315 1,273 1,267 1,312 1,315 1,312 Head Grade (g/t) 3.42 3.51 3.73 3.89 3.80 3.89 4.07 4.21 4.19 4.14 4.14 Concentrate Produced (kt) 21 11 17 21 18 20 19 17 17 17 17 4E Recovery (%) 89.7% 87.0% 87.5% 86.6% 86.6% 86.7% 86.6% 86.5% 86.4% 86.4% 86.4% 4E Metal Produced (kt) 85 72 137 158 129 143 144 148 152 151 151 Parameter Budget C2030 C2031 C2032 C2033 Total Feed (kt) 1,144 930 592 101 Head Grade (g/t) 4.11 4.07 4.04 3.99 Concentrate Produced (kt) 15 12 8 1 4E Recovery (%) 86.4% 86.4% 86.4% 86.4% 4E Metal Produced (kt) 131 105 66 11 Figure 69: K4 Concentrator Throughput Forecast 170 Figure 70: K4 Concentrator Production and Recovery Forecast 14.2.4.5 Energy Requirements The K4 concentrator has a ring feed supply from the 33kV Karee substation. The power supply is sufficient for the processing circuit and this includes milling, screening and floatation. 14.2.4.6 Water Requirements The K4 concentrator has a positive water balance. The K4 concentrator water balance consists of tailings return water, water from the UG2 pits, as well as the use of Rand Water Board for potable water and reagents. 14.2.5 EPC Concentrator 14.2.5.1 Process Description The EPC concentrator (Figure 71) was put on care-and-maintenance in 2020 as part of a process to restructure costs and maximize throughput at the remaining concentrators. It is anticipated that the EPC concentrator will be restarted when additional material from the K4 shaft becomes available. EPC will then treat material from the E3 and Rowland Shafts. RoM material is milled in the Primary Mill in order to reduce the particle size and liberate the PGMs. The Primary Mill discharge slurry is pumped to the Primary Roughers where some of the PGMs are recovered in the flotation concentrate. The tails from the Primary Roughers is milled in a Secondary 171 Milling step to further liberate the PGMs. The Secondary Mill discharge slurry is pumped to a Secondary Rougher flotation circuit. The tails from the Secondary Rougher is thickened and transferred to the Chrome Recovery plant, which is operated by an independent company. The Chrome Recovery plant utilises a spiral gravity concentration circuit to produce a chrome concentrate. The tailings from this process is pumped to the ETTP concentrator where some of the remaining PGMs are recovered. Concentrate from the Primary and Secondary Roughers are pumped to the Primary and Secondary Cleaners for further upgrading. The tails from the Primary Cleaners is pumped to the Secondary Cleaner circuit where additional PGMs are recovered. The Secondary Cleaner tails is pumped to an Isamill, which further grinds the tails and allows additional PGMs to be recovered in the Tertiary Cleaner flotation circuit. The Primary, Secondary and Tertiary Cleaner concentrate are thickened, before being pumped into slurry tankers and transferred to the smelter. Figure 71: A Simplified Block Flow Diagram of EPC Concentrator 14.2.5.2 Plant Capacity The EPC concentrator capacity is shown in Table 58. Table 58: EPC Concentrator Feed Capacity t/hr t/day t/month Annualized Tonnes EPC 150 3,348 97,092 1,165,104

14.2.5.3 Personnel Requirements

The EPC concentrator was put on care-and-maintenance in 2020 as part of a process to restructure costs and maximize throughput at the remaining concentrators. The plant will be operated for a 3 month period in 2021, during which time it will be staffed by employees from the EPL concentrator and external contractors. (The EPL concentrator is situated in close proximity to the EPC concentrator.)

The EPC concentrator will be adequately staffed once K4 Shaft mining ramps-up.

14.2.5.4 Production Plan

The recent history and budget operational parameters for the EPC concentrator are presented in Table 59, Figure 72 and Figure 73. The C2019, C2020and C2021 data presented reflects the actual annual performance whilst the C2022 to C2026 data represents current budget targets.

Plant modifications and other maintenance activities were performed on EPL concentrator in 2020. The EPC concentrator operated for approximately 3 months to offset the lower throughput at EPL during this period. It is anticipated that the EPC concentrator will be restarted when additional material from the K4 Shaft becomes available. EPC will then treat material from the E3 and Rowland Shafts.

Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets. (The low recovery in 2020 is skewed due to very low production and is not representative of typical plant performance.

Table 59: EPC Concentrator Production Forecast and Operational Data

Parameter	Actual			Budget							
	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	806	17	301	0	516	905	665	582			
Head Grade (g/t)	3.80	2.87	4.10	-	4.00	4.08	4.13	4.24			
Concentrate Produced (kt)	9	0.18	4	0	6	11	8	7			
4E Recovery (%)	82.5%	70.7%	82.8%	0.0%	83.8%	83.8%	83.8%	83.8%			
4E Metal Produced (kt)	82	0.94	33	0	56	99	74	66			

172

Figure 72: EPC Concentrator Throughput Forecast


1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Feed (tons)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Concentrate(tons)
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040


Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 73: EPC Concentrator Production and Recovery Forecast


160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
4E Ounces (ozt)
100%
95%
90%
85%
80%
75%
70%
65%
60%
55%
50%
4E Recovery
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

173

14.2.5.5 Energy Requirements

The EPC concentrator has a ring feed supply from the 11kV Eastern Central substation. The power supplied is sufficient for the processing circuit and this includes milling, screening and floatation.

14.2.5.6 Water Requirements

EPC concentrator has positive water balance. The EPC concentrator water balance consists of tailings return water, borehole water, water supply from the EPL Concentrator, as well as the use of Rand Water Board for potable water and reagents.

14.2.6 BTT Concentrator

14.2.6.1 Process Description

Re-mined tailings are processed in a Chrome Recovery plant where chrome is separated from the PGMs using a spiral gravity concentration circuit (Figure 74).

The coarse tail stream from the Chrome Recovery plant is pumped to the BTT concentrator Primary Mill in order to reduce the particle size and liberate the PGMs. The Primary Mill discharge slurry is pumped to the Primary Roughers where some of the PGMs are recovered in the flotation concentrate. The tails from the Primary Roughers is milled in a Secondary Milling step to further liberate the PGMs. The Secondary Mill discharge slurry is pumped to a Secondary Rougher flotation circuit. The tails from the Secondary Rougher is thickened and transferred to the TSF.

Concentrate from the Primary and Secondary Roughers are pumped to the Primary and Secondary Cleaners for further upgrading. The tails from the Primary Cleaners is pumped to the Secondary Cleaner circuit where additional PGMs are recovered. The Secondary Cleaner tails is pumped to the TSF.

The Primary and Secondary Cleaner concentrate is thickened, before being pumped into slurry tankers and transferred to the smelter.

174

Figure 74: A Simplified Block Flow Diagram of BTT Concentrator


Concentrate
Tailings from chrome recovery
Primary Milling & Classification
Primary Roughers
Secondary Milling
Secondary Roughers
Primary Cleaners
Secondary Cleaners
Tails Thickening
TSF
Concentrate Thickening
Smelter

14.2.6.2 Plant Capacity

The BTT concentrator capacity is shown in Table 60:

Table 60: BTT Concentrator Feed Capacity

	t/hr	t/day	t/month	Annualized Tonnes
BTT	450	10,044	291,276	3,495,312

14.2.6.3 Personnel Requirements

The BTT concentrator has a workforce complement of 99 employees.

The concentrator utilises four teams on rotating shifts. Employees consist of processors, responsible for operating the plant, as well as artisans and other maintenance staff who maintain all plant equipment.

The BTT concentrator is adequately staffed to ensure a safe and efficient operation.

14.2.6.4 Production Plan

The recent history and budget operational parameters for the BTT concentrator are presented in Table 61, Figure 75 and Figure 76. The C2019, C2020 and C2021data presented reflects the actual annual performance whilst the C2022 to 2025 data represents current budget targets.

The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

Table 61: BTT Concentrator Production Forecast and Operational Data

Parameter	Actual	Budget

175

	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	3,600	3,447	3,869	3,728	3,681	3,655	2,506				
Head Grade (g/t)	0.90	0.89	0.87	0.88	0.90	0.93	0.94				
Concentrate Produced (kt)	11.2	11.0	12 .1	12.3	12.1	12.0	8.2				
4E Recovery (%)	24.6%	25.7%	26.2%	25.6%	25.6%	25.6%	25.6%				
4E Metal Produced (kt)	32	24	31	27	27	28	19				

Figure 75: BTT Concentrator Throughput Forecast



Feed (tons)
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Concentrate (tons)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

176

Figure 76: BTT Concentrator Production and Recovery Forecast


35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
4E Ounces (ozt)
30%
25%
20%
15%
10%
5%
0%
4E Recovery
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

14.2.6.5 Energy Requirements

The BTT concentrator has a ring feed to the main plant from the 6.6kV Middelkraal substation. The power supplied is sufficient for the processing circuit and this includes milling, screening and floatation.

14.2.6.6 Water Requirements

BTT concentrator has a positive water balance. The BTT concentrator water balance consists of tailings return water, water from the Pandora infrastructure, as well as the use of Rand Water Board for potable water and reagents.

14.2.7 ETTP Concentrator

14.2.7.1 Process Description

The ETTP concentrator (Figure 77) receives feed material from the Chrome Recovery plant. The coarse fraction in the feed is pumped to a Primary Mill in order to reduce the particle size and liberate the PGMs. The coarse fraction from the Primary Mill discharge is pumped to the Isamill for further grinding and liberation of PGMs. The Isamill slurry is pumped to the Primary Roughers where some of the PGMs

177

are recovered in the flotation concentrate. The tails from the Primary Roughers is thickened and transferred to the TSF.

The Primary Rougher Concentrate is pumped to the Primary Cleaners for further upgrading of the PGM concentrate. The tails from the Primary Cleaners is pumped to the TSF. The Primary Cleaner concentrate is pumped to the Final Cleaners and the concentrate from the Final Cleaners is thickened, before being pumped into slurry tankers and transferred to the smelter.

Figure 77: A Simplified Block Flow Diagram of ETTP Concentrator


Tails


Concentrate
Tailings from chrome recovery
Primary Mill
IsaMill
Primary Roughers
Tails Thickening
TSF
Primary Cleaners
Secondary Roughers
Final Cleaners
Concentrate Thickening
Smelter

14.2.7.2 Plant Capacity

The ETTP concentrator capacity is shown in Table 62:

Table 62: ETTP Concentrator Feed Capacity

	t/hr	t/day	t/month	Annualized Tonnes
ETTP	323	7,218	209,330	2,511,964

14.2.7.3 Personnel Requirements

The ETTP concentrator has a workforce complement of 29 employees.

The concentrator utilises four teams on rotating shifts. Employees consist of processors, responsible for operating the plant, as well as artisans and other maintenance staff who maintain all plant equipment.

The ETTP concentrator is adequately staffed to ensure a safe and efficient operation.

178

14.2.7.4 Production Plan

The recent history and budget operational parameters for the ETTP concentrator are presented in Table 63, Figure 78 and Figure 70. The C2019, C2020 and C2021 data presented reflects the actual annual performance whilst the 2021 to 2040 data represents current budget targets.

The current operational methods and capacities are adequate. The budgeted throughput is above the stated plant capacity, but historical data suggest that higher than nameplate capacity has been achieved and can be sustained in future. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

Table 63: ETTP Concentrator Production Forecast and Operational Data

Parameter	Actual			Budget							
	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	2,132	2,273	2,484	2,740	3,221	3,702	3,391	3,352	2,708	2,464	2,435
Head Grade (g/t)	0.76	0.75	0.84	0.80	0.79	0.78	0.79	0.79	0.81	0.80	0.80
Concentrate Produced (kt)	3.9	4.9	5.2	5.2	5.2	6.0	5.5	5.5	4.4	4.0	4.0
4E Recovery (%)	25.0%	30.7%	28.8%	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%
4E Metal Produced (kt)	17	16	19	19	22	25	23	23	19	17	17
Parameter	Budget										
	C20C2 030	C20C2 031	C20C2 032	C20C2 033	C20C2 034	C20C2 035	C20C2 036	C20C2 037	C20C2 038	C20C2 039	C20C2 040
Total Feed (kt)	2,266	2,075	1,819	1,481	1,316	1,195	1,251	965	823	800	734
Head Grade (g/t)	0.79	0.78	0.78	0.79	0.80	0.78	0.79	0.79	0.81	0.80	0.81
Concentrate Produced (kt)	3.7	3.4	3.0	2.4	2.1	1.9	2.0	1.6	1.3	1.3	1.2
4E Recovery (%)	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%	26.8%
4E Metal Produced (kt)	15	14	12	10	9	8	8	6	6	5	5

179

Figure 78: ETTP Concentrator Throughput Forecast



4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Feed (tons)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Concentrate (tons)
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 79: ETTP Concentrator Production and Recovery



30,000
25,000
20,000
15,000
10,000
5,000
0
4E Ounces (ozt)
35%
30%
25%
20%
15%
10%
5%
0%
4E Recovery
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

180

14.2.7.5 Energy Requirements

The ETTP concentrator has a ring feed/ parallel supply from the 11kV Eastern Central substation. The power supply is sufficient for the processing circuit and this includes milling, screening and floatation.

14.2.7.6 Water Requirements

The ETTP concentrator has a positive water balance. The concentrator water supply consists of tailings return water, borehole water, water supplied from EPL Concentrator, as well as the use of Rand Water Board for potable water and reagents.

14.3 Smelting and Refining

14.3.1 Smelter

14.3.1.1 Process Description

The smelter also receives and treats concentrate from Third-Parties as either slurry of filter cake. The concentrate and recycled material are blended in several blending tanks to stabilize and homogenize the feed to the furnaces. The concentrate slurry is filtered and dried in a flash dryer to a moisture content of approximately 0.5%.

The Smelter has five furnaces. The two larger furnaces (Furnace 1 and 2) are usually in operation, with the three smaller Pyromet furnaces being utilised as back-up or spare capacity. All furnaces are of round design with three electrodes operating on alternating current.

The furnaces use electrical energy to melt the concentrate into two molten phases: a less dense slag phase which contains gangue metals and a denser matte phase which contains PGMs and Base Metals. Furnace matte and slag are tapped from the furnaces at regular intervals. Furnace slag is granulated in water and sent to the slag recovery circuit, while furnace matte is tapped in ladles and poured into the Pierce-Smith converters.

The Pierce-Smith converters oxidize FeS to FeO, which reports to the slag phase. The slag is granulated in water and transferred to the slag recovery plant to recover any entrained PGMs. The converter matte is granulated and transferred to the Base Metal Refinery

Off-gasses from the smelter contain SO_2 that needs to be fixated due to safety, health and environmental reasons. Fixation is done with lime to produce a $CaSO_x$ waste product.

The slag recovery plant utilises a milling and flotation circuit to recover entrained PGMs from the slag. The slag plant concentrate is recycled to the furnaces. The tails from the slag plant is transferred to the TSF.

181

we are one
Sibanye Stillwater

Figure 80: A Simplified Block Flow Diagram of the Smelter


Gas Handling and SO_2 Scrubbing
Waste
Concentrate
Receiving and Blending
Filtering and Drying
Smelting
Converting
Converter Matte to the Base Metal Refinery
Slag Recovery
TSF

14.3.1.1 Plant Capacity

The Smelter capacity is shown in Table 64:

Table 64: Smelter Feed Capacity

	t/hr	t/day	t/month	Annualized Tonnes
Smelter (Concentrate	21	493	15,000	180,000

14.3.1.2 Personnel Requirements

The Smelter has a workforce complement of 334 employees.

The Smelter utilises four teams on rotating shifts. Employees consist of processors, responsible for operating the plant, as well as artisans and other maintenance staff who maintain all plant equipment.

The Smelter is adequately staffed to ensure a safe and efficient operation.

14.3.1.3 Production Plan

The recent history and budget operational parameters for the Smelter are presented in Table 65, Figure 81 and Figure 82. The C2019, C2020 and C2021 data presented reflects the actual annual performance whilst the 2022 to 2041 data represents current budget targets.

The Smelter recoveries from 2019 – 2020 were in excess of 100%. The Smelter embarked on a clean-up process during that period, which resulted in the recovery of metals which were previously written-off.

The current operational methods and capacities are adequate. Metallurgical efficiencies projected are reasonable budget targets.

182

we are one Sibanye Stillwater

Table 65: Smelter Production Forecast and Operational Data

Parameter	Actual			Budget								
	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029	C2030
Total Feed (kt)	159	127	155	141	161	159	130	118	108	100	102	99
Converter Matte Produced (kt)	6.97	5.98	7.86	5.31	5.61	5.84	5.32	4.53	4.18	3.78	3.89	3.90
4E Recovery (%)	102%	102%	100%	99%	99%	99%	99%	99%	99%	99%	99%	99%
4E Metal Produced (kozt)	1004	755	1039	874	947	1003	922	884	817	773	779	755
Parameter	Budget											
	C2031	C2032	C2033	C2034	C2035	C2036	C2037	C2038	C2039	C2040	C2041	
Total Feed (kt)	91	83	73	65	62	61	55	52	50	49	50	
Converter Matte Produced (kt)	3.65	3.46	3.25	3.08	2.97	2.87	2.63	2.51	2.50	2.42	2.61	
4E Recovery (%)	99%	99%	99%	99%	99%	99%	99%	99%	99%	99%	99%	
4E Metal Produced (kozt)	699	623	529	457	428	432	387	361	342	330	331	

Figure 81: Smelter Throughput Forecast



Feed (tons)
200,000
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
Converter Mate (tons)
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041
Smelter Feed
Smelter Feed Capacity
Converter Matte Produced

183

Figure 82: Smelter PGM Production and Recovery Forecast



1,200
1,000
800
600
400
200
0
4E Ounces (kozt)
104%
102%
100%
98%
96%
94%
92%
90%
4E Recovery
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
FY2041
KiloOunces 4E Produced
% 4E Recovery

14.3.1.4 Energy Requirements

The Smelter receives electricity from the Wonderkop MV Substation, which has 4 x 20MVA, 11kV Transformers.

14.3.1.5 Water Requirements

The Smelter recovers water from the concentrate slurry (water is filtered during the drying process and used as process water), as well as water from the Rowland Shaft and storm water dams.

14.3.2 Base Metal Refinery (BMR)

14.3.2.1 Process Description

The Base Metal Refinery (BMR) (Figure 83) receives granulated converter matte from the smelter. The matte is milled in a ball mill. A number of leaching processes are used to separate the base metals from the PGMs.

Nickel is leached in the first stage leach with sulphuric acid and oxygen. The leach solution from the first stage leach is pumped to the crystallizer plant where the nickel is recovered as nickel sulphate hexahydrate crystals.

184

The residue from the first stage leach is treated in a two stage pressure leach (the second and third stage leaches) to remove the remainder of the nickel and copper from the PGM fraction. The PGM residue from the third stage leach is upgraded in a number of batch processes to remove minor elements. The final leach residue is vacuum dried, sampled and dispatched to the Precious Metals Refinery.

Selenium and tellurium are removed from the copper rich pressure leach solution. The copper solution is pumped to the copper electrowinning plant where copper is produced as copper cathodes.

Figure 83: A Simplified Block Flow Diagram of the Base Metal Refinery



$NiSO_4.6H_2O$ Crystals
Ni Crystallizer
Waste
Converter Matte from Smelter
Milling
1st Stage (Ni) Leaching
2nd & 3rd Stage Leaching
PGM Upgrading
PGM Concentrate to Precious Metal Refinery
Cu Electrowinning
Copper Cathodes

14.3.2.2 Plant Capacity

The BMR capacity is shown in Table 66:

Table 66: BMR Feed Capacity

	t/hr	t/day	t/month	Annualized Tonnes
BMR (Converter Matte	2	40	1,217	14,600

14.3.2.3 Production Plan

The recent history and budget operational parameters for the BMR are presented in Table 67, Figure 84 and Figure 85. The C2019, C2020 and C2021 data presented reflects the actual annual performance whilst the 2021 to 2040 data represents current budget targets.

The current operational methods and capacities are adequate. Metallurgical efficiencies projected are reasonable budget targets.

185

Table 67: Base Metals Refinery Production Forecast and Operational Data

Parameter	Actual			Budget								
	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029	C2030
Total Converter Matte Feed (kt)	6.74	5.84	7.50	5.31	5.61	5.84	5.32	4.53	4.18	3.78	3.89	3.90
Ni Produced (kt)	3.15	2.90	3.28	2.53	2.65	2.75	2.51	2.15	1.99	1.81	1.86	1.86
Cu Produced (kt)	1.94	1.82	2.05	1.54	1.64	1.73	1.57	1.32	1.21	1.09	1.13	1.13
4E Recovery (%)	98%	100%	98%	99%	99%	99%	99%	99%	99%	99%	99%	99%
4E Metal Produced (kozt)	954	774	948	865	937	994	913	876	809	765	772	747
Parameter	**Budget**											
	C2031	C2032	C2033	C2034	C2035	C2036	C2037	C2038	C2039	C2040	C2041	
Total Converter Matte Feed (kt)	3.65	3.46	3.25	3.08	2.97	2.87	2.63	2.51	2.50	2.42	2.61	
Ni Produced (kt)	1.74	1.64	1.53	1.44	1.38	1.34	1.23	1.17	1.16	1.13	1.21	
Cu Produced (kt)	1.06	1.01	0.96	0.92	0.89	0.86	0.79	0.75	0.75	0.72	0.79	
4E Recovery (%)	99%	99%	99%	99%	99%	99%	99%	99%	99%	99%	99%	
4E Metal Produced (kozt)	693	617	524	453	424	428	383	358	339	327	327	

Figure 84: BMR Throughput Forecast


16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Feed (tons)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Base Metal (tons)
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
FY2041
BMR Feed
BMR Feed Capacity
Ni Produced
Cu Produced

186

Figure 85: BMR PGM & Base Metal Production and Recovery Forecast


1,200
104%


1,000
800
600
400
200
0
4E Ounces (kozt)
102%
100%
98%
96%
94%
92%
90%
4E Recovery
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
FY2041
KiloOunces 4E Produced
% 4E Recovery

14.3.2.4 Personnel Requirements

The BMR has a work force complement of 157 employees.

The BMR utilises four teams on rotating shifts. Employees consist of processors, responsible for operating the plant, as well as artisans and other maintenance staff who maintain all plant equipment.

The BMR is adequately staffed to ensure a safe and efficient operation.

14.3.2.5 Energy Requirements

The BMR receives electricity from the Wonderkop MV Substation, which has 4 x 20MVA, 11kV Transformers.

14.3.2.6 Water Requirements

The BMR utilises water recovered during the nickel sulphate crystallization process. Water from Rand Water Board is used in the boilers.

187

14.3.3 Precious Metal Refinery (PMR)

14.3.3.1 Process Description

The Precious Metals Refinery (PMR)(Figure 86) receives a PGM concentrate from the Base Metal Refinery (BMR). Hydrochloric acid and chlorine gas is used to dissolve all the PGMs. The PGMs are initially recovered as crude intermediate products and then further refined into pure saleable metals.

Figure 86: A Simplified Block Flow Diagram of the Precious Metals Refinery


Waste
Crude Metal (Pt, Pd, Au) Production
Pure Metal (Pt, Pd, Au) Production
PGM Concentrate from BMR
Primary Separation
PGMs to Customers
Crude Metal (Ru, Rh, Ir) Production
Pure Metal (Ru, Rh, Ir) Production
Waste

14.3.3.2 Plant Capacity

The PMR capacity is shown in Table 68:

Table 68: PMR Feed Capacity

	oz/month	Annualized Tonnes
PMR (PGM Ounces)	157,917	1,895,000

188

14.3.3.3 Personnel Requirements

The PMR has a workforce complement of 213 employees.

The PMR utilises two teams on two rotating shifts. The PMR is only in operation for five days a week and for 16 hours a day. Employees consist of processors, responsible for operating the plant, as well as artisans and other maintenance staff who maintain all plant equipment.

The PMR is adequately staffed to ensure a safe and efficient operation.

14.3.3.4 Production Plan

The recent history and budget operational parameters for the PMR are presented in Table 69, Figure 87 and Figure 88. The C2019, C2020 and C2021 data presented reflects the actual annual performance whilst the 2021 to 2040 data represents current budget targets.

The current operational methods and capacities are adequate. Metallurgical efficiencies projected are reasonable budget targets.

Table 69: Precious Metals Refinery Production Forecast and Operational Data

Parameter	Actual			Budget								
	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029	C2030
4E Recovery (%)	99%	100%	100%	99%	99%	99%	99%	99%	99%	99%	99%	99%
4E Metal Produced (koz)	950	758	930	856	927	983	903	866	800	756	763	739
Parameter	Budget											
	C2031	C2032	C2033	C2034	C2035	C2036	C2037	C2038	C2039	C2040	C2041	
4E Recovery (%)	99%	99%	99%	99%	99%	99%	99%	99%	99%	99%	99%	
4E Metal Produced (koz)	685	610	518	448	419	423	379	354	335	323	324	

189

Figure 87: PMR Throughput Forecast


2,000,000
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Feed (tons)
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
FY2041
PMR Feed
PMR Feed Capacity
PMR Ounces Produced

Figure 88: PMR PGM Production and Recovery Forecast


4E Ounces (kozt)
1,200
1,000
800
600
400
200
0
4E Recovery
100%
99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
FY2041
KiloOunces 4E Produced
% 4E Recovery

190

14.3.3.5 Energy Requirements

The PMR is fed from an onsite 11kV substation, which is supplied on a ring feed from the Van Eck substation in Brakpan.

14.3.3.6 Water Requirements

The PMR receives water from the Ekurhuleni municipality as well as return water from the storm water dams.

14.4 Sampling, Analysis, Metal Accounting and Security

Generally, adequate attention is given to sampling and sample preparation. While there are accounting anomalies that require further investigation, good accounting procedures are largely in place.

Sibanye-Stillwater's Marikana Operations use the Manufacturing Execution System (MES) for the management of metal accounting data.

The goal of the MES system is to create data files from data obtained from various plant sources in such a way as to prevent systematic and spurious errors. Production (e.g. mass measurement) and laboratory data (e.g. analyses) are integrated into a single user interface to facilitate Metal Accounting.

14.4.1 Concentrator Sampling and Metal Accounting

All the concentrators use a similar approach in terms of mass measurements, sampling and analysis of samples.

The feed and concentrate mass measurements (Table 70) are used as primary metal accounting inputs.

Table 70: Primary Mass Measurements - Concentrators

Sample stream	Instrument type
Ore feed	Weightometers
Concentrate	Weighbridge

The primary metal accounting points for analytical analyses are summarized in Table 71:

Table 71: Primary Metal Accounting (Analytical Measurements) - Concentrators

Sample stream	Location of sampling points	Type of sampler
Flotation concentrate and Tails (Slurry)	Sampled at source	Cross-cut samplers, Rotary samplers & Vezin samplers

191

All analyses are conducted at the Marikana Assay Laboratory using accredited methods. Analytical procedures are validated using certified reference materials (CRMs) of similar composition to the sample. Analytical results are reported on LIMS and MES. A list of analytical methods are shown Table 72.

Table 72: Analytical Methods - Concentrators

Sample stream	Element of Analysis	Method of Analysis
Flotation concentrate	PGMs + Au	Nickel sulphide
	Cu, Ni, Cr_2O_3	Na_2O_2 fusion followed by ICP
Tails	PGMs + Au	Fire assay
	Cu, Ni, Cr_2O_3	Na_2O_2 fusion followed by ICP

14.4.2 Smelter - Sampling and Metal Accounting

The instruments and equipment used at the smelter for metal accounting mass measurements are summarized in Table 73.

Table 73: Primary Mass Measurements - Smelter

Sample stream	Instrument type
Flotation concentrate	BMR/Smelter weighbridge
Converter matte to BMR	Platform scale

The weighbridge and platform scales are calibrated bi-annually.

The primary metal accounting sample points and samplers are summarized in Table 74:

Table 74: Primary Metal Accounting Streams - Smelter

Sample stream	Location of sampling points	Type of sampler
Flotation concentrate (Slurry)	Sampled at source	Vezin sampler
Flotation concentrate (filter cake)	Sampled at source	Auger sampler
Returns material (High grade)	Sampled at source	Rotary splitter / divider
Returns material (Low grade)	Sampled at source	Rotary splitter / divider
Slag plant tailings	Smelter	Vezin sampler
Converter matte	Smelter	Belt –end cross cut sampler

192

All analyses are conducted at the Marikana Assay Laboratory using accredited methods. Analytical procedures (Table 75) are validated using CRMs of similar composition to the sample. Analytical results are reported on LIMS and MES. For Laboratory accreditation see Section 8.4.1. A list of analytical methods are shown in the table below.

Table 75: Analytical Methods - Smelter

Sample stream	Element of Analysis	Method of Analysis
Flotation concentrate	PGMs + Au	Nickel sulphide
	Cu, Ni, Cr_2O_3	Na_2O_2 fusion followed by ICP
Third party material (e.g PGMs Alloy)	PGMs + Au	Nickel sulphide
	Cu, Ni, Cr_2O_3	Na_2O_2 fusion followed by ICP
Returns material (High grade)	PGMs + Au	Nickel sulphide
Returns material (Low grade)	PGMs + Au	Nickel sulphide
Slag plant tailings	PGMs + Au	Fire Assay (daily) & Nickel sulphide (Weekly composite)
	Cu, Ni, Cr_2O_3	Na_2O_2 fusion followed by ICP
Converter matte	PGMs +Au	Nickel sulphide
	Cu, Ni	Na_2O_2 fusion followed by ICP

14.4.3 Base Metal Refinery – Sampling and Metal Accounting

The instruments and equipment used at the BMR for metal accounting mass measurements are summarized in Table 76.

Table 76: Primary Mass Measurements - BMR

Sample stream	Instrument type
Converter matte to BMR	Platform scale
Nickel sulphate crystals platform scale	Platform scale
Copper cathodes platform scales	Platform scale
PGM Concentrate Receiving	Platform Scale
Toll Products	BMR/Smelter weighbridge
Commercial products Nickel and Copper	Platform scale/Smelter Weighbridge

The weighbridge and platform scales are calibrated bi-annually.

193

The primary metal accounting sample points and samplers are summarized in Table 77:

Table 77: Primary Metal Accounting Streams _BMR

Sample stream	Location of sampling points	Type of sampler
Converter matte	Smelter	Belt –end cross cut sampler
Nickel sulphate crystals	BMR Crystalliser section	Grab Sample
Copper cathodes	BMR Electrowinning	Mechanical Punching machine
PGM Concentrate	PMR MHD	Rotary Splitter

All analysis are conducted at the Marikana Assay Laboratory using accredited methods. Analytical procedures are validated using CRMs of similar composition to the sample. Analytical results are reported on LIMS and MES. A list of analytical methods is shown in the Table 78 below.

Table 78: Analytical Methods - BMR

Sample stream	Major Element of Analysis	Current Method of Analysis
Converter matte	PGMs +Au	Nickel sulphide
	Cu, Ni	Na_2O_2 fusion followed by ICP
Nickel sulphate crystals	Ni	Acid dissolution then ICP
Copper cathodes	Cu	Melt Cu into disc, Spark Analysis for trace elements
PGM Concentrate	PGMs + Au	Na_2O_2 Fusion then ICP

14.4.4 Precious Metal Refinery – Sampling and Metal Accounting

The instruments and equipment used at the PMR for metal accounting mass measurements are summarized in Table 79.

Table 79: Primary Mass Measurements - PMR

Sample stream	Instrument type
Refinery Feed	Platform Scale
Toll material	Platform scale
Residue Scale	Platform Scale
Final Product	Platform scale
Final Effluent	Weighbridge

The weighbridge and platform scales are calibrated bi-annually.

The primary metal accounting sample points and samplers are summarized in Table 80.

194

Table 80: Primary Metal Accounting Streams - PMR

Sample stream	Location of sampling points	Type of Sampler
Refinery Feed	PMR	Rotary Splitter
Finished Metals	PMR	Ingot drillings/ Grab sampling of sponge
Residues	PMR	Rotary Splitter
Final Effluents	PMR	Honey cutter

All analyses are conducted at the PMR Assay Laboratory using accredited methods. Analytical procedures are validated using certified reference materials (CRMs) of similar composition to the sample. Analytical results are reported on LIMS and MES. A list of analytical methods are shown Table 81.

Table 81: Analytical Methods - PMR

Sample stream	Element of Analysis	Current Method of Analysis
Refinery Feed	PGMs + Au	Dissolution using Na_2O_2 followed by ICP
Finished Metals	Trace Impurities	SAFT Analyser
Residues	PGMs + Au	Dissolution using Na_2O_2 followed by ICP
Final Effluents	PGMs + Au	ICP

14.5 QP Opinion on Processing

The QP is satisfied that the Mineral Processing is appropriate and sufficient to support the LoM and that all material issues have been addressed in this document.

15 Infrastructure

15.1 Overview of Infrastructure

Engineering infrastructure at the Marikana Operations includes a wide range of operating technologies, which vary in age and extent of mechanization.

Underground operations comprise access infrastructure to convey personnel, materials and equipment to and from the working areas and associated services to support mining operations. Horizontal infrastructure includes crosscuts, return airway drives, footwall haulage levels and declines/inclines. The infrastructure required for ore flow and services include ore- and waste passes, conveyor belts, rail conveyances, ore bins, loading stations, water dams, pump stations, secondary ventilation and workshops. Electrical, compressed air and water reticulation is also part of the underground infrastructure.

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Surface infrastructure includes headgears and winding systems, primary ventilation, process facilities, office blocks and training centres, workshops and stores, lamp rooms, change houses and accommodation. Dumps/leach pads infrastructure components are not a requirement for underground operations.

Figure 89 depicts the major infrastructure situated at the Operation. There are also a number of services and supply centres. These include compressed air supply stations and workshops for small repairs to plant and equipment, surface fridge plant and pumping stations. Infrastructure can also be seen in Figure 96, Figure 97 and Figure 98.

Notwithstanding the age of the general infrastructure, all surface and underground infrastructure are reasonably maintained and equipped. In conjunction with the planned maintenance programs, including specific remedial action, the current infrastructure and pumping, hoisting and logistic capacities are considered adequate to satisfy the requirements of the LoM plan. Further, the power generation and distribution systems, water sourcing and reticulation systems are appropriate as envisaged in the LoM plan.

See section 13.2, for details on shaft infrastructure.

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Figure 89: Locations of Major Surface Infrastructure at Marikana


SCHAAPKRAAL 292 JQ
K4 TSF
K4
DAM 2 TSF
K3
4B
Rowland
DAM 3,4&5 TSF
W1
1E Lift
DAM 6 TSF
Hossy
Newman
EXT 1 TSF
Saffy
E1
E2
E3
Bapong Township
Majakaneng Township
Mooinooi Township
0
2.5
5km
Legend
Mining Right (Marikana)
Prospecting Right
TSF
Towns
National Road (N)
Merensky Outcrop
UG2 Outcrop
Concentrators
Refinery
Shaft (Producing)
Shaft (Non-Producing)

15.2 Tailings Storage Facilities

The Marikana Operations has three Tailings Storage Facility (TSFs) complexes (Table 82); namely:

- Karee TSF complex with four tailings dams; three active (KTD2, KTD3 & KTD4) and one dormant (KTD1).
- Western Plats TSF complex with five tailings dams; one active (WTD6) and four dormant (WTD1, WTD2, WTD5 & WTD7).
- Eastern Plats TSF complex with two tailings dams; one active (ETD2) and one dormant which is currently being re-mined for PGM & Chrome processing.

Table 82: Summary for Active Tailings Dams

Tailings Dam	Commissioned	Expected end of life	Comment
KTD2	2001	2025	Tailings to be diverted to other facilities from 2026.
KTD3	2002	2024	. Tailings to be diverted to other facilities from 2025.
KTD4	2008	2044	Requires new TSF from 2045, part of SA PGM integrated TSF strategy
WTD6	2000	2030	WTD6 has life of up to 2030; the dam is planned to be used for deposition of Eastern tailings from 2026 when BTT plant stops to end of dam life in 2030
ETD2	2002	2030	Eastern tailings to be re-routed to WTD6 from 2030 to 2036,
Macano Pit TSF	Planned		Studies for environmental permitting ongoing

ETD2 dam on the Eastern complex has had historic seepage concerns. An under-drained buttress was completed November 2021 to address the concerns and improve stability. The seepage problem has been resolved.

Table 83 provides details of LoM TSF capacity requirements of Marikana Operations. The deposition requirements for the LoM plan totals 187Mt compared to the available capacity of 121Mt, a short fall of 66Mt. The capacities are based on the analysis reports from the Engineers on records, which have been reviewed by a third-party consultant.

A comprehensive analysis for the optimisation of deposition of tailings for the Marikana Operations has been done and results indicate the need for a new TSF from as early as 2025. The shortfall will be catered for by utilising the Hoedspruit TSF and the planned Marikana Pit TSF. The design capacity of the Marikana Pit TSF is 138Mt with a life of 32 years. The first two pits (Voids 4 and 5) are to be commissioned Q1 2024 followed by the remaining pits and above ground TSF. The total capital is estimated at R1.8B. Specialist studies for permitting of the Marikana Pit TSF are ongoing.

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Table 83: LoM Assessment of Tailings Facilities

Tailings Facility	LoM Deposition (Mt)	Available Capacity (Mt)	Surplus / (Shortfall) (%)	Capital Requirement (ZARm)
Karee TSF Complex	125	60	(65) (52.0%)	200
Western Plats TSF Complex	12	36	24 200%	
Eastern Plats TSF Complex	50	25	(25) (50.0%)	250
Marikana Mine Total	187	121	(66) (35.3%)	

15.3 Power Supply

Power supply at Marikana (Figure 90) is obtained from the Eskom grid via a 132kV transmission network to Eskom Bighorn substation. At Bighorn substation the 132kV is reduced to 88kV. Six Points of Distribution (POD) are fed from the 88kV network to the Marikana Eskom distribution substations. The internal reticulation at Marikana network is split between 88kV, 33kV,11kV and 6.6kV .Marikana has a combined Notified Maximum Demand (NMD) of 312.5MVA a combined demand charge of 205.05 MVA and consumes an average of 160 to 180 MW.

All vertical shafts at Marikana has emergency generators installed to enable the evacuation of people from underground during ESKOM power failures. (W1,Rowland shaft, Karee 4 shaft, Karee 3 shaft and Saffy shaft)

Various projects are also in place aimed at reducing the power consumption from the grid. These projects are aimed at air and water consumption reductions.

Figure 90: Schematic Layout of Six Power Points of Supply and Surface Infrastructure

Power Points and Supply Infrastructure

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Power Points and Supply Infrastructure


Conc K4
Conc K3
#K4
#K3
#4B
Roads
Conveyors
Stores
Hostels
11kV
11kV
Outdoor switchyard
(Karee Plats 33kV) S5 gencor
88kV
Eskom


Mooinooi:
Roads
Houses
Schools
Elandskraal 11kV
Housing
88kV
Eskom


Conc EPC
Conc EPL
EBTT
#E3
#Newman
#E1
#E2
11kV
11kV
Roads
Conveyors
Stores
Hostels
Central
11kV
11kV central sub EPL
88kV
Eskom


UG2 BTT
Merenski Conc
W1
6.6kV
6.6kV
LPD offices
Roads
Training centres
Middelkraal 6.6 kV
88kV
Eskom

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Power Points and Supply Infrastructure


Rowland Conc
Rowland
11kV
11kV
Andrew Saffy hospital
Hostels
Wonderkop 11kV
88kV
Eskom


Smelter
BMR
11kV
11kV
Smelter sub 11kV
88kV
Eskom

15.4 Bulk Water, Fissure Water and Pumping

See Section 17.5.6 for information on Bulk Water, Fissure Water and Pumping. No pipeline infrastructure components are material to the Marikana operations.

15.5 Roads and Transport Infrastructure

The road network on the Marikana Operations site consists of paved and unpaved roads which are primarily used for the transport of personnel and for access to the offices, shafts, plants and infrastructure positioned around the mine site. Rail and port infrastructure are not required as the product is transported by road to the local smelter and refineries and by road or commercial airlines to the end consumer.

15.6 Equipment Maintenance

15.6.1 Surface Workshops

Surface workshops for major repairs were converted to off-site repair facilities operated by third party suppliers or vendors in the neighbouring towns. Only minor repairs are done on the shaft site.

15.6.2 Underground Workshops

Underground workshops are used for routine maintenance of equipment. All areas are well equipped. Facility configuration depends on the equipment that is being service to ensure compliance as per

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the requirements of the planned maintenance schedules. Areas well ventilated and illuminated, floor areas are concreted.

15.7 Offices, Housing, Training Facilities, Health Services Etc.

Marikana Operations has central offices for shared services and offices for mine services. Mine Personnel live in the surrounding cities and townships. Support services for Personnel are either provided at the central offices or in the surrounding cities and townships.

15.8 QP Opinion on Infrastructure

The QP is satisfied that the Infrastructure is appropriate and sufficient to support the LoM and that all material issues have been addressed in this document. No other infrastructure components are material to the Marikana operations.

16 Market Studies

16.1 Concentrates and Refined Products

The Marikana metallurgical complex comprises a smelter, base metal refinery and precious metal refinery (Section 14.3.2 and Section 14.3.3). The base metals refinery produces nickel sulphate hexahydrate crystals and cathode copper.

The precious metals refinery produces pure metal, Platinum, Palladium, Rhodium, Ruthenium and Iridium. It also produces gold which is further refined by Rand Refinery.

Marikana Operations also produces a chromium oxide (Cr_2O_3) concentrate.

16.2 Metals Marketing Agreements

The smelting and refining facilities at Marikana Operations process all PGM concentrates from the Marikana concentrators, as well as from certain 3rd party suppliers. Refined metals are produced and sold into the market. Approximately 55% of 6E production from Marikana Operations is contractually committed to 5 global customers on short-term contracts 1-2 years in duration. The remainder of the production is sold into the market on a spot basis to a network of customers around the world.

Contract volumes and prices are agreed with each customer and will depend on various market and customer conditions at the time. No customers are affiliates of Sibanye-Stillwater.

16.3 Markets

16.3.1 Introduction

Information on PGM, including gold, markets is widely available in the public domain. Major refiner and manufacturer of products using PGM, Johnson Matthey regularly publishes market reports. In addition, Sibanye-Stillwater has commissioned an independent PGM market study by its research company, SFA Analytics (SFA(Oxford). This information along with negotiated contracts informs

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Sibanye-Stillwater's price and sales predictions. Below is an extract on Supply and demand from the SFA Oxford market study, March 2022.

The usefulness of PGMs is determined by their particular chemical and physical properties. Certain of these properties are shared by other materials, but it is the unique combination of properties that makes the PGMs so valuable in their end-markets. The PGMs have high and specific catalytic activity, high thermal resistance, are chemically inert, biocompatible and are hard but malleable for forming into shapes. All the PGMs are constantly subject to risks of substitution from cheaper alternatives, but in most applications their unique properties render them relatively secure. The high cost of PGMs inevitably drives efforts to use lower quantities through thrifting, thereby reducing the loadings in applications.

16.3.2 Demand Summary

The main uses of platinum are as a catalyst for automotive emissions control, in a wide range of jewellery pieces and in industrial catalytic and fabrication applications. Palladium is primarily used as a catalyst in the automotive sector, mainly in gasoline-powered on-road vehicles, but alongside platinum in parts of the light-duty diesel engine after-treatment too. The second main use of palladium is in electrical components, specifically in multi-layer ceramic capacitors (MLCCs), as conductive pastes and in electrical plating. Rhodium is used almost solely in the automotive sector, with a small amount used in the glass, chemical and electrical industries.

Figure 84 illustrates the PGM demand in 2021.

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204 Table 84: PGM Demand 2021 Platinum Demand Palladium Demand Rhodium Demand • Autocatalysts (primarily for diesel engines • Wide range of jewellery • Many industrial uses • Autocatalysts (primarily for gasoline engines • Electrical components • Many chemical applications • Autocatalysts • Chemical catalysts • Glass fabrication • Electrical components Auto, 2751 koz, 41% Jewellery, 1751 koz, 27% Chemical, 660 koz, 10% Glass, 479 koz, 7% Medical, 234 koz, 3% Others, 816 koz, 12% Pt demand: 2021 6.7 moz Auto, 7688 koz, 81% Jewellery, 215 koz, 2% Elect., 659 koz, 7% Chem., 654 koz, 7% Dental, 183 koz, 2% Others, 137 koz, 1% Pd demand: 2021 9.5 moz Auto, 941 koz, 89% Chem., 61 koz, 6% Glass, 18 koz, 2% Others, 39 koz, 4% Rh demand: 2021 1.1 moz Source: SFA (Oxford). Note: Excludes physical investment products. All statistics and their analyses are accurate as of March 2022. 16.3.3 Supply Summary The majority of PGM resources are located in Southern Africa Table 85 which accounts for over 80% of global PGM resources (Crowson,2001 quoted in Cawthorn, 2010). Russian PGM supply, with the exception of PGMs produced in the Kondyor, Koryak and Urals regions, is mostly generated as a by-product of nickel mining (from Nornickel) and is the world’s largest source of palladium. Russia is also the second-largest producer of platinum and rhodium, accounting for approximately 25% of the world’s total PGM supply in 2021. Other key platinum mining regions include Zimbabwe’s Great Dyke, the Stillwater Complex in the US and the Sudbury Basin in Canada. 205 Table 85: Platinum Supply 2021 Platinum Supply Palladium Supply Rhodium Supply S. Africa, 4703 koz, 74% Zimb., 493 koz, 8% Russia, 643 koz, 10% Canada, 215 koz, 3% USA, 150 koz, 2% Other, 161 koz, 3% Pt supply: 2021 6.4 moz S. Africa, 2742 koz, 39% Zimb., 414 koz, 6% Russia, 2587 koz, 37% Canada, 499 koz, 7% USA, 501 koz, 7% Other, 333 koz, 5% Pd supply: 2021 7.1 moz S. Africa, 666 koz, 82% Zimb., 44 koz, 5% Russia, 73 koz, 9% Canada, 18 koz, 2% USA, 4 koz, 0.5% Other, 8 koz, 1% Rh supply: 2021 0.8 moz Source: SFA (Oxford) All statistics and their analyses are considered accurate as of March 2022. The near to medium term fundamental outlook for PGMs is robust. As the largest primary producer and recycler of PGMs in the world, Sibanye-Stillwater’s investments into high return, organic growth projects positions us well to support PGM demand driven by increasing social pull and regulatory drive for a cleaner environment. Climate change targets in Europe and other parts of the world has resulted in renewed interest in the hydrogen economy. Longer term production of green hydrogen for industrial use is supportive of demand for both platinum and iridium. With the medium term evolution of the automobile drive train from internal combustion engines (ICE) to greener technologies, such as battery electric fuel cell electric and hybrid vehicles we continue to monitor and evaluate the sector for entry points that meet our strategic objectives. As our customers’ needs change, the opportunity for us to further build on our mining platform and diversiC20 our offering will ensure that we remain preferred suppliers of strategic metals for tomorrow’s powertrains. Figure 91 illustrates the palladium, platinum and rhodium price trends since 2000, expressed as nominal USD/oz. 206 Figure 91 : Price trends 2000-2021 0 5,000 10,000 15,000 20,000 25,000 30,000 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 $/oz PGM prices Platinum Palladium Rhodium (rhs) Source: SFA (Oxford) 16.4 Metals Price Determination Sibanye-Stillwater considers multiple trailing averages and forecasting scenarios for determination of the commodity prices and exchange rates used as modifying factors for estimating Mineral Reserves. Mineral Reserves are estimated before the end of the calendar year. Sibanye-Stillwater uses the Q2 actuals process and forecasts for the remainder of the year to 31 December. The following are the commodities produced at Marikana, the scenarios considered and the final parameters chosen. 16.4.1 Exchange Rate The three year average ZAR/USD exchange rate parameters are given in Table 86. Table 86: Exchange Rates Three Year Average July 2019 to June 2021 30 Months Average January 2019 to June 2021 Forecast to December 2021 Three Year Average January 2019 to December 2021 Mineral Reserve Price ZAR/USD exchange rate 15.54 15.27 13.90 15.04 15.00 16.4.2 Platinum Group Metals Price Deck The three year average prices for the Platinum Group Metals (PGM) are tabulated below. For the Platinum Group Metals price deck, the QP forecasted the metal prices to the end of 2021 in order to determine a three year average. The QP has declared PGM Mineral Reserves with the metals process as in Table 87. 207 Table 87: PGM Deck Price Scenarios Unit Three Year Average July 2017 to June 2021 30 Months Average January 2019 to June 2021 Forecast to December 2021 Three Year Average January 2019 to December 2021 Mineral Resource Price Mineral Reserve Price Platinum USD/oz 959 934 1,125 965 1,500 1,250 Palladium USD/oz 2,164 2,013 2,722 2,132 1,500 1,250 Rhodium USD/oz 12,611 10,658 21,250 12,423 10,000 8,000 Iridium* USD/oz 2,463 2,261 5,725 2,839 3,000 2,500 Ruthenium* USD/oz 290 283 700 353 350 300 Nickel* USD/tonne 15,128 14,567 17,943 15,130 17,500 16,200 Copper* USD/tonne 6,819 6,688 9,612 7,176 10,000 8,950 Cobalt* USD/lb 17 17 21 17 25 22 Chrome* USD/tonne 143 147 153 148 165 150 Gold USD/oz 1,723 1,644 1,806 1,671 1,800 1,659 Basket Price USD/4Eoz 2,343 2,111 3,368 2,320 2,257 1,854 Basket Price R/4Eoz 36,400 32,224 46,832 34,897 33,857 27,809 16.4.3 Comparison to Previous Year’s Prices Table 88gives the price comparison between the Mineral Reserve prices at 31 December 2019 and 31 December 2021. Table 88: Comparison of Mineral Reserve Prices Current and Previous Year. 31-Dec-21 31-Dec-20 Precious metals USD/oz ZAR/oz ZAR/kg USD/oz ZAR/oz ZAR/kg Gold 1657 24,855 799,106 1,500 22,500 720,000 Platinum 1250 18,750 602,826 880 13,200 424,389 Palladium 1250 18,750 602,826 1,600 24,000 771,617 Rhodium 8000 120,000 3,858,084 5,650 84,750 2,724,772 Iridium 2500 37,500 1,205,651 1,450 21,750 699,278 Ruthenium 300 4,500 144,678 260 3,900 125,388 Base metals USD/lb USD/tonne ZAR/tonne USD/lb USD/tonne ZAR/tonne Nickel 7.35 16200 243,000 5.90 13,000 195,000 Copper 4.06 8,950 134,250 2.72 6,000 90,000 Cobalt 22.00 33,069 727,525 15.00 33,069 496,040 Chromium oxide (Cr2O3)2, (42% concentrate)1 0.07 150 2,250 0.07 160 2,400

17 Environmental Studies, Permitting, Plans, Negotiations/ Agreements with Local Individuals or Groups

17.1 Social and Community Agreements

17.1.1 Overview- Mine Community Development

The section focuses on strategic programmes that cover the Local and regional priorities of economic development, education, health, community upliftment and the improvement of the people's lives and long-term sustainability beyond the life of the Mine.

These LED projects address the targeted development priorities of Rustenburg and Madibeng Local Municipalities as identified in their IDPs through the Social and Labour Plan commitments (SLP).

An integrated approach is applied to ensure the implementation of economic development that will have a ripple effect and benefit the local municipal area as a whole.

17.1.2 LED Implementation Strategy

Sibanye-Stillwater fosters and maintains constructive engagement with all stakeholders in order to deliver on our vision to create superior value for all stakeholders. We work closely with all stakeholders for the successful implementation of these projects.

Our approach to stakeholders is based on understanding the context and the dynamic stakeholder universe and as such recognises the importance of all stakeholders in planning their development agenda.

Sibanye-Stillwater is therefore committed to proactive, open and constructive stakeholder engagement, which informs participative decision-making.

The stakeholder engagement process will ensure that:

- There are regular engagements and quick responses to issues material to stakeholders
- There is an accurate understanding of the influence of business activities on stakeholders and the potential impact stakeholders may have on the business, whether positive or negative, to enhance the engagement process.
- Engagements are conducted in a timely, accurate and relevant manner
- The continuous monitoring, reviewing and improvement of engagement activities

LED projects cuts across three (3) focus areas.

17.1.2.1 Education and Skills Development

Skills: Perpetuating the cycle of poverty, South Africa's unemployment rate currently stands at 32, 5%, with even higher rates for youth, at more than 50%. As in the rest of Africa, where 60% of the workforce is under 30 years old, it is critical that South Africa turns its fast-growing young population into a

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dividend rather than a burden. Education and training for future skills is a critical part of realizing this potential.

Education: The root of unemployment is not only a lack of jobs; a key underlying issue is also the inadequately educated workforce. This challenge is likely to be amplified in the coming years due to the Fourth Industrial Revolution, characterized by fast-paced technological progress combined with other socio-economic and demographic changes, which will further transform labour markets.

17.1.2.2 Community Health and Safety

Projects in this focus area are aimed at making sure that the health and safety of communities are taken care and would usually include the installation of high mast lights, construction of clinics, roads and sewer systems.

17.1.2.3 Agriculture

United Nations has invited governments around the world placing small-scale farming at the Centre of regional, national and global agricultural, environmental and social policies; as well as elevate the role of smallholder farmers as stewards who manage and protect natural resources and drive sustainable development.

Marikana has five SLPs, all of which are at various stages of execution. Three of these SLPs are in the North West, benefiting the communities in Madibeng and Rustenburg Local Municipalities, while the other two are in Limpopo, impacting communities in Nkumpi Lepelle.

17.1.2.4 Projects Progress

The SLP projects for Marikana operations are listed in Table 89:

Table 89: SLP Projects for Marikana

No	Project Name	Status	Year of Completion
WPPL SLP (2014-2018) Projects			
1	Tlhapi Moruwe School	Completed	2014
2	Segwaelane School	Completed	2014
3	EC School	Completed	2017
4	Marikana School	Completed	2017
5	Security Upgrading at GLC Clinics	Completed	2017
6	Public Safety (High Mast Lights)	Completed	2018
7	GLC Refuse Management	Completed	2018
8	Renovate The Brits Forensic Mortuary	Completed	2020
9	Segwaelane Elderly & Disabled Centre	Completed	2021
10	Extension of Majakaneng Clinic	Completed	2021
11	Grace Point Centre (MPHC)	Completed	2021
12	Leokeng School	Completed	2021

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No	Project Name	Status	Year of Completion
13	Subsistence Agri Projects (Livestock Infrastructure & Livestock Improvement)	In Progress	2022
14	Majakaneng School	In Progress	2022
15	Construction of Marikana CHC	In progress	2022
EPL SLP (2014-2018) Projects			

1	Wonderkop Road	Completed	2013
2	Bapong Sportsfield upgrade	Completed	2014
3	Basic Services (Sanitation)	Completed	2016
4	Clinic Equipment and Computers	Completed	2016
5	Maternity Homes for High risk Patients	Completed	2016
6	Modderspruit Road	Completed	2017
7	Bapong Road (Leokeng)	Completed	2017
8	Job Creation (Brick Making)	Completed	2017
9	Replacement of 2 x School health Services (2 Mobile Clinics)	Completed	2017
10	Procurement of ambulances (19 Ambulances)	Completed	2018
11	Institutional Support	Completed	2018
12	Marikana Sportsfield upgrade	Completed	2018
13	Segwaelane Sportsfield upgrade	Completed	2019
14	Majakaneng Road	Completed	07/2021
15	Segwaelane Road	Completed	08/2021
16	Basic Services - Bapong Bulk Water Supply	In Progress	06/2022
17	Majakaneng Sportsfield upgrade	In Progress	06/2022
18	Job Creation (Bakery) Replaced by Bee Farming Project	Section 102	12/2022
Pandora SLP (2018-2022) Projects			
1	Refurbishment of Sonop Old Age Home	Completed	2020
2	Refurbishment of Sonop Clinic	Completed	10/2021
3	Upgrading of Tebogo Primary School	In progress	12/2022
4	Upgrading of Sonop Primary School	In progress	12/2022
Voorspoed SLP (2016-2022) Projects			
1	Education Infrastructure – Sethethwa High School	Completed	2018
2	Paving of Road to Hwelereng Clinic	Completed	2019
3	Storm Water Management- Ledwaba	Completed	2020
4	Portable Water Supply Mokotse	Completed	10/2021
5	Paving of Turfpan Access Road	Completed	11/2021
Doornvlei SLP (2016-2022) Projects			
1	Provision of a Mobile Clinic	Completed	2017

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No	Project Name	Status	Year of Completion
2	Construction of Dithabaneng Clinic	In Progress	12/2022

17.2 Human Resources

17.2.1 Introduction

This section includes discussion and comment on the human resources, health and safety related aspects associated with Marikana. Specifically, information is included on the current organizational structures and operational management, recruitment, training, productivity initiatives and remuneration policies, industrial relations, safety statistics and performance.

Marikana follows the Sibanye-Stillwater Code of Ethics, which is fully compliant with the Sarbanes-Oxley Act of the United States of America. This policy was adopted and communicated to all employees. A Human Rights Policy has also been adopted, which confirms full compliance with all applicable International Labour Organization Conventions.

17.2.2 Human Resources

17.2.3 Legislation

Marikana is committed to promoting Historically Disadvantaged South African's (HDSA) in its management structure by instituting a framework geared toward local recruitment, and human resources development. Vacancies are primarily filled by candidates from local communities. Where specialist skills are not available locally they are sourced from outside local communities. Marikana's long term objective is to have these skills shortages addressed via skills development programmes. The Mine's long-term objective is to have these skills shortages addressed via skills development programs(Table 90). Labour distribution and availability are shown in Table 91 and Table 92). Employee turnover is summarised in Table 93. and Table 94 shows labour unavailabity and absenteeism

Various regulatory authorities, in addition to mining and labour codes, govern labour legislation in South Africa. In general, these are well established in conjunction with current operating policies and form the cornerstone of human resource management.

High level compliance in terms of the following key acts and associated regulations was assessed:

- Constitution of the RSA (Act 108 of 1996) (Constitution)
- Mine Health and Safety Act, (Act 29 of 1996) and amendments (MHSA)
- The Occupational Health and Safety Act (85 of 1993) (OHSA)
- LRA, 1995 as amended
- Employment Equity Act, 1998 with specific reference to medical testing and HIV/AIDS
- Compensation for Occupational Injuries and Diseases Act, 1993
- Basic Conditions of Employment Act, 1997
- Employment Equity, 1998 and
- Promotion of Equality and Prevention of Unfair Discrimination Act, 2000.

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Table 90: Undertaking and Guidelines

Undertaking	Marikana Operations is committed to attaining the 40% HDSAs in management target as set by the DMRE and recognizes that this refers to Management in the D, E and F Patterson bands.
Guidelines	Build capacity within the organization through HRD initiatives with preference given to individuals from designated groups. These employees to form the pipeline for the Company's talent pool and succession planning.

Table 91: HDSA in Management as at the end December 2021

Occupational Level/Paterson Band	Prescribed Target	Current			2021 Prescribed %
		Designated	Non-Designated	% Compliance	
Top Management (Board)*	50%	6	7	46,2%	50%
Senior Management (EXCO)*	50%	14	23	37,8%	50%
Senior Management (Other)*	60%	17	25	40,5%	50%
Middle Management Levels	60%	20	20	50,0%	53%
Junior Management Levels	70%	146	88	62,4%	58%
Total HDSAs in Management (including Junior Management)		**159**	**6**	**7**	

*These numbers are reflected in accordance with the Mining Charter requirements and these individuals are not employed by the operation.

Table 92: Breakdown of Employee Profile as at the end December 2021

Grade	Occupational Level	Number of Employees
E Band	Senior Management	40
D Band	Professionally Qualified, Experienced Specialists and Middle Management	234
C Band	Skilled Technical, Academic Qualified, Junior Management and Supervisors	2,473
B Band	Semi-Skilled and Discretionary Decision Making	6,439
A Band	Unskilled and Defined Decision making	8,596
NG	Learners and Trainees	181
Total Permanent and Temporary Employees		**17,963**
Contractor Employees		3,413
Total Head Count		**21,376**

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Table 93: Employee Turnover

Reason	2018	2019	2020	2021
Death	142	134	105	142
Dismissal (incl. Desertion)	344	471	446	344
Medical	69	42	89	69
Resignation	354	207	136	354
Retirement	99	98	113	99
Retrenchment (incl.VSP)	1,004	2,004	1,103	1,004
Grand Total	**2,012**	**2,958**	**1,992**	**1,009**

Table 94: Labour Unavailability and Absenteeism

Description	2018	2019
TC	3.01%	3.59%
Leave	8.32%	8.48%
Unplanned Absence	11.93%	11.50%
Strike Action	0.26%	0.00%
Total	**23.52%**	**23.57%**
Description	**2020***	**2021***
AWOP	2.44%	1.23%
Leave	5.92%	6.04%
Mine Accident	0.26%	0.34%
Other	2.44%	1.87%
Sick	3.34%	4.13%
Training	1.85%	1.93%
COVID	0.02%	0.03%
Total	**16.28%**	**15,58%**

*Change in management in 2019 resulted in a change of KPI's in reporting.

17.2.4 Human Resource Development (Training)

Sibanye's Human Resource Development (HRD) Model aims to ensure development of requisite skills in respect of learnerships, bursaries (core and critical skills), artisans, Adult Education and Training (AET) (Level I, II, III), AET Level 4/NQF Level 1 and other training initiatives reflective of demographics as defined in the Mining Charter and MPRDA. All efforts in this regard have been aligned with the National Development Plan and the UN Global Goals for Sustainable Development in relation to education, gender equality, reduced inequalities, decent work and economic growth.

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The primary objectives of Sibanye's HRD are:

- The availability, in terms of quality, quantity, and Employment Equity, of the range of skills required to access, extract and process the orebody productively and safely, on a sustainable and environmentally responsible basis, inclusive of production, technical, support, administrative competencies and leadership development and
- The skilling of employees in portable competencies, which relate to existence outside the mining environment and which can be applied to sustain individuals and communities once mining operations are ended.

Sibanye-Stillwater Academy (SSA), a 100% owned subsidiary of Sibanye, provides HRD services to Marikana Operations. SSA is also fully accredited by the Mining Qualifications Authority (MQA), and has program approval in a number of other SETA's, giving it the ability to provide recognized and accredited education and training in a number of non-mining fields. The ability to meet its undertakings is so far as they relate to Leadership Development, AET, Technical Skills and Portable Skills is therefore enhanced, and a fully operational functional satellite campus of the SSA operates from the Marikana Operations.

While Marikana Operations is fully accountable for the identification and fulfilment of its HRD needs and has substantial discretion based on its own business needs and circumstances, it operates within the ambit of the Sibanye-Stillwater HRD Model. Marikana Operations submits an Annual Workplace Skill Plan/Annual Training Report (WSP) to the MQA.

During 2019, Marikana Operations did undergo a restructuring and downscaling process and hence only spent approximately 2.8% of payroll on employee training and development programs. Operational challenges in lieu of COVID-19 have also subsequently negatively impacted on HRD plans and targets had to be adjusted accordingly. Sibanye-Stillwater incorporated a plan of action to make up some of the backlogs as part of our C2021 plan.

Specific areas of focus in the training and development programmes include:

- Safe working practice training by means of programmes aligned with the requirements of the National Qualifications Framework
- Functional literacy and numeracy
- Interventions aimed at improving the business awareness and teamwork of employees at the lower levels of the organization in particular
- Improved middle management skills through the implementation of an internal leadership programme to help fulfil the human resources requirement of the Mining Charter
- Systems to track and manage, on an integrated basis, employee development and performance and
- Portable skills training.
- "New way of communication" training.

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17.2.5 Remuneration Policies

Marikana Operations operates remuneration and employee benefit policies that recognize labour market conditions, collective bargaining processes, equity and legislation. The provisions of the Sibanye-Stillwater approval framework guide remuneration policies.

17.2.6 Industrial Relations

Industrial relations are managed at a number of levels and in a number of formalized structures, encompassing the corporate and mining asset domains in accordance with a number of key driving factors. These include the prevailing legislative requirements, regulatory bodies, labour representation, collective bargaining arrangements, sectoral and operation specific employer-employee agreements, and the quality of labour relations management philosophies and practices.

An Employee Relations/Engagement framework also governs all engagements with organized labour and other stakeholders. The principal strategy elements are to entrench an improved understanding of the business imperatives on the part of labour, appropriate and timely intervention to pre-empt industrial relations issues and timely delivery by management on its undertakings to labour and to maintain labour harmony continuously.

Approximately 90% of the permanent employees of Marikana Operations are paid up members of a registered trade union. The substantial majority of these unionized employees are from the lower skilled level and are represented by the Association of Mineworkers and Construction Union (Amcu). Historically, a trade union with such a constitution have exercised a strong influence over social and political reform. The labour legislative framework reflects this by strongly empowering trade unions in the collective bargaining processes. The clear implication is that industrial relations are an area of focus for Marikana Operations.

17.2.7 Employment Equity and Women in Mining (WIM)

The purpose of the Employment Equity plan is to ensure that a demographical appropriate profile is achieved through the participation of Historically Disadvantaged Persons (HDPs) in all decision-making core occupational categories and people with disabilities at the mine. Employment equity strategies are aligned to succession planning, development of the company's talent pool, learner development programmes, core and critical skills training programmes, career development plans, mentoring and coaching.

The following Sibanye-Stillwater principles guide the way in which Employment Equity is implemented at Marikana Operations, and to further comply with the Company's Ethics and Human Rights policies:

- Recognizing historic inequalities, HDSAs and women with recognized potential are afforded special opportunities and additional support to realise their potential
- To fill each position in the Company with a fully performing individual. Thus, the Company will not create phantom jobs nor make token appointments
- Diversity is encouraged in the workplace and any form of racism is not tolerated
- Some employees in management positions may be involuntarily redeployed to make space for HDSAs and women

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- All employees are developed to ensure that they are fully performing in their current jobs and, where applicable, to prepare them for future opportunities and
- In placing women in jobs, the Company will take cognisance of the special risks to which women of child-bearing age, pregnant and lactating women should not be exposed.

Marikana Operations is required to translate the Sibanye-Stillwater company strategy to five (5) year action plans that are implementable and measurable. Marikana Operations is committed to creating a workplace in which individuals of ability and competency can develop rewarding careers at all levels regardless of their background, race or gender. Marikana Operations' employment practices and policies emphasize the equal opportunity for all, and aim to identify, develop and reward those employees who demonstrate qualities of individual initiative, enterprise, commitment and competencies. Employment Equity policies also aim to create an inclusive organizational culture in which all employees are valued. The implementation of Employment Equity is overseen by senior management and is at the core of the operation's strategy.

Where appropriate, Employment Equity is implemented in consultation with employee representative bodies. As a key business imperative for Marikana Operations, Employment Equity is critical in assisting the Operation to place competent employees in the correct jobs aligned with the Operation's objectives.

These are:

- Marikana Operations is committed to developing its employees to their greatest potential, which will contribute to the achievement of the Operation's objectives
- Marikana Operations recognizes the need for continued investment in its employees through training and development, which is demonstrated through training and development opportunities and job placements with a focus on the development of key competencies, career path progression and retention of talent and
- Marikana Operations has adopted a proactive recruitment, selection and appointment policy, which favours candidates from designated groups. This has assisted the Operation in working toward the achievement of numerical goals of the Operation's Employment Equity(EE) Plan.

WPPL incorporated the Mining Charter III EE requirements and guidelines in the SLP from 2020. Table 95 and Table 96 provides EE status as at December 2020 with specific focus on HDP and Female representation, people with disabilities and core & critical skills.

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Table 95: Marikana Total Employees – Snapshot Report for the Month December 2021

Occupational Level	Male				Female				Foreign Nationals		Total
	A	C	I	W	A	C	I	W	Male	Female	
Top management											
Senior management	13	1	2	17	1	0	0	3	3	0	40
Professionally qualified and experienced specialists and mid-management	71	6	5	83	36	3	2	23	4	1	234
Skilled technical and academically qualified workers, junior management, supervisors, foremen, and superintendents	1,383	17	3	431	375	3	5	94	131	2	2,444
Semi-skilled and discretionary decision making	4,502	8	0	15	277	3	0	9	1,543	0	6,357
Unskilled and defined decision making	6,356	2	2	4	833	3	0	0	1,206	12	8,418
Total Permanent	12,325	34	12	550	1,522	12	7	129	2,887	15	17,493
Employee-Temporary	214	1	1	10	237	0	0	6	1	0	470
Grand Total	**12,539**	**35**	**13**	**560**	**1,759**	**12**	**7**	**135**	**2,888**	**15**	**17,963**

Table 96: Marikana Total Contractors (excluding Ad-Hoc Contractors)

Occupational Level	Male				Female				Foreign Nationals		Total
	A	C	I	W	A	C	I	W	Male	Female	
Senior management											
Professionally qualified and experienced specialists and mid-management	7	0	1	13	5	0	0	3	0	0	29
Skilled technical and academically qualified workers, junior management, supervisors, foremen, and superintendents	20	0	1	26	1	0	0	1	1	0	50
Semi-skilled and discretionary decision making	370	6	2	93	102	1	0	20	23	2	619
Unskilled And Defined Decision Making	959	2	1	25	175	0	0	10	145	1	1,318
Total Permanent	**953**	**3**	**0**	**18**	**245**	**1**	**0**	**3**	**172**	**2**	**1,397**

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17.3 Health and Safety

17.3.1 Policies and Procedures

Since Sibanye-Stillwater's inception, Marikana Operations has formed part of the Health and Safety Strategy and Policy development process, as well as the adoption and implementation thereof. The Safe Production Strategy that was developed as part of an ongoing safety improvement journey, takes into account "fit for purpose systems" such as ISO 45001 that was published during 2018. The Sibanye-Stillwater Health and Safety Strategy and Policy is further aligned with the Mine Health and Safety Act, the International Council on Mining & Metals, the World Bank Policies and Guidelines, International Finance Corporation Operational Policies and International Labour Organisation Conventions.

17.3.2 Statistics

Table 97 presents safety statistics for Marikana Operations and includes the total number of fatalities, fatality rate and the lost day injury frequency rate (LDIFR) from C2016 to C2021.

Table 97: Safety Statistics

	Units	C 2016	C 2017	C 2018	C 2019	C 2020	C 2021
Fatalities	(No)	3	4	2	3	2	1
Fatality Rate	(per mmhrs)	0.05	0.05	0.03	0.04	0.05	0.03
LDIFR	(per mmhrs)	5.1	4.30	4.07	5.04	5.27	7.56
MHSA Section 54's	(No.)	49	34	23	18	11	17

mmhrs = million man hours worked

17.3.3 Occupational Health and Safety Management

As part of the rollout of the Safe Production Strategy, the management of Critical Controls, Rules of Life, Risk Management as well as management of A Hazards were a key focus area at the operations. The challenges in terms due to COVID-19 are ongoing and are dealt with commendably all at the shafts.

During October 2021, the Marikana Operations achieved Four million fatality-free shifts prior to the fatality that occurred on 23 November 2021

17.3.4 HIV/AIDS

Marikana applies HIV education and preventative measures, including the Highly Active Anti-Retroviral Therapy programme to manage the risk of HIV.

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17.4 Terminal Benefits

The total terminal benefits liability (TBL) for Marikana Operations has been determined by consideration of the TBL and the various employee requirements of the LoM profile. This number has been estimated at ZAR 1,477million and incorporated in the respective final years of the various shafts comprising the LoM plan.

17.5 Environmental Studies

17.5.1 Introduction

As part of the Sibanye-Stillwater Integrated, Compliance, Governance and Risk (ICGR) framework, the Company has embedded a process for improved regulatory risk profile and action plans to address any gaps in the identification of risk, level of adequacy and effectiveness of control measures. This has provided the Environmental and other Departments with a much clearer picture of all the legal requirements, its risk exposure and what mitigatory actions (compliance risk management plans) need to be put in place to improve and ensure compliance. Updated and detailed public reports are available at Environment | Sibanye-Stillwater (sibanyestillwater.com).

The following generic environmental risks have been identified and are applicable to the Marikana Operations:

- Third party liability claims because of uncontrolled grazing on mine-owned properties
- Non-compliance with applicable environmental legislation
- Aging infrastructure and its contribution toward legal non-compliances (environmental)
- Increase in illegal activity, sabotage and theft of environmental infrastructure leading to increased frequency and severity of associated environmental non-compliances
- Failure to obtain applicable environmental approvals, timeously because of slow responses from Regulators in respect of approving licenses and amendments
- Undue reliance on Rand Water Board (with a resultant increase in water costs)
- Poor surface and ground water quality
- Climate change and global warming.

In addition, and from an Environmental, Social and Governance (ESG) perspective, the following key environmental legislation, and its associated subsequent amendments, was identified to be applicable, wholly or partially, to the Marikana Operations:

- Constitution of the RSA, 1996.
- The Companies Act, Act 71 of 2008.
- King IV Report on Corporate Governance for South Africa 2016 (Institute of Directors in Southern Africa NPC).
- Promotion of Administrative Justice Act, Act 3 of 2000.
- Protection of Personal Information Act, Act 4 of 2013.

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- Minerals & Petroleum Resources Development Act (MPRDA), Act No 28 of 2002 and all its Regulations and subsequent Amendments.
- National Environmental Management Act (1998).
- National Environmental Management: Biodiversity Act, Act No 10 of 2004.
- National Environmental Management: Waste Act, 2008.
- National Nuclear Regulatory Act, 1999.
- National Environmental Management: Air Quality Act (NEM:AQA), Act No 39 of 2005.
- National Water Act (NWA), Act No 36 of 1998.
- Water Services Act (NWS), Act 108 of 1997.
- Labor Relations Act, Act 66 of 1995.
- Mineral and Petroleum Resources Royalty Act 28 of 2008.
- Hazardous Substances Act, Act No 15 of 1973.
- National Heritage Resources Act (NHRA), Act No 25 of 1999.
- National Forest Act, Act No 84 of 1998.
- National Road Traffic Act, Act 93 of 1996.
- Road Transportation Act, Act 74 of 1977.
- Fertilizers, Farm Feeds, Agricultural Remedies and Stock Remedies Act, Act No 36 of 1947.
- Conservation of Agricultural Resources Act (CARA), Act No 43 of 1983.
- National Veld and Forest Fire Act, Act No 101 of 1998.
- National Environmental Management: Protected Areas Act, Act 57 of 2003.
- Promotion of Access to Information Act, 2000.
- Agricultural Pest Act, Act No 36 of 1983.

An important change in the regulation of mining-related environmental activities was that on 8th December 2014, with the launch of the so-called "One Environmental System" (OES), the Minister and thus the newly-renamed DMRE became the Competent Authority for environmental issues within the mining industry. The Minister of the Department of Minerals, Resources and Energy (DMRE) became the appeal authority for mine environmental issues. Since its inception in 2014, the OES has not as yet fully taken off as not all of the relevant Government Departments/Regulators seem to be on-board with the new, stricter approvals timeframes and/or other OES requirements which has led to the implementation of OES being, at best, mediocre and at worst, not meeting applicants' expectations.

In November 2015, new Regulations regarding Financial Provision (FP) were gazetted, with onerous legal obligations around financial provisioning on a number of closure-related issues. The mining industry has and is in the process of challenging these proposed FP Regulations, with a view to have the most onerous Regulations excluded from any revised FP Regulations. Stakeholder engagement and consultation on the revised FP Regulations is ongoing, and while the compliance date for the 2015 FP Regulations had initially been set as 20 February 2020, this compliance date was subsequently revised to 19 June 2021. Further stakeholder engagement and consultation by the DMRE on the proposed amended FP Regulations will take place in 2021.

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17.5.2 Baseline Studies 2012

17.5.2.1 History

The first Environmental Management Programme (EMPr) was approved in 1996. The EMPr was modified via various amendment applications. A new EMPr for WPL and EPL was constructed in 2005 to combine the 1996 EMPr and all modifications into a single document and to align the with MPRDA of 2002 and Mineral and Petroleum Development Regulation- Government Gazette No 26275 (23 April 2004).

A revised and consolidated EIA and EMPr for WPL and EPL respectively was completed in November 2012. This was submitted to the North West Department of Mineral Resources and Energy, in November 2012 and approved in 2017. WPL and EPL are separate Mining Rights and require separate submissions for permitting and are recorded as separate documents, however the EMPr's are aligned.

The purpose of the amendments of the baseline EIA and EMPr intended to achieve the following:

- The consolidation of the existing approved EMPrs, and the amendments thereof into one
- EMP for the Mining Rights Areas comprising WPL and EPL;
- The update of the EMPrs according to information from a number of technical studies and environmental projects and programmes relating to air quality management, water management as well as land and waste management;
- The integration of the outcomes of the Closure Strategy for the Marikana operations, including the end land use framework for Marikana within the updated EMPrs;
- The alignment of the EMPrs with new environmental legislation; and
- The amendment of EMPrs in order to obtain approval for the new proposed service and maintenance infrastructure developments
- Amendments to these EMPrs have been undertaken for specific projects triggering environmental authorisations since the submission and approvals of the EMP's. Specific studies are listed in the References Section.

As at 31 December 2021, the EMPr is still relevant and remains in practice with minor adjustments or additions where a need is identified.

17.5.2.2 Impact Assessment 2012

The assessment of the impacts for the 2012 EMPRs were conducted according to a synthesis of criteria required by the integrated environmental management procedure. This methodology was constructed by SEF, the consultants who compiled the studies, The methodology used was not the Lonmin methodology at the time and Sibanye has a more intense risk-based assessment procedure that it is now applying. SEF methodology was acceptable for the purposes of the study.

- Extent - The physical and spatial scale of the impact is classified as:
- Duration - The lifetime of the impact, that is measured in relation to the lifetime of the proposed operations:

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- Intensity - The intensity of the impact is considered by examining whether the impact is destructive or benign, whether it destroys the impacted environment, alters its functioning, or slightly alters the environment itself.
- Probability - This describes the likelihood of the impacts actually occurring at some point during the mining cycle.
- Mitigation - The impacts that are generated by the development can be minimised if measures are implemented in order to reduce the impacts. The mitigation measures ensure that the operation considers the environment and the predicted impacts in order to minimise impacts and achieve sustainable development.

  - Determination of significance – without Mitigation
  - Determination of significance – with Mitigation

- Ranking, Weighting and Scaling

  - Identifying the Potential Impacts without Mitigation (WOM) - Following the assignment of the necessary weights to the respective aspects, criteria are summed and multiplied by their assigned weightings, resulting in a value for each impact (prior to the implementation of mitigation measures).

Equation 1:

Significance Rating (WOM) = (Extent + Intensity + Duration + Probability) x Weighting Factor

- Identifying the Potential Impacts with Measures (WM) - In order to gain a comprehensive understanding of the overall significance of the impact, after implementation of the mitigation measures, it was necessary to re-evaluate the impact.
- Mitigation Efficiency (ME) - The most effective means of deriving a quantitative value of mitigated impacts is to assign each significance rating value (WOM) a mitigation effectiveness (ME) rating. The allocation of such a rating is a measure of the efficiency and effectiveness, as identified through professional experience and empirical evidence of how effectively the proposed mitigation measures will manage the impact. Thus, the lower the assigned value the greater the effectiveness of the proposed mitigation measures and subsequently, the lower the impacts with mitigation.

Equation 2:

Significance Rating (WM) = Significance Rating (WOM) x Mitigation Efficiency

Or WM = WOM x ME

- Significance Following Mitigation (SFM) - The significance of the impact after the mitigation measures are taken into consideration. The efficiency of the mitigation measure determines the significance of the impact. The level of impact is therefore seen in its entirety with all considerations taken into account.

A summary of environmental Impacts is given in Table 98.

Table 98: Summary of Anticipated Environmental Impacts (revised EMP,2012)

Key Issue*	Positive/ Negative Impact	Applicable Project Phase	Significance Rating before Mitigation	Significance after Mitigation

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		Operational	Mine Closure		
Water Resources (Section 17.5.6)	Negative	Yes	Yes	Medium-High	Medium
Soil Contamination. Land Use and Land Capability (Section 17.5.9)	Negative	Yes	Yes	Medium-High	Medium
Damage to Biodiversity (Section 17.5.5)	Negative	Yes	Yes	Medium-High	Medium
Air Quality Impacts (Section 17.5.4)	Negative	Yes	No	Medium	Low-Medium
Noise. Shock and Vibration	Negative	Yes	No	Medium-High	Low-Medium
Increased Waste Generation	Negative	Yes	Yes	Medium-High	Medium
Social and Cultural Impacts: Heritage Resources	Negative	Yes	No	Medium-High	Low-Medium
Social and Cultural Impacts: Employment Opportunities (Section 17.1 and 17.2)	Positive	Yes	No	Medium-High	N/A
Utilization of available land (Section15)	Positive	Yes	No	Medium-High	N/A

*Additional Information from The EIA or more recent data on some key issues can be found in the sections listed

Results from the Emissions Inventory and Impact Assessment studies (Lonmin, 2010)

- The predicted metal ground level concentrations (due to wind blown dust from the tailings dams), at the closest sensitive receptors were all well within the most stringent health effect screening levels for all averaging periods.
- The predicted cancer risk due to metal emissions from tailings wind blown dust was predicted to be "low" and "very low" (as characterised by the New York Department of Health).

Results for Atmospheric Impact Report (2013) Operating Mine.

- For mining activities the predicted maximum 24-hour and annual average ambient concentrations of particulates (PM10 and PM2.5, SO2,NOX) exceed the respective current and future national ambient air quality standards in the vicinity of the mining operations at WPL and EPL as well as over the central parts of the Northwest Operation site. Sibanye-Stillwater Smelter operations has since implemented a significant amount of measures to reduce SO2 emissions and is currently operating well below the 2020 MES.
- Predicted dust deposition is well below the national limit value for light commercial areas.
- For emissions from the three process units and mining combined the predicted ambient concentrations of Pb, HCl, NH3 and Cl2 are low and well below the respective national ambient air quality standards and ambient guidelines.

Noise Survey Report (Lonmin-Airshed, 2015) for update see Section 17.5.3.5.

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- Sampled noise levels were, for reference purposes, compared to both residential and industrial noise level guidelines.
- Given the reported survey results it is concluded that noise levels with the Marikana operational area generally in exceedance of noise levels guidelines for residential areas but not for industrial areas. Elevated noise levels are as a result of a combination of traffic (road and rail), community and industrial activity.
- To specifically determine the Marikana Operations' contribution to noise levels in the study area, detailed source characterisation and noise propagation simulations is required. Given high noise levels within communities and public road traffic as well as separation distances between communities and Marikana activities, its impact is likely to be less noticeable.
  Tailings Dam 8 Environmental Impact Assessment (2014)
- EIA for a new tailings dam to be built
- No fatal flaws
- Authorization has been obtained.

17.5.2.3 Methodologies for Impact and Risk assessment since 2012

The assessment results and criteria in the studies presented above are as submitted by the companies undertaking the assessments. Sibanye uses consultants for the specialists' studies. Each company has its own methodologies that it applies. Where there are no material conflicts with Sibanye-Stillwater's criteria, other studies or regulatory requirements the methodologies are accepted as valid.

17.5.3 Zone of Influence

17.5.3.1 Studies and Methodologies

The Zone of Influence of a project (Marikana as a whole) is defined as the area within which it has or can have material impacts or can influence impacts due to the establishment and continuation of the project's activities, products or services. The Zone of Influence is unique to each project and each aspect thereof, is larger than the actual project footprint and can either be positive or negative.

The Zone of Influence is determined by evaluating and mapping the following environmental and social components of the project:

- Footprint and areas directly adjacent to the infrastructure erected for the project
- The areas affected due to the following definitions

1. Secondary impacts arise from other impacts that are directly due to the development.
2. Induced impacts are due to unplanned/unintended/secondary activities that are 'catalysed' by the project.
3. Cumulative impacts are results of numerous individual activities, which might not be material on their own, but which can interact or combine to cause material impacts.

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- These areas can typically be impacted by surface and groundwater abstraction, surface and groundwater usage or discharges, ground stability, air quality, noise, visual and soil impacts, as well as invader vegetation infestation, protected areas destruction, loss of important biodiversity areas, and any other material impacts that may be identified during the Zone of Influence determination
- Areas that will be deriving economic benefits from the project like adjacent towns and communities, as well as labour sending areas and
- Surrounding environmental areas that can benefit or be impacted upon by the project.

For each environmental aspect, the Zone of Influence is determined independently and displayed on a map. A composite Zone of Influence for the entire project is then eventually determined.

For its major environmental aspects (e.g.: water discharges and air emissions) and resulting material impacts Marikana has extended monitoring programs and management systems in place to ascertain its impact on the environmental and surrounding communities and therefore has a very good understanding of its material impacts on the above-mentioned areas. Management systems and procedures are in place to deal with those identified material impacts. Specialist studies required by environmental authorisations and Environmental Impact Assessments (EIA's) are further valuable sources of information to determine those areas potentially impacted upon by the project. Future specialist studies are expected to include an update or revision of the Zone of Influence map for each aspect and material impact as well as a combined Zone of Influence per aspect. These are updated at varying frequencies as informed by specialist studies.

Composite Zone of Influence maps have not yet been compiled for Marikana. Information on impacts is given in Sections 17.5.2, 17.5.5, 17.5.6 and 17.5.9.3.

17.5.3.2 Groundwater

The groundwater Zone of Influence represents the following two scenarios:

- Secondary Impacts: These are currently defined by the pollution plumes emanating from waste storage facilities, namely the TSFs and Surface Rock Dumps ("SRDs"); and
- Induced and Cumulative Impacts: These are presented by the dewatered areas to allow for mining.

A comprehensive update of the groundwater specialist studies was undertaken in 2021 and will be completed in 2022, this will be incorporated into the 2023 TRS.

The current groundwater data indicates that the zone of influence from a water quality perspective is largely limited to the source (boreholes located at the TSFs, dirty water dams and waste rock dumps) and plume boreholes (boreholes located within the expected plumes of the TSFs, dirty water dams and waste rock dumps). No dewatering impacts are expected or are highly localised to the shaft areas. Impacts from groundwater contamination may however occur on the adjacent Maretlwana, Sterkstroom and Kareespruit, due to the location of the contamination sources within the buffer area, and in some case historical area of the wetland. These impacts occur as a result of ground-surface water interactions. Refer to the Surface Water discussion for further information.

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17.5.3.3 Surface Water

The surface water Zone of Influence is made up of areas influenced by secondary, induced and cumulative impacts. However, the assessment of cumulative and induced impacts still requires further investigation as these impacts may be far-reaching and they become less apparent due the activities of others in the catchment. Alternatively, they may only become apparent in the future dependent on the environmental context, such as the climatic conditions. The Zone of Influence's represented below consider the secondary impacts that have been evaluated as associated with the current operational area of the mine.

Secondary Zone of Influence

The watercourses within this section of the Zone of Influence represent activities within the wetlands, drainage lines, rivers and the recommended buffer areas that have the potential or have already caused a change to the ecological function and service provision of the wetlands. An updated and detailed wetland delineation is being undertaken to ascertain an improved zone of influence.

Induced and Cumulative Impacts Zone of Influence

The Zone of Influence for the induced and cumulative impacts has been determined based on the compliance of the water quality of the surface water bodies. The end of the impact is considered to be the point at which 95% compliance to the Resource Water Quality Objectives ("RWQO") has been achieved for the year to date. The use of water quality as a means of determining compliance implies that all potential impacts whether from direct discharges, diffuse seepage and/or groundwater interflows would be assessed against the current applicable standards. The Marikana operations sprawl across two main catchments, namely the Sterkstroom and the Kareespruit. The Maretlwana a tributary of the Sterkstroom is also influenced by the Marikana Operations. After the Maretlwana and Sterkstroom form a confluence the stream is known as the Gwathle, but no mining activities occur within this reach. The Sterkstroom has been assigned RWQOs, but the Kareespruit has note, hence the Crocodile West RWQOs are used instead for this reach.

The criteria to meet the zone of influence set-point have not been satisfied by the end-points currently identified in Figure 92. However no further downstream data was available in 2021 to assess the use of points further downstream, it is also not advised to move the zone of influence to a downstream point but rather encourage, as is planned, that mitigation and management measures be implemented to achieve improved compliance at the set end-points. It is also noted that the basis for several stringent RWQO limits is not understood in the context of the historic and current water and land-use activities within the catchment as well as the relation with the downstream water user requirements. Sibanye-Stillwater continuously engage the Department of Water and Sanitation in to arrive at realistic, science-and-risk based limits both in the water use licences and the RWQOs.

The Sterkstroom end-point, WP S 21 shows 75% compliance with risks of eutrophication but no toxic impacts are expected as all parameters are below critical environmental limits. The Kareespruit end-point, EP S 03 shows 55% compliance, also showing likely eutrophication, however no toxic impacts are expected. Integrated catchment management, implementation of mitigation, restoration and improved control measures are planned to improve compliance to the RWQOs.

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Figure 92: Marikana Surface Water Zone of Influence


WP S 21
WP S 20
KMS 32
KM S 08
WP S 19
TD4
TD2
TD3
TD1
K4 Shaft and Concentrator
Rowland Shaft
BMR
TD5
K3 Shaft and Concentrator
UG2 Concentrator
Merensky Concentrator
Hossy Shaft
EPL Concentrator
EP S 03
E3 Shaft
E2 Shaft
Mooinooi landfill
Google Earth
4 km
N

17.5.3.4 Visual Zone of Influence

A Visual Zone of Influence for the Marikana Operations has not as yet been developed and will be developed in 2021/2022 given budgetary and time constraints.

17.5.3.5 Noise Zone of Influence

An environmental noise survey was completed in 2020 (Gruenewaldt,2020). The main objective of the noise survey was to determine, through measurement, ambient noise levels around SS Marikana operations in comparison with noise level guidelines.

In South Africa, provision is made for the regulation of noise under the National Environmental Management Air Quality Act (NEMAQA) (Act. 39 of 2004) but environmental noise limits have yet to be set. It is believed that when published, national criteria will make extensive reference to SANS 10103 of 2008 'The measurement and rating of environmental noise with respect to annoyance and to speech communication'. This guideline gives levels for outdoor noise that should not be exceeded.

Survey sites were selected in consultation with the previous noise survey completed for the area in 2015 (von Reiche & Akinshipe, 2015) and the location of nearby noise sensitive receptors (NSRs). A total of 10 survey points was selected.

The following summarizes the main findings and conclusions from the noise survey:

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- The acoustic climate of the area is characterised by a variety of public and industrial noises. Noise sources include industrial activities (i.e. SS Marikana mining and processing operations), community activities (i.e., pedestrians, music, children playing, domestic animals, etc.), heavy and light vehicle traffic, rail and air traffic, as well as natural sources such as birds, insects and frogs.
- Day-time acoustic climate: Only Noise levels recorded at Site 1 were in exceedance of the IFC day-time noise level guideline of 55 dBA for residential areas.
- Night-time acoustic climate: noise levels are typical of Suburban districts with little road traffic industrial districts. Noise levels at most locations (apart from Site 3, Site 7 and Site 9) are in exceedance of the IFC night-time noise level guideline of 45 dBA for residential areas.
- Day/night acoustic climate: noise levels are typical of day-time suburban districts with little road traffic) and typical of day-time industrial areas.
- Comparison of measured noise levels during the 2015 and 2020 surveys:
  - o The day-time measured noise levels were similar during the two surveys with the exception of Site 7 that measured 68 dBA during the 2015 survey and 37 dBA during the 2020 survey. The high noise levels during the 2015 survey was due to a passing train.
  - o The night-time measured noise levels were similar during the two surveys with the exception of Site 2 that measured 37.8 dBA during the 2015 survey and 53.8 dBA during the 2020 survey and Site 9 that measured 55.5 dBA during the 2015 survey and 41.4 dBA during the 2020 survey.

17.5.4 Climate Change and Greenhouse Gas Emissions, Air Quality

Sibanye-Stillwater considers climate change as one of the most pressing global environmental challenges of our time. Sibanye-Stillwater recognises the importance of proactively managing its carbon footprint in the global context and is committed to contributing to a global solution through the deployment of responsible strategies and actions. To this effect, Sibanye-Stillwater monitors and reports on its carbon emissions. Sibanye-Stillwater uses the Department of Forestry, Fisheries and the Environment's Technical Guidelines for monitoring, reporting and verification of greenhouse gas emissions by industry (Version No. TG-2016.1 of April 2017) and the World Resources Institute: Greenhouse Gas Protocol for determining its carbon inventory.

Furthermore, Sibanye-Stillwater is committed to contributing to a global solution by deploying responsible strategies and actions in the areas within which the mines operate:

- Develop and implement an energy and decarbonisation strategy.
- Drive and achieve a carbon neutral position by 2040.
- Drive an absolute reduction of Scope 1, 2 and 3 Greenhouse Gas Emissions (GHG) emissions to achieve a science-based target (Science Based Target Initiative (SBTi) approved) that is required to keep global temperature increases below 2°C compared to pre-industrial temperatures.
- Drive and implement initiatives and programmes to assess and understand GHG emissions profile and carbon footprint in order to optimally reduce the mine's carbon footprint.

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- Formulate a position on, and investigate the feasibility of carbon offsets in line with legislation and other principles that can be used to offset carbon emissions and that has the potential to offset the financial liability imposed by a carbon tax in specific jurisdictions.
- Promote awareness and drive initiatives to combat the impact of global warming and climate change.
- Deploy effective climate risk management strategies, taking into consideration ESG risks and stakeholder perceptions of risks.
- Adhere to the requirements as set out in Sibanye-Stillwater's policies, position statements and procedures.

Marikana activities influence the ambient environment in terms of particulate matter (TSP, PM_{10} and $PM_{2.5}$) and sulphur dioxide (SO_2) (as the significant pollutants). Sources include mining and associated activities, vehicle entrainment from paved and unpaved roads, materials handling (i.e. loading and unloading), wind erosion from TDFs, and emission from the processing activities.

The latest Air Quality Scoping study (Gruenewaldt, 2017) showed that Marikana's emissions for the current and projected operations configurations were did not exceed the National Ambient Air Quality Standards Table 99, and Figure 93 and continues to be below these limits through 2021.

Table 99: Marikana tCO2e Emissions Inventory 2021

Scope of Emissions	Emissions (tonnes carbon dioxide equivalent – tCO2e)			
	EPL+WPL	PMR	Messina*	Total
Scope 1: Emissions from direct fuel sources such as petrol and diesel	59,955	2,980	13	62,948
Scope 2: Emissions from purchased electricity	1,338,990	14,002	63,434	1,416,426
Scope 3: Emissions from other indirect sources such as purchased goods and services	31,369	970	1,200	33,539

*Not part of the WPL/EPL Mineral right or Operations but is reported as part of the total for ex Lonmin properties

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Figure 93: Marikana* SO2 emissions 2017-2021/Q1


Total SO2 emissions in tonnes
Total SO2 emissions in tonnes
700
600
500
400
300
200
100
0

	2014	2015	2016	2017	2018	2019	2020	2021Q1
SA Segment	632	499	669	405	459	-	-	-
SA PGM	-	-	-	200	197	1889	2442	531
US PGM	-	-	-	6,0	4,4	4,0	4,14	0,31
Total	632	499	669	611	660	1893	2446	531

*Marikana accounts for all of the SO2 emissions from the SAPGM segment

A comprehensive dust management plan has been developed and is implemented at Marikana (Lonmin, 2011). Marikana and neighbouring Sibanye-Stillwater mines operate a comprehensive ambient air quality monitoring network plan, including an extensive network of dust fallout buckets.

Dust emissions are measured from selected monitoring points where and reported annually. During 2021, dust fallout levels were maintained at a compliance level 96% compliance level for the SA PGM operations. Compliance levels are measured in terms of the percentage of dust buckets that meet the compliance limits for residential and industrial sites as stipulated in the National Dust Control Regulations. Dust control and mitigation measures that include canon-spraying, watercart-spraying and application of chemical dust suppressants remain intact.

Carbon Project

The Afrigle System has been implemented at all the shafts in the Rustenburg and Kroondal Operations . Marikana has not implemented such a system as the shafts are largely conventional underground mining with limited trackless vehicle usage underground.

17.5.5 Biodiversity Management

Since Sibanye-Stillwater took ownership of the Operations, there were no major infrastructure expansions that would have resulted in the loss of key biodiversity areas. Nevertheless, biodiversity management continues in terms of the following initiatives(Table 100):

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- Update of Biodiversity Management and Action Plans associated specialist studies with specific focus on alien and invasive plant management;
- Wetland delineations and health assessments, including impact assessments where new projects or project changes are planned to occur;
- Surface water monitoring in terms quality, quantity and biological taxa composition; and

For any new projects, the Environmental Impact Assessment and Basic Assessment processes are also implemented which incorporate the identification of important biodiversity areas such as wetlands, cave systems and ridges.

Table 100: Biodiversity Priorities

Unit Name	Description	Primary Impacts
Conservation Worthy Unit	Contains highest percentage of wetlands which should be functioning optimally and the associated a high faunal habitat potential.	• Habitat fragmentation and loss • Disruption of water courses and • Introduction of alien invasive species.
High Priority Unit	Contains high faunal habitat potential.	• Habitat fragmentation • Disturbance of fauna and • Introduction of alien invasive species.
Medium Priority Unit	Contains medium faunal habitat potential.	• Disturbance of fauna • Changes in species composition and • Contamination of water courses and soil.
Low Priority	Contains low faunal habitat potential.	• Loss of habitat • Introduction of alien invasive species and • Contamination of water courses and soil.
Least Concern	Too transformed or disturbed to currently provide any biodiversity value.	• Loss of habitat • Introduction of alien invasive species and • Contamination of water courses and soil.

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A South African Non-Profit Organisation, the Endangered Wildlife Trust ("EWT"), has taken the lead in South Africa in developing an international voluntary reporting mechanism, called the Biodiversity Disclosure Project, similar in approach to the Carbon Disclosure Project. Sibanye-Stillwater contributed to the final document, the Biological Diversity Protocol ("BDP"), and will be aiming to align with the reporting requirements in 2021. and has completed its first assessment of the BDP for its operations, and will be reporting on this in the 2021 Annual Integrated Report. The assessment includes hectare equivalency accounts for ecosystems and plots the planned changes over time in order to inform management and mitigation measures to achieve our target of a net gain in biodiversity as based on the ecosystem state at the date at which Sibanye-Stillwater took ownership of Kroondal.

The assessment currently focuses on ecosystems and new mechanisms will be investigated in order to effectively assess species population data in a meaningful manner as current assessment measures are considered to be unviable (due to large areas and security considerations) and arbitrary (due to challenges in seasonality, specialist availability and geographical extent).

Sibanye-Stillwater developed its first Biological Diversity Procedure that embeds the mitigation hierarchy into all decision-making processes from feasibility to post-mining. It ensures the use of the best practice local science-based methods for monitoring and assessment; the outcomes thereof are then incorporated into option analyses along with consideration of health, safety, engineering, social and economic considerations to arrive at the best practicable and sustainable way forward. Ultimately it aims to enhance avoidance of impacts on sensitive ecosystems and thereafter integrate mitigation, restoration and off-setting to achieve our net gain and no net loss targets as applicable to the sites.

Managed by the EWT, the BDP will build the capacity of businesses to manage their biodiversity risks and opportunities and enable them to disclose their biodiversity performance in a standardised and comparable manner.

17.5.6 Water Use Strategy

Sibanye-Stillwater recognizes water as a critical resource. The Company further considers its integrated approach to the management of our water footprint and our water systems infrastructure as a key component of its business strategy.

The context summary of water use at Marikana for 2021 is presented in Figure 94. Marikana abstracted on average 33.03 Ml/day to process 31,752 tonne per day. 66% of this was purchased of Rand Water Board, supplied from the Vaal River System (VRS). 0.81 Ml/day was discharged at the Mooinooi Wastewater Treatment Works (WWTW) and 1.07 Ml/day was on-supplied to Kroondal.

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Figure 94: Marikana Water Use Summary

Marikana Source	Volume (Ml/day)
RWB	20.27
Fissure Water	8.46
Buffelspoort	0.58
Boreholes	1.5
U2 Pits	0.36
M10 Barge	0.26
Hartebeespoort	0.07
Total	**31.50**

Marikana
0.99 kl/ton
(Excluding Rain)
29 834 tons
per day

Marikana on-supply	Volume (Ml/day)
Kroondal	1.07
Mooinooi	0.81
Total	**1.88**

17.5.6.1 Licensing

The Marikana operations has an approved Water Use Licence (WUL) dated 22 February 2019, Licence No 01/A21K/ABCEFGIHJ/4620 and the Pandora Water Use Licence (WUL) dated 6 July 2017, Licence No 01/A21J/ACFGI/4913. Terms of the licenses are standard conditions typical of similar operations in South Africa.

17.5.6.2 Geohydrological Analysis and Pumping

Ground Water

Two main aquifers exist in the Bushveld Complex area:

- A shallow aquifer, which lies within the weathered and fractured zone and
- A deep aquifer, which has developed in through secondary fracture and fault zones.

These two are discussed separately and in more detail in the following sections.

Most of these studies were conducted more than 10 years ago information on laboratories, testing and analyses were not reported and the information is not available to the QPs.

Shallow Aquifer

The water level of this aquifer is often shallow and may daylight as springs occasionally when intersected by barriers such as topography, dykes and basement highs in valleys and topographic lows/depressions. This aquifer is important as it often acts as a pathway for contaminants migrating from surface (anthropological) activities to surface water bodies such as rivers / dams / streams.

Deep Aquifer

The groundwater flow occurrence within the area of the site is contained in intergranular interstices and fractures (with expected yields ranging from 0.5 – 2.0 l/sec to 2.0 – 5.0 l/sec) within the rock mass.

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The aquifer associated with these geological units is classified as a minor aquifer system with a low vulnerability of groundwater contamination, variable groundwater quality and a negligible permeability for groundwater flow.

Dolerite and/or granite intrusions usually act as an aquitard and compartmentalise the groundwater regime. Highly conductive groundwater flow paths are expected at intersections of fracture zones or in transition / contact zones between the host rock and the intrusions. The faulted and fractured contact zones interconnect the strata, both vertically and horizontally into a highly heterogeneous and anisotropic unit.

Hydraulic Properties

The groundwater levels follow topography. The drawdown of groundwater levels around the open pit areas are localised and the impact is considered low.

Average hydraulic conductivity values for the area are presented in Table 101.

Table 101: Average Hydraulic Conductivity Levels

Aquifer	Average hydraulic conductivity ranges	
	[metres/day]	[metres/sec]
Weathered listed in	1.3	1.5E-05
Alluvial	3	3.5E-05
Bushveld Complex	0.003 – 0.05	3E-08 – 6E-07
Transvaal rocks	0.015 – 0.03	2E-07 – 4E-07
Regional faults	0.05 – 0.1	6E-07 - 2E-06 -

Groundwater direct recharge from rainfall, with an estimated regional recharge rate of 2.5% of a mean annual precipitation of 635mm or 16mm/annum. A higher rate of 22mm/annum was assigned to the backfilled pits (to account for the higher porosity and infiltration capacity of the backfill material).

Pumping Strategy

Shafts are equipped with water handling infrastructure to:

- Supply workings with required water;
- Treatment and recycling of water to minimise top-up requirements; and
- Pump systems to enable water re-cycling and removal of excess fissure water to ensure safe workings.

Some of the shafts on care-and-maintenance is used primarily for the removal of excess fissure water to ensure safe workings. Excess water is directed to other process users such as concentrators.

The water handling infrastructure is operated and maintained in accordance with engineering standards and procedures.

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17.5.6.3 Surface Water Resources Sources and Wetlands

Catchment Area

Marikana is located within the Limpopo Catchment Management Area (WMA), within the A21K and A21J quaternary catchment areas.

In the west, two perennial rivers/streams, namely Sterkstroom and Maretlwane form tributaries of the Gwatlhe, also a tributary of the Crocodile River, which is located 26 km north of the site area.

In the east, the perennial Kareespruit forms a direct tributary of the Crocodile River. All of the tributaries flow in a northerly direction (toward the Crocodile River). The drainage is controlled entirely by the presence of the Kareepoortberg, which forms a local watershed divide between the Sterkstroom and Crocodile Rivers that feed into the Rooikoppies Dam.

Refer to Figure 95 for the locality of the Quaternary Catchment Area.

Figure 95: Quaternary Catchment Area



Legend
Sibanye-Stillwater Platinum Licences
Rivers
Quaternary Catchments A21A - A24J
Primary Catchments
Limpopo Catchment
Orange Catchment
Vaal Catchment
International Boundary
Botswana
South Africa
A24J
A24H
A24G
A24F
A24C
A24B
A24D
A24E
A24A
A23H
A23G
A23L
A23J
A23C
A23K
A23F
A23B
A23E
A23A
A23D
A21L
A21J
A21K
A21H
A21G
A21F
A21E
A21D
A21C
A21B
A21A
A22J
A22H
A22G
A22F
A22E
A22D
A22C
A22B
A22A
Sibanye-Stillwater Platinum Licences-Drainage Catchments
Sibanye-Stillwater
Alta van Dyk Environmental
A4

The general flow direction is towards the major drainages. The groundwater flow from the western and central areas (Karee and WPL TSFs) is towards the north-east and the groundwater flow on the western side towards the west or north west.

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236 The main potential sources that may contribute to both surface and groundwater contamination are presented in Figure 96. Figure 96: Potential sources of surface and groundwater contamination located on site and current operational status. 17.5.6.4 Discharge The quality of all the discharged water, surface and ground water at monitoring points are measured on predetermined frequencies and the results are submitted to the DWS as required in the WUL. Monitoring points are given in Section 17.5.6.6, Figure 97. With the exception of Mooinooi treated water effluent being discharged, all water on the mining operations is kept in a closed water reticulation and therefore, no other discharges are experienced on a continuous basis. However, from time to time, the operations may experience a dam overflow due to heavy rainfall in the summer periods. Our strategy is to minimise or eliminate any uncontrolled discharges through our storm water management systems and optimising dam capacity management. 237 17.5.6.5 Usage and Storage The Marikana underground and open pit mining of the Merensky and UG2 reefs occur at various shafts and open pits. Marikana Operations Hossy-, Newman-, Saffy-, E3-, E2- and E1 shafts are located in the Eastern section of Marikana with E1, Newman, Hossy on care and maintenance at present. Rowland-, West 1- and B3 Shafts are located in the Western Section, of which Rowland and West 1 are on care and maintenance, and 4 Belt-, 2F, K3 and K4 Shafts in the Karee Section of the Marikana Operations, with K4 in execution phase. The U2 open pit is located at the Karee Section and M10 Open Pit at the Eastern Section of the Marikana Operations. Both of these pits are not being mined anymore and options for rehabilitation are being evaluated. The Marikana Complex further comprises of the EPC- and EPL concentrators in the Eastern section, the UG2 concentrator (Also called BTT) and BMR smelter in the Western section and the K3- and K4 Concentrators in the Karee section - all major water consumers. The Bulk Tailings Treatment (BTT) surface mining operation situated in the Eastern section, represents another significant water consumer. Five active Tailings Storage Facilities (TSF’s) receive tailings deposits from the various concentrator plants. Three TSF’s (KTD2, KTD3 and KTD4) are located in the Karee section, one (TD6) in the Western section and one (EPL/EPC TD) in the Eastern section. Tailings Dam 5 in the Western section are not active and only receives rainfall runoff. Various villages and hostels are located in the Karee-, Western- and Eastern sections of the Marikana Complex. Potable water consumption by hostels and Marikana receives raw water from various sources water sources listed in Table 102. The mine is licenced to abstract and use this water as per the approved Water Use Licence (Ref: 01/A21K/ABCEFGIHJ/4620) Table 102: Raw Water Supply Sources Used for Mining Purposes Raw Water Supply Sources Licensed Volume (01/A21K/ABCDEFGIJ/4620 – 22 Feb 2019) Buffelspoort Dam (via irrigation canal) 927,500 m3/a Hartbeespoort Dam (via irrigation canal) 255,440 m3/a Crocodile River 3,650,000 m3/a Total 4,832,940 m3/a The following raw water sources of water are licenced to the Operations but are still agricultural volumes and have not been converted for mining purposes: 238 Table 103: Agricultural Water Supply Sources not used for mining purposes Raw Water Supply Sources Licensed Volume (01/A21K/ABCDEFGIJ/4620 – 22 February 2019) Buffelspoort Dam (Rooikoppies) 755,250 m3/a Buffelspoort Dam (Zwartkoppies) 321,710 m3/a Buffelspoort Dam (Middelkraal) 497,240 m3/a Buffelspoort Dam (Kaffirskraal) 98,580 m3/a Total 1,672,780 m3/a Potable water in the order of 23 million litres per day is purchased from the Rand Water Board network which draws water from the Vaal River System. Other sources of water that supplement the water balance include: • Fissure water that collects in the underground and is removed for safety purposes and • On site anthropogenic aquifers (backfilled areas). Water security is increased on site through the backfilling of previously mined open pit areas and using these as anthropogenic aquifers and the storage of water in-pit i.e., UG2 Pit. 17.5.6.6 Water Monitoring Groundwater Monitoring Network There is a total of 235 actively monitored boreholes on site which are sampled and analysed by an external services provider. A total of 220 boreholes are monitored on a quarterly basis, whilst 5 boreholes are included in the monthly monitoring programme and 10 bi-annually. The groundwater monitoring network supporting the Operations are indicated Figure 97. 239 Figure 97: Groundwater Monitoring Network Supporting the Marikana Operations 17.5.6.7 Water Conservation and Demand Management (WCDM) Sibanye-Stillwater listed the following strategic objectives as Water Conservation and Water Demand Management focus areas: Objective 1: Demonstrating thought leadership in WCWDM practices; Our WCWDM plan presents a strategy and specific initiatives that aims to drive industry leading performance when it comes to responsible water management practices. Our aim is to align our strategy and initiatives to regional, national and global strategies, where each initiative is implemented after thoroughly considering and aligning to all relevant social, environmental and governance requirements. Objective 2: Drive business sustainability through ensuring availability of water to support safe and productive operations – water security and water independence;

Objective 3: Minimise the impact of our operations on water resources;

- Achieve this through:
- Responsible and efficient use of water;
- Minimise uncontrolled and unlicensed discharge of water; and
- Minimise pollution of water.

Our plan is to improve the recovery of water from large facilities such as Tailings Storage Facilities (TSF's) and rock dumps. It also consists of monitoring regimes used to identify and minimise water leakages and excessive use.

We drive initiatives required to improve water storage and the control of process dams for each operation.

Water polluted with fuels, oils, greases, heavy metals, salts and other possible pollutants are not fit for operational or potable use. It is not permitted to discharge water polluted beyond specified limits. Therefor pollution must be kept to a minimum. Our strategy aims to optimise the re-cycling of effluent water.

Objective 4: Drive business sustainability through continuous improvement, effective governance and meaningful stakeholder engagement to promote WCWDM;

Each initiative in the WCWDM plan carefully considers business sustainability, such as risk and cost, and is evaluated, designed and implemented within defined governance framework and procedures. A comprehensive Legislated Environmental Activity Procedure (LEAP) ensures that affected stakeholders are consulted and considered in the implementation of projects. The aim of Sibanye-Stillwater is to embed a culture of responsible water use among our employees and stakeholders.

Objective 5: Drive sustainable mine closure strategies

Given the priority of sustainable post mining economies, the management of water resources to benefit the region post-closure is important. Our aim is to implement closure strategies that considers the opportunities and risks associated with water resources available for future communities and economies. The following Water Conservation and Demand Management practices are implemented on site through a continual improvement process (Table 104):

Table 104: Water Conservation and Demand Management Practices

Description	Aspect	Possible Actions
General Areas	Management of Consumption	Flow gauges for main consumers. Complete and active water balance. Analysis of historical consumption records and its relation to production levels to determine the plant's real water requirements.
	Best practices related to extraction, transportation, storage and distribution of the	Correctly assess and plan associated installations, considering the capacity and potential for breakage, the probability and frequency of flows that go against its design and the impact of an emergency on the water resource, both inside and outside the mine.

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Description	Aspect	Possible Actions
	water resource	
	Maintenance	Carry out proper preventive maintenance for the installations.
	Management of leaks	Install mechanisms for the timely detection of leaks in process water lines.
	Management of water loss	Check water losses in the different lines. Correct detected problems and conduct a feasibility study regarding the implementation of possible improvements.
Open Cast Areas	Water Use for dust control	Optimize road watering, where applicable. Asphalt surfaces on main access roads.
	Prevention of storm water ingress	Installation of clean water diversion berms diverting uncontaminated storm water away from the pit area.
Plant Areas	Workshop Area	Use of high pressure low volume systems.
	Measurement of use	Proper instruments to measure water volumes on-line of inputs and outputs of unit processes.
	Management of losses	Use valves to interrupt supply aimed at avoiding water losses in the case of emergencies.
	Monitoring and Reporting	Specify objectives and goals, monitor indicators, and follow up. Include variables that correspond to the quality of the resource as well as the discharge of effluents.
Process Water Dams	Measurement of re-use	Proper instruments to measure water volumes on-line of inputs and outputs of unit processes.
	Monitoring and Reporting	Specify objectives and goals, monitor indicators, and follow up. Include variables that correspond to the quality of the resource as well as the discharge of effluents.
Raw Water Dams	Measurement of Abstraction	Proper instruments as to measure the volumes of water abstracted – online and calibrated.
	Monitoring and Reporting	Specify objectives and goals, monitor indicators, and follow up. Include variables that correspond to the quality of the resource.
	Monitoring and Reporting	Specify objectives and goals, monitor indicators, and follow up. Include variables that correspond to the quality of the resource.
Tailings Storage Facilities	Design	Improve design to obtain a higher level of water recovery since the biggest losses in dams are from evaporation, infiltration, and retention.
	Best technology	Install tailing thickeners to increase concentration in tailing pulp weight to be transported
	Reduce seepage losses	Appropriate Liners.
Tailings Storage Facilities	Storage supervision	Supervision at the pool level regarding solutions to avoid spills, infiltrations, and water losses.
	Maximise re-use of water	Decant water to a lined return water dam allowing maximum re-use in process.
	Prevention of storm water ingress	Installation of clean water diversion berms diverting uncontaminated storm water away from the facility.
	Monitoring and reporting	Specify objectives and goals, monitor indicators and follow up. Include variables that correspond to the quality of the resource.

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Description	Aspect	Possible Actions
Waste Rock Dumps	Removal over time	Re-working and removing of the waste rock stockpiles. Rehabilitate the area impacted.

17.5.7 Waste Management

Marikana generates waste resulting from the direct mining operations (i.e. waste rock dumps, tailings, slag – MRD) as well as a secondary waste stream which relates to waste water treatment plants, business waste, domestic waste and health care waste (medical waste). The waste stream at Marikana ranges from general to hazardous wastes, for which management measures/plans/procedures are in place. The waste currently generated includes domestic waste (paper, glass, metals, plastic, and food waste), hazardous waste such as contaminated oil waste such as rags, soil, filters, etc., and health care waste.

In 2020, the creation of an internal waste data capturing system to all the SA operations was pursued, to ensure uniformity of waste data collection across the operations and to record waste information on type and quantity of waste recovery, its reuse, recycling, treatment and disposal at each operation. This has coincided with the development and update of waste inventories. This information will be used as a basis to understand the life-cycle of our waste streams and will be used to inform the development of waste disposal to landfill diversion target.

Approval was obtained from the Department of Water and Sanitation (DWS) and the North West Department of Economic Development, Environment, Conservation and Tourism (DEDECT) on the extension constructed at the Mooinooi Landfill site located at the Marikana operation. Over R20 million was spent on the first phase of the extension, ensuring an additional 15 years of airspace for the operations and the surrounding communities.

To meet the zero-waste-to landfill goal, Sibanye-Stillwater generally has commenced with the implementation of a number of waste minimisation initiatives:

- A pilot project at our smelter operations (Marikana) to convert the calcium sulphite waste stream into gypsum via a treatment oxidation process.
- With the introduction of technology advancements towards the end of 2019, reduction of between 10-15% of quantity and the lowering of salt levels of this waste to landfill was achieved
- Complete diversion of the acidic and alkaline liquid waste streams at the Precious Metals Refinery (PMR- Marikana) through recovery and treatment technologies. Diversion is currently, on average, 2,200t/month of hazardous waste from landfill
- To segregate, recycle and reuse large quantities of our industrial and hazardous waste streams at our operations, as well as smaller portions of our general domestic waste stream. At the moment approximately 44% of general waste is recycled or reused at the SA operations
- The tyres we purchase contain 15% reused fill material, which increases the demand for reusable fill material

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17.5.8 Environmental Reporting

To ensure continued compliance to the various licenses in place for the Operation, numerous audits are performed on varying timelines, based on the regulatory, as well as practical management requirements associated with the relevant authorization. The environmental monitoring and reporting requirements are summarised in Table 105. Environmental Authorizations are given in Table 106.

Table 105: Environmental Monitoring and Reporting Periods

Impacts	Monitoring period	Reporting period	Responsible Government Department
Topography	On-going	Ad hoc	DMRE, NW DEDECT
Soils	On-going	Ad hoc investigations regarding incidents, spills.	DMRE, NW DEDECT, Dept of Agriculture
Land capability	On-going	Ad hoc	DMRE, NW DEDECT
Natural vegetation	On-going	Ad hoc	DMRE, NW DEDECT
Animal life	On-going	Ad hoc	DMRE, NW DEDECT
Visual aspects	On-going	Only if significant impact is proposed, in which case an environmental assessment may need to be completed	DMRE, NW DEDECT
Archaeological, Historical and cultural sites	On-going	Ad hoc	SAHRA, DMRE, DEA, NW DEDECT
Sensitive landscapes	On-going	Only if significant impact is proposed, in which case an environmental assessment may need to be completed	DMRE, NW DEDECT
Safety Risks and Hazards	On-going	When required	DMRE (Mine Health & Safety)
Noise			
Outside mining area (boundary)	Baseline and Ad-hoc in response to complaints.	When required	DMRE, NW DEDECT
Water Quality and Quantity			
Surface water	Monthly	Annually	DWS
Ground water	As per WUL Requirements	Annually	DWS
Toxicity and Biomonitoring Requirements	Bi-annual	Annually	DWS
Storm water	Monthly	Annually	DWS
Legal compliance reporting regarding Water Quality and Use.	Annual	Annually	DWS
Level 3> incidents.	On-going	Ad-Hoc	DWS
Air Quality (and compliance reporting i.t.o NEMQA, 2004)			
Dust fallout	Monthly	Annually	DMRE, NW DEDECT
Emissions	As per Atmospheric Emission License requirements	As per Atmospheric Emission License requirements	NW DEDECT, Bojanala District Municipality

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Impacts	Monitoring period	Reporting period	Responsible Government Department
Legal compliance reporting i.t.o the MPRDA (2002)			
EMPr Performance Assessments	On-going	Bi-ennial	DMRE
Report on Tailings Dam Emission Management	On-going	Annually	DMRE
Annual Financial Provision and Closure Costing Update.	Annual	Annually	DMRE
Environmental Scorecard: Mining Charter	Annual	Annually	DMRE
Legal Compliance reporting i.t.o National Environmental Management Waste Act, 2008			
Legal compliance and performance with existing waste licenses and permits.	Annual	Annually	DEA/DMRE
Waste information Systems	Annual	Annually	DEA/DMRE
Norms and Standards Internal and External Audits	On-going	Internal – Biannual External – Biennial	DEA/DMRE

Table 106: Environmental Authorizations Status 2021

Area/Licence	Type of licence	New/Amendment	Status
Marikana Operations (2019)	Water Use License	Amendment(to 2019 WUL)	Approved
WPL	Env. Mgmt. Prog.(EMPr)	Amendment	Approved
BTTP Pipelines	Basic Assessment	Amendment	Approved
Hossy Temporary Hazardous waste storage	Waste mgmt License	Amendment	Approved
General Landfill site expansion	Waste mgmt License	Amendment	Complete
Exemption from EIA Regulations for upgrading and construction of new recreational and training facilities	Exemption	Amendment	Complete
Tailings Dam 8	EIA/EMPR amendment	Amendment	Complete
Smelter Oxidation Plant	Waste mgmt License	New	To be initiated
Smelter Oxidation Plant Bulk Chemicals	EA	New and Amendment	To be initiated
EPL SWD	EA	New	In progress
Smelter (2021)	Atmospheric Emission License	Renewal	Received
Assay Lab (2021)	Atmospheric Emission License	Renewal	Received
BMR (2021)	Atmospheric Emission License	Renewal	In Progress

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17.5.9 Closure Planning and Costs

The Operations are committed to on-going closure planning. Scheduled and unscheduled mine closure costs are reviewed and updated annually for financial reporting and regulatory compliance.

The National Environmental Management Act (NEMA), pertains to the financial provision for prospecting, exploration and mining and requires that a final rehabilitation, decommission and mine closure plan is developed which includes the determination of financial provision to guarantee the availability of sufficient funds to undertake rehabilitation and remediation of the adverse environmental impacts of mining. An amendment to GNR 1147 (Regulations for Financial Provision for Prospecting, Exploration, Mining and Production Operations,2015) in October 2016, extended the Transitional Arrangements to February 2019 (which was subsequently further extended to February 2020 and again to June 2022). The alignment of these plans and documents to the 2015 FP Regulations is ongoing.

Compliance with the Financial Provisioning Regulations is required within three months from the first financial year-end following June 2022, which is the new promulgated compliance date for the amended FP Regulations. Therefore Sibanye-Stillwater Marikana Operations is required to be compliant by March 2023.

In order to ensure that all aspects potentially applicable during the closing of a facility is considered during the quantum assessment, a standard checklist have been provided by the guidelines which was used in compilation of this plan. It is however recognized that all the items will not always be applicable for all the areas, but it was considered in any event to make sure that all possible issues were addressed and assessed.

Closure Components to be considered during the Quantum Assessment are given in Table 107.

In addition, Long Term Care and Maintenance plans as well as Future Monitoring programmes will be established as part of the Closure Plans.

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Table 107: Closure Components

Component No.	Description
1	Infrastructural Areas
1.1	Dismantling of processing plant and related structures (including overland conveyers and powerlines)
1.2	Demolition of steel buildings and structures
1.3	Demolition of other buildings and structures
1.4	Rehabilitation of roads and paved surfaces
1.5	Demolition and rehabilitation of railway lines
1.6	Other linear infrastructure
1.7	Disposal of demolition waste
1.8	Making good of infrastructure
2	Mining Areas
2.1	Open pit rehabilitation, including final voids and ramps
2.2.	Sealing of shafts, adits and inclines
2.3	Rehabilitation of stockpiles and processing residues
2.4	Rehabilitation of clean water impoundments
2.5	Rehabilitation of dirty water impoundments
3	General surface rehabilitation
3.1	Infrastructural areas
3.2	Other surface disturbances
4	Runoff Managemenr
4.1	River diversions and watercourse reinstatement
4.2	Reinstatement of drainage lines
5	P&Gs, Contingencies and additional allowances
6	Pre-site relinquishment monitoring and aftercare

17.5.9.1 Life of Mine Planning and closure

The operating shafts, including Saffy, Rowland, K3, 4B and E3 Shafts are still highly productive and remain far from closure. The care and maintenance shaft complexes include Hossy Shaft, Newman Shaft, W1 Shaft, E1 and E2 Shafts. K4 Shaft was reopened in2021 and is execution stage. Six concentrators are still operational, namely K3 UG2 and Merensky, K4, Eastern Platinum Concentrators, BTTTP and EBTTP. Rowland, Merensky and the main plant of EPC Concentrator has been placed on care and maintenance, with the Tailings Treatment Plant at EPC Concentrator still in operation and now falling under the Eastern Platinum Concentrator complex. With the exception of the U2 open pit, all open pits have been mined-out and have been rehabilitated with the exception of the M9 and M10 pits. Moderate rehabilitation and maintenance needs to be undertaken at some of the

246

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rehabilitated open pits as identified in the annual audits undertaken of these areas. Corrective actions have been identified to address any concerns identified on site.

EPL Tailings Dam 2, Western Platinum Tailings Dam 6, Karee Tailings Dams 2, 3 and 4 are still operational, with Western Platinum Tailings Dam 3,4,5 complex being used as an emergency dam. One TSF is currently being reprocessed (EPL TD1), through the EBTTP and BTTP tailings treatment plants and WPL TD2 is being re-mined to obtain materials for use in the grout plants for underground support. The planned TSF (TD8) will no longer be constructed alternative options are being investigated.

Previous versions of the LOM indicate that the Marikana Operations will be operational for at least another 50 years at the budgeted mining rate based on current Mineral Reserves.). A proposed closure schedule compiled in 2015 is given in Figure 98.

Figure 98: Life of Mine Planning (2015)


Old N4
N4
LEGEND
Lonmin Mine Boundary
Waste Dumps
Tailings storage facilities
Railway line
National road
Main road
Secondary road
Rivers - Perennial
Rivers - Non perennial
Closure Timelines
Decommissioned
Unknown
2015
2016
2017 - 2020
2021 - 2050
2051 - 2070
LONMIN
GOLDER
CLOSURE PLANNING
REMAINING TIMELINE FOR LONMIN FACILITIES
19124004

The envisaged final land uses at the cessation of mining are shown in Figure 99 and Figure 100. The land use mix consists of industrial areas (including small- and large-scale mining and other industries), residential areas, wilderness, subsistence agriculture, intensive agriculture, as well as corridors for ecological goods and services (biodiversity, open spaces, and green corridors).

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Sibanye Stillwater

Figure 99: Graphical indication of the envisaged suite of land uses and/or cover types.


Low cost / informal
Mixed use development
Affordable housing (medium density)
Civil service infrastructure
Recreation
Assisted urban agriculture and forestry
Urban development
Commercial farming
Cropland
Grazing
Subsistence farming / tribal land
LED agricultural projects
Biofuels / forestry
Agriculture
Biodiversity hot spots in conservation / management areas
Wilderness
LAND USE / COVER TYPES
Heavy industrial
Light industrial
Industrial development
Power generation
Solar farms
Biofuel
Small scale mining by others
Continued mining by Lonmin
Mining
Life of mine operational phase only
Passive urban recreation
Formal sports facilities
Recreation
Surface water resources
Protected / managed river reaches, dams

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Figure 100: Potential Land Uses Post Closure


LEGEND
Mine facilities
Lonmin Mine Boundary
Next Land Uses
Existing residential
Agriculture - subsistence
Agriculture
EGS - Biodiversity
EGS - green corridor
Green corridor
Wilderness
Industrial
Residential
Relocate informal settlement and revert to agriculture
LONMIN
GOLDER
CLOSURE PLANNING
MARIKANA
NEXT LAND USES
19124004

17.5.9.2 Unscheduled Closure Cost Estimate

Marikana total closure liability and associated financial provision is based on unplanned closure, with specific costs allocated to the demolition of mining and associated infrastructure, the rehabilitation of mine-impacted land and post-closure monitoring and maintenance. The mechanisms and methods of the demolition, remediation and rehabilitation processes are described in rehabilitation and final closure plans.

A closure cost estimate for an unscheduled closure at the Kroondal Operations is updated annually, in line with the International Financial Reporting Standards ("IFRS") of the International Accounting Standards Board and South African Statements of Generally Accepted Accounting Practice as well as applicable environmental legislation (MPRDA and NEMA) and in accordance with the Draft GN1147.

The closure cost assessment included an update and escalation of the unit rates applied in the C2020 update, and the inclusion of additional construction and removal of existing infrastructure since the previous closure cost update. The base rates applied in the closure cost assessment were determined as at March 2021. The 2021 unit rates remained largely unchanged from the 2020 rates, and similar to 2019, primarily due to COVID-19 restrictions and the resultant impacts on escalations.

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The updated closure cost estimates for unscheduled closure as at 31 December 2021 amount to ZAR2.489 billion for the Marikana Operations. No financial discounting has been applied. The 2021 closure liability will be funded through financial guarantees.

The detailed breakdown of the 2020 unscheduled closure estimate is as follow:

- Infrastructural and mining aspects – ZAR 1,766,544,181 (71%)
- Pre-site Relinquishment Monitoring & Aftercare – ZAR 47,135,776 (2%)
- Residual Closure Costs – ZAR 306,930,167 (12%)
- Combined Preliminary & General and Contingencies – ZAR 282,647,069 (11%)
- Additional studies & allowances – ZAR 86 354 296 (3%)

17.6 QP Opinion

The QP is satisfied that all material issues relating to Environmental, Social and Governance have been considered in Marikana's planning. All relevant issues are being addressed, have plans in place to remedy any deficiencies or have been identified for further consideration. The QP is satisfied that all material issues relating to Environmental, Social and Governance have been addressed in this document.

18 Capital and Operating Costs

18.1 Overview

The following sections contain summaries of the Capital and Operations cost projections. Projections are compared to the last three years actual figures. Accuracy limits for metal pricing and costs is given in Table 124 in Section 21.1.2. Risks are discussed in Section 21.

18.2 Capital Costs

Capital expenditure for Marikana Operations includes development capital for the K4 project and sustaining capital for all the operations (Refer to Table 108 and Table 109).

Ongoing capital expenditure estimates are based on a provision of an approximate 4% of operating cost expenditures, and are generally excluded for the first year in the LoM plan. These amounts cater for unforeseen expenditures and are considered prudent provisions(contingencies), given that limited detail is provided beyond the current three-year horizon. There are no new capital projects planned.

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Table 108: Historical and Forecast Capital Expenditure – Current Operations

		Historical			Real Forecast											
	Units	C2019	C2020	C2021	LoM	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029	C2030	C2031	C2032-2036
					Total	1	2	3	4	5	6	7	8	9	10	11-15
Sustaining Capital	(ZARm)	623	515	1,307	14,634	2,228	1,330	973	910	734	631	694	514	456	412	1,232

Table 109: Historical and Forecast Capital Expenditure – Current Operations

		Real Forecast							
	Units	C2037-2041	C2042-2046	C2047-2051	C2052-2056	C2057-2061	C2062-2066	C2067-2071	C2072
		16 - 20	21 - 25	26 - 30	31 - 35	36 - 40	41 - 45	46 - 50	51
Sustaining Capital	(ZARm)	834	815	683	695	690	637	166	

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18.3 Operating Costs

This section provides details on the forecast operating cost estimates for Marikana Operations.

18.3.1 Operating Costs by Activity

Table 110 provides details of historical and forecast Operating Costs by activity grouped according to:

- Mining costs – underground mining costs and surface sources costs, including ore handling costs
- Processing costs, including tailings and waste disposal costs and
- The cost of maintaining key on mine infrastructure.

In addition, Marikana has incorporated costs for environmental rehabilitation and closure and costs associated with terminal benefits, which will be payable on cessation of mining activities. No salvage values have been assumed for the plant and equipment.

The Operating cost are based on the current year's operational business plan and projected forward using the required production profile taking into account the likely physical changes in the operating parameters over the full period of the LoM plan.

18.3.2 Operating Costs

Operating cost for the Mineral Reserves in the LoM plan is ZAR 1,841/tonne. The actual operating cost for C2021 was ZAR 1,571/t for underground and surface combined (Refer to Table 110and Table 111). The five-year forecast average is ZAR1,700/t.

18.3.3 Surface Sources Costs

The Surfaces Sources and purchase of concentrate in the Mineral Resource or LoM plan are included in the total operating cost.

18.3.4 Processing Costs

The treatment cost for C2021 is estimated at R275/t for both underground and surface material. The LoM, the expected unit costs increase as the production plan decreases. The average in the next five years is ZAR319/ton.

18.3.5 Allocated Costs

Allocated costs have been forecast at an average of ZAR2,795 million per annum in the next five years. These costs include costs for rehabilitation, Royalties, Retrenchment cost, Engineering, Occupational Environment and Hygiene, Environmental Management, Health and Safety, and other typical centralized costs.

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Table 110: Historical and Forecast Operating Costs -Current Operations

		Historical			Real Forecast										
	Units	2019	2020	2021	LoM Total	2022 1	2023 2	2024 3	2025 4	2026 5	2027 6	2028 7	2029 8	2030 9	2031 10
Operating Cost	(ZARm)	8,719	14,205	16,759	329,197	16,117	16,903	17,530	15,487	15,152,	14,576	14,191	13,871	13,589	10,474
Tonnes Milled	(Kt)	6,793	9,056	10,671	178,796	11,253	11,434	11,405	7,556	7,339	6,985	6,796	6,702	6,525	5,414
Operating Cost	(ZAR/t)	1,283	1,56	1,57	1,841,	1,432	1,478	1,537	2,05	2,065	2,087	2,088	2,070	2,083	1,935

Table 111: Historical and Forecast Operating Costs -Current Operations

		Real Forecast								
	Units	C2032 - C2036 11 - 15	C2037 - C2041 16 - 20	C2042 - C2046 21 - 25	C2047 - C2051 26 - 30	C2052 - C2056 31 - 35	C2057 - C2061 36 - 40	C2062 - C2066 41 - 45	C2067 - C2071 46 - 50	C2072 51
Operating Cost	(ZARm)	39,465	24,58	20,340	20,598	20,899	20,593	19,155	15,673	0
Tonnes Milled	(Kt)	20,044	13,152	11,551	11,469	11,683	11,560	10,305	7,623	0
Operating Cost	(ZAR/t)	1,969	1,869	1,761	1,796	1,789	1,781	1,859	2,056	0

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19 Economic Analysis

19.1 Introduction

The following section presents a discussion and comment on the economic assessment of Marikana Operations. Specifically, comment is included on the methodology used to generate the financial models for Marikana Operations to establish a base case, including the basis of the techno-economic model, modelling techniques and evaluation results.

Economic analysis and the through put tonnages are 100% of the Mineral Reserve. Mineral Reserves are Attributable to Sibanye-Stillwater at 80.64%.

19.2 Economic Analysis Approach

Marikana can be classified as a Production Property as it has significant, detailed cost and capital information specific to the geographic and economic locality of its assets. The cash-flow approach is the most appropriate method to use for the economic analysis. There is no appropriate secondary analysis approach.

19.3 Economic Analysis Basis

The assumptions on which the economic analysis, for current operations and K4 Project, is based include:

- All assumptions are in 31 December 2021 money terms, which is consistent with the Mineral Reserve declaration date
- Royalties on revenue are consistent with relevant South African legislation (0.5 - 7.0% based on formula) (refer to Table 112)
- Corporate taxes that can be offset against assessed losses and capital expenditure (refer to Table 112)
- A Real base case Discount Rate of 5% and
- Discounted cash-flow (DCF) techniques applied to post-tax pre-finance cash. Sensitivity analysis was performed to ascertain the effect of discount factors, product prices, total cash costs and capital expenditures. The post-tax pre-finance cash flows presented for the mining asset incorporate the macroeconomic projections set out in Table 113.
- The Technical – Economic Model (TEM) is presented in real terms are based on annual cash-flow projections determined at end-point 31 December 2021.

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19.4 TEM Parameters

Table 112 provides details of the parameters applied in the TEM.

Table 112: TEM Parameters

Parameter	Units	Current Ops Historical
Corporate Tax Rate	(%)	27%
Royalties (based on the formula)	(%)	0.5% - 12.5%
Trading Terms		
Debtors	(Days)	3
Creditors	(Days)	45
Stores	(Days)	45
Balance at 31 December 2021		
Debtors	(ZARm)	8 338
Creditors	(ZARm)	3 972
Stores - opening balances	(ZARm)	622
Unredeemed Capital - 31 December	(ZARm)	
Environmental Closure Liability – 31December	(ZARm)	1 361
Terminal Benefits Liability Based On LoM	(ZARm)	1 477
Assessed Losses	(Years)	NA

The following working capital parameters have been applied in the model: Debtors – 3 days; Creditors – 45 days; and Stores – 45 days. Sibanye-Stillwater has indicated that the balances for working capital will be settled at the effective date of the Mineral Reserve declaration, and as such the opening balances have been set to zero.

The corporate tax rate applied is based on a formula that uses capital expenditure and assessed tax losses. Royalties are calculated using the formula for refined metals [Royalty Payable = 0.5+ (EBIT/Gross Sales)/12.5].

19.5 Technical Economic Model

The technical inputs used to determine the financial parameters for the TEMs are provided in Table 113 to Table 116, as well as an assessment of the financial parameters on a unit cost basis: ZAR/4Eoz.

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256 Table 113: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2022-2031 LoM C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 C2030 C2031 Units Total 1 2 3 4 5 6 7 8 9 10 Underground Mining Development (m) 1,120,953 98,029 90,930 77,203 61,236 55,607 50,051 41,418 36,370 34,219 30,979 ROM (kt) 168,345 7,525 7,752 8,364 7,556 7,339 6,985 6,796 6,702 6,525 5,414 Head Grade (g/t) 4.07 3.84 3.88 3.95 4.02 4.04 4.05 4.08 4.11 4.15 4.14 Recoveries (%) 86.2% 84.8% 84.7% 84.6% 84.6% 84.7% 84.8% 84.9% 85.1% 85.1% 85.3% PGM Ounces (4E0z'000) 18,998 787 818 898 826 807 772 757 754 741 614 Recovered Grade (g/t) 3.51 3.25 3.28 3.34 3.40 3.42 3.44 3.46 3.50 3.53 3.53 Surface ROM (kt) 10,451 3,728 3,681 3,041 0 0 0 0 0 0 0 Head Grade (g/t) 0.91 0.88 0.90 0.96 0.00 0.00 0 0 0 0 0 Recoveries (%) 25.6% 25.6% 25.6% 25.6% 0.0% 0.0% 0 0 0 0 0 PGM Ounces (4E0z'000) 78 27 27 24 0 0 0 0 0 0 0 Recovered Grade (g/t) 0.23 0.23 0.23 0.25 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Processing Ore Processing (kt) 178,796 11,253 11,434 11,405 7,556 7,339 6,985 6,796 6,702 6,525 5,414 Head Grade (g/t) 3.89 2.86 2.92 3.15 4.02 4.04 4.05 4.08 4.11 4.15 4.14 Recoveries (%) 85.4% 78.7% 78.8% 79.8% 84.6% 84.7% 84.8% 84.9% 85.1% 85.1% 85.3% Recovered Grade (g/t) 3.32 225.1% 229.9% 251.6% 340.2% 341.9% 343.6% 346.3% 349.9% 353.2% 352.9% PGM Produced (4Eoz) 19,076 814 845 922 826 807 772 757 754 741 614 Basket Price Basket Price (R/4Eoz) 26,986 27,936 27,972 27,793 27,804 27,992 28,065 28,060 27,914 27,812 27,543 257 LoM C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 C2030 C2031 Units Total 1 2 3 4 5 6 7 8 9 10 Revenue 4E Revenue (ZARm) 506,505 23,469 25,418 26,682 22,759 21,958 21,057 20,647 20,462 20,038 16,451 Other Metals (ZARm) 31,365 1,729 1,721 1,791 1,523 1,490 1,423 1,394 1,365 1,325 1,055 Base Metals (ZARm) 21,202 1,103 1,197 1,271 1,003 885 824 797 803 802 617 Revenue from sales of mining products (ZARm) 559,072 26,301 28,336 29,745 25,285 24,334 23,303 22,839 22,631 22,165 18,123 Operating Cost Direct Operations Cost (ZARm) 329,197 16,117 16,903 17,530 15,487 15,152 14,576 14,191 13,871 13,589 10,474 RBN Royalties (ZARm) 0 0 0 0 0 0 0 0 0 0 0 Terminal benefits costs (ZARm) 1,477 0 0 235 0 0 0 0 0 470 0 Environmental closure cost (ZARm) 995 0 0 0 14 0 0 0 0 0 114 Royalty payable (ZARm) 2,795 132 142 149 126 122 117 114 113 111 91 Recurring pre-tax income from continuing operations (EBITDA) (ZARm) 224,608 10,052 11,291 11,831 9,658 9,060 8,610 8,533 8,646 7,996 7,444 Taxation (ZARm) 43,086 2,112 2,689 2,932 2,362 2,248 2,154 2,117 2,196 2,036 1,899 Net Income from continuing operations (ZARm) 181,522 7,940 8,602 8,899 7,296 6,812 6,456 6,417 6,451 5,960 5,546 Capital Expenditure (ZARm) 14,634 2,228 1,330 973 910 734 631 694 514 456 412 Net Free cash (ZARm) 166,888 5,711 7,272 7,926 6,386 6,078 5,825 5,723 5,937 5,504 5,133 258 Table 114: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2033-2071 LoM C2032 - C2036 C2037 - C2041 C2042 - C2046 C2047 - C2051 C2052 - C2056 C2057 - C2061 C2062 - C2066 C2067 - C2071 C2072 Units Total 11 - 15 16 - 20 21 - 25 26 - 30 31 - 35 36 - 40 41 - 45 46 - 50 51 Underground Mining Development (m) 1,120,953 121,160 81,158 75,943 73,721 75,038 62,024 41,924 13,945 0 ROM (kt) 168,345 20,044 13,152 11,551 11,469 11,683 11,560 10,305 7,623 0 Head Grade (g/t) 4.07 4.12 4.05 3.80 3.73 3.91 4.11 4.55 4.92 0.00 Recoveries (%) 86.2% 85.2% 86.9% 88.0% 88.0% 88.0% 88.0% 88.0% 88.0% 0.0% PGM Ounces (4E0z'000) 18,998 2,261 1,486 1,243 1,211 1,292 1,345 1,326 1,060 0 Recovered Grade (g/t) 3.51 3.51 3.51 3.35 3.28 3.44 3.62 4.00 4.33 0.00 Surface ROM (kt) 10,451 0 0 0 0 0 0 0 0 0 Head Grade (g/t) 0.91 0 0 0 0 0 0 0 0 0 Recoveries (%) 25.6% 0 0 0 0 0 0 0 0 0 PGM Ounces (4E0z'000) 78 0 0 0 0 0 0 0 0 0 Recovered Grade (g/t) 0.23 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 Processing Ore Processing (kt) 178,796 20,044 13,152 11,551 11,469 11,683 11,560 10,305 7,623 0 Head Grade (g/t) 3.89 4.12 4.05 3.80 3.73 3.91 4.11 4.55 4.92 0.00 Recoveries (%) 85.4% 85.2% 86.9% 88.0% 88.0% 88.0% 88.0% 88.0% 88.0% 0.0% Recovered Grade (g/t) 3.32 350.8% 351.4% 334.7% 328.5% 344.1% 361.9% 400.1% 432.7% 0.0% 259 LoM C2032 - C2036 C2037 - C2041 C2042 - C2046 C2047 - C2051 C2052 - C2056 C2057 - C2061 C2062 - C2066 C2067 - C2071 C2072 Units Total 11 - 15 16 - 20 21 - 25 26 - 30 31 - 35 36 - 40 41 - 45 46 - 50 51 PGM Produced (4Eoz) 19,076 2,261 1,486 1,243 1,211 1,292 1,345 1,326 1,060 0 Basket Price Basket Price (R/4Eoz) 26,986 27,296 26,476 25,906 26,309 26,422 25,930 25,745 25,737 0 Revenue 4E Revenue (ZARm) 506,505 60,024 38,275 31,330 31,000 33,224 33,936 33,213 26,560 0 Other Metals (ZARm) 31,365 3,845 2,255 1,719 1,778 1,931 1,861 1,751 1,407 0 Base Metals (ZARm) 21,202 2,335 1,625 1,533 1,524 1,584 1,539 1,218 544 0 Revenue from sales of mining products (ZARm) 559,072 66,204 42,154 34,582 34,302 36,739 37,337 36,181 28,511 0 Operating Cost Direct Operations Cost (ZARm) 329,197 39,465 24,582 20,340 20,598 20,899 20,593 19,155 15,673 0 RBN Royalties (ZARm) 0 0 0 0 0 0 0 0 0 0 Terminal benefits costs (ZARm) 1,477 298 317 0 0 0 0 0 158 0 Environmental closure cost (ZARm) 995 101 171 0 0 0 0 0 0 595 Royalty payable (ZARm) 2,795 331 211 173 172 184 187 181 143 0 Recurring pre-tax income from continuing operations (EBITDA) (ZARm) 224,608 26,009 16,873 14,069 13,532 15,656 16,557 16,845 12,538 (595) Taxation (ZARm) 43,086 6,690 4,331 3,579 3,469 2,273 0 0 0 0 Net Income from continuing operations (ZARm) 181,522 19,319 12,543 10,491 10,063 13,384 16,557 16,845 12,538 (595) Capital Expenditure (ZARm) 14,634 1,232 834 815 683 695 690 637 166 0 Net Free cash (ZARm) 166,888 18,087 11,709 9,676 9,380 12,689 15,867 16,208 12,372 (595)

260 Table 115: TEM – TEM – Unit Analysis (ZAR/4Eoz) – 2022-2031 LoM C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 C2030 C2031 Units Total 1 2 3 4 5 6 7 8 9 10 Basket Price Basket Price (R/4Eoz) 26,986 27,936 27,972 27,793 27,804 27,992 28,065 28,060 27,914 27,812 27,543 Revenue 4E Revenue (R/4Eoz) 26,551 28,821 30,081 28,926 27,540 27,220 27,290 27,285 27,144 27,046 26,787 Other Metals (R/4Eoz) 1,644 2,123 2,036 1,942 1,843 1,847 1,844 1,843 1,811 1,789 1,719 Base Metals (R/4Eoz) 1,111 1,355 1,417 1,378 1,214 1,097 1,067 1,054 1,065 1,082 1,004 Revenue from sales of mining products (R/4Eoz) 29,307 32,299 33,535 32,246 30,596 30,164 30,202 30,182 30,020 29,917 29,509 Operating Cost Direct Operations Cost (R/4Eoz) 17,257 19,793 20,004 19,005 18,739 18,782 18,891 18,754 18,400 18,342 17,055 RBN Royalties (R/4Eoz) 0 0 0 0 0 0 0 0 0 0 0 Terminal benefits costs (R/4Eoz) 77 0 0 254 0 0 0 0 0 634 0 Environmental closure cost (R/4Eoz) 52 0 0 0 17 0 0 0 0 0 185 Royalty payable (R/4Eoz) 147 161 168 161 153 151 151 151 150 150 148 Recurring pre-tax income from continuing operations (EBITDA) (R/4Eoz) 11,774 12,344 13,363 12,826 11,687 11,231 11,159 11,277 11,470 10,792 12,122 Taxation (R/4Eoz) 2,259 2,594 3,183 3,178 2,858 2,787 2,792 2,797 2,913 2,748 3,092 Net Income from continuing operations (R/4Eoz) 9,516 9,750 10,180 9,648 8,829 8,444 8,367 8,480 8,557 8,044 9,030 Capital Expenditure (R/4Eoz) 767 2,736 1,574 1,055 1,101 909 818 917 682 616 672 Net Free cash (R/4Eoz) 8,748 7,014 8,606 8,593 7,727 7,535 7,549 7,563 7,875 7,429 8,359 261 Table 116: TEM – Unit Analysis (ZAR/4Eoz) – 2032-2071 LoM C2032 - C2036 C2037 - C2041 C2042 - C2046 C2047 - C2051 C2052 - C2056 C2057 - C2061 C2062 - C2066 C2067 - C2071 Units Total 11 - 15 16 - 20 21 - 25 26 - 30 31 - 35 36 - 40 41 - 45 46 - 50 Basket Price Basket Price (R/4Eoz) 26,986 27,296 26,476 25,906 26,309 26,422 25,930 25,745 25,737 Revenue 4E Revenue (R/4Eoz) 26,551 26,549 25,758 25,209 25,597 25,706 25,232 25,053 25,046 Other Metals (R/4Eoz) 1,644 1,701 1,517 1,383 1468 1,494 1,384 1,321 1,327 Base Metals (R/4Eoz) 1,111 1,033 1,093 1,233 1258 1,225 1,144 918 513 Revenue from sales of mining products (R/4Eoz) 29,307 29,282 28,369 27,825 28,323 28,425 27,761 27,292 26,885 Operating Cost Direct Operations Cost (R/4Eoz) 17,257 17,456 16,543 16,366 17,008 16,170 15,312 14,449 14,779 RBN Royalties (R/4Eoz) 0 0 0 0 0 0 0 0 0 Terminal benefits costs (R/4Eoz) 77 132 213 0 0 0 0 0 149 Enviromental closure cost (R/4Eoz) 52 45 115 0 0 0 0 0 0 Royalty payable (R/4Eoz) 147 146 142 139 142 142 139 136 134 Recurring pre-tax income from continuing operations (EBITDA) (R/4Eoz) 11,774 11,504 11,355 11,320 11,173 12,113 12,310 12,707 11,823 Taxation (R/4Eoz) 2,259 2,959 2,914 2,879 2,865 1,758 0 0 0 Net Income from continuing operations (R/4Eoz) 9,516 8,545 8,441 8,441 8,309 10,355 12,310 12,707 11,823 Capital Expenditure (R/4Eoz) 767 545 561 656 564 538 513 481 157 Net Free cash (R/4Eoz) 8,748 8,000 7,880 7,785 7,745 9,817 11,797 12,226 11,666 262 19.6 DCF Analysis The following NPV sensitivities are included in this Section: • NPV’s at a range of discount factors in relation to the Discount Rate of 5% (Real) [Refer Table 117]. A range of discount factors from 0% to 10% with their associated NPVs are presented for each case at different discount factors and the sensitivity to the discount factor can be evaluated. • Twin parameter sensitivities are presented evaluating Revenue against Operating Costs. NPVs at higher product price levels are shown up to a 20% increase in price, which captures any upside potential. Since markets are inherently volatile, the downside risk is reflected in the 20% decrease in price in increments. The achievability of LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which are beyond the control of Marikana Operations. Future cash flows and profits derived from such forecasts are inherently uncertain and actual results may be significantly more or less favourable. It is for this reason that the QP presents sensitivities for Operating Costs, ranging from -20% to +20%. The most optimistic analysis, which assumes prices have been under-estimated by 20% and Operating Costs over-estimated by 20%, yields an NPV in the top right-hand corner of Table 118. Conversely, the most pessimistic analysis, which assumes prices have been over-estimated by 20% and Operating Costs under-estimated by 20%, yields an NPV in the bottom left-hand corner of Table 119. • NPV sensitivity to sales revenue and capital expenditure (Table 118) derived from twin parameter sensitivities at the Discount Rate of 5% (Real). Twin parameter sensitivities are presented evaluating Revenue against capital expenditure costs. Capital expenditures are estimates until contracts, which specify the deliverable, are signed by clients. It is for this reason that the QP presents sensitivities for capital costs from -20% to +20%. The most optimistic analysis, which assumes prices have been under-estimated by 20% and capital expenditure costs over- estimated by 20%, yields an NPV in the top right-hand corner of Table 119. Conversely, the most pessimistic analysis, which assumes prices have been over-estimated by 20% and capital expenditure costs under-estimated by 20%, yields an NPV in the bottom left-hand corner of Table 119 . Table 117: NPV (Post-tax) at Various Discount Factors Discount Factor (%) NPV Current Ops (ZARm) 0.00% 166,888 2.00% 117,170 5.00% 80,174 7.00% 66,772 10.00% 54,161 263 Table 118: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Operating Costs) - Current Operations Post-Tax NPV @ 5% Revenue Sensitivity Range (ZARm) -20% -10% -5% 0% 5% 10% 20% Total Capital Cost Sensitivity Range -20% 22,363 52,229 67,161 82,094 97,027 111,959 141,825 -10% 21,403 51,269 66,201 81,134 96,067 110,999 140,865 -5% 20,923 50,789 65,721 80,654 95,587 110,519 140,385 0% 20,443 50,309 65,241 80,174 95,107 110,039 139,905 5% 19,963 49,829 64,761 79,694 94,627 109,559 139,425 10% 19,483 49,349 64,281 79,214 94,147 109,079 138,945 20% 18,523 48,389 63,321 78,254 93,187 108,119 137,985 Table 119: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Capital Expenditure) – Current Operations Post-Tax NPV @ 5% Revenue Sensitivity Range (ZARm) -20% -10% -5% 0% 5% 10% 20% Total Operating Cost Sensitivity Range -20% 56,823 86,688 101,621 116,553 131,486 146,419 176,284 -10% 38,633 68,498 83,431 98,364 113,296 128,229 158,094 -5% 29,538 59,404 74,336 89,269 104,201 119,134 148,999 0% 20,443 50,309 65,241 80,174 95,107 110,039 139,905 5% 11,349 41,214 56,147 71,079 86,012 100,944 130,810 10% 2,254 32,119 47,052 61,984 76,917 91,850 121,715 20% (15,936) 13,929 28,862 43,795 58,727 73,660 103,525 19.7 Summary Economic Analysis The summary economic analysis of Marikana is based on the Cash-Flow Approach. There is no other appropriate method of analysis for this operation. The summary economic evaluation for Marikana are based on the current business plan of the operation and excludes any impact of Secondary Taxation on Companies and adverse international or local events, impact of that risk is illustrated in Table 117 to Table 120 indicating sensitivity impact as a result of fluctuations in operating cost, capital and metal price sensitivities. The economic model has been undertaken to support the declaration of Mineral Reserves. The economic model has been undertaken for Mineral Reserves (Table 120 . Table 120: NPV (Post-tax) Relative to ZAR/kg PGM Basket Prices at 5 % Discount Rate - Current Operations Long Term Price (ZAR/4Eoz) (ZARm) Sensitivity Range -20% -10% -5% 26,986 5% 10% 20% NPV@the base case Discount Rate (ZARm) 20,443 50,309 65,241 80,174 95,107 110,039 139,905

19.8 QP Opinion

The QP is satisfied that the economic analysis fairly represents the financial status of the operation as at 31 December 2020.

20 Adjacent Properties

Marikana is part of the Western Limb of the Bushveld Complex. Table 121 is a list of adjacent mines. Positions of these mines are shown in Figure 4. The table below gives the mine, owner, commodities mined and link to the Company websites. For current information on these properties, the reader should refer to the official websites. No data from these mines has been used in the estimation of Mineral Resource however some operation information may have been shared in the estimation of the Mineral Reserves. Mineralization on the adjacent properties is continuous across all properties however, variations across the deposit occur and the quantum and grade of the mineralization at these mines may not be indicative of the same at Marikana.

Kroondal and Rustenburg are owned and operated by the Registrant. There are shared services between these operations and the Marikana Operations. The QPs for these mines are the same as for the Marikana Operations. The QPs have verified the information in the public sources. The other mines are owned by 3rd parties and the QPs have not verified the information in public sources.

Table 121: Adjacent Mines, Bushveld Complex, Western Limb

Mine name	Owners	Commodities	Source of info
*Rustenburg Operations	Sibanye-Stillwater	PGM	www.sibanyestillwater.com
*Kroondal Operations	Sibanye-Stillwater	PGM	www.sibanyestillwater.com
Tharisa MIne	Tharisa Minerals	Chrome/PGM	www.tharisa.com
Leeuwkop Mine	Aflplats (Impala Platinum)	PGM	https://www.implats.co.za
Western Chrome Mines	SAMANCOR	Chrome	(samancorcr.com)
Rietvly (Rietvlei)	Glencore	Silica	https://www.glencore.com/what-we-do/metals-and-minerals/ferroalloys

264

21 Other Relevant Data and Information

21.1 Risk Analysis

21.1.1 Financial Accuracy

Table 122 provides details of accuracy limits in the major financial categories. Marikana does not directly report contingencies for Operating costs but rather provides for this as part of sustaining capital at 4% of Operating cost .

There are no new capital projects and no assessed capital risks.

Table 122: Financial Risks

Risks	Mitigation Measures
Price Risk (Mineral Reserve Risk) - Revenue	-assessed the prices using various sensitivities
	(-10% to +10%)
	- the forecast price considered multiple scenarios
Economic Viability Risk (Mineral Reserve Risk) - Operating Costs	-assessed the Operating Costs using various sensitivities
	(-20% to +20%)
Economic Viability Risk (Mineral Reserve Risk) - Capital Expenditure	-assessed the Capital Expenditure based on 4% of operating costs for sustaining capital and technical studies for new projects
	(-20% to +20%)

21.1.2 Risk to the Mineral Resources and Mineral Reserves

As part of the annual operational planning process, the Rustenburg Operations management team assessed all the major risks that impact the execution of the plan. Sibanye-Stillwater maintains a risk register at the corporate level detailing all significant risks that may impact the operations. The Risk register is updated quarterly.

Risks are listed by the source of the risk, the type of operational risk. Risks are assessed for likelihood of occurrence and severity for inherent risks to assess the unmitigated impact on the operations. The risk is reassessed once reasonable mitigation plans have been applied to give a residual risk using the same scale as for inherent risk. The following major risks have been identified.

21.1.2.1 Mineral Resources

There are no deemed material risks to the Mineral Resource Estimate.

21.1.2.2 Mineral Reserves

The key operational risks that could impact the Mineral Reserves are listed below.

265

we are one Sibanye Stillwater

Commodity prices and exchange rate assumptions

Sibanye-Stillwater has adopted forward-looking price assumptions. Any material deviations from these assumptions could impact the Mineral Reserves, especially at marginal operations. The QPs are of the view that these prices applied to our LoM valuations are realistic considering the external guidance received.

ESG and social unrest

The SA PGM operations are situated in close proximity to large communities with high unemployment rates and low incomes. As such, it is continually at risk to social unrest events. From a social and governance perspective, the Group has implemented appropriate objectives and initiates to address this risk. From an environmental perspective, the area experiences significant pressure on potable and fresh water supply. The adoption of the PGM water stewardship, GHG and footprint reduction during 2022 will enable these operations to meet the requirements defined by our ESG commitments.

Cost escalation

Cost escalation assumptions relating to factors such as wages, utilities like electricity and operational consumables (explosives and steel) are aligned with Group estimates. Continuous improvement initiatives adopted to contain cost escalation are in place to mitigate this risk.

Operational Risk

Operational underperformance and slower than planned production build-up at projects may result in variations between planned and achieved production rates. Short interval controls are in place to enable the implementation of timeous interventions and, therefore, correction of deviations to plans.

22 Interpretation and Conclusions

In considering the valuation as derived herein, a critical factor is the assumption regarding the future projection is the South African Rand (ZAR) exchange rate against the USD.

The views expressed in this TRS have been based on the fundamental assumption that the required management resources and proactive management skills to access the adequate capital necessary to achieve the LoM plan projection for Marikana are sustained.

The LoM plan for Marikana Operations has been reviewed in detail for appropriateness, reasonableness and viability, including the existence of and justification for departure from historical performance. The QP considers that the LoM is based on sound reasoning, engineering judgment and a technically achievable mine plan, within the context of the risk associated with the platinum mining industry.

23 Recommendations

There are no recommendations for additional work or changes.

266

24 Qualified Persons' Consents

We, the signees, in our capacity as Qualified Persons pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300), each hereby consent to:

- the public filing and use by Sibanye-Stillwater of the Technical Report Summaries for which I am responsible;
- the use and reference to my name, including my status as an expert or "Qualified Person" (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible;
- the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2021 (Form 20-F); and
- the incorporation by reference of the above items as included in the Form 20-F into Sibanye-Stillwater's registration statement on Form F-3 (File No. 333-234096) (and any amendments or supplements thereto).

I am responsible for overseeing, and this consent pertains to, the Technical Report Summaries for which my name appears below and certify that I have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible.

Dated: 22 April 2022

Property Name	QP Name	Affiliation to registrant	Field or area of responsibility	Signature
SA PGM Marikana Operations	Andrew Brown	Full time employee	Lead	/s/ Andrew Brown
	Manie Keyser	Full time employee	Resources, Reserves, Mine Planning	/s/ Manie Keyser
	Brian Smith	Full time employee	Mineral Reserves	/s/ Brian Smith
	Nicole Wansbury	Full time employee	Mineral Resources	/s/ Nicole Wansbury
	Stephan Botes	Full time employee	Surface and Mineral Rights	/s/ Stephan Botes
	Mandy Jubileus	Full time employee	Environmental Compliance	/s/ Mandy Jubileus
	Dewald Cloete	Full time employee	Mineral Processing	/s/ Dewald Cloete
	Roderick Mugovhani	Full time employee	Financial Evaluation	/s/ Roderick Mugovhani
	Makunga Daudet Seke	Full Time Employee	Sales and Metallurgical Accounting	/s/ Makunga Daudet Seke

267

268 25 References 25.1 List of Reports and Sources of Information 25.1.1 Publications and Reports Ballhaus, C.G. 1988. Potholes of the Merensky Reef at Brakspruit Shaft, Rustenburg Platinum Mines: Primary disturbances in the magmatic stratigraphy. Economic Geology, vol. 83. p. 1140-1158. Beukes, J.P and van Zyl, P.G., 2017. Review of Atmospheric SO2 Data Collected with Passive Sampling and Regional Perspective, Atmospheric Chemistry Research Group, North West University, p. 27. Brown, A., Smith, B., Ross, H., Changara, L., Mugovhani, R., and Gewers, N., 2019, Competent Person’s Report on the Material Assets of the Rustenburg Operations including Hoedspruit PGM Projects Situated near Rustenburg, Northwest, South Africa, Sibanye Stillwater, Platinum Division, Mine Technical Services Team, unpubl, p. 257 Carr, H.W., Groves, D.I., and Cawthörne, R.G. 1994. The Importance of synmagmatic deformation in the formation of Merensky Reef potholes in the Bushveld Complex. Economic Geology, vol. 89. p. 1398-1410. Cawthorn, R.G., Eales, H.V., Walraven, F., Uken, R. and Watkeys, M.K., 2006. The Bushveld Complex. In: Geology of South Africa. Edited by M.R. Johnson, C.R. Anhaeusser and R.J. Thomas. Geological Society of South Africa. 261-281. Cawthorn, R.G., (2010). The Platinum Group Element Deposits of the Bushveld Complex in South Africa, Platinum Metals Rev., 2010, 54, (4) 205doi:10.1595/147106710x520222. https://www.technology.matthey.com/article/54/4/205-215/#B1 Crowson, P.,(2001) “Minerals Handbook 2000–01: Statistics and Analyses of the World's Minerals Industry”, Mining Journal Books Ltd, Edenbridge, Kent, UK. Quoted in Cawthorn 2010. https://www.technology.matthey.com/article/54/4/205-215/#B1 Cowley, A., Bloxham, L., Brown, S., Cole, L., Fujita, M., Girardot, N., Jiang, J., Raithatha, R., Ryan, M., Shao, E., Tang, B., Wang, A., Xiaoyan, F., 2021. The PGM market report, Johnson-Matthey,. https://matthey.com/en/news/2021/pgm-market-report-february-2021 Gruenewaldt, R.,(2017). Air Quality Short Summary Report for Various Scenarios at Lonmin Marikana, Airshed. Midrand March 2017. Golder Associates, 2021. Determination of the 2021 Closure Costs for the Marikana Platinum Mining Operation, Sibanye-Stillwater Limited, Golder Associates Africa (Pty) Ltd, 21467970-349390-1, p. 39 Krivolutskaya, N.A. (2014) Evolution of Trap Magmatism and Pt-Cu-Ni mineralization in the Noril'sk region. Publishing Association of Scientific Publications KMK, Moscow [in Russian]. McCallum, I.S. (1996) The Stillwater Complex. In Developments in Petrology. Elsevier. p.441-483. doi:10.1016/s0167-2894(96)80015-7 O’Brien. A., and Scheepers, A., 2016. Sibanye Rustenburg Platinum Mines Limited, Environmental Management Programme (NW30/5/1/2/2/82 MR), WSP Parsons Brinckerhoff, unpbl, p453 269 Potgieter, J.G., 2011. Atmospheric Impact Assessment, Information/Subsections for 2011 EMPR: WPL, Central and EL, Environgaka cc, unpub, p. 57 Reczko, B.F.F., Oberholzer, J.D., Res, M., Erikson, P.G. and Schreiber, U.M. (1995). A re-evaluation of the volcanism of the Palaeoproterozoic Pretoria Group (Kaapvaal craton) and hypothesis on basin development. Journal of African Earth Sciences 21, 505-519. Scoon, R.N. and Mitchell; A.A. The principal geological features of the Mooihoek platiniferous dunite pipe, eastern limb of the Bushveld Complex, and similarities with replaced Merensky Reef at the Amandelbult Mine, South Africa. South African Journal of Geology 2011; 114 (1): 15–40. Smith, D.S, Basson, I.J, Reid, D,L; Normal Reef subfacies of the Merensky Reef at Northam Platinum mine, Zwartklip Facies, Western Bushveld Complex, South Africa. The Canadian Mineralogist 2004; 42 (2): 243–260. doi: https://doi.org/10.2113/gscanmin.42.2.243 Tetteh, M. and Cawood, F., (2014). Mine call factor issues from a surface mine perspective, https://www.ee.co.za/article/mine-call-factor-issues-surface-mine- perspective.html#:~:text=The%20theory%20of%20mine%20call%20factor%20%28MCF%29%20compares, the%20mines%20evaluation%20methods%20expressed%20as%20a%20percentage. Watson, B.P., Hoffmann, D., and Roberts, D.P. (2021). Investigation of stress in a pothole in the Bushveld Complex: A case study. In Journal of the Southern African Institute of Mining and Metallurgy. Volume 121 n.1 Johannesburg. January 2021. Wellsted, J., 2020. Biodiversity Management at Sibanye Stillwater, Sibanye-Stillwater Limited, unpubl, p. 20 25.1.2 Spreadsheets and Presentations Consolidated Group structure-8 December 2020.xlsx Marikana Mine - Finance Section Backup 20220404.xlsx Copy of TRS Reserve Tables 31 Dec 2021 v3 Final 14-04-2022.xlsx 26 Glossary of terms South African Mining terms Mine Call Factor(MCF) - compares the sum of metal produced in recovery plus residue to the metal called for by the mines evaluation methods expressed as a percentage. For explanation, see Tetteh and Cawood(2014). Reef – South African Mining term for a Seam. Derived from Afrikaans/Dutch rif- ridge for the Witwatersrand goldfields where the seam formed ridges in outcrop. 270 27 Reliance on information provided by the registrant The QPs have relied on information provided by Sibanye-Stillwater Kroondal Operations and Sibanye- Stillwater (the Registrant) in preparing the findings and conclusions regarding the following aspects of the Modifying Factors outside of the QPs’ expertise: • Macroeconomic trends, data and assumptions, and commodity prices (Section 16) • Risks (Section 21.2) Sibanye-Stillwater assess the factors above at a corporate level and has the necessary skills to make this assessment.